As filed with the Securities and Exchange Commission on November 4, 2020

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEVON ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	73-1567067
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher J. Kirt

Vice President Corporate Governance and Secretary

Devon Energy Corporation

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Frank Bayouth Eric Otness Skadden, Arps, Slate, Meagher & Flom LLP 1000 Louisiana Street, Suite 6800 Houston, Texas 77002 (713) 655-5100	Stephen E. Brilz Vice President and Secretary WPX Energy, Inc. 3500 One Williams Center Tulsa, Oklahoma 74172-0172 (855) 979-2012	Sean T. Wheeler Debbie Yee Michael Rigdon Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 (713) 836 3600

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement is declared effective and all other conditions to the proposed merger contemplated by the Agreement and Plan of Merger dated as of September 26, 2020, described in the joint proxy statement/prospectus contained herein, have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.10 per share	573,488,014(1)	N/A	$2,354,168,297(2)	$256,839.76(3)

(1)

Represents the estimated maximum number of shares of common stock, par value $0.10 per share (“Devon Common Stock”), of Devon Energy Corporation (“Devon”) being registered upon completion of the merger of a wholly-owned subsidiary of Devon with and into WPX Energy, Inc. (“WPX”) described in the joint proxy statement/prospectus contained herein based upon (a)(i) 561,040,585 shares of common stock, par value $0.01 per share (“WPX Common Stock”), of WPX Energy, Inc. (“WPX”), issued and outstanding as of October 29, 2020, (ii) 1,864,613 restricted shares of WPX Common Stock that may vest pursuant to restricted stock awards under a WPX stock incentive plan, (iii) 558,528 shares of WPX Common Stock potentially issuable in respect of WPX stock options under a WPX stock incentive plan, (iv) 6,164,268 shares of WPX Common Stock potentially issuable in respect of WPX restricted stock units granted under a WPX stock incentive plan, and (v) 3,860,020 shares of WPX Common Stock reserved for the grant of additional awards under a WPX stock incentive plan, and (b) the exchange ratio, as set forth in that certain merger agreement described herein, of 0.5165 shares of Devon Common Stock per share of WPX Common Stock.

(2)

Calculated pursuant to Rule 457(f)(1) and Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, based on the average of the high and low prices of WPX Common Stock as reported on the New York Stock Exchange on October 29, 2020 ($4.105 per share), multiplied by the estimated maximum number of shares of WPX Common Stock (573,488,014) that may be exchanged or converted for the securities being registered.

(3)

The registration fee for the securities registered hereby has been calculated pursuant to Section 6(b) of the Securities Act at a rate equal to $109.10 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. A registration statement relating to the securities described in this joint proxy statement/prospectus has been filed with the U.S. Securities and Exchange Commission. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION, DATED NOVEMBER 4, 2020

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of Devon Energy Corporation and WPX Energy, Inc.:

On behalf of the boards of directors of Devon Energy Corporation (“Devon”) and WPX Energy, Inc. (“WPX”), we are pleased to enclose the accompanying joint proxy statement/prospectus relating to the merger of Devon and WPX. We are requesting that you take certain actions as a Devon or WPX stockholder.

On September 26, 2020, Devon, East Merger Sub, Inc., a Delaware corporation and wholly-owned, direct subsidiary of Devon (“Merger Sub”), and WPX entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”), providing for the merger of Merger Sub with and into WPX, with WPX surviving the merger (the “merger”) as a wholly-owned, direct subsidiary of Devon. In the merger, WPX stockholders will be entitled to receive, in exchange for each share of WPX common stock, par value $0.01 per share (“WPX Common Stock”), owned by them immediately prior to such merger, 0.5165 shares of Devon common stock, par value $0.10 per share (“Devon Common Stock”), with cash paid in lieu of the issuance of any fractional shares, which we refer to collectively as the merger consideration.

Devon and WPX will each hold special meetings of their respective stockholders in connection with the proposed merger (respectively, the “Devon Special Meeting” and “WPX Special Meeting”).

At the Devon Special Meeting, holders of Devon Common Stock (the “Devon stockholders”) will be asked to vote on proposals to (i) approve the issuance of shares of Devon Common Stock to the holders of WPX Common Stock (the “WPX stockholders”) in connection with the merger pursuant to the terms of the Merger Agreement (the “Stock Issuance Proposal”) and (ii) approve the adjournment of the Devon Special Meeting to solicit additional proxies if there are not sufficient votes cast at the Devon Special Meeting to approve the Stock Issuance Proposal (the “Devon Adjournment Proposal”). Approval of the Stock Issuance Proposal requires the affirmative vote of a majority of the Devon Common Stock entitled to vote thereon and present in person or represented by proxy at the Devon Special Meeting. Approval of the Devon Adjournment Proposal requires the affirmative vote of a majority of the Devon Common Stock entitled to vote thereon and present in person or represented by proxy at the Devon Special Meeting. Under the Devon Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Contemporaneously and in connection with the execution of the Merger Agreement, Devon entered into a support agreement (the “EnCap Support Agreement”) (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain WPX stockholders affiliated with EnCap Investments L.P. (such stockholders are referred to herein collectively as “EnCap”), pursuant to which EnCap agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of WPX Common Stock held by EnCap as of such date in favor of the Merger Proposal at the WPX Special Meeting. For more information, please see “The Merger Agreement—EnCap Support Agreement.” For more information regarding the security ownership of EnCap, please see “Certain Beneficial Owners of WPX Common Stock.”

The Devon Special Meeting will be held virtually at [                ], on [                ] [●], 2020, at [●] [a.m./p.m.], Central Time. Devon’s board of directors (the “Devon Board”) unanimously recommends that Devon stockholders vote “FOR” the Stock Issuance Proposal.

At the WPX Special Meeting, WPX stockholders will be asked to vote on proposals to (i) adopt the Merger Agreement (the “Merger Proposal”), (ii) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to WPX’s named executive officers that is based on or otherwise relates to the merger (the “Advisory Compensation Proposal”) and (iii) approve the adjournment of the WPX Special Meeting to solicit additional proxies if there are not sufficient votes cast at the WPX Special Meeting to approve the Merger Proposal (the “WPX Adjournment Proposal”). Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of WPX Common Stock entitled to vote on the proposal. Approval of the WPX Adjournment Proposal and, assuming a quorum is present, the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the WPX Common Stock entitled to vote thereon and present in person or represented by proxy at the WPX Special Meeting. Under the WPX Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

The WPX Special Meeting will be held virtually at [                ], on [                ] [●], 2020, at [●] [a.m./p.m.], Central Time. The board of directors of WPX (the “WPX Board”) unanimously recommends that WPX stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the WPX Adjournment Proposal.

If the merger is completed, at the effective time of the merger (the “Effective Time”), each issued and outstanding share of WPX Common Stock as of immediately prior to the Effective Time that is eligible to be converted into Devon Common Stock in accordance with the terms of the Merger Agreement will convert automatically into the right to receive 0.5165 shares of Devon Common Stock (the “Exchange Ratio”), with cash paid in lieu of the issuance of fractional shares, if any. Although the number of shares of Devon Common Stock that WPX stockholders will receive in exchange for their shares of WPX Common Stock is fixed, the market value of the merger consideration will fluctuate with the market price of Devon Common Stock and will not be known at the time WPX stockholders vote to adopt the Merger Agreement or at the time Devon stockholders vote to approve the Stock Issuance Proposal. Based on the closing price of Devon Common Stock on the New York Stock Exchange (“NYSE”) on September 25, 2020, the last trading day before the public announcement of the parties entering into the Merger Agreement, the exchange ratio represented approximately $4.53 in value for each share of WPX Common Stock. Based on the closing price of Devon Common Stock on the NYSE on [                ], 2020, the last practicable trading day before the date of the accompanying joint proxy statement/prospectus, the exchange ratio represented approximately $[                ] in value for each share of WPX Common Stock.] Based on the estimated number of shares of Devon Common Stock and estimated number of shares of WPX Common Stock, as well as the outstanding equity awards of the parties, that will be outstanding immediately prior to the consummation of the merger, we estimate that, upon consummation of the merger, Devon stockholders as of immediately prior to the merger will hold approximately 57%, and WPX stockholders as of immediately prior to the merger will hold approximately 43%, of the issued and outstanding shares of Devon Common Stock (in each case based on fully diluted shares outstanding of each company). We urge you to obtain current market quotations for Devon Common Stock (trading symbol “DVN”) and WPX Common Stock (trading symbol “WPX”).

The obligations of Devon and WPX to complete the merger are subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the accompanying joint proxy statement/prospectus. The accompanying joint proxy statement/prospectus describes the Devon Special Meeting and the proposals to be considered thereat, the WPX Special Meeting and the proposals to be considered thereat, the merger and the documents and agreements related to the merger. It also contains or references information about Devon and WPX and certain related agreements and matters. Please carefully read the entire accompanying joint proxy statement/prospectus, including “Risk Factors” beginning on page 32, for a discussion of the risks relating to the proposed merger. You also can obtain information about Devon and WPX from documents that each has filed with the Securities and Exchange Commission (the “SEC”). Please see “Where You Can Find More Information” beginning on page 214 of the accompanying joint proxy statement/prospectus for how you may obtain such information.

Sincerely,

David A. Hager	Richard E. Muncrief
President and Chief Executive Officer Devon Energy Corporation	Chairman of the Board of Directors and Chief Executive Officer WPX Energy, Inc.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger described in the accompanying joint proxy statement/prospectus or determined if the accompanying joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying joint proxy statement/prospectus is dated [                ], 2020 and is first being mailed to Devon stockholders of record and WPX stockholders of record on or about [                ], 2020.

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

OF

DEVON ENERGY CORPORATION

TO BE HELD ON [                ], 2020

To the Stockholders of Devon Energy Corporation:

You are cordially invited to attend the special meeting of stockholders (the “Devon Special Meeting”) of Devon Energy Corporation (“Devon”) virtually, to be held at [                ] [a.m./p.m.], Central Time, on [                ], 2020 virtually at [                ], for the following purposes:

1.

to consider and vote on a proposal (the “Stock Issuance Proposal”) to approve the issuance of shares of Devon’s common stock, par value $0.10 per share (the “Devon Common Stock”), pursuant to the Agreement and Plan of Merger, dated as of September 26, 2020 (the “Merger Agreement”), by and among Devon, East Merger Sub, Inc. (“Merger Sub”) and WPX Energy, Inc. (“WPX”), as it may be amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus; and

2.

to consider and vote on a proposal to approve the adjournment of the Devon Special Meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Stock Issuance Proposal (the “Devon Adjournment Proposal”).

Devon will transact no other business at the Devon Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Devon Special Meeting by or at the direction of the board of directors of Devon (the “Devon Board”) in accordance with Devon’s amended and restated bylaws. These items of business are described in the enclosed joint proxy statement/prospectus. The Devon Board has designated the close of business on November 4, 2020 as the record date for the purpose of determining the holders of shares of Devon Common Stock who are entitled to receive notice of, and to vote at, the Devon Special Meeting and any adjournment or postponement of the special meeting, unless a new record date is fixed in connection with any adjournment or postponement of the special meeting. Only holders of record of Devon Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Devon Special Meeting and at any adjournment or postponement of the special meeting.

The Devon Board has (i) determined that it is in the best interest of Devon and the holders of Devon Common Stock to enter into the Merger Agreement, (ii) declared entry into the Merger Agreement to be advisable, (iii) authorized and approved Devon’s execution, delivery and performance of the Merger Agreement in accordance with its terms and Devon’s consummation of the transactions contemplated thereby, including the merger of Merger Sub and WPX contemplated thereby (the “merger”) and the issuance of Devon Common Stock contemplated by the Stock Issuance Proposal, (iv) directed that the approval of the Stock Issuance Proposal be submitted to a vote at a meeting of the holders of Devon Common Stock and (v) recommended that the holders of Devon Common Stock approve the Stock Issuance Proposal. The Devon Board recommends that holders of Devon Common Stock vote “FOR” the Stock Issuance Proposal and “FOR” the Devon Adjournment Proposal.

Properly executed proxy cards with no instructions indicated on the proxy card will be voted “FOR” the Stock Issuance Proposal and “FOR” the Devon Adjournment Proposal. Even if you plan to attend the Devon Special Meeting virtually, Devon requests that you complete, sign, date and return the enclosed proxy card in the accompanying envelope prior to the special meeting to ensure that your shares will be represented and voted at the special meeting if you later decide not to or become unable to attend virtually.

You may also submit a proxy over the Internet using the Internet address on the enclosed proxy card or by telephone using the toll-free number on the enclosed proxy card. If you submit your proxy through the Internet or by telephone, you will be asked to provide the control number from the enclosed proxy card. If you are not a stockholder of record, but instead hold your shares in “street name” through a broker, bank, trust or other nominee, you must provide a proxy executed in your favor from your broker, bank, trust or other nominee in order to be able to vote at the special meeting.

Submitting a proxy will not prevent you from voting virtually at the meeting, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Devon Common Stock may vote virtually at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the joint proxy statement/prospectus.

Please vote as promptly as possible, whether or not you plan to attend the Devon Special Meeting virtually. If your shares are held in the name of a broker, bank, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of Devon Common Stock entitled to vote thereon and who is virtually present at the Devon Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the Devon Special Meeting in the manner described in this joint proxy statement/prospectus.

If you have any questions concerning the merger or the joint proxy statement/prospectus, would like additional copies or need help voting your shares of Devon Common Stock, please contact Devon’s proxy solicitor:

1407 Broadway, 27th Floor

New York, New York 10018

Email: proxy@mackenziepartners.com

Call Collect: (212) 929-5500

Toll-Free: (800) 322-2885

By Order of the Board of Directors

Christopher J. Kirt

Vice President Corporate Governance and Secretary

Oklahoma City, Oklahoma

[●], 2020

Your vote is very important, regardless of the number of shares of Devon Common Stock you own. The merger cannot be completed unless stockholders of both Devon and WPX approve certain proposals related to the merger. Whether or not you plan to attend the Devon Special Meeting virtually, please submit a proxy to vote your shares as promptly as possible to make sure that your shares are represented at the Devon Special Meeting.

WPX ENERGY, INC.

3500 One Williams Center

Tulsa, Oklahoma 74172

NOTICE OF SPECIAL MEETING OF

STOCKHOLDERS OF WPX ENERGY, INC.

TO BE HELD [                ], 2020

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders (the “WPX Special Meeting”) of WPX Energy, Inc. (“WPX”) virtually, to be held at [                ] [a.m./p.m.], Central Time, on [                ], 2020 at [                ], for the following purposes:

1.

To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 26, 2020 (as amended from time to time, the “Merger Agreement”), by and among Devon Energy Corporation (“Devon”), WPX and East Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Devon (“Merger Sub”) and WPX (the “Merger Proposal”);

2.

To vote on a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to WPX’s named executive officers that is based on or otherwise relates to the merger (as defined below) (the “Advisory Compensation Proposal”); and

3.

To vote on a proposal to approve the adjournment of the WPX Special Meeting to solicit additional proxies if there are not sufficient votes cast at the WPX Special Meeting to approve the Merger Proposal (the “WPX Adjournment Proposal”).

WPX will transact no other business at the WPX Special Meeting, except such business as may properly be brought before the WPX Special Meeting or any adjournment or postponement thereof by or at the direction of the WPX board of directors (the “WPX Board”) in accordance with WPX’s amended and restated bylaws. This joint proxy statement/prospectus, of which this notice is a part, describes the proposals listed above in more detail. Please refer to the attached documents, including the Merger Agreement and all other annexes and any documents incorporated by reference, for further information with respect to the business to be transacted at the WPX Special Meeting. You are encouraged to read the entire document carefully before voting. In particular, please see the sections entitled “The Merger” beginning on page 52 for a description of the transactions contemplated by the Merger Agreement and “Risk Factors” beginning on page 32 for an explanation of the risks associated with the merger and the other transactions contemplated by the Merger Agreement.

Approval of the WPX Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of WPX common stock, par value $0.01 per share (“WPX Common Stock”), entitled to vote on the proposal is required to complete the merger between WPX and Merger Sub, as contemplated pursuant to the Merger Agreement (the “merger”). Holders of WPX Common Stock (“WPX stockholders”) will also be asked to approve the Advisory Compensation Proposal and the WPX Adjournment Proposal.

The WPX Board has fixed the close of business on November 4, 2020, as the record date for the determination of the WPX stockholders entitled to receive notice of, and to virtually vote at, the WPX Special Meeting or any adjournment or postponement thereof. The WPX stockholders of record as of the close of business on the record date are the only WPX stockholders that are entitled to receive notice of, and to virtually vote at, the WPX Special Meeting or any adjournment or postponement thereof. For additional information regarding the WPX Special Meeting, please see the section entitled “WPX Special Meeting” beginning on page 155 of this joint proxy statement/prospectus.

The WPX Board, at a meeting duly called and held, has by unanimous vote (i) declared that the Merger Agreement and the transactions contemplated thereby, including the merger, are fair to, and in the best interests of WPX and the WPX stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the merger and (iii) recommended that the WPX stockholders adopt the Merger Agreement and approve the transactions contemplated thereby, including the merger. The WPX Board unanimously recommends that holders of WPX Common Stock vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the WPX Adjournment Proposal.

Please vote as promptly as possible, whether or not you plan to attend the WPX Special Meeting virtually. If your shares are held in the name of a broker, bank, or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank, or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the Internet site listed on the proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually, but it will help to secure a quorum and avoid added solicitation costs. Any eligible holder of WPX Common Stock entitled to vote thereon and who is virtually present at the WPX Special Meeting may vote, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the WPX Special Meeting in the manner described in this joint proxy statement/prospectus.

If you have any questions concerning the Merger Proposal, the Advisory Compensation Proposal, the WPX Adjournment Proposal, the merger or this joint proxy statement/prospectus, would like additional copies, or need help voting your shares of WPX Common Stock, please contact WPX’s proxy solicitor:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, New York 10104

Stockholders, banks and brokers call toll-free: (800) 903-2897

By Order of the Board of Directors

Stephen E. Brilz

Vice President and Corporate Secretary

Tulsa, Oklahoma

[●], 2020

Your vote is very important. The merger between Devon and WPX cannot be completed without the approval of the Merger Proposal by the affirmative vote of the holders of a majority of the outstanding shares of WPX Common Stock entitled to vote on the proposal.

ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Devon, constitutes a prospectus of Devon under Section 5 of the Securities Act of 1933 (as amended, the “Securities Act”) with respect to the shares of Devon Common Stock to be issued to WPX stockholders pursuant to the Merger Agreement. This document also constitutes a proxy statement of each of Devon and WPX under Section 14(a) of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting of WPX stockholders (the “WPX Special Meeting”) and the special meeting of Devon stockholders (the “Devon Special Meeting”).

You should rely only on the information contained in or incorporated by reference into this joint proxy statement/prospectus. Devon and WPX have not authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [                ], 2020. The information contained in this joint proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this joint proxy statement/prospectus to Devon stockholders and WPX stockholders nor the issuance by Devon of shares of Devon Common Stock pursuant to the Merger Agreement will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Devon has supplied all information contained in this joint proxy statement/prospectus relating to Devon, and WPX has supplied all such information relating to WPX. Devon and WPX have both contributed to the information related to the merger contained in this joint proxy statement/prospectus.

Unless the context otherwise requires, all references in this joint proxy statement/prospectus to “Devon” refer to Devon Energy Corporation, a Delaware corporation. Unless the context otherwise requires, all references in this joint proxy statement/prospectus to “WPX” refer to WPX Energy, Inc., a Delaware corporation. All references in this joint proxy statement/prospectus to “Devon Common Stock” refer to the common stock of Devon, par value $0.10 per share, and all references in this joint proxy statement/prospectus to “WPX Common Stock” refer to the common stock of WPX, par value $0.01 per share. All references in this joint proxy statement/prospectus to “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of September 26, 2020, by and between Devon, East Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct subsidiary of Devon (“Merger Sub”), and WPX, as it may be amended from time to time, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein. All references in this joint proxy statement/prospectus to the “Exchange Ratio” refer to the ratio of 0.5165 shares of Devon Common Stock per outstanding share of WPX Common Stock that will be issued to WPX stockholders in connection with the merger.

i

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Devon and WPX from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 214.

You may request copies of this joint proxy statement/prospectus and any of the documents incorporated by reference herein or other information concerning Devon or WPX, without charge, upon written or oral request to the applicable company’s principal executive offices. The respective addresses and phone numbers of such principal executive offices are listed below.

For Devon Stockholders:	For WPX Stockholders:
Devon Energy Corporation 333 W. Sheridan Avenue Oklahoma City, OK 73102 Attention: Investor Relations Telephone: (405) 235-3611	WPX Energy, Inc. 3500 One Williams Center Tulsa, OK 74172 Attention: Investor Relations Telephone: (855) 979-2012

If you would like to request any of the Devon or WPX documents that are incorporated by reference into this joint proxy statement/prospectus, please do so by [•], 2020 in order to receive them before the Devon Special Meeting and the WPX Special Meeting.

You may also obtain any of the documents incorporated by reference into this joint proxy statement/prospectus without charge through the SEC’s website at www.sec.gov. In addition, you may obtain copies of documents filed by Devon with the SEC by accessing Devon’s website at https://investors.devonenergy.com/investors/default.aspx. You may also obtain copies of documents filed by WPX with the SEC by accessing WPX’s website at https://www.wpxenergy.com/investors/.

We are not incorporating the contents of the websites of the SEC, Devon, WPX or any other entity into this joint proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this joint proxy statement/prospectus at these websites only for your convenience.

In addition, if you have questions about the merger (as defined below) or this joint proxy statement/prospectus, would like additional copies of this joint proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, contact MacKenzie Partners, Inc., the proxy solicitor for Devon, toll-free at (800) 322-2885 or, for brokers and banks, collect at (212) 929-5500, or Georgeson LLC, the proxy solicitor for WPX, toll-free at (800) 903-2897. You will not be charged for any of these documents that you request.

v

QUESTIONS AND ANSWERS

The following questions and answers briefly address some commonly asked questions about the WPX Special Meeting, the Devon Special Meeting and the merger. They may not include all the information that is important to WPX stockholders and Devon stockholders. WPX stockholders and Devon stockholders should carefully read this entire joint proxy statement/prospectus, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this joint proxy statement/prospectus?

A:	This joint proxy statement/prospectus serves as a proxy statement for the WPX Special Meeting and Devon Special Meeting.

You are receiving this joint proxy statement/prospectus because Devon and WPX have agreed to combine in an all-stock merger of equals transaction. At the Effective Time, Merger Sub will merge with and into WPX, the separate corporate existence of Merger Sub will cease and WPX will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon. As referred to in this joint proxy statement/prospectus, the “Effective Time” means the effective time of the merger and as set forth in the Merger Agreement. The Merger Agreement governs the terms of the merger of Merger Sub and WPX and is attached to this joint proxy statement/prospectus as Annex A.

In order to complete the merger, among other things, WPX stockholders must adopt the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), and Devon stockholders must approve the issuance of shares of Devon Common Stock in connection with the merger.

This joint proxy statement/prospectus serves as both the proxy statement through which Devon and WPX will solicit proxies to obtain the necessary stockholder approvals for the merger and the prospectus by which Devon will issue shares of Devon Common Stock as consideration in the merger.

This joint proxy statement/prospectus, which you should carefully read in its entirety, contains important information about the WPX Special Meeting and Devon Special Meeting, the merger and other matters.

Q:	What will happen in the merger?

A:

The Merger Agreement sets forth the terms and conditions of the proposed merger of Merger Sub and WPX. Under the Merger Agreement, Merger Sub will merge with and into WPX, the separate corporate existence of Merger Sub will cease and WPX will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon (the “merger”).

The Merger Agreement is attached to this joint proxy statement/prospectus as Annex A. For a more complete discussion of the proposed merger, its effects and the other transactions contemplated by the Merger Agreement, please see “The Merger” elsewhere in this joint proxy statement/prospectus.

Q:	What are WPX stockholders being asked to vote on?

A:

WPX is holding a special meeting of its stockholders to adopt the Merger Agreement (the “Merger Proposal”), pursuant to which each outstanding share of WPX Common Stock will be cancelled and converted into the right to receive 0.5165 shares of Devon Common Stock, with cash paid in lieu of the issuance of any fractional shares.

WPX stockholders will also be asked to (1) approve, on a non-binding advisory basis, the compensation that may be paid or become payable to WPX’s named executive officers that is based on or otherwise relates to the merger (the “Advisory Compensation Proposal”); and (2) approve the proposal to adjourn the WPX Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the WPX Special Meeting to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to WPX stockholders (the “WPX Adjournment Proposal”).

Your vote is very important, regardless of the number of shares that you own. The approval of the Merger Proposal is a condition to the obligations of Devon and WPX to complete the merger.

Q:	What are Devon stockholders being asked to vote on?

A:

Devon is holding a special meeting of its stockholders to vote on the approval of the issuance of shares of Devon Common Stock in connection with the merger (the “Stock Issuance Proposal”), pursuant to Sections 312.03(c) and 312.07 of the NYSE Listed Company Manual.

Devon stockholders will also be asked to approve the proposal to adjourn the Devon Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Devon Special Meeting to approve the Stock Issuance Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Devon stockholders (the “Devon Adjournment Proposal”).

Your vote is very important, regardless of the number of shares that you own. The approval of the Stock Issuance Proposal is a condition to the obligations of each of Devon and WPX to complete the merger.

Q:	How important is my vote as a WPX stockholder?

A:

Your vote “FOR” each proposal presented at the WPX Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The merger between Devon and WPX cannot be completed without the approval of the Merger Proposal by the WPX stockholders.

Q:	How important is my vote as a Devon stockholder?

A:

Your vote “FOR” each proposal presented at the Devon Special Meeting is very important, and you are encouraged to submit a proxy as soon as possible. The merger between Devon and WPX cannot be completed without the approval of the Stock Issuance Proposal by the Devon stockholders.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the WPX Special Meeting?

A:

The holders of a majority of the outstanding shares of WPX Common Stock entitled to vote at the WPX Special Meeting must be represented at the WPX Special Meeting in person or by proxy in order to constitute a quorum. Under the WPX Bylaws, virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the WPX Special Meeting.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of WPX Common Stock entitled to vote on the proposal. Accordingly, a WPX stockholder’s abstention from voting or the failure of a WPX stockholder to vote (including the failure of a WPX stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote “against” the Merger Proposal.

Approval of the WPX Adjournment Proposal and, assuming a quorum is present, the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the WPX Common

Stock entitled to vote thereon and present in person or represented by proxy at the WPX Special Meeting. Accordingly, with respect to a WPX stockholder who is present in person or represented by proxy at the WPX Special Meeting, such stockholder’s abstention from voting or the failure of a WPX stockholder to vote will have the same effect as a vote “against” the Advisory Compensation Proposal and WPX Adjournment Proposal. The failure of a WPX stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Advisory Compensation Proposal and WPX Adjournment Proposal. However, if a WPX stockholder instructs its bank, broker or other nominee regarding some but not all of the proposals, such broker non-vote will have the same effect as voting “against” any proposal for which no instruction is provided. Regardless of whether there is a quorum, the chairman of the WPX Special Meeting may also adjourn the WPX Special Meeting.

Q:	What constitutes a quorum, and what vote is required to approve each proposal at the Devon Special Meeting?

A:

The holders of a majority of the outstanding shares of Devon Common Stock entitled to vote at the Devon Special Meeting must be represented at the Devon Special Meeting in person or by proxy in order to constitute a quorum. Under the Devon Bylaws, virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Devon Special Meeting.

Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Stock Issuance Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Stock Issuance Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding the Devon Adjournment Proposal but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “against” the Stock Issuance Proposal.

Approval of the Devon Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Devon Adjournment Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Devon Adjournment Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding the Stock Issuance Proposal but not Devon Adjournment Proposal, such broker non-vote will have the same effect as voting “against” the Devon Adjournment Proposal. Regardless of whether there is a quorum, the chairman of the Devon Special Meeting may also adjourn the Devon Special Meeting.

Q:	How can I attend the WPX Special Meeting?

WPX stockholders as of the WPX Record Date may attend, vote and submit questions virtually at the WPX Special Meeting by logging in at [                 ]. To log in, WPX stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a WPX stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	How can I attend the Devon Special Meeting?

Devon stockholders as of the Devon Record Date may attend, vote and submit questions virtually at the Devon Special Meeting by logging in at [                 ]. To log in, Devon stockholders (or their authorized representatives) will need the control number provided on their proxy card, voting instruction form or notice. If you are not a Devon stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate.

Q:	Are there any stockholders who have already committed to voting in favor of any of the proposals at the WPX Special Meeting?

A:

Yes. Contemporaneously with the execution of the Merger Agreement, Devon entered into a support agreement (the “EnCap Support Agreement”) (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain WPX stockholders affiliated with EnCap Investments L.P. (collectively, “EnCap”), pursuant to which EnCap agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of WPX Common Stock held by them as of such date in favor of the Merger Proposal at the WPX Special Meeting. EnCap beneficially owned approximately 27.3% of the outstanding shares of WPX Common Stock as of [●], 2020. For more information, please see “The Merger Agreement—EnCap Support Agreement.”

Q:	What will WPX stockholders receive if the merger is completed?

A:

If the merger is completed, eligible shares of WPX Common Stock outstanding at the Effective Time will automatically be converted into the right to receive 0.5165 shares of Devon Common Stock. Each WPX stockholder will receive cash in lieu of any fractional share of Devon Common Stock that such stockholder would otherwise be entitled to receive in the merger.

Because Devon will issue a fixed number of shares of Devon Common Stock in exchange for each share of WPX Common Stock, the value of the merger consideration that WPX stockholders will receive in the merger will depend on the market price of shares of Devon Common Stock at the Effective Time. The market price of shares of Devon Common Stock that WPX stockholders receive at the Effective Time could be greater than, less than or the same as the market price of shares of Devon Common Stock on the date of this joint proxy statement/prospectus or at the time of the WPX Special Meeting. Accordingly, you should obtain current market quotations for Devon Common Stock and WPX Common Stock before deciding how to vote with respect to the Merger Proposal or the Stock Issuance Proposal, as applicable. Devon Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “DVN.” WPX Common Stock is traded on the NYSE under the symbol “WPX.”

For more information regarding the merger consideration to be received by WPX stockholders if the merger is completed, please see “The Merger Agreement—Merger Consideration.”

Q:	Who will own Devon immediately following the merger?

A:

Devon and WPX estimate that upon the completion of the merger, current Devon stockholders, collectively, will own approximately 57% of the outstanding shares of Devon Common Stock, and current WPX stockholders, collectively, will own approximately 43% of the outstanding Devon Common Stock (in each case based on fully diluted shares outstanding of each company).

Q:	Will WPX equity and other long-term incentive awards be affected by the merger?

A:	Upon the completion of the merger, outstanding WPX equity awards will be affected as described below.

x

At the Effective Time, each WPX Stock Option (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”) that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, cease to represent an option to purchase shares of WPX Common Stock and be converted into a Converted Stock Option (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”), representing an option to purchase a number of shares of Devon Common Stock equal to the product (with the result rounded down to the nearest whole number) of (i) the number of shares of WPX Common Stock subject to each such WPX Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of WPX Common Stock of such WPX Stock Option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Immediately following the Effective Time, each Converted Stock Option otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and exercisability terms) as were applicable to the corresponding WPX Stock Option immediately prior to the Effective Time.

At the Effective Time, each WPX RSU (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”) that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be assumed by Devon and converted into a Converted RSU (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”) equal to the product of the number of shares of WPX Common Stock subject to the WPX RSU immediately prior to the Effective Time multiplied by the Exchange Ratio. Immediately following the Effective Time, each Converted RSU otherwise will continue to be governed by the same terms and conditions (including vesting and forfeiture) as were applicable to the corresponding WPX RSU immediately prior to the Effective Time, except that any performance-based vesting condition that applied to the WPX RSU immediately prior to the Effective Time will be treated as having been attained based on actual results measured using the average five-day closing price of WPX Common Stock ending on the day immediately preceding the date of closing, as determined by the Compensation Committee of the WPX Board, so that such WPX RSU will remain solely subject to the time-based vesting requirements in effect for the WPX RSU immediately prior to the Effective Time.

At the Effective Time, each WPX RSA (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”) that is outstanding immediately prior to the Effective Time and that by its terms does not vest by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be assumed by Devon and converted into a Converted RSA (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”). Immediately following the Effective Time, each Converted RSA otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and transferability terms) as were applicable to the corresponding WPX RSA immediately prior to the Effective Time.

Immediately prior to the Effective Time, the ESPP (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”) will terminate. Any offering period in effect under the ESPP prior to the closing will exercise on the ESPP Exercise Date (as defined in “Summary—Treatment of Existing WPX Long-Term Incentive Awards in the Merger”), with the automatic purchase of WPX Common Stock with respect to accumulated employee contributions of each participant under the ESPP in respect of such offering period to occur on such date. WPX will prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of the Merger Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP). The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase WPX Common Stock in accordance with the terms and conditions of the ESPP and the Merger Agreement, be refunded (without interest) to such participant as promptly as practicable following the Effective Time.

For additional information regarding the WPX equity and other long-term incentive awards, please see “The Merger Agreement—Treatment of WPX Equity Awards.”

Q:	What will the composition of the board of directors and management of Devon be following completion of the merger?

A:

The Devon board of directors (the “Devon Board”) at the Effective Time will be composed of (i) Barbara M. Baumann, John E. Bethancourt, Ann G. Fox, David A. Hager, John Krenicki Jr., Robert A. Mosbacher, Jr. and Duane C. Radtke (each a “Legacy Devon Director” and collectively the “Legacy Devon Directors”) and (ii) Kelt Kindick, Karl F. Kurz, Richard E. Muncrief, D. Martin Phillips, who is the designee of EnCap under the stockholders’ agreement that Devon and EnCap will enter into concurrently with the consummation of the merger (the “New Felix Stockholders’ Agreement”), and Valerie M. Williams (each a “Legacy WPX Director” and collectively the “Legacy WPX Directors”). At the Effective Time, a Legacy WPX Director who is mutually acceptable to Devon and WPX will be appointed the Lead Independent Director of the Devon Board.

The management of Devon following the completion of the merger will include officers and other key employees from both Devon and WPX. At the Effective Time, the senior leadership team of Devon will consist of: (i) David A. Hager, the current President and Chief Executive Officer of Devon, who will be appointed as the Executive Chairman of Devon; (ii) Richard E. Muncrief, the current Chairman and Chief Executive Officer of WPX, who will be appointed as President and Chief Executive Officer of Devon; (iii) Clay M. Gaspar, the current President and Chief Operating Officer of WPX, who will be appointed as the Executive Vice President and Chief Operating Officer of Devon; (iv) Jeffrey L. Ritenour, the current Executive Vice President and Chief Financial Officer of Devon, who will continue to serve in that position; (v) David G. Harris, the current Executive Vice President, Exploration and Production of Devon, who will be appointed as the Executive Vice President and Chief Corporate Development Officer of Devon; (vi) Dennis C. Cameron, the current Executive Vice President and General Counsel of WPX, who will be appointed as the Executive Vice President and General Counsel of Devon; and (vii) Tana K. Cashion, the current Senior Vice President, Human Resources of Devon, who will continue to serve in that position. For additional information regarding the Devon Board and the management of Devon following the completion of the merger, please see “The Merger Agreement—Board of Directors and Executive Officers After Completion of the Merger.”

Q:	How does the WPX Board recommend that I vote at the WPX Special Meeting?

A:

The WPX Board unanimously recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the WPX Adjournment Proposal. For additional information regarding the recommendation of the WPX Board, please see “The Merger—Recommendation of the WPX Board and its Reasons for the Merger.”

Q:	Who is entitled to vote at the WPX Special Meeting?

A:

The record date for the WPX Special Meeting is November 4, 2020 (the “WPX Record Date”). All holders of shares of WPX Common Stock who held shares at the close of business on the WPX Record Date are entitled to receive notice of, and to vote at, the WPX Special Meeting. Each such holder of WPX Common Stock is entitled to cast one vote on each matter properly brought before the WPX Special Meeting for each share of WPX Common Stock that such holder owned of record as of the WPX Record Date. Please see “WPX Special Meeting—Voting at the WPX Special Meeting” for instructions on how to vote your shares without attending the WPX Special Meeting.

Q:	How does the Devon Board recommend that I vote at the Devon Special Meeting?

A:

The Devon Board unanimously recommends that you vote “FOR” the Stock Issuance Proposal and “FOR” the Devon Adjournment Proposal. For additional information regarding the recommendation of the Devon Board, please see “The Merger—Recommendation of the Devon Board and its Reasons for the Merger.”

Q:	Who is entitled to vote at the Devon Special Meeting?

A:

The record date for the Devon Special Meeting is November 4, 2020 (the “Devon Record Date”). All holders of shares of Devon Common Stock who held shares at the close of business on the Devon Record Date are entitled to receive notice of, and to vote at, the Devon Special Meeting. Each such holder of Devon Common Stock is entitled to cast one vote on each matter properly brought before the Devon Special Meeting for each share of Devon Common Stock that such holder owned of record as of the Devon Record Date. Please see “Devon Special Meeting—Voting at the Devon Special Meeting” for instructions on how to vote your shares without attending the Devon Special Meeting.

Q:	What is a proxy?

A:

A stockholder’s legal designation of another person to vote shares of such stockholder’s common stock at a special or annual meeting is referred to as a proxy. The document used to designate a proxy to vote your shares of common stock is called a proxy card.

Q:	How many votes do I have for the WPX Special Meeting?

A:

Each WPX stockholder is entitled to one vote for each share of WPX Common Stock held of record as of the close of business on the WPX Record Date for each proposal. As of the close of business on the WPX Record Date, there were [                ] outstanding shares of WPX Common Stock.

Q:	How many votes do I have for the Devon Special Meeting?

A:

Each Devon stockholder is entitled to one vote for each share of Devon Common Stock held of record as of the close of business on the Devon Record Date for each proposal. As of the close of business on the Devon Record Date, there were [                ] outstanding shares of Devon Common Stock.

Q:	What will happen to my shares of Devon Common Stock?

A:

Nothing. You will continue to own the same shares of Devon Common Stock that you own prior to the Effective Time. As a result of the Stock Issuance Proposal, however, the overall ownership percentage of current Devon stockholders in the combined company will be diluted.

Q:	What happens if the merger is not completed?

A:

If the WPX stockholders do not approve the Merger Proposal or the Devon stockholders do not approve the Stock Issuance Proposal, or if the merger is not completed for any other reason, WPX stockholders will not receive any merger consideration for their shares of WPX Common Stock in connection with the merger. Instead, Devon and WPX will each remain independent public companies. The Devon Common Stock will continue to be listed and traded on the NYSE, and the WPX Common Stock will continue to be listed and traded on the NYSE. If the Merger Agreement is terminated under certain specified circumstances, Devon or WPX may be required to reimburse certain expenses of the other party, or to pay to the other party a termination fee of $75 million (the “Termination Fee”). Please see “The Merger Agreement—Termination Fee” for a more detailed discussion of the termination fee.

Q:	How can I vote my shares and participate at the WPX Special Meeting?

A:	If you are a WPX stockholder of record as of the close of business on the WPX Record Date, you may submit your proxy before the special meeting in one of the following ways:

•	Telephone-use the toll-free number shown on your proxy card;

•	Internet-visit the website shown on your proxy card to vote via the Internet; or

•	Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a WPX stockholder of record, you may also cast your vote virtually at the special meeting by following the instructions at [                 ]. If you decide to attend the WPX Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

The WPX Special Meeting will begin promptly at [•] [a.m./p.m.], Central Time, on [                 ] [●], 2020. WPX encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy statement/prospectus.

Even if you plan to attend the WPX Special Meeting virtually, WPX recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the WPX Special Meeting.

Q:	How can I vote my shares without attending the WPX Special Meeting?

A:

Whether you hold your shares directly as a stockholder of record of WPX or beneficially in “street name,” you may direct your vote by proxy without attending the WPX Special Meeting. You can vote by proxy by mail, over the Internet or by telephone by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Additional information on voting procedures can be found under “WPX Special Meeting.”

Q:	How can I vote my shares and participate at the Devon Special Meeting?

A:	If you are a Devon stockholder of record as of the close of business on the Devon Record Date, you may submit your proxy before the special meeting in one of the following ways:

•	Telephone-use the toll-free number shown on your proxy card;

•	Internet-visit the website shown on your proxy card to vote via the Internet; or

•	Mail-complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a Devon stockholder of record, you may also cast your vote virtually at the special meeting by following the instructions at [                 ]. If you decide to attend the Devon Special Meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

The Devon Special Meeting will begin promptly at [●] [a.m./p.m.], Central Time, on [                 ] [●], 2020. Devon encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this joint proxy statement/prospectus.

Even if you plan to attend the Devon Special Meeting virtually, Devon recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to or become unable to attend the Devon Special Meeting.

Q:	How can I vote my shares without attending the Devon Special Meeting?

A:

Whether you hold your shares directly as a stockholder of record of Devon or beneficially in “street name,” you may direct your vote by proxy without attending the Devon Special Meeting. You can vote by proxy by mail, over the Internet or by telephone by following the instructions provided in the enclosed proxy card. Please note that if you hold shares beneficially in “street name,” you should follow the voting instructions provided by your bank, broker or other nominee.

Additional information on voting procedures can be found under “Devon Special Meeting.”

Q:	When and where is the WPX Special Meeting? What must I bring to attend the WPX Special Meeting?

The WPX Special Meeting will be held virtually at [                 ], on [                ] [●], 2020, at [●] [a.m./p.m.], Central Time. Online access will begin at [●] [a.m./p.m.], Central Time, and WPX encourages its stockholders to access the meeting prior to the start time.

WPX has chosen to hold the WPX Special Meeting solely via the Internet and not in a physical location given the public health impact of COVID-19 and the desire to promote the health and safety of WPX’s stockholders, directors, officers, employees and other constituents.

Even if you plan to attend the WPX Special Meeting virtually, WPX recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q:	When and where is the Devon Special Meeting? What must I bring to attend the Devon Special Meeting?

The Devon Special Meeting will be held virtually at [                 ], on [                ] [●], 2020, at [●] [a.m./p.m.], Central Time. Online access will begin at [●] [a.m./p.m.], Central Time, and Devon encourages its stockholders to access the meeting prior to the start time.

Devon has chosen to hold the Devon Special Meeting solely via the Internet and not in a physical location given the public health impact of COVID-19 and the desire to promote the health and safety of Devon’s stockholders, directors, officers, employees and other constituents.

Even if you plan to attend the Devon Special Meeting virtually, Devon recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in “street name?”

A:

If your shares are held in “street name” in a stock brokerage account or by a bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to WPX or Devon, as applicable, or by voting in person at the WPX Special Meeting or Devon Special Meeting, as applicable, unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Q:	If my shares of WPX Common Stock or Devon Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee automatically vote those shares for me?

A:

Under the rules of the NYSE, your bank, broker or other nominee will only be permitted to vote your shares of WPX Common Stock or Devon Common Stock, as applicable, with respect to “non-routine” matters if you instruct your bank, broker or other nominee how to vote. All of the proposals scheduled for consideration at the WPX Special Meeting and Devon Special Meeting are “non-routine” matters. As a result, if you fail to provide voting instructions to your broker, bank or other nominee, your shares will not be counted as present at the WPX Special Meeting or Devon Special Meeting, as applicable, for purposes of determining a quorum and will not be voted on any of the proposals. If you provide voting instructions to your broker, bank or other nominee on one or more of the proposals but not on one or more of the other proposals, then your shares will be counted as present for the purposes of determining a quorum but will not be voted on any proposal for which you fail to provide instructions. To make sure that your shares are voted with respect to each of the proposals, you should instruct your bank, broker or other nominee how you wish to vote your shares in accordance with the procedures provided by your bank, broker or other nominee regarding the voting of your shares.

The effect of not instructing your bank, broker or other nominee how you wish to vote your shares will be the same as a vote “against” the Merger Proposal and will not have any effect on the outcome of the Stock Issuance Proposal, the Advisory Compensation Proposal or the WPX Adjournment Proposal or the Devon Adjournment Proposal, as applicable. However, if you instruct your bank, broker or other nominee on how you wish to vote your shares on some but not all proposals, such broker non-vote will have the same effect as voting “against” any proposal for which you do not provide instruction.

Q:	What should I do if I receive more than one set of voting materials for a stockholder meeting?

A:

If you hold shares of WPX Common Stock or Devon Common Stock in “street name” and also directly in your name as a stockholder of record or otherwise, or if you hold shares of WPX Common Stock or Devon Common Stock in more than one brokerage account, you may receive more than one set of voting materials relating to the WPX Special Meeting or the Devon Special Meeting.

Record Holders. For shares held directly, please complete, sign, date and return each proxy card, or you may cast your vote by telephone or Internet as provided on each proxy card, or otherwise follow the voting instructions provided in this joint proxy statement/prospectus in order to ensure that all of your shares of WPX Common Stock or Devon Common Stock are voted.

“Street name” Holders. For shares held in “street name” through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee to vote your shares.

Q:	If a stockholder gives a proxy, how are the shares of WPX Common Stock or Devon Common Stock, as applicable, voted?

A:

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card will vote your shares of WPX Common Stock or Devon Common Stock, as applicable, in the way that you indicate. When completing the proxy card or the Internet or telephone processes, you may specify whether your shares of WPX Common Stock or Devon Common Stock, as applicable, should be voted for or against, or abstain from voting on, all, some or none of the specific items of business to come before the WPX Special Meeting or Devon Special Meeting.

Q:	How will my shares of WPX Common Stock or Devon Common Stock be voted if I return a blank proxy?

A:

If you sign, date and return your proxy card and do not indicate how you want your shares of WPX Common Stock to be voted, then your shares of WPX Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the WPX Adjournment Proposal.

If you sign, date and return your proxy card and do not indicate how you want your shares of Devon Common Stock to be voted, then your shares of Devon Common Stock will be voted “FOR” the Stock Issuance Proposal and “FOR” the Devon Adjournment Proposal.

Q:	Can I change my vote of shares of WPX Common Stock after I have submitted my proxy?

A:	Any stockholder giving a proxy has the right to revoke it before the proxy is voted at the WPX Special Meeting by:

•

subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to WPX’s Corporate Secretary;

•	voting virtually at the WPX Special Meeting; or

•	revoking your proxy and voting at the WPX Special Meeting.

Your attendance at the WPX Special Meeting will not revoke your proxy unless you give written notice of revocation to WPX’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the WPX Special Meeting.

Execution or revocation of a proxy will not in any way affect your right to attend the WPX Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

WPX Energy, Inc.

Attn: Corporate Secretary

3500 One Williams Center

Tulsa, Oklahoma 74172-0172

For more information, please see “WPX Special Meeting—Revocation of Proxies.”

Q:	Can I change my vote of shares of Devon Common Stock after I have submitted my proxy?

A:	Any stockholder giving a proxy has the right to revoke it before the proxy is voted at the Devon Special Meeting by:

•

subsequently submitting a new proxy, whether by submitting a new proxy card or by submitting a proxy via the Internet or telephone, that is received by the deadline specified on the accompanying proxy card;

•	giving written notice of your revocation to Devon’s Corporate Secretary;

•	voting virtually at the Devon Special Meeting; or

•	revoking your proxy and voting at the Devon Special Meeting.

Your attendance at the Devon Special Meeting will not revoke your proxy unless you give written notice of revocation to Devon’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Devon Special Meeting.

Execution or revocation of a proxy will not in any way affect your right to attend the Devon Special Meeting and vote. Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Devon Energy Corporation

Attn: Corporate Secretary

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

For more information, please see “Devon Special Meeting—Revocation of Proxies.”

Q:	If I hold my shares in “street name,” can I change my voting instructions after I have submitted voting instructions to my bank, broker or other nominee?

A:

If your shares are held in the name of a bank, broker or other nominee and you previously provided voting instructions to your bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee to revoke or change your voting instructions.

Q:	Where can I find the voting results of the WPX Special Meeting and the Devon Special Meeting?

A:

The preliminary voting results for the WPX Special Meeting and the Devon Special Meeting will be announced at their respective meetings. In addition, within four business days of the WPX Special Meeting and Devon Special Meeting, WPX and Devon intend to file the final voting results of their respective meetings with the SEC on a Current Report on Form 8-K.

Q:	Do WPX or Devon stockholders have appraisal rights or dissenters’ rights?

A:	No. Neither WPX nor Devon stockholders are entitled to appraisal or dissenters’ rights in connection with the merger under Section 262 of the DGCL.

Q:	As a WPX stockholder, are there any risks that I should consider in deciding whether to vote for the approval of the Merger Proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You also should read and carefully consider the risk factors of Devon and WPX contained in the reports of Devon and WPX which are incorporated by reference into this joint proxy statement/prospectus.

Q:	As a Devon stockholder, are there any risks that I should consider in deciding whether to vote for the approval of the Stock Issuance Proposal?

A:

Yes. You should read and carefully consider the risk factors set forth in “Risk Factors.” You also should read and carefully consider the risk factors of Devon and WPX contained in the reports of Devon and WPX which are incorporated by reference into this joint proxy statement/prospectus.

Q:	Do any of the officers or directors of WPX have interests in the merger that may differ from or be in addition to my interests as a WPX stockholder?

A:	Yes. In considering the recommendation of the WPX Board that WPX stockholders vote to approve the Merger Proposal, WPX stockholders should be aware that WPX’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of WPX stockholders generally. The WPX Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the merger and in unanimously recommending that the Merger Agreement be approved and adopted by WPX stockholders. See “The Merger—Interests of WPX’s Directors and Executive Officers in the Merger.”

Q:	Do any of the officers or directors of Devon have interests in the merger that may differ from or be in addition to my interests as a Devon stockholder?

A:

Yes. In considering the recommendation of the Devon Board that Devon stockholders vote to approve the Stock Issuance Proposal, Devon stockholders should be aware that Devon’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Devon stockholders generally. The Devon Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the Merger Agreement and the merger and in unanimously recommending that the Stock Issuance Proposal be approved by Devon stockholders. See “The Merger—Interests of Devon’s Directors and Executive Officers in the Merger.”

Q:	What happens if I sell my shares of WPX Common Stock after the WPX Record Date but before the WPX Special Meeting?

A:

The WPX Record Date is earlier than the date of the WPX Special Meeting. If you transfer your shares of WPX Common Stock after the WPX Record Date but before the WPX Special Meeting, you will, unless special arrangements are made, retain your right to vote at the WPX Special Meeting.

Q:	What happens if I sell my shares of Devon Common Stock after the Devon Record Date but before the Devon Special Meeting?

A:

The Devon Record Date is earlier than the date of the Devon Special Meeting. If you transfer your shares of Devon Common Stock after the Devon Record Date but before the Devon Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Devon Special Meeting.

Q:	Who will solicit and pay the cost of soliciting proxies in connection with the WPX Special Meeting?

A:

The WPX Board is soliciting your proxy in connection with the WPX Special Meeting, and WPX will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus. WPX has retained Georgeson LLC (“Georgeson”) as proxy solicitor to assist with the solicitation of proxies in connection with the WPX Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of WPX Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of WPX’s directors, officers and employees, without additional compensation.

Devon and WPX also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of WPX Common Stock. Devon’s directors, officers and employees and WPX’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	Who will solicit and pay the cost of soliciting proxies in connection with the Devon Special Meeting?

A:

The Devon Board is soliciting your proxy in connection with the Devon Special Meeting, and Devon will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus. Devon has retained MacKenzie Partners as proxy solicitor to assist with the solicitation of proxies in connection with the Devon Special Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Devon Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Devon’s directors, officers and employees, without additional compensation.

Devon and WPX also may be required to reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Devon Common Stock. Devon’s directors, officers and employees and WPX’s directors, officers and employees also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:	What are the United States federal income tax consequences of the merger to WPX U.S. stockholders?

A:

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. However, it is not a condition to Devon’s obligation or WPX’s obligation to complete the merger that the merger qualifies as a “reorganization.” Nevertheless, assuming that the merger so qualifies, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of shares of WPX Common Stock will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of WPX Common Stock for shares of Devon Common Stock in the merger, except for any gain or loss that may result from the receipt of cash in lieu of a fractional share of Devon Common Stock. Devon and WPX have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”) regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.

For a more complete discussion of the U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

Q:	When is the merger expected to be completed?

A:

Subject to the satisfaction or waiver of the closing conditions described under “The Merger Agreement—Conditions to the Completion of the Merger,” including the approval of the Merger Proposal and the Stock Issuance Proposal, the merger is expected to close in the fourth quarter of calendar year 2020 or the first quarter of 2021. However, neither Devon nor WPX can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion of the merger is subject to conditions and factors outside the control of both companies. Devon and WPX hope to complete the merger as soon as reasonably practicable.

Q:	What are the conditions to completion of the merger?

A:

The merger is subject to a number of conditions to closing as specified in the Merger Agreement. These closing conditions include, among others, (i) the approval of the Merger Proposal by the WPX stockholders, (ii) the approval of the Stock Issuance Proposal by the Devon stockholders, (iii) that no provision of any applicable law and no order (preliminary or otherwise) is in effect that prohibits the consummation of the merger; (iv) that any waiting period (and any extension of such period) under the Hart Scott Rodino Act (the “HSR Act”) applicable to the transactions contemplated by the Merger Agreement has expired or been terminated; (v) this joint proxy statement/prospectus is effective under the Securities Act and no stop order suspending the use of this joint proxy statement/prospectus has been issued by the SEC, nor have proceedings seeking a stop order been initiated or, to the knowledge of WPX or Devon, as the case may be, been threatened by the SEC; and (vi) Devon has filed with the NYSE a subsequent listing application with respect to the shares of Devon Common Stock being issued pursuant to this Merger Agreement and such shares of Devon Common Stock have been approved and authorized for listing on the NYSE. More information may be found in “The Merger Agreement—Conditions to the Completion of the Merger.”

Q:	How will I receive the merger consideration to which I am entitled?

A:

If you hold your shares of WPX Common Stock through The Depository Trust Company (“DTC”), you will not be required to take any specific actions to exchange your shares of WPX Common Stock for shares of Devon Common Stock. After the completion of the merger, shares of WPX Common Stock held through DTC in book-entry form will be automatically exchanged for shares of Devon Common Stock in book-entry form and an exchange agent (the “Exchange Agent”) selected by the parties will deliver to you a check in the amount of any cash to be paid in lieu of any fractional share of Devon Common Stock to which you would otherwise be entitled. If you hold your shares of WPX Common Stock in certificated form, or in book-entry form but not through DTC, after receiving the proper documentation from you, following the Effective Time, the Exchange Agent will deliver to you the Devon Common Stock and a check in the amount of any cash in lieu of fractional shares to which you would otherwise be entitled. More information may be found in “The Merger Agreement—Exchange of Shares.”

Q:	What should I do now?

A:

You should read this joint proxy statement/prospectus carefully and in its entirety, including the annexes, and return your completed, signed and dated proxy card by mail in the enclosed postage-paid envelope, or you may submit your voting instructions by telephone or over the Internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:	Whom do I call if I have questions about the WPX Special Meeting, the Devon Special Meeting or the merger?

A:

If you are a WPX stockholder and have questions about the WPX Special Meeting or the merger, or desire additional copies of this joint proxy statement/prospectus or additional proxy cards, you may contact:

WPX Energy, Inc.

Attn: Corporate Secretary

3500 One Williams Center

Tulsa, Oklahoma 74172-0172

If you are a Devon stockholder and have questions about the Devon Special Meeting or the merger, or desire additional copies of this joint proxy statement/prospectus or additional proxy cards, you may contact:

Devon Energy Corporation

Attn: Corporate Secretary

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

SUMMARY

For your convenience, provided below is a brief summary of certain information contained in this joint proxy statement/prospectus. This summary highlights selected information from this joint proxy statement/prospectus and does not contain all of the information that may be important to you as a WPX stockholder or Devon stockholder. To understand the merger fully and for a more complete description of the terms of the merger, you should read this entire joint proxy statement/prospectus carefully, including its annexes and the other documents to which you are referred. Additionally, important information, which you are urged to read, is contained in the documents incorporated by reference into this joint proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 214. Items in this summary include a page reference directing you to a more complete description of those items.

The Parties to the Merger (See page 51)

Devon Energy Corporation

Devon is an independent energy company engaged primarily in the exploration, development and production of oil, natural gas and natural gas liquids (“NGLs”). Devon’s operations are concentrated in various onshore areas in the U.S. In June 2019, Devon completed the sale of substantially all of its oil and gas assets and operations in Canada. In October 2020, Devon announced the completion of the sale of its Barnett Shale assets. Devon Common Stock is listed and traded on the NYSE under the ticker symbol “DVN.” Devon, which is incorporated in Delaware, has its executive offices located at 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015, and can be reached by phone at (405) 235-3611.

WPX Energy, Inc.

WPX is an independent oil and natural gas exploration and production company engaged in the development of long-life unconventional properties. WPX is focused on profitably exploiting, developing and growing its oil positions in the Delaware Basin (a subset of the Permian Basin) in Texas and New Mexico and the Williston Basin in North Dakota. WPX Common Stock is listed and traded on the NYSE under the ticker symbol “WPX.” WPX has its executive offices located at 3500 One Williams Center, Suite 300, Tulsa, Oklahoma 74172-0172, and can be reached by phone at (855) 979-2012.

The Merger and the Merger Agreement (See pages 52 and 105)

The terms and conditions of the merger are contained in the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus. You are encouraged to read the Merger Agreement carefully and in its entirety, as it is the primary legal document that governs the merger.

Pursuant to the Merger Agreement, Merger Sub will merge with and into WPX, the separate corporate existence of Merger Sub will cease and WPX will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon. Following the merger, WPX Common Stock will be delisted from the NYSE, will be deregistered under the Exchange Act and will cease to be publicly traded.

Exchange Ratio (See page 106)

At the Effective Time, each share of WPX Common Stock will be converted into the right to receive 0.5165 shares of Devon Common Stock.

The Exchange Ratio is fixed, which means that it will not change between now and the Effective Time, regardless of changes in the market price of WPX Common Stock and Devon Common Stock. No fractional shares of Devon Common Stock will be issued upon the conversion of shares of WPX Common Stock pursuant to the Merger Agreement. Each WPX stockholder who otherwise would have been entitled to receive a fraction of a share of Devon Common Stock will be entitled to receive cash in lieu of such fractional share.

Devon stockholders will continue to own their existing shares of Devon Common Stock, and it is expected that Devon stockholders will own approximately 57% of the Devon Common Stock and WPX stockholders will own approximately 43% of the Devon Common Stock immediately following the Effective Time.

The Devon Special Meeting (See page 147)

The Devon Special Meeting will be held virtually at [                 ], on [                ] [●], 2020, at [●] [a.m./p.m.], Central Time. The Devon Special Meeting is being held to consider and vote on the following proposals:

•	to approve the Stock Issuance Proposal; and

•	to approve the Devon Adjournment Proposal.

Completion of the merger is conditioned on, among other things, the approval of the Stock Issuance Proposal by Devon stockholders. Approval of the Devon Adjournment Proposal is not a condition to the obligation of either WPX or Devon to complete the merger.

Only holders of record of outstanding shares of Devon Common Stock as of the close of business on November 4, 2020, the Devon Record Date, are entitled to notice of, and to vote at, the Devon Special Meeting or any adjournment or postponement of the Devon Special Meeting. Devon stockholders may cast one vote for each share of Devon Common Stock owned as of the Devon Record Date for each proposal.

Assuming holders of a majority of the outstanding shares of Devon Common Stock entitled to vote at a meeting of stockholders (for purposes of the Devon Special Meeting, a “quorum”) are present in person or represented by proxy at the Devon Special Meeting, approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Stock Issuance Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Stock Issuance Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding the Devon Adjournment Proposal but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “against” the Stock Issuance Proposal.

Approval of the Devon Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereon. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Devon Adjournment Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to its bank, broker or other nominee will have no effect on the outcome of the Devon Adjournment Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding the Stock Issuance Proposal but not Devon Adjournment Proposal, such broker non-vote will have the same effect as voting “against” the Devon Adjournment Proposal. Regardless of whether there is a quorum, the chairman of the Devon Special Meeting may also adjourn the Devon Special Meeting.

Under the Devon Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Recommendation of the Devon Board and its Reasons for the Merger (See page 63)

The Devon Board has unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the merger, are advisable and fair to, and in the best interests of, Devon and its stockholders and has unanimously adopted, approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the merger. The Devon Board unanimously recommends that Devon stockholders vote “FOR” the Stock Issuance Proposal and “FOR” the Devon Adjournment Proposal, if necessary or appropriate to solicit additional proxies. For additional information on the factors considered by the Devon Board in reaching this decision and the recommendation of the Devon Board, please see “The Merger—Recommendation of the Devon Board and its Reasons for the Merger.”

Opinion of Devon’s Financial Advisor (See page 66)

Pursuant to an engagement letter, Devon retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the proposed merger.

At the meeting of the Devon Board on September 26, 2020, J.P. Morgan rendered its oral opinion to the Devon Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the Exchange Ratio in the proposed merger was fair, from a financial point of view, to Devon. J.P. Morgan confirmed its September 26, 2020 oral opinion by delivering its written opinion, dated September 26, 2020, to the Devon Board that, as of such date, the Exchange Ratio in the proposed merger was fair, from a financial point of view, to Devon.

The full text of the written opinion of J.P. Morgan, dated September 26, 2020, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Devon stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Devon Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the Exchange Ratio in the proposed merger and did not address any other aspect of the proposed merger. The opinion does not constitute a recommendation to any stockholder of Devon as to how such stockholder should vote with respect to the Stock Issuance Proposal or any other matter. For a description of the opinion that the Devon Board received from J.P. Morgan, see the section entitled “The Merger—Opinion of Devon’s Financial Advisor” beginning on page 66.

Interests of Devon’s Directors and Executive Officers in the Merger (See page 98)

When considering the recommendation of the Devon Board that Devon stockholders vote “FOR” the Stock Issuance Proposal, Devon stockholders should be aware that Devon’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Devon stockholders generally. The Devon Board was aware of these interests when it approved the Merger Agreement and the transactions contemplated thereby and recommended that Devon stockholders vote “FOR” the Stock Issuance Proposal. Such interests include the following and are more fully summarized below:

•

Certain directors and executive officers are expected to continue as directors and executive officers of Devon following consummation of the merger. In addition, Mr. Hager has entered into an agreement with Devon providing for his continued service as Executive Chair of Devon upon consummation of the merger.

•

The Devon executive officers are party to employment or severance agreements with Devon that would provide them with certain severance benefits if their employment is terminated either by Devon without cause or by the executive with good reason, although presently it is expected that only Mr. Taylor’s employment will terminate in connection with the merger.

•

The executive officers of Devon hold restricted shares of Devon stock and performance share units in respect of Devon stock. If an executive’s employment is terminated either by Devon without cause or by the executive for good reason, the restricted shares would vest at the time of employment termination and the performance share units would remain eligible to vest based on actual Devon performance notwithstanding the employment termination.

•

The executive officers of Devon will become entitled to the distribution of their nonqualified deferred compensation plan benefits by reason of the consummation of the merger. The consummation of the merger alone will not increase the amount of those benefits (other than an increase for Mr. Ritenour and Ms. Cashion under one plan by reason of the application of pre-existing unreduced early commencement factors not implemented in contemplation of the merger), though benefits for Mr. Hager under one plan would be enhanced upon a qualifying termination of employment following consummation of the merger. The executives are all already vested in all of their existing benefits.

The merger does not constitute a “change in control” for purposes of the executives’ employment and severance arrangements or their equity award agreements, and accordingly the benefits potentially provided under those agreements are not enhanced by reason of the merger. Because Devon’s nonqualified deferred compensation plans include a definition of “change in control” that is commonly applied to such plans under a provision of the Code, the merger accelerates the payment of vested benefits under those plans in a manner that could not be waived by the executives without violating applicable tax laws.

The WPX Special Meeting (See page 155)

The WPX Special Meeting will be held virtually at [                 ], on [                ] [●], 2020, at [●] [a.m./p.m.], Central Time. The WPX Special Meeting is being held to consider and vote on the following proposals:

•	to approve the Merger Proposal;

•	to approve the Advisory Compensation Proposal; and

•	to approve the WPX Adjournment Proposal.

Completion of the merger is conditioned on, among other things, the approval of the Merger Proposal by WPX stockholders. Approval of the WPX Adjournment Proposal and the Advisory Compensation Proposal are not conditions to the obligation of either WPX or Devon to complete the merger.

Only holders of record of outstanding shares of WPX Common Stock as of the close of business on November 4, 2020, the WPX Record Date, are entitled to notice of, and to vote at, the WPX Special Meeting or any adjournment or postponement of the WPX Special Meeting. WPX stockholders may cast one vote for each share of WPX Common Stock owned as of the WPX Record Date for each proposal.

Assuming holders of a majority of the outstanding shares of WPX Common Stock entitled to vote at a meeting of stockholders (for purposes of the WPX Special Meeting, a “quorum”) are present in person or represented by proxy at the WPX Special Meeting, approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of WPX Common Stock entitled to vote on the proposal. Accordingly, a WPX stockholder’s abstention from voting or the failure of a WPX stockholder to vote (including the failure of a WPX stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to that bank, broker or other nominee) will have the same effect as a vote “against” the Merger Proposal.

Under the WPX Bylaws, approval of the WPX Adjournment Proposal and, assuming a quorum is present, the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the WPX Common Stock entitled to vote thereon and present in person or represented by proxy at the WPX Special Meeting. Accordingly, with respect to a WPX stockholder who is present in person or represented by proxy at the WPX Special Meeting and who abstains, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “against” each of the Advisory Compensation Proposal and the WPX Adjournment Proposal. However, the failure of a WPX stockholder to vote on either proposal, as well as the failure of a WPX stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee, will have no effect on either of the Advisory Compensation Proposal or the WPX Adjournment Proposal.

Under the WPX Bylaws, virtual attendance at the WPX Special Meeting constitutes presence in-person for purposes of the vote required.

EnCap Support Agreement (See page 145)

Contemporaneously with the execution of the Merger Agreement, Devon entered into the EnCap Support Agreement (a copy of which is attached as Annex D to this joint proxy statement/prospectus) with certain WPX stockholders affiliated with EnCap Investments L.P., pursuant to which EnCap agreed, among other things, subject to the terms and conditions thereof, to vote all of the shares of WPX Common Stock held by EnCap as of such date in favor of the Merger Proposal at the WPX Special Meeting. For more information, please see “The Merger Agreement—EnCap Support Agreement.” For more information regarding the security ownership of EnCap, please see “Certain Beneficial Owners of WPX Common Stock.”

Recommendation of the WPX Board and its Reasons for the Merger (See page 72)

The WPX Board has unanimously determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are in the best interests of, and are advisable to, WPX and its stockholders and has unanimously approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The WPX Board unanimously recommends that WPX stockholders vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the WPX Adjournment Proposal, if necessary or appropriate to solicit additional proxies. For additional information on the factors considered by the WPX Board in reaching this decision and the recommendation of the WPX Board, please see “The Merger—Recommendation of the WPX Board and its Reasons for the Merger.”

Opinion of WPX’s Financial Advisor (See page 77)

WPX has engaged Citigroup Global Markets Inc. (“Citi”) as its financial advisor in connection with the proposed merger. In connection with this engagement, Citi delivered a written opinion, dated September 26, 2020, to the WPX Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Exchange Ratio provided for pursuant to the Merger Agreement. The full text of Citi’s written opinion, dated September 26, 2020, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex C to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The description of Citi’s opinion set forth herein is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the WPX Board (in its capacity as such) in connection with its evaluation of the Exchange Ratio from a financial point of view and did not address any other terms, aspects or implications of the merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of WPX to effect or enter into the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for WPX or the effect of any other transaction which WPX might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the WPX Board or any securityholder should vote or act on any matters relating to the proposed merger or otherwise.

Interests of WPX’s Directors and Executive Officers in the Merger (See page 91)

When considering the recommendation of the WPX Board that WPX stockholders vote “FOR” the Merger Proposal, WPX stockholders should be aware that, aside from their interests as WPX stockholders, WPX’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other WPX stockholders generally. The WPX Board was aware of such interests during its deliberations on the merits of the merger and in deciding to recommend that WPX stockholders vote “FOR” the Merger Proposal at the WPX Special Meeting on [                 ], 2020.

These interests include:

•

the executive officers of WPX have arrangements with WPX that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits in the event of a qualifying termination of employment following the completion of the merger;

•	certain executive officers of WPX have received offers of employment by Devon contingent upon and subject to the consummation of the merger;

•

the directors of WPX have arrangements with WPX that provide for accelerated vesting of certain equity-based awards in the event of a qualifying termination of services following the completion of the merger; and

•	executive officers and directors of WPX have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the merger.

The WPX Board was aware of these additional interests of their directors and executive officers and considered these potential interests, among other matters, in evaluating and negotiating the Merger Agreement and the merger, in approving the Merger Agreement and in recommending the applicable merger-related proposals. For a further discussion of the interests of WPX directors and executive officers in the merger, see “The Merger—Interests of WPX’s Directors and Executive Officers in the Merger” beginning on page 91.

Treatment of Existing WPX Long-Term Incentive Awards in the Merger (See page 107)

At the Effective Time, each stock option issued under a WPX benefit plan (a “WPX Stock Option”) that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, cease to represent an option to purchase shares of WPX Common Stock and be converted into an option to purchase a number of shares of Devon Common Stock (such option, a “Converted Stock Option”) equal to the product (with the result rounded down to the nearest whole number) of (i) the number of shares of WPX Common Stock subject to each such WPX Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of WPX Common Stock of such WPX Stock Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Devon Common Stock purchasable pursuant to the Converted Stock Option will be determined in a manner consistent with the requirements of Section 409A of the Code and, as applicable, Section 422 of the Code. Immediately following the Effective Time, each Converted Stock Option otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and exercisability terms) as were applicable to the corresponding WPX Stock Option immediately prior to the Effective Time.

At the Effective Time, each restricted stock unit (including those subject to performance-based vesting conditions) under a WPX benefit plan (a “WPX RSU”) that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be assumed by Devon and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Devon Common Stock (such restricted stock unit, a “Converted RSU”) equal to the product of the number of shares of WPX Common Stock subject to the WPX RSU immediately prior to the Effective Time multiplied by the Exchange Ratio. Immediately following the Effective Time, each Converted RSU otherwise will continue to be governed by the same terms and conditions (including vesting and forfeiture) as were applicable to the corresponding WPX RSU immediately prior to the Effective Time, except that any performance-based vesting condition that applied to the WPX RSU immediately prior to the Effective Time will be treated as having been attained based on actual results measured using the average five-day closing price of WPX Common Stock ending on the day immediately preceding the date of closing, as determined by the Compensation Committee of the WPX Board, so that such WPX RSU will remain solely subject to the time-based vesting requirements in effect for the WPX RSU immediately prior to the Effective Time.

At the Effective Time, each restricted stock award under a WPX benefit plan (“WPX RSA”) that is outstanding immediately prior to the Effective Time and that by its terms does not vest by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be converted pursuant to the Merger Agreement into shares of Devon Common Stock and assumed by Devon, except the number of shares subject to such award will be rounded up to the nearest number of whole shares (such restricted stock award, a “Converted RSA”). Immediately following the Effective Time, each Converted RSA otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and transferability terms) as were applicable to the corresponding WPX RSA immediately prior to the Effective Time.

WPX’s 2011 Employee Stock Purchase Plan (the “ESPP”) will terminate as of immediately prior to the date of closing. For any offering period in effect under the ESPP prior to the closing, WPX will establish a new exercise date to be set under the ESPP, which date will be no later than five business days prior to the Effective Time (the “ESPP Exercise Date”), with the automatic purchase of WPX Common Stock with respect to accumulated employee contributions of each participant under the ESPP in respect of such offering period to occur on such date. WPX will prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of the Merger Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP). The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase WPX Common Stock in accordance with the terms and conditions of the ESPP and the Merger Agreement, be refunded (without interest) to such participant as promptly as practicable following the Effective Time.

The Merger Agreement further provides that WPX will take all necessary and appropriate actions to approve and effectuate the above, including making any determinations or adopting resolutions of the WPX Board or a committee thereof or any administrator of a WPX benefit plan as may be necessary. Devon must also take such actions as are necessary for the conversion of the WPX RSUs, WPX RSAs and WPX Stock Options pursuant to the Merger Agreement, including reservation, issuance and listing of shares of Devon Common Stock as are necessary to effectuate the transactions contemplated by the above.

Treatment of Indebtedness

As of September 30, 2020, Devon had no borrowings outstanding and $2 million in outstanding letters of credit issued under that certain Credit Agreement, dated as of October 5, 2018, among Devon, as borrower, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the lenders and letter of credit issuers from time to time party thereto, as amended by that First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, supplemented or otherwise modified from time to time (the “Devon Credit Agreement”).

The Merger Agreement requires WPX to, at Devon’s request, use commercially reasonable efforts to (i) commence any of (A) one or more offers to purchase any or all of the outstanding series of WPX’s 6.000% Senior Notes due 2022, 8.250% Senior Notes due 2023, 5.250% Senior Notes due 2024, 5.750% Senior Notes due 2026, 5.250% Senior Notes due 2027, 5.875% Senior Notes due 2028 and 4.500% Senior Notes due 2030 (the “WPX Notes”) for cash or (B) one or more offers to exchange any or all of the outstanding WPX Notes for securities issued by Devon or any of its controlled affiliates; and (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to such indentures. No such offer to purchase or offer to exchange will be consummated prior to the closing date and any such transactions will be funded using consideration provided by Devon.

As of September 30, 2020, WPX had (i) no borrowings outstanding and $13 million in letters of credit issued under that certain Second Amended and Restated Credit Agreement, dated as of March 18, 2016, among WPX, as borrower, Wells Fargo Bank, National Association, as administrative agent and swingline lender, and the lenders from time to time party thereto, as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement and First Amendment to Guaranty and Collateral Agreement, dated as of April 17, 2018, as further amended by that certain Third Amendment to Second Amended and Restated Credit Agreement, dated as of April 22, 2019, as further amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of September 16, 2019, and as further amended, restated, supplemented or otherwise modified from time to time (the “WPX Credit Agreement”) and (ii) no borrowings outstanding under its loan agreement, by and among WPX Energy Headquarters, LLC, as borrower, the lenders from time to time party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent, dated as of January 13, 2020, and as further amended, restated, supplemented or otherwise modified from time to time (the “WPX loan agreement”). Unless the WPX Credit Agreement is terminated or amended prior to or at the closing date of the merger, consummation of the merger would constitute a “Change in Control” and result in an event of default under the WPX Credit Agreement. The Merger Agreement requires WPX to deliver to Devon, prior to or at the closing date of the merger, customary executed payoff letters for the repayment in full of all indebtedness, and terminate all commitments, under, and discharge and release all guarantees and liens existing in connection with each of the WPX Credit Agreement and the WPX loan agreement.

For a description of WPX’s existing indebtedness, see WPX’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed with the SEC on November 3, 2020, which is incorporated by reference into this joint proxy statement/prospectus.

Certain Beneficial Owners of WPX Common Stock (See page 207)

At the close of business on [                ], 2020, the latest practicable date prior to the date of this joint proxy statement/prospectus, WPX’s directors and executive officers and their affiliates, as a group, beneficially owned

and were entitled to vote approximately [                ] shares of WPX Common Stock, collectively representing [                ]% of the shares of WPX Common Stock outstanding on that date. WPX currently expects that all of its directors and executive officers will vote their shares “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the WPX Adjournment Proposal (if necessary). For more information regarding the security ownership of WPX directors and executive officers, please see “Certain Beneficial Owners of WPX Common Stock.”

In addition, pursuant to the EnCap Support Agreement, EnCap (which beneficially owned approximately 27.3% of the outstanding shares of WPX Common Stock as of [                ] [●], 2020) has agreed, subject to the terms and conditions thereof, to vote all shares of WPX Common Stock held by EnCap as of such date in favor of the Merger Proposal at the WPX Special Meeting. For a more complete discussion of the EnCap Support Agreement, please see “The Merger Agreement—EnCap Support Agreement.”

Ownership of Devon after the Merger

As of the date of this joint proxy statement/prospectus, based on the Exchange Ratio, the number of outstanding shares of WPX Common Stock (plus the number of shares underlying outstanding WPX RSUs) and the number of outstanding shares of Devon Common Stock (on a fully diluted basis), it is estimated that Devon stockholders will own approximately 57% and WPX stockholders will own approximately 43% of the issued and outstanding shares of Devon Common Stock on a fully diluted basis immediately following the Effective Time.

Board of Directors and Management of Devon Following the Merger (See page 90)

The Devon Board at the Effective Time will be composed of the (i) Legacy Devon Directors and (ii) Legacy WPX Directors. At the Effective Time, a Legacy WPX Director who is mutually acceptable to Devon and WPX will be appointed the Lead Independent Director of the Devon Board.

The management of Devon following the completion of the merger will include officers and other key employees from both Devon and WPX. At the Effective Time, the senior leadership team of Devon will consist of: (i) David A. Hager, the current President and Chief Executive Officer of Devon, who will be appointed as the Executive Chairman of Devon; (ii) Richard E. Muncrief, the current Chairman and Chief Executive Officer of WPX, who will be appointed as President and Chief Executive Officer of Devon; (iii) Clay M. Gaspar, the current President and Chief Operating Officer of WPX, who will be appointed as the Executive Vice President and Chief Operating Officer of Devon; (iv) Jeffrey L. Ritenour, the current Executive Vice President and Chief Financial Officer of Devon, who will continue to serve in that position; (v) David G. Harris, the current Executive Vice President, Exploration and Production of Devon, who will be appointed as the Executive Vice President and Chief Corporate Development Officer of Devon; (vi) Dennis C. Cameron, the current Executive Vice President and General Counsel of WPX, who will be appointed as the Executive Vice President and General Counsel of Devon; and (vii) Tana K. Cashion, the current Senior Vice President, Human Resources of Devon, who will continue to serve in that position. For additional information regarding the Devon Board and the management of Devon following the completion of the merger, please see “The Merger Agreement—Board of Directors and Executive Officers After Completion of the Merger.”

Conditions to the Completion of the Merger (See page 140)

Each party’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the approval of the Merger Proposal by the WPX stockholders;

•	the approval of the Stock Issuance Proposal by the Devon stockholders;

•	the absence of any applicable law or order (preliminary or otherwise) prohibiting the consummation of the merger;

•	the expiration or earlier termination of the waiting period (and any extension of such period) under the HSR Act;

•

the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, will have become effective under the Securities Act and no stop order suspending the effectiveness may be in effect; and

•	the NYSE having approved the listing of the shares of Devon Common Stock to be issued in the merger.

In addition, Devon’s and Merger Sub’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the accuracy of the representations and warranties of WPX as follows:

○

the representations and warranties of WPX regarding organization, the delivery of organizational documents, authority and certain representations regarding capital stock (as set forth in the first sentence of Section 2.1(a), Section 2.1(c), Section 2.2 and Section 2.4 of the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except for de minimis inaccuracies;

○

the representations and warranties of WPX regarding the absence of certain changes or developments that have had, or would reasonably be expected to have, a material adverse effect (as set forth in Section 2.8(b) of the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date); and

○

each other representation and warranty of WPX set forth in the Merger Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably have been expected to have, individually or in the aggregate, a material adverse effect on WPX.

•

WPX’s performance or compliance in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time; and

•	WPX having delivered to Devon a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

WPX’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the accuracy of the representations and warranties of Devon as follows:

○

the representations and warranties of Devon regarding organization, the delivery of organizational documents, authority and certain representations regarding capital stock (as set forth in the first sentence of Section 3.1(a), Section 3.1(c), Section 3.2 and Section 3.4 of the Merger Agreement)

shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except for de minimis inaccuracies;

○

the representations and warranties of Devon regarding the absence of certain changes or developments that have had, or would reasonably be expected to have, a material adverse effect (as set forth in Section 3.8(b) of the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date); and

○

each other representation and warranty of Devon set forth in the Merger Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably have been expected to have, individually or in the aggregate, a material adverse effect on Devon.

•

Devon’s performance or compliance in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time; and

•	Devon having delivered to WPX a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

No Solicitation of Acquisition Proposals by WPX (See page 124)

WPX agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and WPX will use its reasonable best efforts to, and will cause each of its subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to WPX or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to WPX;

•

other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to WPX or any of its subsidiaries or afford access to the properties, books or records of WPX or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to WPX or to any person in contemplation of making an Acquisition Proposal with respect to WPX; or

•

accept an Acquisition Proposal with respect to WPX or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

○

constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to WPX (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

○

requiring, intending to cause, or which could reasonably be expected to cause WPX to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the Merger Agreement (each, a “WPX Acquisition Agreement”).

Any violation of the preceding restrictions by subsidiaries or representatives of WPX or any representative of any subsidiary of WPX, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of WPX or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by WPX.

Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Merger Proposal by WPX’s stockholders, WPX and the WPX Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, WPX receives a written Acquisition Proposal with respect to WPX from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by WPX or any of its subsidiaries or any representative of WPX or any of its subsidiaries), (ii) WPX provides Devon the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the WPX Board determines in good faith (after consultation with WPX’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to WPX and (iv) the WPX Board determines in good faith (after consultation with WPX’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that WPX will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.

Notwithstanding the limitations described above, and subject to compliance with certain of WPX’s obligations contained in the non-solicitation provisions of the Merger Agreement, if WPX receives, following the date of the Merger Agreement and prior to the WPX Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a knowing and intentional breach of the non-solicitation provisions of the Merger Agreement, WPX and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that WPX may inform itself about such Acquisition Proposal.

Nothing described above will prohibit WPX or the WPX Board from taking and disclosing to the WPX stockholders a position with respect to an Acquisition Proposal with respect to WPX pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law.

No Solicitation of Acquisition Proposals by Devon (See page 125)

Devon agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and Devon will use its reasonable best efforts to, and will cause each of its subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Devon or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Devon;

•

other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Devon or any of its subsidiaries or afford access to the properties, books or records of Devon or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to Devon or to any person in contemplation of making an Acquisition Proposal with respect to Devon; or

•	accept an Acquisition Proposal with respect to Devon or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

○

constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Devon (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

○

requiring, intending to cause, or which could reasonably be expected to cause Devon to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the Merger Agreement (each, a “Devon Acquisition Agreement”).

Any violation of the preceding restrictions by subsidiaries or representatives of Devon or any representative of any subsidiary of Devon, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of Devon or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by Devon.

Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Stock Issuance Proposal by Devon’s stockholders, Devon and the Devon Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, Devon receives a written Acquisition Proposal with respect to Devon from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of its subsidiaries or any representative of Devon or any of its subsidiaries), (ii) Devon provides WPX the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to Devon and (iv) the Devon Board determines in good faith (after consultation with Devon’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Devon will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.

Notwithstanding the limitations described above, and subject to compliance with certain of Devon’s obligations contained in the non-solicitation provisions of the Merger Agreement, if Devon receives, following the date of the Merger Agreement and prior to the Devon Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a knowing and intentional breach of the non-solicitation provisions of the Merger Agreement, Devon and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Devon may inform itself about such Acquisition Proposal.

Nothing described above will prohibit Devon or the Devon Board from taking and disclosing to the Devon stockholders a position with respect to an Acquisition Proposal with respect to Devon pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law.

No Change of Recommendation by WPX (See page 127)

The Merger Agreement provides that neither:

•	the WPX Board nor any committee thereof will directly or indirectly:

○

withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), the recommendation that the WPX stockholders adopt the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement (the “WPX Recommendation”); or

○

recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to WPX (any action described in this first bullet being referred to as a “WPX Adverse Recommendation Change”); nor

•	WPX nor any of its subsidiaries will execute or enter into a WPX Acquisition Agreement.

Permitted Change of Recommendation—Superior Proposal

Notwithstanding the provisions of the Merger Agreement described above, at any time prior to obtaining the approval of the Merger Proposal by WPX’s stockholders, and subject to WPX’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger Agreement, in response to a superior proposal with respect to WPX that was not initiated, solicited, knowingly encouraged or knowingly facilitated by WPX or any of the subsidiaries of WPX or any of their respective representatives, the WPX Board may make a WPX Adverse Recommendation Change; provided, however, that WPX will not be entitled to exercise its right to make a WPX Adverse Recommendation Change in response to a superior proposal with respect to WPX (i) until three business days after WPX provides written notice to Devon (a “WPX Notice”) advising Devon that the WPX Board or a committee thereof has received a superior proposal, specifying the material terms and conditions of such superior proposal, and identifying the person or group making such superior proposal, (ii) if during such three-business-day period, Devon proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the WPX Board determines in good faith (after consultation with WPX’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to WPX and its stockholders as the superior proposal (it being understood that any change in the financial or other material terms of a superior proposal will require a new WPX Notice and a new two-business-day period) and (iii) unless the WPX Board, after consultation with outside legal counsel, determines that the failure to make a WPX Adverse Recommendation Change would be inconsistent with its fiduciary duties.

Permitted Change of Recommendation—Intervening Event

Notwithstanding the provisions of the Merger Agreement described above, at any time prior to obtaining the approval of the Merger Proposal by WPX’s stockholders, and subject to WPX’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger Agreement, in response to a WPX Intervening Event (as defined in “The Merger Agreement—No Change of Recommendation—WPX”), the WPX Board may make a WPX Adverse Recommendation Change described in clause (i) of the definition thereof if the WPX Board:

•

determines in good faith, after consultation with WPX’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such WPX Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•

determines in good faith that the reasons for making such WPX Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to WPX; and

•

provides written notice to Devon (a “WPX Notice of Change”) advising Devon that the WPX Board is contemplating making a WPX Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (i) the WPX Board may not make such a WPX Adverse Recommendation Change until the third business day after receipt by Devon of the WPX Notice of Change and (ii) during such three-business-day period, at the request of Devon, WPX will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the WPX Board not to make such WPX Adverse Recommendation Change consistent with its fiduciary duties.

No Change of Recommendation by Devon (See page 128)

The Merger Agreement provides that neither:

•	the Devon Board nor any committee thereof will directly or indirectly:

○

withhold or withdraw (or amend, modify or qualify in a manner adverse to WPX), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to WPX), the recommendation that the Devon stockholders adopt the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement (the “Devon Recommendation”); or

○

recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Devon (any action described in this bullet being referred to as a “Devon Adverse Recommendation Change”); nor

•	Devon nor any of its subsidiaries will execute or enter into a Devon Acquisition Agreement.

Permitted Change of Recommendation—Superior Proposal

Notwithstanding the provisions of the Merger Agreement described above, at any time prior to obtaining the approval of the Stock Issuance Proposal by Devon’s stockholders, and subject to Devon’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger Agreement, in response to a superior proposal with respect to Devon that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of the subsidiaries of Devon or any of their respective representatives, the Devon Board may make a Devon Adverse Recommendation Change; provided, however, that Devon will not be entitled to exercise its right to make a Devon Adverse Recommendation Change in response to a superior proposal with respect to Devon (i) until three business days after Devon provides written notice to WPX (a “Devon Notice”) advising WPX that the Devon Board or a committee thereof has received a superior proposal, specifying the material terms and conditions of such superior proposal, and identifying the person or group making such superior proposal, (ii) if during such three-business-day period, WPX proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Devon and its stockholders as the superior proposal (it being understood that any change in the financial or other material terms of a superior proposal will require a new Devon Notice and a new two-business-day period) and (iii) unless the Devon Board, after consultation with outside legal counsel, determines that the failure to make a Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties.

Permitted Change of Recommendation—Intervening Event

Notwithstanding the provisions of the Merger Agreement described above, at any time prior to obtaining the approval of the Stock Issuance Proposal by Devon’s stockholders, and subject to Devon’s compliance in all material respects at all times with the non-solicitation and stockholder meeting provisions of the Merger

Agreement, in response to a Devon Intervening Event (as defined in “The Merger Agreement—No Change of Recommendation—Devon”), the Devon Board may make a Devon Adverse Recommendation Change described in clause (i) of the definition thereof if the Devon Board:

•

determines in good faith, after consultation with Devon’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•

determines in good faith that the reasons for making such Devon Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Devon; and

•

provides written notice to WPX (a “Devon Notice of Change”) advising WPX that the Devon Board is contemplating making a Devon Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (i) the Devon Board may not make such a Devon Adverse Recommendation Change until the third business day after receipt by WPX of the Devon Notice of Change and (ii) during such three-business-day period, at the request of WPX, Devon will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the Devon Board not to make such Devon Adverse Recommendation Change consistent with its fiduciary duties.

Termination of the Merger Agreement (See page 141)

Termination by Mutual Consent

The Merger Agreement may be terminated and the merger abandoned at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the WPX stockholders or approval of the Stock Issuance Proposal by the Devon stockholders, by mutual written consent of Devon and WPX.

Termination by Either Devon or WPX

Either party may terminate the Merger Agreement if:

•

the merger has not been consummated on or prior to March 26, 2021 (the “Termination Date”); provided, however, that the right to terminate the Merger Agreement at the Termination Date will not be available to any party whose action or failure to act is the primary cause of the failure of the merger to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement by such party;

•

a court of competent jurisdiction or other governmental entity issues a final and nonappealable order, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; provided, however, the right to terminate the Merger Agreement in respect of any such order or action is not available to any party whose failure to perform any of its obligations pursuant to Section 5.5 of the Merger Agreement resulted in the entry of the order or the taking of such other action;

•

the required approval of the Merger Proposal at the WPX Special Meeting (or at any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger Agreement is not available to WPX where the failure to obtain the required approval of the WPX stockholders is caused by the action or failure to act of WPX and such action or failure to act constitutes a material breach by WPX of the Merger Agreement; or

•	the required approval of the Stock Issuance Proposal at the Devon Special Meeting (or at any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger

Agreement is not available to Devon where the failure to obtain the required approval of the Devon stockholders is caused by the action or failure to act of Devon and such action or failure to act constitutes a material breach by Devon of the Merger Agreement.

See “The Merger Agreement—Conditions to the Completion of the Merger” for additional details.

Termination by Devon

Devon may terminate the Merger Agreement:

•

at any time prior to the Effective Time, if any of WPX’s covenants, representations or warranties contained in the Merger Agreement (other than those set forth in the non-solicitation provisions of the Merger Agreement) are breached or, any of WPX’s representations and warranties become untrue, such that any of the conditions regarding the accuracy of WPX’s representations and warranties or compliance by WPX with its covenants in the Merger Agreement is not satisfied, and such breach (i) is incapable of being cured by WPX or (ii) will not be cured within 30 days of receipt by WPX of written notice of such breach describing in reasonable detail such breach;

•	at any time prior to the approval of the Merger Proposal by the stockholders of WPX, if the WPX Board or any committee thereof:

○	makes a WPX Adverse Recommendation Change;

○

approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to WPX or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to WPX (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

○	does not include the WPX Recommendation in the joint proxy statement/prospectus; or

○	resolves, agrees to, publicly proposes to or allows WPX to publicly propose to take any of the foregoing actions; or

•

at any time prior to the receipt of the approval of the Merger Proposal by the stockholders of WPX, if WPX materially breaches the non-solicitation provisions of the Merger Agreement, other than in the case where:

○	such material breach is a result of an isolated action by a person that is a representative of WPX;

○	WPX uses reasonable best efforts to remedy such material breach; and

○	Devon is not significantly harmed as a result thereof.

Termination by WPX

WPX may terminate the Merger Agreement:

•

at any time prior to the Effective Time, if any of Devon’s covenants, representations or warranties contained in the Merger Agreement (other than those set forth in the non-solicitation provisions of the Merger Agreement) are breached or, any of Devon’s representations and warranties become untrue, such that any of the conditions regarding the accuracy of Devon’s representations and warranties or compliance by Devon with its covenants in the Merger Agreement (i) is incapable of being cured by Devon or (ii) will not be cured within 30 days of receipt by Devon of written notice of such breach describing in reasonable detail such breach;

•	at any time prior to approval of the Stock Issuance Proposal by the stockholders of Devon, if the Devon Board or any committee thereof:

○	makes a Devon Adverse Recommendation Change;

○

approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to Devon or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Devon (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

○	does not include the Devon Recommendation in the joint proxy statement/prospectus; or

○	resolves, agrees to, publicly proposes to or allows Devon to publicly propose to take any of the foregoing actions; or

•

at any time prior to the receipt of the approval of the Stock Issuance Proposal by the stockholders of Devon, if Devon materially breaches the non-solicitation provisions of the Merger Agreement, other than in the case where:

○	such material breach is a result of an isolated action by a person that is a representative of Devon;

○	Devon uses reasonable best efforts to remedy such material breach; and

○	WPX is not significantly harmed as a result thereof.

Payment of Expenses (See page 143)

WPX will be required to pay to Devon the Expenses if the Merger Agreement is terminated by either Devon or WPX because the WPX stockholders do not approve the Merger Proposal. Any such expense reimbursement will be paid no later than three business days after receipt of documentation supporting such expenses.

Devon will be required to pay to WPX the Expenses if the Merger Agreement is terminated by either Devon or WPX because the Devon stockholders do not approve the Stock Issuance Proposal. Any such expense reimbursement will be paid no later than three business days after receipt of documentation supporting such expenses.

For the purposes of the foregoing description, “Expenses” means reasonable and documented out-of-pocket fees and expenses incurred or paid by or on behalf of the party receiving payment thereof and its affiliates in connection with the merger or the other transactions contemplated by the Merger Agreement, or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, in each case including all reasonable and documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to such party and its affiliates; provided that the aggregate amount of Expenses reimbursable will not exceed $20,000,000.

Termination Fee (See page 143)

WPX will be required to pay to Devon the Termination Fee if:

•	the Merger Agreement is terminated by Devon because WPX (i) makes a WPX Adverse Recommendation Change or (ii) materially breaches the non-solicitation provisions of the Merger Agreement;

•

(i) prior to the WPX Special Meeting, an Acquisition Proposal with respect to WPX is publicly proposed or publicly disclosed after the date of the Merger Agreement, (ii) the Merger Agreement is terminated by Devon or WPX because the merger is not consummated by the Termination Date, the

WPX stockholders do not approve the Merger Proposal or a WPX breach of the Merger Agreement and (iii) concurrently with or within nine months after any such termination described in clause (ii), WPX or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to WPX for at least 50% of the business, assets or equity of WPX; or

•

the Merger Agreement is terminated by either party because the merger is not consummated by the Termination Date and at the time of such termination, (i) the WPX stockholders have not approved the Merger Proposal and (ii) Devon would have been permitted to terminate the Merger Agreement because of a WPX Adverse Recommendation Change or WPX’s material breach of the non-solicitation provisions in the Merger Agreement.

Devon will be required to pay to WPX the Termination Fee if:

•	the Merger Agreement is terminated by WPX because Devon (i) makes a Devon Adverse Recommendation Change or (ii) materially breaches the non-solicitation provisions of the Merger Agreement;

•

(i) prior to the Devon Special Meeting, an Acquisition Proposal with respect to Devon is publicly proposed or publicly disclosed after the date of the Merger Agreement, (ii) the Merger Agreement is terminated by Devon or WPX because the merger is not consummated by the Termination Date, the Devon stockholders do not approve the Stock Issuance Proposal or a Devon breach of the Merger Agreement and (iii) concurrently with or within nine months after any such termination described in clause (ii), Devon or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Devon for at least 50% of the business, assets or equity of Devon; or

•

the Merger Agreement is terminated by either party because the merger is not consummated by the Termination Date and at the time of such termination, (i) the Devon stockholders have not approved the Stock Issuance Proposal and (ii) WPX would have been permitted to terminate the Merger Agreement because of a Devon Adverse Recommendation Change or Devon’s material breach of the non-solicitation provisions in the Merger Agreement.

Accounting Treatment (See page 103)

Devon and WPX prepare their respective financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). The merger will be accounted for using the acquisition method of accounting, with Devon being treated as the accounting acquirer. In identifying Devon as the acquiring entity for accounting purposes, Devon and WPX took into account a number of factors as of the date of this joint proxy statement/prospectus, including which entity is issuing its equity interests, the expectation that following the Effective Time holders of shares of Devon Common Stock as of immediately prior to the Effective Time will hold, in the aggregate, approximately 57% of the issued and outstanding shares of Devon Common Stock (based on fully diluted shares outstanding of Devon) immediately following the Effective Time, the intended corporate governance structure of Devon following the Effective Time, the intended senior management of Devon following the Effective Time and the terms of the share exchange. No single factor was the sole determinant in the overall conclusion that Devon is the acquirer for accounting purposes; rather, all factors were considered in arriving at such conclusion.

Material U.S. Federal Income Tax Consequences of the Merger (See page 177)

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, it is not a condition to Devon’s obligation or WPX’s obligation to complete the merger that the merger qualifies as a “reorganization.” Nevertheless, assuming that the merger so qualifies, U.S. holders (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger”) of shares of WPX Common Stock will generally not recognize any gain or loss for U.S. federal income tax purposes on the exchange of their shares of WPX Common Stock for shares of Devon Common Stock in the merger, except for any gain or loss that may result from the receipt of cash in lieu of a fractional share of Devon Common Stock.

Devon and WPX have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger and, as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein.

For a more complete discussion of the U.S. federal income tax consequences of the merger, see the section entitled “Material U.S. Federal Income Tax Consequences of the Merger.”

The discussion of the material U.S. federal income tax consequences contained in this joint proxy statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger that may vary with, or are dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws, or federal tax laws other than U.S. federal income tax laws.

THE TAX CONSEQUENCES OF THE MERGER TO ANY PARTICULAR WPX STOCKHOLDER WILL DEPEND ON THAT STOCKHOLDER’S PARTICULAR CIRCUMSTANCES. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES.

Fractional Shares (See page 111)

No fractional shares will be issued in connection with the merger. Instead, a WPX stockholder will receive cash for any fractional share of Devon Common Stock that such stockholder would otherwise receive in the merger.

As promptly as practicable following the Effective Time, the Exchange Agent will (A) determine the number of whole shares of Devon Common Stock and the number of fractional shares of Devon Common Stock that each holder of WPX Common Stock is entitled to receive in connection with the consummation of the merger and (B) aggregate all such fractional shares of Devon Common Stock that would, except under certain circumstances, be issued to the holders of WPX Common Stock, rounding up to the nearest whole number (the “Devon Excess Shares”), and the Exchange Agent will, on behalf of former stockholders of WPX, sell the Devon Excess Shares at then-prevailing prices on the NYSE, all in the manner described below.

The sale of the Devon Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Devon Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions.

Until the net proceeds of such sale or sales have been distributed to the former holders of WPX Common Stock, the Exchange Agent will hold such proceeds in trust for such holders (the “WPX Common Stock Trust”). Devon will pay all commissions and other out-of-pocket transaction costs (other than any transfer or similar taxes imposed on a holder of WPX Common Stock), including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Devon Excess Shares.

The Exchange Agent will determine the portion of the WPX Common Stock Trust to which each former holder of WPX Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the WPX Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of WPX Common Stock is entitled (after taking into account all shares of WPX Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of WPX Common Stock are entitled.

Comparison of Stockholders’ Rights (See page 182)

Upon the completion of the merger, WPX stockholders receiving shares of Devon Common Stock will become stockholders of Devon, and their rights will be governed by Delaware law and the governing corporate documents of Devon in effect at the Effective Time. WPX stockholders will have different rights once they become stockholders of Devon due to differences between the governing corporate documents of WPX and Devon, as further described in “Comparison of Stockholders’ Rights.”

Listing of Devon Common Stock; Delisting and Deregistration of WPX Common Stock (See page 103)

Before completion of the merger, Devon has agreed to use its reasonable best efforts to cause the shares of Devon Common Stock to be issued in the merger and reserved for issuance under any equity awards to be approved for listing on the NYSE. In addition, the new shares of Devon Common Stock to be issued to former WPX stockholders must be approved for listing on the NYSE, subject to official notice of issuance. If the merger is completed, the WPX Common Stock will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Regulatory Matters (See page 103)

The completion of the merger is subject to antitrust review in the United States. Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”) and until the applicable waiting period (and any extension of such period) has expired or has been terminated. On October 22, 2020, Devon and WPX received early termination of the HSR Act waiting period.

No Appraisal Rights (See page 104)

Under the DGCL, neither Devon stockholders nor WPX stockholders are entitled to appraisal rights or dissenters’ rights in connection with the merger or the issuance of shares of Devon Common Stock in the merger.

Risk Factors (See page 32)

In evaluating the Merger Agreement and the merger, you should carefully read this joint proxy statement/prospectus and give special consideration to the factors discussed in “Risk Factors.”

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF DEVON

The following table presents selected historical consolidated financial data for the periods indicated. Devon derived the selected historical statements of earnings data for the years ended December 31, 2019, 2018 and 2017, and the balance sheet data as of December 31, 2019 and 2018, from its audited consolidated financial statements and related notes thereto included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data for the nine months ended September 30, 2020 and September 30, 2019, and as of September 30, 2020, are derived from Devon’s unaudited interim consolidated financial statements and related notes thereto contained in Devon’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference into this joint proxy statement/prospectus.

The selected historical consolidated financial data for the years ended December 31, 2016 and 2015, and as of December 31, 2017, 2016 and 2015, have been derived from Devon’s audited consolidated financial statements and related notes thereto for such years, which have not been included or incorporated by reference into this joint proxy statement/prospectus. In 2017, Devon changed its method of accounting for oil and gas exploration and development activities from the full cost method to the successful efforts method. Accordingly, financial information for prior periods, including the selected historical consolidated financial data for 2017, 2016 and 2015 below, has been recast to reflect retrospective application of the successful efforts method. Additionally, Devon sold its Barnett Shale assets in 2020, its Canadian business in 2019 and its aggregate ownership interests in EnLink Midstream Partners, LP and EnLink Midstream, LLC in 2018, all of which qualified as discontinued operations. Therefore, Devon has classified as discontinued operations all financial information related to these divested assets and businesses. The selected historical consolidated financial data as of September 30, 2019 have been derived from Devon’s unaudited interim consolidated financial statements and related notes thereto contained in Devon’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which has not been included or incorporated by reference into this joint proxy statement/prospectus.

In presenting the selected historical consolidated financial data in conformity with GAAP, Devon is required to make estimates and assumptions that affect the amounts reported. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates,” included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, for a detailed discussion of the accounting policies that Devon believes require subjective and complex judgments and estimates included in Devon’s reported financial results. The unaudited financial statements as of and for the periods described above have been prepared on the same basis as the audited consolidated financial statements incorporated by reference in this joint proxy statement/prospectus and include all normal recurring adjustments necessary for a fair statement of the information for the periods presented.

The selected historical consolidated financial data is only a summary and is not necessarily indicative of the results of future operations of Devon nor does it include the effects of the merger discussed in this joint proxy statement/prospectus. This summary should be read together with other information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes of Devon, included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

	As of and for the Nine Months Ended September 30,		As of and for the Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	($ in millions, except per share amounts)
Statement of Earnings data:
Upstream revenues(1)	$2,181	$2,436	$3,355	$4,542	$2,988	$2,325	$4,082
Total revenues(1)	$3,548	$4,631	$6,220	$8,896	$6,501	$5,054	$7,547
Net earnings (loss) from continuing operations(2)	$(2,470)	$(91)	$(79)	$714	$33	$(871)	$(7,989)
Basic earnings (loss) from continuing operations per share(2)	$(6.58)	$(0.22)	$(0.21)	$1.43	$0.06	$(1.72)	$(19.66)
Diluted earnings (loss) from continuing operations per share(2)	$(6.58)	$(0.22)	$(0.21)	$1.42	$0.06	$(1.72)	$(19.66)
Cash dividends paid per common share	$0.31	$0.26	$0.35	$0.30	$0.24	$0.42	$0.96
Balance Sheet data:
Total assets(3)	$10,326	$14,394	$13,717	$19,566	$30,241	$28,675	$29,673
Long-term debt(4)	$4,297	$4,295	$4,294	$4,292	$5,258	$5,359	$7,488
Stockholders’ equity	$3,148	$6,542	$5,920	$9,186	$14,104	$12,722	$11,111
Common shares outstanding	383	387	382	450	525	523	418

(1)	In January 2018, Devon adopted ASC 606—Revenue from Contracts with Customers using the modified retrospective method and applied the standard to all existing contracts at adoption.
(2)

Material asset impairments and acquisition and divestiture activity had significant impacts on operating results and the carrying value of Devon’s oil and gas assets. Specifically, there were asset impairments of $2.8 billion, $0.3 billion, $0.2 billion, $0.5 billion and $10.3 billion in 2020, 2018, 2017, 2016 and 2015, respectively. More discussion on these items can be found in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Note 2 and Note 5 of “Item 8. Financial Statements and Supplementary Data” of Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Note 5 of “Item 1. Financial Statements” of Devon’s quarterly report on Form 10-Q for the quarter ended September 30, 2020.

(3)

The decrease from 2018 to 2019 largely relates to the divestiture of Devon’s Canadian business in 2019. The decrease from 2017 to 2018 largely relates to the divestiture of Devon’s aggregate ownership interest in EnLink Midstream Partners, LP and EnLink Midstream, LLC. For additional information, see Note 18 of “Item 8. Financial Statements and Supplementary Data” of Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

(4)	Long-term debt reflects obligations related to Devon’s continuing operations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF WPX

The following table presents selected historical consolidated financial data for the periods indicated below. WPX derived the selected historical statements of operations data for the years ended December 31, 2019, 2018 and 2017 and the balance sheet data as of December 31, 2019 and 2018, from its audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data for the nine months ended September 30, 2020 and September 30, 2019, and as of September 30, 2020, are derived from WPX’s unaudited interim consolidated financial statements and related notes thereto contained in WPX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, which is incorporated by reference into this joint proxy statement/prospectus. The following information is only a summary and does not provide all of the information contained in WPX’s financial statements.

The selected historical consolidated financial data for the years ended December 31, 2016 and 2015 and as of December 31, 2017, 2016 and 2015, have been derived from WPX’s audited consolidated financial statements as of and for such years, which have not been included or incorporated by reference into this joint proxy statement/prospectus. The selected historical consolidated financial data as of September 30, 2019, have been derived from WPX’s unaudited interim consolidated financial statements and related notes thereto contained in WPX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which has not been incorporated by reference into this joint proxy statement/prospectus.

The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of WPX’s management, include all adjustments necessary for a fair presentation of the information set forth therein. The results of interim periods are not necessarily indicative of results that may be expected for the full year or any future periods.

The following information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and WPX’s consolidated financial statements, including the related notes, contained in WPX’s Annual Report on Form 10-K for the year ended December 31, 2019 and WPX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. See “Where You Can Find More Information.”

	Nine Months Ended September 30,		Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Millions, except per share amounts)
Statement of operations data:
Product revenues	$1,267	$1,646	$2,247	$2,025	$1,016	$507	$403
Net gain (loss) on derivatives	$484	$46	$(153)	$81	$3	$(207)	$418
Commodity management revenue	$144	$155	$194	$204	$25	$177	$286
Total revenues	$1,904	$1,849	$2,292	$2,310	$1,045	$478	$1,113
Income (loss) from continuing operations(1)	$(767)	$379	$258	$242	$24	$(672)	$40
Income (loss) from discontinued operations(2)	$(182)	(1)	$(2)	$(91)	$(40)	$71	$(1,766)

Net income (loss)	$(949)	$378	$256	$151	$(16)	$(601)	$(1,726)
Less: Net income attributable to noncontrolling interests	$3	—	—	—	—	—	$1

Net income (loss) attributable to WPX Energy, Inc.	$(952)	$378	$256	$151	$(16)	$(601)	$(1,727)
Less: Dividends of preferred stock	—	—	—	$8	$15	$18	$9

Less: Loss on induced conversion of preferred stock	—	—	—	—	—	$22	—

Net income (loss) available to WPX Energy, Inc. common stockholders	$(952)	$378	$256	$143	$(31)	$(641)	$(1,736)

Amounts available to WPX Energy, Inc. common stockholders:
Income (loss) from continuing operations	$(770)	$379	$258	$234	$9	$(712)	$31
Income (loss) from discontinued operations	$(182)	(1)	$(2)	$(91)	$(40)	$71	$(1,767)
Base earnings (loss) per common share:
Income (loss) from continuing operations	$(1.46)	$0.90	$0.62	$0.57	$0.02	$(2.28)	$0.13
Income (loss) from discontinued operations	$(0.35)	—	$(0.01)	$(0.22)	$(0.10)	$0.23	$(7.55)
Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$(1.46)	$0.89	$0.61	$0.57	$0.02	$(2.28)	$0.13
Income (loss) from discontinued operations	$(0.35)	—	—	$(0.22)	$(0.10)	$0.23	$(7.50)

Balance sheet data
Total assets	$9,501	$8,620	$8,413	$8,203	$8,207	$7,264	$8,393
Long-term debt	$3,213	$2,201	$2,202	$2,485	$2,575	$2,575	$3,189
Total stockholders’ equity	$4,536	$4,643	$4,515	$4,301	$4,127	$3,466	$3,535

(1)	Income (loss) from continuing operations includes significant pre-tax items comprised of the following:

	Nine Months Ended September 30		Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Millions)
Net (gain) loss on sales of assets, divestment of transportation contracts or impairment of producing properties	$—	$—	$—	$(3)	$(161)	$239	$(349)
Gains on equity method investment transactions	$—	$373	$380	$—	$—	$—	$—
Impairment of producing properties	$967	$—	$—	$—	$—	$—	$—
Impairment of unproved leasehold costs	$49	$—	$—	$—	$—	$—	$—

For further discussion of asset sales and the equity method investment transactions and impairments of producing properties and unproved leasehold costs in 2020, 2019, 2018 and 2017, see Notes 4 and 5 of “Notes to Consolidated Financial Statements” of WPX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Note 5 of “Notes to Consolidated Financial Statements” of WPX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020. In 2016, WPX completed the divestment of the remaining transportation contracts that were not included in the Piceance Basin divestment and recorded a net loss of $238 million. In 2015, WPX completed sales of a package of marketing contracts and released certain firm transportation capacity resulting in a $209 million gain. WPX also sold a North Dakota gathering system resulting in a $70 million gain and sold a portion of Appalachian properties resulting in a gain of $69 million.

(2)

Income (loss) from discontinued operations includes the results of holdings in the San Juan Basin, holdings in the Piceance Basin and holdings in the Powder River Basin. Significant components included in income (loss) from discontinued operations are comprised of the following:

	Nine Months Ended September 30		Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(Millions)
Net pre-tax (gain) loss on divestments	$—	$—	$—	$147	$(10)	$(268)	$(26)
San Juan pre-tax impairment	$—	$—	$—	$—	$60	$—	$—
Piceance pre-tax impairments, including impairment of producing properties, costs of acquired unproved reserves and exploratory area well costs	$—	$—	$—	$—	$—	$—	$2,334
Powder River pre-tax impairments	$—	$—	$—	$—	$—	$—	$16
San Juan performance guarantee accrual	$184	$—	$—	$—	$—	$—	$—

SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following summary unaudited pro forma combined balance sheet data gives effect to the proposed merger as if it had occurred on September 30, 2020, while the unaudited pro forma combined statement of operations data for the year ended December 31, 2019 and the nine months ended September 30, 2020 is presented as if the merger had occurred on January 1, 2019. These summary unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger occurred as of the date indicated. In addition, the unaudited pro forma combined financial statements do not purport to project the future financial position or operating results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 32. The following summary unaudited pro forma combined financial statements should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Statements” beginning on page 164 and the related notes.

	Nine Months Ended September 30, 2020	Year Ended December 31, 2019
	($ in millions, except per share amounts)
Pro Forma Combined Statements of Operations Data:
Total revenues	$5,618	$9,201
Net earnings (loss) from continuing operations attributable to Devon	$(3,517)	$728
Basic earnings (loss) from continuing operations per share	$(5.27)	$1.05
Diluted earnings (loss) from continuing operations per share	$(5.27)	$1.05

As of September 30, 2020
($ in millions)
Pro Forma Combined Balance Sheet Data:
Cash and cash equivalents	$2,217
Total assets	$17,640
Long-term debt	$7,780
Stockholders’ equity	$5,671

SUMMARY UNAUDITED PRO FORMA COMBINED OIL, NATURAL GAS AND NGL RESERVE INFORMATION AND PRODUCTION DATA

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves prepared as of December 31, 2019. The pro forma reserve information set forth below gives effect to the merger as if the merger had been completed on January 1, 2019, and WPX’s acquisition of Felix Energy Holdings II, LLC (“Felix”), which was completed on March 6, 2020, had also been completed on January 1, 2019. However, the proved reserves presented below represent the respective estimates made as of December 31, 2019 by Devon, WPX and Felix while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to (i) December 31, 2019, (ii) WPX’s acquisition of Felix or (iii) the merger.

The following summary pro forma reserve information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 32. The summary pro forma reserve information should be read in conjunction with the section titled “Unaudited Pro Forma Combined Financial Statements” beginning on page 164 and the related notes included in this joint proxy statement/prospectus.

	Year Ended December 31, 2019
	Devon Historical	WPX Historical	Felix Historical		Devon Pro Forma Combined
Proved Developed Reserves:
Oil (MMBbls)	198	184	94		476
Natural Gas (Bcf)	1,344	457	107		1,908
NGL (MMBbls)	167	66	23		256
Combined (MMBoe)	589	326	135		1,050
Proved Undeveloped Reserves:
Oil (MMBbls)	78	112	248		438
Natural Gas (Bcf)	277	284	229		790
NGL (MMBbls)	44	43	50		137
Combined (MMBoe)	168	202	336	(a)	706

	Year Ended December 31, 2019
	Devon Historical	WPX Historical	Felix Historical		Devon Pro Forma Combined
Production:
Oil (MMBbls)	55	38	12		105
Natural Gas (Bcf)	219	78	13		310
NGL (MMBbls)	28	10	3		41
Combined (MMBoe)	119	61	17		197

	Nine Months Ended September 30, 2020
	Devon Historical	WPX Historical	Felix Historical		Devon Pro Forma Combined
Production:
Oil (MMBbls)	42	34	2		78
Natural Gas (Bcf)	167	73	4		244
NGL (MMBbls)	21	10	1		32
Combined (MMBoe)	91	56	4		151

(a)

The proved undeveloped reserves of Felix were prepared as of December 31, 2019 based on Felix’s development plans and do not necessarily reflect WPX’s development plans after its acquisition of Felix or the combined company’s development plans after the merger.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE INFORMATION

The following table presents Devon’s and WPX’s historical and pro forma per share data as of and for the year ended December 31, 2019 and as of and for the nine months ended September 30, 2020. The pro forma per share data for the year ended December 31, 2019 and as of and for the nine months ended September 30, 2020 is presented as if the merger and WPX’s acquisition of Felix had been completed on January 1, 2019. Except for the historical information for the year ended December 31, 2019, the information provided in the table below is unaudited. This information should be read together with the historical consolidated financial statements and related notes of Devon and WPX, and incorporated by reference in this joint proxy statement/prospectus, and with the unaudited pro forma combined financial statements included in the section entitled “Unaudited Pro Forma Combined Financial Statements” beginning on page 164.

	As of and for the Year Ended December 31, 2019	As of and for the Nine Months Ended September 30, 2020
Devon Historical
Basic net loss from continuing operations per share	$(0.21)	$(6.58)
Diluted net loss from continuing operations per share	$(0.21)	$(6.58)
Cash dividends declared per share	$0.35	$0.31
Net book value per share	$15.17	$7.90
WPX Historical
Basic net earnings (loss) from continuing operations per share	$0.62	$(1.46)
Diluted net earnings (loss) from continuing operations per share	$0.61	$(1.46)
Cash dividends declared per share	$—	$—
Net book value per share	$10.83	$8.09
Pro Forma Combined
Basic net earnings (loss) from continuing operations per share	$1.05	$(5.27)
Diluted net earnings (loss) from continuing operations per share	$1.05	$(5.27)
Cash dividends declared per share	$0.35	$0.31
Net book value per share		$8.25
Equivalent WPX(a)
Basic net earnings (loss) from continuing operations per share	$0.54	$(2.72)
Diluted net earnings (loss) from continuing operations per share	$0.54	$(2.72)
Cash dividends declared per share	$0.18	$0.16
Net book value per share		$4.26

(a)	Determined using the pro forma combined per share data multiplied by the Exchange Ratio of 0.5165.

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

The following table sets forth the closing sale prices per share of Devon Common Stock and WPX Common Stock on the NYSE on September 25, 2020, the last trading day prior to the public announcement of the merger, and on [                ], 2020, the last practicable trading day prior to the mailing of this joint proxy statement/prospectus. Devon Common Stock is traded on the NYSE under the symbol “DVN” and WPX Common Stock is traded on the NYSE under the symbol “WPX.” The high and low trading prices for the Devon Common Stock on September 25, 2020, the last trading day immediately before the public announcement of the merger, were $8.97 and $8.68, respectively. The high and low trading prices for the WPX Common Stock on September 25, 2020, the last trading day immediately before the public announcement of the merger, were $4.46 and $4.22, respectively. The table also shows the estimated implied value of the merger consideration proposed for each share of WPX Common Stock as of the same two dates. The implied value for share consideration was calculated by multiplying the closing sales price of a share of Devon Common Stock on the relevant date by the exchange ratio of 0.5165 shares of Devon Common Stock for each share of WPX Common Stock.

	Devon Common Stock			WPX Common Stock			Implied Per Share Value of Share Consideration
September 25, 2020		$8.82			$4.44			$4.56
[ ], 2020	$	[	]	$	[	]	$	[	]

The market prices of Devon Common Stock and WPX Common Stock have fluctuated since the date of the announcement of the Merger Agreement and will continue to fluctuate prior to the completion of the merger. No assurance can be given concerning the market prices of Devon Common Stock or WPX Common Stock before completion of the merger or of Devon Common Stock after completion of the merger. Because the Exchange Ratio, which determines the merger consideration, is fixed and will not be adjusted for changes in the market prices of either Devon Common Stock or WPX Common Stock, the market price of Devon Common Stock (and, therefore, the value of the merger consideration) when received by WPX stockholders after the merger is completed could be greater than, less than or the same as shown in the table above. Accordingly, these comparisons may not provide meaningful information to stockholders in determining how to vote with respect to the proposals described in this joint proxy statement/prospectus. We urge you to obtain current market quotations for Devon Common Stock and WPX Common Stock and to review carefully the other information contained in this joint proxy statement/prospectus. Please see “Risk Factors—Risks Relating to the Merger—Because the market price of Devon Common Stock will fluctuate, WPX stockholders cannot be sure of the value of the shares of Devon Common Stock they will receive in the merger. In addition, because the Exchange Ratio is fixed, the number of shares of Devon Common Stock to be received by WPX stockholders in the merger will not change between now and the time the merger is completed to reflect changes in the trading prices of Devon Common Stock or WPX Common Stock.”

For more information on the market for Devon’s or WPX’s common equity, related stockholder matters and issuer purchases of equity securities, see Part II, Item 5 “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” of Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, or WPX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which are each incorporated by reference into this joint proxy statement/prospectus.

Dividend Information

The table below summarizes the dividends Devon paid on the Devon Common Stock:

	Amounts	Rate Per Share
	($ in millions, except per share amounts)
Year Ended 2020:
First quarter	$34	$0.09
Second quarter	42	$0.11
Third quarter	43	$0.11

Total year-to-date	$119

Year Ended 2019:
First quarter	$34	$0.08
Second quarter	37	$0.09
Third quarter	35	$0.09
Fourth quarter	34	$0.09

Total year-to-date	$140

Year Ended 2018:
First quarter	$32	$0.06
Second quarter	42	$0.08
Third quarter	38	$0.08
Fourth quarter	37	$0.08

Total year-to-date	$149

Year Ended 2017:
First quarter	$32	$0.06
Second quarter	33	$0.06
Third quarter	30	$0.06
Fourth quarter	32	$0.06

Total year-to-date	$127

Devon raised its quarterly dividend by 22%, to $0.11 per share, beginning in the second quarter of 2020. In the second quarter of 2019, Devon increased the quarterly dividend rate from $0.08 to $0.09 per share.

On August 4, 2020, the Devon Board approved a $0.26 per share (approximately $100 million total) special dividend that was paid on October 1, 2020, to holders of record as of August 14, 2020. The terms of the Merger Agreement limit the ability of Devon to declare or pay additional dividends, other than its regular quarterly dividend not to exceed $0.11 per share, prior to the completion of the merger.

WPX has not paid any cash dividends since its inception. The terms of the Merger Agreement limit the ability of WPX to declare or pay dividends prior to the completion of the merger. In addition, certain of WPX’s debt instruments place restrictions on its ability to pay cash dividends.

RISK FACTORS

In deciding how to vote, stockholders of Devon and WPX, respectively, should carefully consider the following risk factors and all of the information contained in or incorporated by reference herein, including, but not limited to, the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” as well as WPX’s and Devon’s other filings with the SEC incorporated herein by reference. Please see the section entitled “Where You Can Find More Information.”

Risks Relating to the Merger

Because the market price of Devon Common Stock will fluctuate, WPX stockholders cannot be sure of the value of the shares of Devon Common Stock they will receive in the merger. In addition, because the Exchange Ratio is fixed, the number of shares of Devon Common Stock to be received by WPX stockholders in the merger will not change between now and the time the merger is completed to reflect changes in the trading prices of Devon Common Stock or WPX Common Stock.

As a result of the merger, each eligible share of WPX Common Stock will be converted automatically into the right to receive 0.5165 shares of Devon Common Stock, with cash paid in lieu of the issuance of any fractional shares of Devon Common Stock. The Exchange Ratio is fixed, which means that it will not change between now and the closing date, regardless of whether the market price of either Devon Common Stock or WPX Common Stock changes. Therefore, the value of the merger consideration will depend on the market price of Devon Common Stock at the Effective Time. The market price of Devon Common Stock has fluctuated since the date of the announcement of the parties’ entry into the Merger Agreement and will continue to fluctuate from the date of this joint proxy statement/prospectus to the date of the WPX Special Meeting, the date of the Devon Special Meeting, the date the merger is completed and thereafter. The market price of Devon Common Stock, when received by WPX stockholders after the merger is completed, could be greater than, less than or the same as the market price of Devon Common Stock on the date of this joint proxy statement/prospectus or at the time of the WPX Special Meeting. Accordingly, you should obtain current stock price quotations for Devon Common Stock and WPX Common Stock before deciding how to vote or abstain from voting on any of the proposals described in this joint proxy statement/prospectus.

The market price for Devon Common Stock following the closing may be affected by factors different from those that historically have affected or currently affect Devon Common Stock and WPX Common Stock.

Upon the completion of the merger, WPX stockholders will receive shares of Devon Common Stock. Devon’s financial position may differ from its financial position before the completion of the merger, and the results of operations of the combined company may be affected by some factors that are different from those currently affecting the results of operations of Devon and those currently affecting the results of operations of WPX. Accordingly, the market price and performance of Devon Common Stock is likely to be different from the performance of WPX Common Stock in the absence of the merger. In addition, general fluctuations in stock markets could have a material adverse effect on the market for, or liquidity of, Devon Common Stock, regardless of Devon’s actual operating performance. For a discussion of the businesses of Devon and WPX and important factors to consider in connection with those businesses, see the documents incorporated by reference herein and referred to in “Where You Can Find More Information.”

Devon stockholders and WPX stockholders, in each case as of immediately prior to the merger, will have reduced ownership in the combined company.

Based on the number of issued and outstanding shares of WPX Common Stock as of [                ], 2020, and the number of outstanding WPX equity awards currently estimated to be payable in shares of Devon Common Stock in connection with the merger, Devon anticipates issuing approximately [                ] shares of Devon Common Stock pursuant to the Merger Agreement. The actual number of shares of Devon Common Stock to be issued pursuant to the Merger Agreement will be determined at the completion of the merger based on the number of shares of WPX Common Stock outstanding immediately prior to such time. The issuance of these new shares could have the effect of depressing the market price of Devon Common Stock, through dilution of earnings per share or otherwise. Any dilution of, or delay of any accretion to, Devon’s earnings per share could cause the price of Devon Common Stock to decline or increase at a reduced rate.

Immediately after the completion of the merger, it is expected that Devon stockholders as of immediately prior to the merger will own approximately 57%, and WPX stockholders as of immediately prior to the merger will own approximately 43%, of the issued and outstanding shares of Devon Common Stock (in each case based on fully diluted shares outstanding of each company). As a result, Devon’s current stockholders and WPX’s current stockholders will have less influence on the policies of the combined company than they currently have on the policies of Devon and WPX, respectively.

Devon and WPX must obtain certain regulatory approvals and clearances to consummate the merger, which, if delayed, not granted or granted with unacceptable conditions, could prevent, substantially delay or impair consummation of the merger, result in additional expenditures of money and resources or reduce the anticipated benefits of the merger.

At any time before or after consummation of the merger, the DOJ or the FTC, or any state, could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

The merger is subject to a number of conditions to the obligations of both Devon and WPX to complete the merger, which, if not fulfilled, or not fulfilled in a timely manner, may delay completion of the merger or result in termination of the Merger Agreement.

The respective obligations of each of WPX and Devon to effect the merger are subject to the satisfaction at or prior to the Effective Time of numerous conditions, including the following:

•	the approval of the Merger Proposal by the WPX stockholders;

•	the approval of the Stock Issuance Proposal by the Devon stockholders;

•	the shares of Devon Common Stock that will be issued in the merger must have been authorized for listing on the NYSE, upon official notice of issuance;

•

the registration statement on Form S-4, of which this joint proxy statement/prospectus forms a part, will have become effective under the Securities Act and no stop order suspending its effectiveness may be in effect;

•	the absence of any applicable law or order (preliminary or otherwise) prohibiting the consummation of the merger; and

•	the expiration or earlier termination of the waiting period (and any extension of such period) under the HSR Act.

Many of the conditions to completion of the merger are not within either Devon’s or WPX’s control, and neither company can predict when, or if, these conditions will be satisfied. If any of these conditions are not satisfied or waived prior to March 26, 2021, it is possible that the Merger Agreement may be terminated. Although Devon and WPX have agreed in the Merger Agreement to use reasonable best efforts to, subject to certain limitations, to complete the merger as promptly as practicable, these and other conditions to the completion of the merger may fail to be satisfied. In addition, satisfying the conditions to and completion of the merger may take longer, and could cost more, than Devon and WPX expect. Neither Devon nor WPX can predict whether and when these other conditions will be satisfied. Furthermore, the requirements for obtaining the required clearances and approvals could delay the completion of the merger for a significant period of time or prevent them from occurring. Any delay in completing the merger may adversely affect the cost savings and other benefits that Devon and WPX expect to achieve if the merger and the integration of the companies’ respective businesses are not completed within the expected timeframe. There can be no assurance that all required regulatory approvals will be obtained or obtained prior to the termination date.

Uncertainties associated with the merger may cause a loss of management personnel and other key employees of Devon and WPX, which could adversely affect the future business and operations of Devon following the merger.

Devon and WPX are dependent on the experience and industry knowledge of their officers and other key employees to execute their business plans. Devon’s success after the merger will depend in part upon its ability to retain key management personnel and other key employees. Current and prospective employees of Devon and WPX may experience uncertainty about their roles within Devon following the merger or other concerns regarding the timing and completion of the merger or the operations of Devon following the merger, any of which may have an adverse effect on the ability of Devon and WPX to retain or attract key management and other key personnel. If Devon or WPX is unable to retain personnel, including Devon’s or WPX’s key management, who are critical to the future operations of the companies, Devon and WPX could face disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how and unanticipated additional recruitment and training costs. In addition, the loss of key Devon and WPX personnel could diminish the anticipated benefits of the merger. No assurance can be given that Devon, following the merger, will be able to retain or attract key management personnel and other key employees of Devon and WPX to the same extent that Devon and WPX have previously been able to retain or attract their own employees.

The business relationships of Devon and WPX may be subject to disruption due to uncertainty associated with the merger, which could have a material adverse effect on the results of operations, cash flows and financial position of Devon or WPX pending and following the merger.

Parties with which Devon or WPX do business may experience uncertainty associated with the merger, including with respect to current or future business relationships with Devon or WPX following the merger. Devon’s and WPX’s business relationships may be subject to disruption as customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners may attempt to delay or defer entering into new business relationships, negotiate changes in existing business relationships or consider entering into business relationships with parties other than Devon or WPX following the merger. These disruptions could have a material and adverse effect on the results of operations, cash flows and financial position of Devon or WPX, regardless of whether the merger is completed, as well as a material and adverse effect on Devon’s ability to realize the expected cost savings and other benefits of the merger. The risk, and adverse effect, of any disruption could be exacerbated by a delay in completion of the merger or termination of the Merger Agreement.

Devon or WPX may waive one or more of the closing conditions without re-soliciting stockholder approval.

Devon or WPX may determine to waive, in whole or part, one or more of the conditions to closing the merger prior to Devon or WPX, as the case may be, being obligated to consummate the merger. Each of Devon and WPX currently expects to evaluate the materiality of any waiver and its effect on its respective stockholders in light of the facts and circumstances at the time, to determine whether any amendment of this joint proxy statement/prospectus or any re-solicitation of proxies is required in light of such waiver. Any determination whether to waive any condition to the merger or to re-solicit stockholder approval or amending or supplementing this joint proxy statement/prospectus as a result of a waiver will be made by Devon or WPX at the time of such waiver based on the facts and circumstances as they exist at that time.

WPX stockholders will not be entitled to appraisal rights in the merger.

Under Delaware law, holders of WPX Common Stock do not have appraisal rights in connection with the merger, as more fully described in “The Merger—No Appraisal Rights.”

The Merger Agreement subjects Devon and WPX to restrictions on their respective business activities prior to the Effective Time.

The Merger Agreement subjects Devon and WPX to restrictions on their respective business activities prior to the Effective Time. The Merger Agreement obligates each of Devon and WPX to generally conduct its businesses in the ordinary course until the Effective Time and to use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain its assets and properties and (iii) preserve its existing relationships and goodwill with governmental entities, key employees, customers, suppliers, licensors, licensees, distributors, lessors and others having business dealings with it. These restrictions could prevent Devon and WPX from pursuing certain business opportunities that arise prior to the Effective Time. See “The Merger Agreement—Covenants” for additional details.

Directors and executive officers of each party have interests in the merger that may be different from, or in addition to, the interests of the Devon and WPX stockholders generally.

In considering the recommendation of the (i) Devon Board that Devon stockholders vote in favor of the Stock Issuance Proposal and (ii) WPX Board that WPX stockholders vote in favor of the Merger Proposal and the Advisory Compensation Proposal, Devon and WPX stockholders should be aware of and take into account the fact that certain Devon and WPX directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Devon and WPX stockholders generally. The interests of Devon’s directors and executive officers include, among others, severance rights and distributions for their nonqualified deferred compensation plan benefits. See “The Merger—Interests of Devon’s Directors and Executive Officers in the Merger” for a more detailed description of these interests. The interests of WPX’s directors and executive officers include, among others, severance rights, rights to continuing indemnification and directors’ and officers’ liability insurance. See “The Merger—Interests of WPX’s Directors and Executive Officers in the Merger” for a more detailed description of these interests. The Devon Board and WPX Board were aware of and carefully considered the interests of their respective directors and officers , among other matters, in evaluating the terms and structure, and overseeing the negotiation of the merger, in approving the Merger Agreement and the transactions contemplated thereby, including the merger, and the recommendation of the (i) Devon Board that Devon stockholders vote in favor of the Stock Issuance Proposal and (ii) WPX Board that WPX stockholders adopt the Merger Agreement.

The Merger Agreement limits Devon’s and WPX’s respective ability to pursue alternatives to the merger, may discourage certain other companies from making a favorable alternative transaction proposal and, in specified circumstances, could require Devon or WPX to pay the other party a termination fee.

The Merger Agreement contains certain provisions that restrict each of Devon’s and WPX’s ability to initiate, solicit, knowingly encourage or knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, a competing proposal with respect to Devon or WPX, as applicable, and Devon and WPX have each agreed to certain terms and conditions relating to their ability to engage in, continue or otherwise participate in any discussions with respect to, provide any third party confidential information with respect to or enter into any an acquisition agreement with respect to certain unsolicited proposals that constitute or are reasonably likely to lead to a competing proposal. Further, even if the Devon Board or the WPX Board changes, withdraws, modifies, or qualifies its recommendation with respect to the Stock Issuance Proposal or the Merger Proposal, as applicable, unless the Merger Agreement has been terminated in accordance with its terms, both parties will still be required to submit the Stock Issuance Proposal and the Merger Proposal, as applicable, to a vote at their respective special meetings. In addition, Devon and

WPX generally have an opportunity to offer to modify the terms of the Merger Agreement in response to any competing Acquisition Proposals or intervening events before the WPX Board or Devon Board, respectively, may withdraw or qualify their respective recommendations. The Merger Agreement further provides that under specified circumstances, including after receipt of certain alternative Acquisition Proposals, each of Devon and WPX may be required to pay the other a cash termination fee equal to $75,000,000. See “The Merger Agreement—Termination Fee” for additional details.

These provisions could discourage a potential third party acquirer or other strategic transaction partner that might have an interest in acquiring all or a significant portion of WPX or Devon from considering or pursuing an alternative transaction with either party or proposing such a transaction, even if it were prepared, in WPX’s case, to pay consideration with a higher per share value than the total value proposed to be paid or received in the merger. These provisions might also result in a potential third party acquirer or other strategic transaction partner proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee or expense reimbursement that may become payable in certain circumstances.

Failure to complete the merger could negatively impact Devon’s or WPX’s stock price and have a material adverse effect on their results of operations, cash flows and financial position.

If the merger is not completed for any reason, including as a result of failure to obtain all requisite regulatory approvals or if the Devon stockholders or WPX stockholders fail to approve the applicable proposals, the ongoing businesses of Devon and WPX may be materially adversely affected and, without realizing any of the benefits of having completed the merger, Devon and WPX would be subject to a number of risks, including the following:

•	Devon and WPX may experience negative reactions from the financial markets, including negative impacts on their respective stock prices;

•

Devon, WPX and their respective subsidiaries may experience negative reactions from their respective customers, distributors, suppliers, vendors, landlords, joint venture partners and other business partners;

•	Devon and WPX will still be required to pay certain significant costs relating to the merger, such as legal, accounting, financial advisor and printing fees;

•	Devon or WPX may be required to pay a termination fee as required by the Merger Agreement;

•

the Merger Agreement places certain restrictions on the conduct of the respective businesses pursuant to the terms of the Merger Agreement, which may delay or prevent the respective companies from undertaking business opportunities that, absent the Merger Agreement, may have been pursued;

•

matters relating to the merger (including integration planning) require substantial commitments of time and resources by each company’s management, which may have resulted in the distraction of each company’s management from ongoing business operations and pursuing other opportunities that could have been beneficial to the companies; and

•

litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Devon or WPX to perform their respective obligations pursuant to the Merger Agreement.

If the merger is not completed, the risks described above may materialize and they may have a material adverse effect on Devon’s or WPX’s results of operations, cash flows, financial position and stock prices.

The shares of Devon Common Stock to be received by WPX stockholders upon the completion of the merger will have different rights from shares of WPX Common Stock.

Upon the completion of the merger, WPX stockholders will no longer be stockholders of WPX. Instead, former WPX stockholders will become Devon stockholders and while their rights as Devon stockholders will continue to be governed by the laws of the state of Delaware, their rights will be subject to and governed by the terms of the Devon restated certificate of incorporation and the Devon amended and restated bylaws. The terms of the Devon restated certificate of incorporation and the Devon amended and restated bylaws are in some respects different than the terms of the WPX amended and restated certificate of incorporation and the WPX amended and restated bylaws, which currently govern the rights of WPX stockholders. See “Comparison of Stockholders’ Rights” for a discussion of the different rights associated with shares of Devon Common Stock and shares of WPX Common Stock.

Completion of the merger may trigger change in control or other provisions in certain agreements to which WPX is a party.

The completion of the merger may trigger change in control or other provisions in certain agreements to which WPX is a party. If Devon and WPX are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements, or seeking monetary damages. Even if Devon and WPX are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to WPX.

Devon and WPX are expected to incur significant transaction costs in connection with the merger, which may be in excess of those anticipated by them.

Devon and WPX have incurred and are expected to continue to incur a number of non-recurring costs associated with negotiating and completing the merger, combining the operations of the two companies and achieving desired synergies. These costs have been, and will continue to be, substantial and, in many cases, will be borne by Devon and WPX whether or not the merger is completed. A substantial majority of non-recurring expenses will consist of transaction costs and include, among others, fees paid to financial, legal, accounting and other advisors, employee retention, severance and benefit costs and filing fees. Devon will also incur costs related to formulating and implementing integration plans, including facilities and systems consolidation costs and other employment-related costs. Devon and WPX will continue to assess the magnitude of these costs and additional unanticipated costs may be incurred in connection with the merger and the integration of the two companies’ businesses. While Devon and WPX have assumed that a certain level of expenses would be incurred, there are many factors beyond their control that could affect the total amount or the timing of the expenses. The elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not offset integration-related costs and achieve a net benefit in the near term, or at all. The costs described above and any unanticipated costs and expenses, many of which will be borne by Devon or WPX even if the merger is not completed, could have an adverse effect on Devon’s or WPX’s financial condition and operating results.

Litigation relating to the merger could result in an injunction preventing the completion of the merger and/or substantial costs to Devon and WPX.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger, or other business combination agreements. Even if such a lawsuit is without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on Devon’s and WPX’s respective liquidity and financial condition.

Lawsuits that may be brought against Devon, WPX or their respective directors could also seek, among other things, injunctive relief or other equitable relief, including a request to rescind parts of the Merger

Agreement already implemented and to otherwise enjoin the parties from consummating the merger. One of the conditions to the closing of the merger is that no injunction by any any court, administrative agency or other governmental entity has been entered and continues to be in effect and no law has been adopted or is effective. Consequently, if a plaintiff is successful in obtaining an injunction prohibiting completion of the merger, that injunction may delay or prevent the merger from being completed within the expected timeframe or at all, which may adversely affect Devon’s and WPX’s respective business, financial position and results of operation.

There can be no assurance that any of the defendants will be successful in the outcome of any pending or any potential future lawsuits. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is completed may adversely affect Devon’s or WPX’s business, financial condition, results of operations and cash flows.

Risks Relating to Devon and WPX

Recent declines in crude oil prices to record low levels as a result of the outbreak of the novel strain of coronavirus (“COVID-19”) and a significantly oversupplied crude oil market have negatively impacted demand for the products of Devon and WPX and are expected to continue to negatively impact demand for the products of Devon, WPX and of the combined company, which may result in a material negative impact on the combined company’s results of operations, financial position and liquidity.

The COVID-19 outbreak in the United States and globally, together with the recent significant decline in commodity prices due, in significant part, to the actions of the Organization of the Petroleum Exporting Countries and other oil producing nations (“OPEC+”), have adversely affected and are expected to continue to adversely affect, both the price of and demand for crude oil and the continuity of the combined company’s business operations. Oil demand significantly deteriorated as a result of the COVID-19 pandemic and corresponding preventative measures taken around the world to mitigate its spread, including “shelter-in-place” orders, quarantines, executive orders and similar governmental orders and restrictions for their citizens to control the spread of COVID-19.

In March 2020, OPEC+ were unable to reach an agreement on production levels for crude oil, at which point Saudi Arabia and Russia initiated efforts to aggressively increase crude oil production. The convergence of the COVID-19 pandemic and the crude oil production increases caused the significant dual impact of global crude oil demand decline and the risk of a substantial increase in supply. While OPEC+ agreed in April 2020 to cut production, downward pressure on commodity prices has remained and could continue for the foreseeable future.

This decline in commodity prices has already adversely impacted the results of operations for Devon and WPX during 2020 and contributed to both companies recognizing material asset impairments to their oil and gas assets earlier in 2020. Any sustained weakness or further deterioration in commodity prices could further adversely impact the results of operations, the value of properties and the financial condition of Devon, WPX and the combined company.

The negative effects of COVID-19 on economic prospects across the world have contributed to concerns for the potential of a prolonged economic slowdown and recession. Any such downturn, or a protracted period of depressed commodity prices, could have significant adverse consequences for financial condition and liquidity of Devon, WPX and the combined company, by, among other things: (i) limiting their ability to access sources of capital due to disruptions in financial markets or otherwise; and (ii) increasing the risk of a downgrade from credit rating agencies, which could trigger new credit support obligations and further adversely affect their ability to access financing or trade credit. Moreover, any such downturn could also result in similar financial constraints for the companies’ non-operating partners, purchasers of the companies’ production and other counterparties, thereby increasing the risk that such counterparties default on their obligations. Such defaults or more general supply chain disruptions due to the pandemic may also jeopardize the supply of materials, equipment or services for the companies’ operations.

The COVID-19 pandemic and related restrictions aimed at mitigating its spread have caused Devon and WPX to modify certain business practices, including limiting employee travel, encouraging work-from-home practices and other social distancing measures. Such measures may cause disruptions to Devon’s, WPX’s and the combined company’s business and operational plans, which may include shortages of employees, contractors and subcontractors. There is no certainty that these or any other future measures will be sufficient to mitigate the risks posed by the disease, including the risk of infection of key employees, and the companies’ ability to perform certain functions could be impaired by these new business practices. For example, reliance on technology has necessarily increased due to the encouragement of remote communications and other work-from-home practices, which could make Devon, WPX and the combined company more vulnerable to cyber-attacks.

The COVID-19 pandemic and its related effects continue to rapidly evolve. The ultimate extent of the impact of the COVID-19 pandemic and any other future pandemic on the combined company’s business will depend on future developments, including, but not limited to, the nature, duration and spread of the disease, the responsive actions to contain its spread or address its effects and the duration, timing and severity of the related consequences on commodity prices and the economy more generally, including any recession resulting from the pandemic. Any extended period of depressed commodity prices or general economic disruption as a result of the pandemic would adversely affect the combined company’s business, financial condition and results of operations.

The combined company may not be able to retain customers or suppliers, and customers or suppliers may seek to modify contractual obligations with the combined company, either of which could have an adverse effect on the combined company’s business and operations. Third parties may terminate or alter existing contracts or relationships with Devon or WPX as a result of the merger.

As a result of the merger, the combined company may experience impacts on relationships with customers and suppliers that may harm the combined company’s business and results of operations. Certain customers or suppliers may seek to terminate or modify contractual obligations following the merger whether or not contractual rights are triggered as a result of the merger. There can be no guarantee that customers and suppliers will remain with or continue to have a relationship with the combined company or do so on the same or similar contractual terms following the merger. If any customers or suppliers seek to terminate or modify contractual obligations or discontinue their relationships with the combined company, then the combined company’s business and results of operations may be harmed. Furthermore, the combined company will not have long-term arrangements with many of its significant suppliers. If the combined company’s suppliers were to seek to terminate or modify an arrangement with the combined company, then the combined company may be unable to procure necessary supplies or services from other suppliers in a timely and efficient manner and on acceptable terms, or at all.

Devon and WPX also have contracts with vendors, landlords, licensors and other business partners which may require Devon or WPX, as applicable, to obtain consent from these other parties in connection with the merger. If these consents cannot be obtained, the combined company may suffer a loss of potential future revenue, incur costs and lose rights that may be material to the business of the combined company. In addition, third parties with whom Devon or WPX currently have relationships may terminate or otherwise reduce the scope of their relationship with either party in anticipation of the merger. Any such disruptions could limit the combined company’s ability to achieve the anticipated benefits of the merger. The adverse effect of any such disruptions could also be exacerbated by a delay in the completion of the merger or by a termination of the Merger Agreement.

The combined company may fail to realize the anticipated benefits of the merger.

The success of the merger will depend on, among other things, the combined company’s ability to combine the Devon and WPX businesses in a manner that realizes anticipated synergies and benefits and meets or exceeds the forecasted stand-alone cost savings anticipated by the combined company. The combined company anticipates it will benefit from significant synergies, based on, among other things, increased scale. If the combined company is not able to successfully achieve these synergies, or the cost to achieve these synergies is greater than expected, then the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

The failure to successfully integrate the businesses and operations of Devon and WPX in the expected time frame may adversely affect the combined company’s future results.

Devon and WPX have operated and, until the completion of the merger, will continue to operate independently; however, their respective businesses may not be integrated successfully. It is possible that the integration process could result in the loss of key Devon employees or key WPX employees, the loss of customers, providers, vendors or business partners, the disruption of either company’s or both companies’ ongoing businesses, inconsistencies in standards, controls, procedures and policies, potential unknown liabilities and unforeseen expenses, delays, or regulatory conditions associated with and following completion of the merger or higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of Devon and WPX in order to realize the anticipated benefits of the merger:

•	combining the companies’ operations and corporate functions and the resulting difficulties associated with managing a larger, more complex, integrated business;

•	combining the businesses of Devon and WPX in a manner that permits the combined company to achieve any cost savings or operating synergies anticipated to result from the merger;

•	reducing additional and unforeseen expenses such that integration costs are not more than anticipated;

•	avoiding delays in connection with the merger or the integration process;

•	integrating personnel from the two companies and minimizing the loss of key employees;

•	identifying and eliminating redundant functions and assets;

•	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

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maintaining existing agreements with customers, providers and vendors or business partners and avoiding delays in entering into new agreements with prospective customers, providers and vendors or business partners;

•	addressing possible differences in business backgrounds, corporate cultures and management philosophies;

•	consolidating the companies’ operating, administrative and information technology infrastructure and financial systems;

•	coordinating distribution and marketing efforts; and

•	establishing the combined company’s headquarters in Oklahoma City, Oklahoma.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may have been beneficial to such company, which may disrupt each company’s ongoing business and the business of the combined company.

Furthermore, the Devon Board and executive leadership of Devon will consist of former directors from each of Devon and WPX and former executive officers from each of Devon and WPX, respectively. Combining the boards of directors and management teams of each company into a single board and a single management team could require the reconciliation of differing priorities and philosophies.

The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus may not be an indication of the combined company’s results of operations or financial condition following the closing of the merger.

This joint proxy statement/prospectus includes unaudited pro forma combined financial information for the combined company, which give effect to the merger and should be read in conjunction with the financial statements and accompanying notes of Devon and WPX, which are incorporated by reference into this joint proxy statement/prospectus. The unaudited pro forma combined financial information contained in this joint proxy statement/prospectus should not be considered to be an indication of the combined company’s results of operations or financial condition following the closing of the merger. The unaudited pro forma combined financial information has been derived from the historical financial statements of Devon and WPX and adjustments, assumptions and preliminary estimates have been made in connection with the preparation of this information. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments, assumptions and estimates are difficult to make with accuracy.

Moreover, the unaudited pro forma combined financial information does not reflect all costs that are expected to be incurred by the combined company in connection with the merger. For example, the impact of any incremental costs incurred in coordinating the operations of Devon and WPX are not reflected in the unaudited pro forma combined financial information. In addition, the unaudited pro forma combined financial information does not include, among other things, estimated cost synergies, adjustments related to restructuring or integration activities, future acquisitions or disposals not yet known or probable, or impacts of merger-related change in control provisions that are currently not factually supportable or probable of occurring.

As a result, the actual results of operations and financial condition of the combined company following the closing of the merger may not be consistent with, or evident from, the unaudited pro forma combined financial information. The assumptions used in preparing the unaudited pro forma combined financial information may not prove to be accurate, and other factors may affect the combined company’s results of operations or financial condition following the closing of the merger. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the price of the Devon Common Stock following the closing of the merger.

The unaudited pro forma combined financial information in this joint proxy statement/prospectus is based on the best information available, which in part includes a number of estimates and assumptions. These estimates and assumptions may prove not to be accurate, and accordingly, the unaudited pro forma combined financial information should not be assumed to be indicative of what the combined company’s financial condition, results of operations or cash flows actually would have been as a stand-alone company or to be a reliable indicator of what the combined company’s financial condition or results of operations may actually be in the future.

The shares of Devon Common Stock to be received by WPX stockholders as a result of the merger will have different rights from shares of WPX Common Stock.

Following completion of the merger, WPX stockholders will no longer be stockholders of WPX but will instead be stockholders of Devon. There are differences between the current rights of WPX stockholders and the rights of Devon stockholders that may be important to WPX stockholders. See “Comparison of Stockholders’ Rights” for a discussion of the different rights associated with WPX Common Stock and Devon Common Stock.

The financial forecasts relating to Devon and WPX prepared in connection with the merger may not be realized, which may adversely affect the market price of the Devon Common Stock following the closing of the merger.

This joint proxy statement/prospectus includes certain financial forecasts considered by Devon and WPX in connection with their respective businesses. None of the financial forecasts prepared by Devon or WPX were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Devon and WPX. Important factors that may affect the actual results of Devon and WPX and cause the internal financial forecasts to not be achieved include risks and uncertainties relating to Devon’s and WPX’s businesses, industry performance, the regulatory environment, general business and economic conditions and other factors described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in this joint proxy statement/prospectus.

In addition, the financial forecasts also reflect assumptions that are subject to change and do not reflect revised prospects for Devon’s and WPX’s businesses, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the financial forecasts were prepared. In addition, since such financial forecasts cover multiple years, the information by its nature becomes less predictive with each successive year. There can be no assurance that Devon’s, WPX’s or the combined company’s financial condition or results of operations will be consistent with those set forth in such forecasts.

The trading price and volume of the Devon Common Stock may be volatile following the merger.

The trading price and volume of the Devon Common Stock may be volatile following completion of the merger. The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of the Devon Common Stock. As a result, you may suffer a loss on your investment.

The market for Devon Common Stock will depend on a number of conditions, most of which the combined company cannot control, including:

•	general economic conditions within the U.S. and internationally, including changes in interest rates;

•	general market conditions, including fluctuations in commodity prices;

•	domestic and international economic, legal and regulatory factors unrelated to the combined company’s performance;

•	changes in oil, natural gas and NGL prices, including as a result of the actions of OPEC+;

•	volatility in the financial markets or other global economic factors, including the impact of COVID-19;

•	actual or anticipated fluctuations in the combined company’s quarterly and annual results and those of its competitors;

•	quarterly variations in the rate of growth of the combined company’s financial indicators, such as revenue, EBITDA, net income and net income per share;

•	the businesses, operations, results and prospects of the combined company;

•	the operating and financial performance of the combined company;

•	future mergers, acquisitions, dispositions and strategic alliances;

•	market conditions in the oil and gas industry;

•	changes in government regulation, taxes, legal proceedings or other developments;

•	shortfalls in the combined company’s operating results from levels forecasted by equity research analysts;

•	investor sentiment toward the stock of oil and gas companies;

•	changes in revenue or earnings estimates, or changes in recommendations by equity research analysts;

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failure of the combined company to achieve the perceived benefits of the merger, including financial results and anticipated synergies, as rapidly as or to the extent anticipated by financial or industry analysts;

•	speculation in the industry, press or investment community;

•	the failure of equity research analysts to cover the combined company’s common stock;

•	sales of Devon Common Stock by the combined company, large stockholders or management, or the perception that such sales may occur;

•	changes in accounting principles, policies, guidance, interpretations or standards;

•	announcements concerning the combined company or its competitors;

•	public reaction to the combined company’s press releases, other public announcements and filings with the SEC;

•	strategic actions taken by competitors;

•	actions taken by the combined company stockholders;

•	additions or departures of key management personnel;

•	access to the bank and capital markets on acceptable terms;

•	maintenance of acceptable credit ratings or credit quality;

•	the general state of the securities markets; and

•	the risk factors described in this joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus.

These and other factors may impair the market for the Devon Common Stock and the ability of investors to sell shares at an attractive price. These factors also could cause the market price and demand for the Devon Common Stock to fluctuate substantially, which may negatively affect the price and liquidity of the Devon Common Stock. Many of these factors and conditions are beyond the control of the combined company or the combined company stockholders.

Future sales or issuances of Devon Common Stock could have a negative impact on the Devon Common Stock price.

The Devon Common Stock that Devon will issue to WPX stockholders if the merger is consummated generally may be sold immediately in the public market. It is possible that some WPX stockholders will decide to sell some or all of the shares of Devon Common Stock that they receive in the merger. Any disposition by a significant stockholder of Devon Common Stock, such as EnCap, or the perception in the market that such dispositions could occur, may cause the price of Devon Common Stock to fall. Any such decline could impair the combined company’s ability to raise capital through future sales of Devon Common Stock. Further, Devon Common Stock may not qualify for investment indices and any such failure may discourage new investors from investing in Devon Common Stock.

Combined company stockholders may experience dilution in the future.

The percentage ownership of combined company stockholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that the combined company may grant to its directors, officers and employees. Such issuances may have a dilutive effect on the combined company’s earnings per share, which could adversely affect the market price of the Devon Common Stock.

Certain employees of WPX will have rights to purchase or receive shares of Devon Common Stock after the merger as a result of the conversion of their WPX equity awards into Devon equity awards. The conversion of these WPX equity awards into Devon equity awards is described in further detail in the section entitled “The Merger Agreement—Treatment of WPX Equity Awards.” The issuance of shares of Devon Common Stock pursuant to these awards will dilute the percentage ownership of combined company stockholders. It is also expected that, from time to time after the closing of the merger, the Compensation Committee of the Devon Board will grant additional equity awards to employees and directors of the combined company under the combined company’s compensation and employee benefit plans. These additional equity awards will have a dilutive effect on the combined company’s earnings per share, which could adversely affect the market price of the Devon Common Stock.

In addition, the combined company’s certificate of incorporation will authorize the combined company to issue, without the approval of stockholders, one or more classes or series of preferred stock having such designations, powers, preferences and relative, participating, optional and other special rights, including preferences over Devon Common Stock with respect to dividends and distributions, as the Devon Board generally may determine. The terms of one or more classes or series of preferred stock could dilute the voting power or reduce the value of the Devon Common Stock. For example, the repurchase or redemption rights or liquidation preferences that could be assigned to holders of preferred stock could affect the residual value of the Devon Common Stock. For more information, see “Description of Devon Capital Stock.”

Certain provisions contained in Devon’s restated certificate of incorporation and amended and restated bylaws, and certain provisions of Delaware law may prevent or delay an acquisition of the combined company or other strategic transactions, which could decrease the trading price of the Devon Common Stock.

The Devon certificate of incorporation and the Devon Bylaws contain, and Delaware law contains, provisions that are intended to deter coercive takeover practices and inadequate takeover bids and to encourage prospective acquirers to negotiate with the Devon Board rather than to attempt a hostile takeover.

In addition, because Devon has not chosen to be exempt from Section 203 of the DGCL, this provision could also delay or effectively prevent a change of control that some stockholders may favor. In general, Section 203 provides that persons that acquire ownership of 15% or more of the outstanding voting stock of a Delaware corporation, or an affiliate or associate of the corporation that within the prior three years did own 15% or more of the corporation’s outstanding voting stock, and the affiliates and associates of such persons (each an “interested stockholder”), will not engage in any “business combination” with that corporation or its subsidiaries, including any merger, sales and leases of assets, issuances of securities or other similar transactions, for a three-year period following the date on which that person became the owner of 15% or more of such corporation’s outstanding voting stock unless one of the following exceptions applies: (i) the Devon Board approved the business combination or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans or (iii) the transaction is approved by the Devon Board and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Devon believes these provisions could help to protect its stockholders from coercive or otherwise unfair takeover tactics by requiring potential acquirers to negotiate with the Devon Board and by providing the Devon Board with more time to assess any acquisition proposal. These provisions are not intended to make the combined company immune from takeovers. However, these provisions will apply even if the offer may be considered beneficial by some stockholders and could delay or effectively prevent an acquisition that the Devon Board determines is not in the best interests of the combined company and its stockholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors.

The combined company will have a significant amount of indebtedness, which will limit its liquidity and financial flexibility, and any downgrade of its credit rating could adversely impact the combined company.

As of September 30, 2020, Devon and WPX had total indebtedness of approximately $4.3 billion and $3.6 billion, respectively. Accordingly, the combined company will have substantial indebtedness following completion of the merger. In addition, subject to the limits contained in the documents governing such indebtedness, the combined company may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions or for other purposes. The combined company’s indebtedness and other financial commitments have important consequences to its business, including, but not limited to:

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requiring the company to dedicate a portion of its cash flows from operations to debt service payments, thereby limiting its ability to fund working capital, capital expenditures, investments or acquisitions and other general corporate purposes;

•	increasing the company’s vulnerability to general adverse economic and industry conditions, including low commodity price environments; and

•	limiting the company’s ability to obtain additional financing due to higher costs and more restrictive covenants.

In addition, Devon and WPX receive credit ratings from rating agencies in the U.S. with respect to their indebtedness. Any credit downgrades resulting from the merger or otherwise could adversely impact the combined company’s ability to access financing and trade credit, require the combined company to provide additional letters of credit or other assurances under contractual arrangements and increase the combined company’s interest rate under any credit facility borrowing as well as the cost of any other future debt.

Moreover, the indentures governing the WPX Notes provide that in the event WPX experiences a change of control (as defined in the respective indentures) accompanied by a specified rating decline with respect to such notes, WPX must offer to repurchase such notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. If such a ratings decline occurs with respect to one or more series of the WPX Notes following the completion of the merger, then the combined company may be required to repurchase all or a portion of the applicable indebtedness, and may need to seek refinancing at higher costs or with other less favorable terms.

Declaration, payment and amounts of dividends, if any, distributed to stockholders of Devon will be uncertain.

Although Devon has paid cash dividends on Devon Common Stock in the past, the Devon Board may determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of the Devon Board and will depend on Devon’s results of operations, financial condition, cash requirements, future prospects and other considerations that the Devon Board deems relevant, including, but not limited to:

•	Devon may not have enough cash to pay such dividends or to repurchase shares due to its cash requirements, capital spending plans, cash flow or financial position;

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decisions on whether, when and in which amounts to make any future distributions will remain at all times entirely at the discretion of the Devon Board, which could change its dividend practices at any time and for any reason;

•	Devon’s desire to maintain or improve the credit ratings on its debt; and

•	the amount of dividends that Devon may distribute to its stockholders is subject to restrictions under Delaware law.

Stockholders should be aware that they have no contractual or other legal right to dividends that have not been declared.

The combined company may record goodwill and other intangible assets that could become impaired and result in material non-cash charges to the results of operations of the combined company in the future.

The combined company will account for the merger as an acquisition of a business in accordance with GAAP. Under the acquisition method of accounting, the assets and liabilities of WPX and its subsidiaries will be recorded, as of completion, at their respective fair values and added to Devon’s. The combined company’s reported financial condition and results of operations for periods after completion of the merger will reflect WPX’s balances and results after completion of the merger but will not be restated retroactively to reflect the historical financial position or results of operations of WPX and its subsidiaries for periods prior to the merger.

Under the acquisition method of accounting, the total purchase price is allocated to WPX’s identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair market values as of the date of completion of the merger, with any excess purchase price allocated to goodwill. To the extent the value of goodwill or intangibles, if any, becomes impaired in the future, the combined company may be required to incur material non-cash charges relating to such impairment. The combined company’s operating results may be significantly impacted from both the impairment and the underlying trends in the business that triggered the impairment.

Following the closing of the merger, Devon will incorporate WPX’s hedging activities into Devon’s business, and Devon may be exposed to additional commodity price risks arising from such hedges.

To mitigate its exposure to changes in commodity prices, WPX hedges oil, natural gas and NGL prices from time to time, primarily through the use of certain derivative instruments, including fixed price swaps, basis swaps and costless collars. Devon will bear the economic impact of all of WPX’s current hedges following the closing of the merger. Actual crude oil, natural gas and NGL prices may differ from the combined company’s expectations and, as a result, such hedges may or may not have a negative impact on Devon’s business.

Following the merger, the market price of Devon Common Stock may be depressed by the perception that EnCap may sell the shares of Devon Common Stock it will acquire at closing and for other reasons related to the merger.

Subject to applicable securities law, following their receipt of shares of Devon Common Stock in the merger, former WPX stockholders, including EnCap, may seek to sell the shares of Devon Common Stock delivered to them. In addition, Devon and EnCap have agreed to enter into a registration rights agreement (the “New Felix Registration Rights Agreement”) concurrently with the consummation of the merger. Pursuant to the New Felix Registration Rights Agreement, among other things and subject to certain restrictions, Devon is required to file with the SEC a registration statement on Form S-3 registering for resale the shares of Devon Common Stock issued to EnCap in the merger and to conduct certain underwritten offerings upon EnCap’s request. The New Felix Registration Rights Agreement also provides EnCap with customary piggyback registration rights. The New Felix Registration Rights Agreement will be entered into in connection with the consummation of the merger.

In addition to sales by EnCap, other stockholders may seek to sell shares of Devon Common Stock held by them following, or in anticipation of, completion of the merger. These sales (or the perception that these sales may occur), coupled with the increase in the outstanding number of shares of Devon Common Stock, may affect the market for, and the market price of, shares of Devon Common Stock in an adverse manner.

EnCap will become a significant holder of Devon Common Stock following completion of the merger.

Upon the completion of the merger, EnCap is expected to own approximately 14% of Devon Common Stock, representing approximately 14% of the combined voting power in Devon. As a result, EnCap will have the ability to influence Devon’s management and affairs. Further, the existence of a new significant stockholder may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of Devon’s other stockholders to approve transactions that they may deem to be in the best interests of Devon.

So long as EnCap continues to control a significant amount of Devon Common Stock, it will continue to be able to influence all matters requiring stockholder approval. In any of these matters, the interests of EnCap may differ or conflict with the interests of other Devon stockholders. In addition, EnCap and its affiliates may, from time to time, acquire interests in businesses that directly or indirectly compete with Devon’s business or of Devon’s significant existing or potential customers. EnCap and its affiliates may acquire or seek to acquire assets that Devon seeks to acquire and, as a result, those acquisition opportunities may not be available to Devon or may be more expensive for Devon to pursue. Moreover, this concentration of stock ownership may also adversely affect the trading price of Devon Common Stock to the extent investors perceive a disadvantage in owning stock of a company with a significant stockholder.

EnCap will have the right to nominate a director for appointment and election to the Devon Board.

Pursuant to the New Felix Stockholders’ Agreement, EnCap will have the right to nominate a director for appointment and election to the Devon Board. EnCap’s right to nominate a director is subject to, among other things, EnCap continuing to collectively beneficially hold at least ten percent (10%) of the outstanding shares of the Devon Common Stock and the nominee being reasonably acceptable to the Governance Committee of the Devon Board and not being prohibited by law from serving in such capacity or causing Devon to not to be in compliance with applicable law.

Following the expiration of the New Felix Stockholders’ Agreement lock-up period, EnCap will be permitted to sell their holdings in the combined company, provided, that one-third of its shares are not subject to the lock-up and can immediately be sold.

Pursuant to the New Felix Stockholders’ Agreement, EnCap will agree that, subject to certain exceptions, during the period commencing at the Effective Time and continuing for 180 days thereafter, it will not sell, transfer, assign, pledge, encumber or otherwise dispose of, directly or indirectly, two-thirds of its shares of Devon Common Stock that EnCap receives as merger consideration, without the prior written consent of Devon. Following such time period, EnCap will no longer be subject to such restriction and may decide to sell any or all of their shares of Devon Common Stock. Moreover, the lock-up restrictions in the New Felix Stockholders’ Agreement do not apply to one-third of the shares of Devon Common Stock that EnCap will receive as merger consideration. As a result, EnCap will be able to freely sell or otherwise transfer such one-third of its shares at any time following the consummation of the merger.

Risks Relating to WPX’s Business

You should read and consider risk factors specific to WPX’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in WPX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 214 of this document for the location of information incorporated by reference into this joint proxy statement/prospectus.

Risks Relating to Devon’s Business

You should read and consider risk factors specific to Devon’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in other documents incorporated by reference into this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 214 of this document for the location of information incorporated by reference into this joint proxy statement/prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this joint proxy statement/prospectus may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “predict,” “budget,” “should,” “would,” “could,” “attempt,” “appears,” “forecast,” “outlook,” “estimate,” “continue,” “project,” “projection,” “goal,” “model,” “target,” “potential,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “are likely” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on Devon’s and WPX’s current expectations and beliefs concerning future developments and their potential effect on their respective businesses.

The forward-looking statements contained in this document are largely based on Devon’s and WPX’s expectations for the future, which reflect certain estimates and assumptions made by their respective managements. These estimates and assumptions reflect Devon’s and WPX’s best judgment based on currently known market conditions, operating trends and other factors. Although Devon and WPX believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond Devon’s and WPX’s control. As such, managements’ assumptions about future events may prove to be inaccurate. For a more detailed description of the risks and uncertainties involved, see “Risk Factors” in Devon’s and WPX’s most recently filed Annual Reports on Form 10-K, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings. Devon and WPX do not intend to publicly update or revise any forward-looking statements as a result of new information, future events, changes in circumstances or otherwise.

These cautionary statements qualify all forward-looking statements attributable to Devon or WPX, or persons acting on either’s behalf. Devon management and WPX management caution you that the forward-looking statements contained in this joint proxy statement/prospectus are not guarantees of future performance, and neither Devon nor WPX can assure you that such statements will be realized or that the events and circumstances they describe will occur. Factors that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements herein include, but are not limited to:

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the risk that Devon or WPX may be unable to obtain governmental and regulatory approvals required for the transaction, or that required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could reduce the anticipated benefits from the merger or cause the parties to abandon the merger;

•	the risk that a condition to closing of the transaction may not be satisfied;

•	the length of time necessary to consummate the merger, which may be longer than anticipated for various reasons;

•	the risk that the businesses will not be integrated successfully;

•	the risk that the cost savings, synergies and growth from the merger may not be fully realized or may take longer to realize than expected;

•	the diversion of management time on transaction-related issues;

•	the effect of future regulatory or legislative actions on the companies or the industries in which they operate;

•	the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect;

•	potential liability resulting from pending or future litigation;

•	changes in the general economic environment, or social or political conditions, that could affect the businesses;

•	the potential impact of the announcement or consummation of the merger on relationships with customers, providers, vendors, competitors, management and other employees;

•	the ability to hire and retain key personnel;

•	reliance on and integration of information technology systems;

•	the risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings;

•	the volatility of oil, gas and NGL prices;

•	uncertainties inherent in estimating oil, gas and NGL reserves;

•	impact of reduced demand for the companies’ products and products made from them due to governmental and societal actions taken in response to the COVID-19 pandemic;

•	the uncertainties, costs and risks involved in Devon’s and WPX’s operations, including as a result of employee misconduct;

•	natural disasters and epidemics;

•	counterparty credit risks;

•	risks relating to Devon’s and WPX’s indebtedness;

•	risks related to Devon’s and WPX’s hedging activities;

•	competition for assets, materials, people and capital;

•	regulatory restrictions, compliance costs and other risks relating to governmental regulation, including with respect to environmental matters;

•	cyberattack risks;

•	Devon’s and WPX’s limited control over third parties who operate some of their respective oil and gas properties;

•	midstream capacity constraints and potential interruptions in production;

•	the extent to which insurance covers any losses WPX or Devon may experience;

•	risks related to investors attempting to effect change;

•	general domestic and international economic and political conditions, including the impact of COVID-19;

•	the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; and

•	changes in tax, environmental and other laws, including court rulings, applicable to Devon’s and WPX’s business.

All subsequent written and oral forward-looking statements concerning Devon, WPX, the merger, the combined company or other matters and attributable to Devon or WPX or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Devon and WPX assume no duty to update or revise their respective forward-looking statements based on new information, future events or otherwise.

THE PARTIES TO THE MERGER

Devon Energy Corporation

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

Devon is an independent energy company engaged primarily in the exploration, development and production of oil, natural gas and NGLs. Devon’s operations are concentrated in various onshore areas in the U.S. In June 2019, Devon completed the sale of substantially all of its oil and gas assets and operations in Canada. In October 2020, Devon completed the sale of its Barnett Shale assets. Shares of Devon Common Stock are listed and traded on the NYSE under the ticker symbol “DVN.” Additional information about Devon and its subsidiaries, including, but not limited to, information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, market risk, executive compensation and related party transactions is set forth in Devon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and Devon’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are each incorporated by reference into this joint proxy statement/prospectus.

For more information about Devon, please visit Devon’s website at www.devonenergy.com. The information contained on Devon’s website or accessible through it does not constitute a part of this joint proxy statement/prospectus.

WPX Energy, Inc.

3500 One Williams Center

Tulsa, Oklahoma 74172-0172

(855) 979-2012

WPX is an independent oil and natural gas exploration and production company engaged in the development of long-life unconventional properties. WPX is focused on profitably exploiting, developing and growing its oil positions in the Delaware Basin (a subset of the Permian Basin) in Texas and New Mexico and the Williston Basin in North Dakota. Shares of WPX Common Stock are listed and traded on the NYSE under the ticker symbol “WPX.” Additional information about WPX and its subsidiaries, including, but not limited to, information regarding its business, properties, legal proceedings, financial statements, financial condition and results of operations, executive compensation and related party transactions is set forth in WPX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and WPX’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, which are each incorporated by reference into this joint proxy statement/prospectus.

For more information about WPX, please visit WPX’s website at www.wpxenergy.com. The information contained on WPX’s website or accessible through it does not constitute a part of this joint proxy statement/prospectus.

East Merger Sub, Inc.

333 W. Sheridan Ave.

Oklahoma City, Oklahoma 73102-5015

(405) 235-3611

Merger Sub is a wholly-owned, direct subsidiary of Devon. Merger Sub was formed by Devon solely in contemplation of the merger, has not conducted any business and has no assets, liabilities or other obligations of any nature other than as set forth in the Merger Agreement.

THE MERGER

The following discussion contains certain information about the proposed merger. This discussion is subject, and qualified in its entirety by reference, to the Merger Agreement attached as Annex A to this joint proxy statement/prospectus. You are urged to carefully read this entire joint proxy statement/prospectus, including the Merger Agreement, before making any investment or voting decision.

Transaction Structure

Upon the terms and subject to the conditions set forth in the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will be merged with and into WPX, the separate corporate existence of Merger Sub will cease and WPX will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon.

Consideration to WPX stockholders

At the Effective Time, by virtue of the merger and without any further action on the part of Devon, Merger Sub, WPX or any holder of capital stock thereof:

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each share of WPX Common Stock held immediately prior to the Effective Time by Devon, Merger Sub or any of Devon’s other subsidiaries, or by WPX or any of WPX’s subsidiaries (collectively, the “Excluded Shares”), will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and

•

subject to the Merger Agreement, each share of WPX Common Stock issued and outstanding (other than Excluded Shares) immediately prior to the Effective Time will be converted into the right to receive from Devon 0.5165 fully paid and nonassessable shares of Devon Common Stock.

In addition, each outstanding WPX equity award in respect of WPX Common Stock will be treated as described in “The Merger Agreement—Treatment of WPX Equity Awards.”

Background of the Merger

The WPX Board and WPX management, in the ordinary course and consistent with their fiduciary duties, continually evaluate WPX’s operations with a focus on generating long-term value by leveraging assets to create efficiencies, growing free cash flow and returning cash to stockholders. In connection with such evaluation, the WPX Board and WPX management also review and assess potential strategic alternatives available to WPX, including mergers and acquisition transactions. As part of such assessment, WPX management has contacts with other public and private E&P companies from time to time.

The Devon Board and Devon’s management regularly review Devon’s performance, prospects and strategy in light of current and expected business and economic conditions, developments in the oil and gas exploration and production sector, and Devon’s position in the industry. These reviews have included the evaluation of potential strategic combinations and acquisition and divestiture opportunities. To that end, from time to time, senior management of Devon has engaged in discussions with other companies regarding potential business combination, joint venture, and other strategic transactions to enhance stockholder value and further the strategic objectives of Devon. The Devon Board was regularly briefed on these discussions.

Beginning in February 2018 and continuing through 2019, WPX engaged in numerous discussions with Felix regarding WPX’s potential acquisition of Felix, and in December 2019, WPX and Felix entered into a purchase agreement related to the acquisition.

As the result of its strategic review process in 2018, the Devon Board adopted a plan to pursue capital-efficient cash-flow growth, portfolio simplification, debt reduction, and the return of excess cash flow from operations to its stockholders. In furtherance of this strategic plan, during 2018, Devon divested its interests in EnLink Midstream Partners, LP and EnLink Midstream, LLC (Devon’s former midstream affiliates), and in 2019, Devon sold its Canadian business and announced the sale of its Barnett Shale assets, completing its transition to a U.S. oil company focused on four U.S. oil and liquids plays located in the Delaware Basin, Anadarko Basin, Powder River Basin and Eagle Ford.

In May 2019, David Hager, Devon’s president and chief executive officer, met with Richard Muncrief, WPX’s chairman and chief executive officer. During the meeting, Messrs. Hager and Muncrief discussed issues facing the industry generally, including the need for consolidation. Mr. Hager expressed his belief that investors would generally only be supportive of transactions with little to no premium paid. Mr. Hager told Mr. Muncrief that Devon would be interested in exploring a potential combination of Devon and WPX on a low to no premium basis. Mr. Muncrief told Mr. Hager that he would consider whether to explore such a transaction. Mr. Muncrief subsequently reported the discussion to the WPX Board.

In August 2019, Messrs. Hager and Muncrief met again, and after further discussion decided not to explore a combination of Devon and WPX.

In the fall of 2019, WPX management was contacted by a representative of Company A seeking to explore a potential combination between WPX and Company A. Given the potential strategic fit, WPX and Company A executed a mutual confidentiality agreement to facilitate the analysis of a transaction. After a thorough analysis over several weeks, WPX informed Company A of its intention not to pursue a transaction.

In March 2020, WPX completed its acquisition of Felix. On April 17, 2020, Mr. Hager held a telephone call with Mr. Muncrief to discuss issues facing the industry generally, including the Saudi Arabian /Russian oil price war and the COVID-19 pandemic.

Over several weeks in the spring and early summer of 2020, Mr. Muncrief met with or had telephone calls with the Chief Executive Officer of Company B to discuss the industry in general, their two companies in particular and a potential combination between them. Mr. Muncrief and the Chief Executive Officer of Company B had several discussions but no formal proposal was made.

During June and the early part of July 2020, WPX management further considered the benefits of a potential “merger of equals” with Devon, including the benefits of the combined balance sheet (including the significant amount of cash held by Devon and the extended nature of its debt maturities), the potential free cash flow generated by the combined business, the ability to accelerate WPX’s transition to returning cash to shareholders and the potential re-rating of the combined company to investment grade with the potential to enjoy a higher trading multiple for the combined company’s equity.

On July 10, 2020, Messrs. Hager and Muncrief met and discussed their respective perspectives of the issues facing the oil and gas industry generally. They again discussed the need for industry consolidation. Messrs. Hager and Muncrief discussed their mutual belief that investors would only be supportive of transactions with a low or no premium. Mr. Muncrief told Mr. Hager that, after an analysis of various alternatives and discussion with the WPX Board, WPX management was interested in exploring a merger-of-equals transaction with Devon (the “Potential Transaction”). Mr. Hager noted that Devon had long considered WPX as an excellent strategic fit with Devon. Messrs. Hager and Muncrief discussed the potential merits of, and other considerations associated with, the Potential Transaction, including that a combined company would have scale to more effectively operate in the current market environment, that a combined company could achieve significant synergies and that a combination had the potential to create significant value for each company’s stockholders. They agreed that numerous matters would need to be addressed in connection with the Potential Transaction, including due diligence, financial terms and the governance of a combined company. In that regard, they discussed the possibility of Mr. Muncrief becoming chief executive officer and Mr. Hager becoming executive chairman of a combined company. At the conclusion of this discussion, Mr. Hager told Mr. Muncrief that he would discuss the possibility of exploring the potential combination with the Devon Board on the basis of a low to no premium transaction. After the meeting, Mr. Hager informed Mr. Duane Radtke, the chairman of the Devon Board, of his meeting with Mr. Muncrief.

On July 15, 2020, at a regularly scheduled board meeting, the WPX Board discussed the industry environment, WPX’s positioning in the upstream sector and investor perception of WPX. As part of this discussion, the WPX Board considered certain strategic alternatives in light of WPX’s five-year goals of becoming a top 10 oil producer in the US, increasing free cash flow yield, implementing a dividend and increasing return on capital employed. These strategic alternatives included (1) remaining a standalone company, focused on becoming a leading mid-cap E&P yield vehicle, (2) consolidation and (3) monetizing through a sale to another competitor. With respect to consolidation, WPX management evaluated over 30 potential transaction partners over a number of months, including Devon, and only a limited number of potential transaction partners met the criteria determined by the WPX Board and management when considering acceptable alternatives. In addition to capturing efficiencies from added scale, growing free cash flow and returning cash to shareholders, WPX also considered other criteria for potential transaction partners, including leverage, asset fit, commodity mix and cost structure. Further, WPX considered pro forma ownership and challenges related to management integration, among other criteria. After a robust discussion regarding strategic alternatives and the benefits and drawbacks of such alternatives, the WPX Board determined that WPX should remain independent while remaining open to consolidation opportunities.

Following the WPX Board meeting, the WPX management team continued to evaluate the Potential Transaction. Given the impact of the COVID-19 pandemic on the global economy and oil demand, and the historic collapse in global oil prices resulting from the Saudi Arabian /Russian price war, the WPX management team preliminarily determined that the Potential Transaction had the potential to provide an immediately accretive opportunity that would be consistent with WPX’s strategic focus on creating efficiencies, growing free cash flow, improving its balance sheet and returning cash to stockholders, while building a leading position in the Delaware Basin. Further, Devon stood out over other opportunities with its significant amount of cash on hand and complementary debt maturity profile that would allow the combined company to reduce WPX debt, accelerate the return of cash to shareholders and thrive in different commodity price cycles.

On July 17, 2020, at a special meeting of the Devon Board, with certain members of Devon management in attendance, Mr. Hager updated the Devon Board regarding his July 10, 2020 meeting with Mr. Muncrief. Members of the Devon management team provided an overview of WPX’s assets, operations and financial position and discussed with the Devon Board certain strategic, operational and financial considerations with respect to the Potential Transaction. Following discussion, the Devon Board authorized Mr. Hager to discuss the topic of exploring the potential combination with Mr. Muncrief while keeping the Devon Board apprised of the status of his discussions.

Later on July 17, 2020, Mr. Hager met with Mr. Muncrief, and Mr. Hager conveyed that the Devon Board was supportive of him exploring the Possible Transaction with Mr. Muncrief on a low or no premium basis. Messrs. Hager and Muncrief discussed the relative merits of a merger-of-equals transaction, as well as the leadership of a combined company. Between July 17, 2020 and July 28, 2020, Messrs. Hager and Muncrief discussed on several occasions the relative merits of a business combination of Devon and WPX, as well as issues regarding governance of a combined entity. Mr. Muncrief noted that he would discuss the social issues with Kelt Kindick, WPX’s lead independent director.

On July 20, 2020, Devon contacted its regular outside counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), to represent Devon in connection with the Potential Transaction. Skadden confirmed that there were no existing conflicts of interest.

On July 28, 2020, Messrs. Hager and Muncrief agreed that there was sufficient interest from both companies to pursue the Potential Transaction and decided that the parties should enter into a confidentiality agreement and begin exchanging due diligence materials.

On July 30, 2020, Devon and WPX entered into a mutual confidentiality agreement. The confidentiality agreement subjected each of Devon and WPX to a customary standstill obligation regarding the other party but permitted each party to submit a confidential, non-public proposal or counter proposal for a negotiated transaction to the other party. The confidentiality agreement also contained a “fall away” provision rendering the standstill obligations inapplicable to a party if any other person acquires or proposes to acquire more than 40% of the outstanding voting securities or assets of the other party or the other party enters into an agreement with any other person providing for a business combination transaction pursuant to which the then outstanding voting securities of the other party would not represent at least 40% of the outstanding voting securities of the surviving company. Following execution of the mutual confidentiality agreement, over the next eight weeks, management and outside advisors of each of Devon and WPX exchanged materials, conducted preliminary structuring, financial and operational due diligence regarding a potential combination (including a review of assets and liabilities), and analyzed the achievable synergies of the combined company following a combination transaction.

On July 31, 2020, at a special meeting of the Devon Board, with certain members of Devon management in attendance, Mr. Hager reviewed the strategic rationale for, and the potential benefits to Devon’s stockholders of, a business combination with WPX and the status of discussions with WPX. Devon management reviewed the financial and operational due diligence completed to date.

Approximately each week in August and September 2020, Messrs. Hager and Muncrief had telephone calls to discuss the Potential Transaction, including expected synergies, the business strategy for the combined company, each party’s progress on due diligence and the potential timing of the Potential Transaction. During these conversations, Messrs. Hager and Muncrief also discussed various social issues including board size and composition, the composition of the senior leadership team, organizational structure, and headquarters.

On August 5, 2020, WPX representatives contacted Kirkland & Ellis LLP (“Kirkland”) to discuss the engagement of Kirkland on the Potential Transaction. WPX management believed that Kirkland was uniquely qualified to serve as WPX’s legal advisor on the Potential Transaction given its extensive experience with similar transactions involving oil and gas companies. Upon confirming that there were no existing conflicts, Kirkland was formally engaged as legal advisor to WPX.

On or about August 12, 2020, Devon contacted J.P. Morgan to engage J.P. Morgan as Devon’s financial advisor on the Potential Transaction based on, among other things, J.P. Morgan’s industry experience and performance, as well as its long-standing relationship with, and knowledge of, Devon.

On August 12, 2020, WPX representatives contacted Citigroup Global Markets Inc. (“Citi”) to discuss the engagement of Citi as WPX’s financial advisor on the Potential Transaction. The WPX management believed that Citi was qualified and well-suited to act as WPX’s financial advisor based on, among other things, Citi’s reputation, experience and familiarity with WPX, Devon and their respective businesses. WPX subsequently engaged Citi as its financial advisor.

On August 20, 2020, the WPX Board held a virtual meeting and WPX management provided an overview of Devon, a review of potential risks relating to Devon’s federal land holdings, an overview of pro forma metrics and an update on the diligence being conducted in connection with the Potential Transaction. Following the WPX Board meeting, Mr. Muncrief telephoned Mr. Hager to provide an update and discuss next steps.

On August 21, 2020, at a special meeting of the Devon Board with certain members of Devon management and representatives of J.P. Morgan in attendance, Mr. Hager reviewed the status of discussions with Mr. Muncrief regarding key governance issues, including board representation and the senior leadership team of the combined company. In addition, Mr. Hager and Jeff Ritenour, Devon’s chief financial officer, discussed the status of Devon’s due diligence review of WPX. Representatives of J.P. Morgan provided a general overview of the market and industry trends, a discussion of WPX’s financial position based on publicly available information and other related information.

On August 31, 2020, representatives of Kirkland and Skadden discussed structuring alternatives for the Potential Transaction.

On September 2, 2020, senior management of WPX and Devon met and provided the other with a business and financial overview of WPX and Devon, as applicable. In addition, the parties discussed the status of their due diligence efforts, the advantages of the Potential Transaction, including a preliminary discussion on potential synergies, and the next steps to advance the Potential Transaction. The parties identified approximately $275 million in annual synergies, incremental to the already identified $300 million in Devon cost reduction efforts, that could benefit the combined company. The WPX management team was encouraged by Devon’s operational performance, cost reduction efforts, commitment to technology and innovation, and commitment to environmental, social and governance matters. The parties discussed the complementary nature of the Delaware Basin assets, the proximity of operations and the potential to integrate the assets, connect infrastructure and extract operating efficiencies.

On September 4, 2020, Skadden delivered to Kirkland an initial draft of the Merger Agreement. The draft contemplated, among other things: (i) a transaction in which a wholly-owned subsidiary of Devon would be merged with WPX, with WPX surviving the transaction; (ii) largely reciprocal representations and warranties and operating covenants each party would be bound by during the period between the signing of the Merger Agreement and the closing of the Potential Transaction; (iii) largely reciprocal non-solicitation provisions applicable to WPX and Devon that would allow each of the WPX Board and the Devon Board, under certain circumstances, to change its recommendation in the event of a superior proposal or intervening event; (iv) a “force the vote” provision requiring each of WPX and Devon to submit the approval and adoption of the Merger Agreement or the issuance of Devon Common Stock, as applicable, to its stockholders notwithstanding any change in recommendation by the WPX Board or Devon Board, as applicable; (v) a termination fee equal to 4.25% of WPX’s implied equity value payable by each party under certain circumstances; and (vi) expense reimbursement capped at $20,000,000 payable by each party under certain circumstances and in addition to any payable termination fee. Kirkland discussed these terms and other provisions of the draft Merger Agreement with representatives of WPX on several occasions over the following days. The initial draft of the Merger Agreement did not specifically address the composition of the combined company board of directors or executive management and did not address whether the Potential Transaction would be taxable to WPX stockholders. Skadden also noted to Kirkland that, as a condition to its willingness to enter into a merger agreement, Devon would expect EnCap to enter into a support agreement, and Skadden committed to separately provide a draft of such support agreement. Over the course of the following three weeks, Skadden and Kirkland, as well as representatives of Devon and WPX, completed their due diligence and continued to negotiate the terms of the Merger Agreement.

Later on September 4, 2020, the Devon Board held a special meeting with certain members of Devon management and representatives of J.P. Morgan and Skadden in attendance. Mr. Hager and Devon management updated the Devon Board on the status of discussions with WPX and the results of financial and operational due diligence to date, including preliminary views on potential synergies. Representatives of Skadden discussed legal matters with the Devon Board, including the fiduciary duties of directors in the context of considering a strategic business combination transaction. Representatives of J.P. Morgan provided preliminary views regarding certain financial aspects of the Potential Transaction. Following the discussion, the Devon Board authorized Mr. Hager and the other members of Devon’s senior management team to continue their discussions with WPX regarding the Potential Transaction, including the exchange of information with WPX to better understand WPX’s business and assets, confirm the potential for synergies that could be realized and further discuss the potential governance structure of the combined company.

Also on September 4, 2020, Mr. Muncrief received a call from the Chief Executive Officer of an energy company (“Company C” and such individual, the “Company C representative”), to discuss setting up a lunch meeting. Mr. Muncrief had previously met with the Company C representative in October and December of 2019. During the December 2019 meeting, the Company C representative had delivered to Mr. Muncrief a preliminary indication of interest proposing an acquisition of WPX by Company C. The preliminary indication of interest contemplated a premium to the market price of WPX’s common stock at that time of receipt and was subject to confirmatory due diligence and negotiation of a mutually acceptable definitive merger agreement. Following extensive discussions, the WPX Board determined in its business judgment that it was in the best interests of WPX to move forward with a transaction to acquire Felix based on the advanced stage of negotiations with Felix, the strategic rationale for the transaction and anticipated benefits thereof. Following the acquisition of Felix, Mr. Muncrief and the Company C representative continued to discuss the current industry environment and the performance of WPX and Company C, generally, with May 19, 2020 being the last conversation the parties had prior to the September 4, 2020 telephone call.

On September 7, 2020, Skadden delivered to Kirkland an initial draft of the EnCap Support Agreement, which provided for, among other things, the agreement of certain affiliates of EnCap to vote all of their shares of WPX Common Stock held as of the date of the Merger Agreement (i) in favor of the adoption of the Merger Agreement, (ii) against any alternative proposal, and (iii) against any amendment of WPX’s certificate of incorporation or bylaws or other proposal that would delay, impede, frustrate, prevent or nullify the Potential Transaction or Merger Agreement or change in any manner the voting rights of any outstanding stock of WPX. As of September 26, 2020, EnCap was the beneficial owner of approximately 27.3% of the outstanding shares of WPX Common Stock.

From early September through September 26, 2020, Devon and WPX and their respective legal counsel and EnCap and its legal advisor, Vinson & Elkins LLP (“Vinson & Elkins”), exchanged multiple drafts of the Merger Agreement and other ancillary agreements, as applicable, including the EnCap Support Agreement, and held multiple conference calls to discuss due diligence and the transaction agreements and various issues, including the combined company’s management team and board composition. The discussions and negotiations included numerous telephone conversations between the parties’ management teams, representatives and advisors.

On September 9, 2020, the WPX Board held a virtual meeting that was attended by WPX management and representatives from Kirkland and Citi. The meeting was called to discuss fiduciary duties, the relative contributions of WPX and Devon in the Potential Transaction, and preliminary considerations in the Merger Agreement and the EnCap Support Agreement. Specifically, members of WPX management discussed Devon’s recent and projected financial performance, as well as Devon’s assets and operations, including the extent to which Devon’s acreage in the Delaware Basin and the Powder River Basin is subject to federal leaseholds. The WPX Board and WPX’s management and advisors also discussed the rationale for a potential combination with Devon, including but not limited to, increased scale, financial strength and free cash flow yield.

On September 11, 2020, Mr. Muncrief had lunch with the Company C representative. During the meeting, Mr. Muncrief and the Company C representative continued their discussion on the current industry environment, and the Company C representative again expressed an interest in a potential combination with WPX. The Company C representative delivered to Mr. Muncrief a proposal with respect to the potential acquisition by Company C of all of the WPX Common Stock at a fixed exchange ratio, with the consideration split 80% in stock and 20% in cash, for an implied value of $6.20 per WPX share. Company C’s proposal was subject to confirmatory due diligence and negotiation of a mutually acceptable definitive merger agreement.

On September 11, 2020, the Devon Board held a special meeting with certain members of Devon management and representatives of Skadden in attendance. Devon management provided an update regarding the ongoing financial and operational due diligence conducted on WPX to date, including expected synergies from the Potential Transaction. Representatives of Skadden discussed legal matters with the Devon Board, including a summary of the terms of the draft Merger Agreement. Mr. Hager discussed with the Devon Board the expected schedule to complete Devon’s due diligence analysis.

Also on September 11, 2020, Kirkland delivered a revised draft of the Merger Agreement to Skadden. The revised draft included the following key points: (i) removal of the “force the vote” provision applicable to each party and provisions allowing each of the WPX Board and the Devon Board to terminate the Merger Agreement for a superior proposal, (ii) the termination fee percentage was bifurcated and decreased to 3.0% of each party’s equity value, (iii) any expense reimbursement paid on termination of the Merger Agreement would be deducted from any termination fee payable, and (iv) the merger would be structured as a tax free reorganization and included a closing condition that the parties obtain an opinion to such effect.

On September 12, 2020, Messrs. Hager, Muncrief, Radtke and Kindick met to discuss industry conditions and the need for consolidation, the potential benefits of a combination of Devon and WPX, including possible synergies, the business plan for a combined company, including strategy and the variable dividend model, and potential investor reaction to the Potential Transaction.

On September 13, 2020, the WPX Board held a virtual meeting with respect to the Potential Transaction. During the first portion of the meeting, which was attended by all directors and representatives of Kirkland, Mr. Muncrief updated the WPX Board on the meeting that he and Mr. Kindick had with Messrs. Hager and Radtke, the chairman of the Devon Board on the prior day. Mr. Muncrief also apprised the WPX Board of his meeting with the Company C representative on September 11 and Company C’s proposal, which had been provided to the WPX Board in advance of the meeting. Following Mr. Muncrief’s update, Kirkland discussed the WPX Board’s fiduciary duties under the circumstances and in light of the differing transactions presented by Devon and Company C. Kirkland discussed a process that the WPX Board should consider when evaluating both transactions. The WPX Board then discussed the proposal from Company C.

Following the Board’s discussion of Company C’s proposal, members of WPX management and representatives from Citi joined the meeting. The WPX Board considered certain information provided by Citi regarding Citi’s material investment banking relationships with WPX and Devon during the prior two-year period, and the WPX Board determined that Citi did not have any disqualifying conflicts of interests in serving as a financial advisor to WPX. Citi then discussed with the WPX Board certain preliminary financial matters relating to the Potential Transaction. Robert Herdman, the chairman of WPX’s Compensation Committee, then provided an overview of certain changes to WPX’s compensation arrangements that the Compensation Committee expected to propose in connection with the Potential Transaction. Following a discussion, the WPX Board met in executive session without Mr. Muncrief and Clay Gaspar, WPX’s president, chief operating officer and a director, present. Kirkland was also present for a portion of such executive session. After the meeting, Citi was informed of Company C’s proposal and was requested to provide certain financial information relating to the Potential Transaction and Company C’s proposal for the WPX Board to consider at its next meeting.

On September 14, 2020, Messrs. Hager and Muncrief discussed the composition of the senior leadership team and potential roles and responsibilities. Mr. Muncrief proposed that the exchange ratio be determined based on a 30-day VWAP. Mr. Hager reiterated that the exchange ratio should reflect an “at market” or low to no premium transaction, and deferred discussion of the exchange ratio until closer to the execution of a merger agreement.

On September 15 and 16, 2020, the WPX Board held a virtual regularly scheduled meeting, a portion of which was attended by representatives of Kirkland and Citi on September 16. At the meeting, Mr. Muncrief and WPX management updated the WPX Board on the status of negotiations with Devon and the companies’ ongoing financial modeling and due diligence. Citi then reviewed with the WPX Board certain preliminary financial aspects of Company C’s proposal based on, among other things, WPX’s management forecasts, Company C’s then-current stock price and a range of hypothetical stock prices and certain illustrative pro forma financial metrics utilizing publicly available research analysts’ estimates for Company C.

The WPX Board then further discussed Company C’s proposal and the various potential benefits of a transaction with Company C, including: (i) the fact that Company C contemplated offering a premium to WPX’s stockholders; (ii) Company C’s established dividend policy and low leverage; (iii) Company C’s commitment to strong environmental, social and governance performance; (iv) the ability of WPX stockholders to participate in a larger company with greater scale and (v) potentially lower transaction integration and execution risk. The WPX Board also evaluated a number of other considerations that militated against a sale of WPX to Company C, including: (i) that Company C’s proposal was subject to due diligence; (ii) the risk of a downward movement or adjustment in Company C’s proposed exchange ratio prior to signing, which could delay or result in the abandonment of a transaction; (iii) the per share value for WPX Common Stock implied by Company C’s proposal was based on recent trading levels for WPX at a relatively low point for WPX and the energy market generally; (iv) the premium associated with Company C’s proposal (and thus the value of stock received by WPX stockholders) could be diminished if its stockholders reacted negatively to the transaction; (v) the inclusion of cash as transaction consideration would result in WPX stockholders effectively selling a portion of their shares at a low point in the market for energy companies; (vi) the fact that Company C trades at a meaningfully higher multiple of cash flow per share than WPX or Devon, which could mean that the stock received by WPX stockholders would not have the same upside as Devon’s stock; (vii) the support of EnCap, WPX’s largest stockholder, for a transaction with Devon and its willingness to enter into a voting agreement in support of a Devon transaction; and (viii) the insignificant ownership of WPX stockholders in the combined company and the consequent inability to have a meaningful influence on the future strategic direction of Company C and to participate in the potential synergies resulting from a transaction with Company C.

The WPX Board also discussed the potential benefits resulting from a transaction with Devon, including: (i) the transaction should provide WPX stockholders with the potential for long-term economic appreciation based on the perceived benefits of a transaction with Devon; (ii) the use of Devon stock for 100% of the transaction consideration, which would give WPX stockholders greater participation in any energy market recovery; (iii) improved liability management with the combined debt maturity profile and ability to use Devon’s cash on hand to more easily reduce WPX debt; (iv) the significant synergies expected to be achieved from the combination and the positive impact those synergies could have on the combined company’s valuation; (v) Devon’s “core of the core” holdings in the Delaware Basin and in the Eagle Ford Shale; (vi) Devon’s proven ability to execute on its drilling opportunities in its key positions; (vii) the support of EnCap for a transaction with Devon in lieu of a sale to Company C; (viii) the advanced stage of negotiations and due diligence with Devon and the ability to execute a merger agreement more quickly and with greater certainty; and (ix) the meaningful participation of WPX stockholders, directors and officers in the combined company. The WPX Board also discussed the potential drawbacks of a transaction with Devon, including the extent to which Devon’s acreage in the Delaware Basin and the Powder River Basin is subject to federal leaseholds and the political risk associated with such acreage. Following the WPX Board’s discussion, the WPX Board met in executive session without Messrs. Muncrief and Gaspar present.

Based on the considerations evaluated by the Board with the assistance of WPX’s management and legal and financial advisors regarding the contrasting opportunities presented by Company C and Devon, the WPX Board determined in its business judgment that continuing to pursue a strategic transaction with Devon would be in the best interests of WPX and its stockholders instead of pursuing a transaction with Company C.

Also on September 16, 2020, the Devon Board held a regularly scheduled meeting with certain members of Devon management in attendance. Representatives from J.P. Morgan and Skadden attended a portion of the meeting. Prior to the meeting, J.P. Morgan delivered a disclosure letter regarding certain relationships with Devon, WPX and EnCap. The Devon Board considered the information provided by J.P. Morgan and concluded that J.P. Morgan did not have any disqualifying conflicts of interests in serving as a financial advisor to Devon. J.P. Morgan reviewed with the Devon Board the strategic landscape in the upstream sector and discussed certain potential strategic partners for a business combination (which included WPX) and certain financial metrics calculated on a pro forma basis and other considerations for a combination with each such partner (including WPX). Management reviewed the results of its due diligence evaluation to date. Devon management also reviewed with the Devon Board various governance issues under discussion with WPX. The Devon Board indicated that it was supportive of Mr. Hager and the Devon management team continuing to pursue a merger-of-equals transaction with WPX on a low to no premium basis.

Also on September 16, 2020, Messrs. Hager and Muncrief discussed Devon’s ongoing due diligence and the results of their respective board meetings. The parties discussed the process to finalize due diligence and negotiation of definitive transaction documentation.

Additionally on September 16, 2020, Skadden sent a revised draft of the Merger Agreement to Kirkland. The revised draft provided, among other things, that (i) the merger would be structured as a tax free reorganization, but deleted the proposed closing condition that the parties obtain an opinion to such effect, (ii) the termination fee payable by either party would equal 4% of WPX’s equity value implied by the transaction and (iii) any expense reimbursement payment would not be credited against any termination fee. The revised draft also reinserted the force the vote provision, and deleted the provision permitting a party to terminate the Merger Agreement to enter into a definitive agreement with respect to a superior proposal, provided that the termination fee payable by either party would equal 4% of WPX’s equity value implied by the transaction, and provided that any expense reimbursement payment would not be credited against any termination fee.

On September 17, 2020, Vinson & Elkins provided Skadden with a revised draft of the EnCap Support Agreement proposing, among other changes, the addition of an adverse recommendation change by the WPX Board as an automatic termination event under the EnCap Support Agreement.

On September 21, 2020, Mr. Hager, Mr. Ritenour, David Harris, Devon’s executive vice president of exploration and production, and Scott Coody, Devon’s vice president of investor relations, attended a meeting with Mr. Muncrief, Mr. Gaspar and other members of WPX management. The parties reviewed and discussed draft investor relation materials relating to the announcement of a transaction. Mr. Hager separately discussed with Mr. Muncrief the executive organization structure of the combined company.

Also on September 21, 2020, Skadden delivered to Kirkland and Vinson & Elkins initial drafts of a stockholders’ agreement and a registration rights agreement, each to be entered into between Devon and EnCap at the closing of the merger to replace the existing agreements between EnCap and WPX. The draft of the stockholders’ agreement included, among other provisions, (i) a director nomination right in favor of EnCap with respect to the appointment or election of one member of the board of directors of the combined company, (ii) a standstill provision, (iii) certain voting agreements relating to the combined company and (iv) a 180-day lock up relating to the shares of Devon Common Stock to be received by EnCap in the Potential Transaction. Skadden also provided a revised draft of the EnCap Support Agreement rejecting the inclusion of an adverse recommendation change by the WPX Board as an automatic termination event.

In the weeks leading up to the execution of the Merger Agreement, the parties and EnCap focused their efforts on resolving the remaining legal and commercial issues, including thorough and extensive internal and external discussions and calls. These issues included, among others, the combined company’s management team and board composition, the inclusion of a force the vote provision in light of the termination events under the EnCap Support Agreement and the termination fees payable by each of WPX and Devon under certain circumstances. Between September 22 and 24, Messrs. Hager and Muncrief agreed upon the composition, roles and responsibilities of the senior leadership team.

Also on September 23, 2020, Kirkland sent a revised draft Merger Agreement to Skadden that, among other things, reinserted the tax opinion condition, deleted the force the vote provision, reinserted the provision permitting a party to terminate the Merger Agreement under certain circumstances to enter into a definitive agreement with respect to a superior proposal (subject to payment of the termination fee), provided that any termination fee payable by WPX would equal 3% of WPX’s equity value and any termination fee payable by Devon would equal 3% of Devon’s equity value, and provided that any expense reimbursement payment would be credited against any termination fee.

On September 24, 2020, the Reserves Committee of the Devon Board held a special meeting with certain members of Devon management in attendance. During the meeting, Devon management reviewed its due diligence evaluation with respect to WPX’s oil and gas reserves.

On September 24, 2020, the legal advisors of each of WPX and Devon held a call to discuss open legal issues in the draft Merger Agreement, as a result of which Kirkland and Skadden were able to resolve a number of outstanding legal issues relating to the scope of the representations and warranties and interim operating covenants.

On September 25, 2020, the WPX Board held a virtual meeting to discuss the Potential Transaction. Members of WPX’s management, as well as representatives of Kirkland and Citi were also present. Citi provided the WPX Board with Citi’s preliminary financial analyses with respect to the Potential Transaction based on WPX management’s finalized forecasts for WPX and Devon. Following such discussions, the WPX Board met in executive session, a portion of which was without Messrs. Muncrief and Gaspar and Kirkland present.

Also on September 25, 2020, the Devon Board held a special meeting to consider the Potential Transaction. Certain members of Devon management and representatives of J.P. Morgan and Skadden were in attendance. Devon management reviewed the results of its due diligence evaluation of WPX. Representatives of J.P. Morgan reviewed J.P. Morgan’s preliminary financial analyses of the Potential Transaction. Representatives of Skadden reviewed the terms of the latest draft of the Merger Agreement and the terms of the EnCap Support Agreement, stockholders’ agreement and registration rights agreement with EnCap, and discussed the remaining open issues in the agreements. Following the Devon Board meeting, the Compensation Committee of the Devon Board met to review and approve the proposed compensation arrangements for the executive chairman, chief executive officer, chief operating officer and general counsel of Devon if the merger were to occur.

After the markets closed on September 25, 2020, Messrs. Hager and Muncrief discussed outstanding commercial issues relating to the Potential Transaction. Mr. Hager proposed an exchange ratio of 0.5034, which represented a [●]% premium to the closing price. With respect to governance, Mr. Hager proposed a 12-member board, comprised of seven current Devon directors and five current WPX directors, and that each committee of the board be comprised of three current Devon directors and two current WPX directors. In addition, Mr. Hager proposed that the Merger Agreement include a force the vote provision for both Devon and WPX, that the termination fee payable by each party equal 4% of WPX’s equity value, that any expense reimbursement due would be in addition to any termination fee payable, and that the Merger Agreement would not include receipt of a tax opinion as a closing condition. Following extensive discussion, Messrs. Hager and Muncrief agreed to a 0.5165 exchange ratio, a reciprocal $75,000,000 termination fee (which represented approximately 3% of WPX’s equity value), with any expense reimbursement to be offset against any termination fee payable, a 12-member board as proposed by Mr. Hager and board composition as proposed by Mr. Hager, except that the governance committee would include four directors, comprised of two current Devon directors and two current WPX directors, and that there would be no tax opinion condition. In addition, Mr. Hager agreed that the lead independent director of the combined company would be a current WPX director and Mr. Muncrief agreed to the force the vote provision.

On September 25, 2020, Vinson & Elkins provided revised drafts of the stockholders’ agreement and the registration rights agreement, which, among other changes, (i) eliminated the standstill provisions of the stockholders agreement, (ii) eliminated the voting agreements relating to the combined company and (iii) provided that EnCap’s designee to the board of directors of the combined company would be entitled to serve on the governance committee of the board of directors of the combined company.

On September 26, 2020, representatives of WPX, Devon, Kirkland and Skadden had two telephonic meetings to resolve all other open issues in the draft Merger Agreement and the WPX and Devon disclosure letters.

On September 26, 2020, the WPX Board held a special virtual meeting to consider the Potential Transaction. Members of WPX’s management, as well as representatives of Kirkland and Citi were also present. Members of WPX’s management team reviewed the negotiations with Devon that had occurred to date, reported that due diligence had been completed and, with the assistance of Kirkland, discussed the material terms of the Potential Transaction. The WPX Board also discussed again the expected benefits of a transaction with Devon, including, among others, the fact that the merger would: (i) create a combined company that can prioritize free cash flow and implement a dividend strategy consisting of a quarterly fixed plus variable dividend; (ii) the merger would be immediately accretive to all relevant per-share metrics and the combined company would retain a strong balance sheet and liquidity; (iii) create a combined company with operational scale and diversification; and (iv) drive annual incremental synergies of $275 million. Following this discussion, representatives of Kirkland reviewed with the WPX Board its fiduciary obligations. Also at the meeting, Citi reviewed with the WPX Board Citi’s financial analysis of the Exchange Ratio and rendered an oral opinion, confirmed by delivery of a written opinion dated September 26, 2020, to the WPX Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and quantifications on the review undertaken by Citi, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to holders of WPX Common Stock (other than, as applicable, Devon, Merger Sub and their respective affiliates). Following such discussions, the WPX Board met in executive session without Mr. Gaspar present and, for a portion, without Mr. Muncrief present. Kirkland was also present for a portion of the executive session.

After the executive session, and following a discussion by the WPX Board of the terms of the Potential Transaction and the information reviewed at such meeting, and upon receiving WPX management’s recommendation to approve the Potential Transaction on the terms set forth in the draft Merger Agreement, the WPX Board unanimously resolved to adopt the Merger Agreement substantially as presented and the associated actions described in the Merger Agreement.

Also on September 26, 2020, the Devon Board held a special meeting to consider the Potential Transaction. Certain members of Devon management and representatives of J.P. Morgan and Skadden were in attendance. Mr. Hager reviewed the proposed exchange ratio of 0.5165 that he and Mr. Muncrief had agreed to recommend to their respective boards and the resolution of certain other open issues. Representatives of Skadden reviewed for the Devon Board the resolution of the remaining issues in the agreements and discussed various other legal matters with the Devon Board. Representatives of J.P. Morgan delivered its oral opinion, subsequently confirmed by delivery of a written opinion dated September 26, 2020, that, as of such date and based upon and subject to the factors and assumptions set forth in J.P. Morgan’s written opinion, the exchange ratio in the proposed merger was fair, from a financial point of view, to Devon. See the section entitled “—Opinion of Devon’s Financial Advisor” for more information. Following discussions, the Devon Board unanimously approved the Merger Agreement, the merger, the other transactions contemplated by the Merger Agreement and resolved to recommend the approval by Devon’s stockholders of the Share Issuance pursuant to the Merger Agreement.

Following their respective board meetings on September 26, 2020, the parties finalized (1) the Merger Agreement, (2) the disclosure letters to the Merger Agreement, and (3) the EnCap Support Agreement, including the agreed forms of the registration rights agreement and the stockholders’ agreement with EnCap. On the evening of September 26, 2020, WPX and Devon executed the Merger Agreement, Devon and EnCap executed the EnCap Support Agreement and Messrs. Hager, Muncrief, Gaspar and Cameron executed their respective employment letters.

Prior to the open of trading on the New York Stock Exchange on the morning of September 28, 2020, WPX and Devon issued a joint press release announcing the transactions contemplated by the Merger Agreement, and Devon and WPX hosted a joint conference telephonic meeting of the investor community to explain additional details and the strategic importance of the transaction.

Recommendation of the Devon Board and its Reasons for the Merger

This section summarizes the principal potential strategic and financial benefits that Devon expects to realize in the merger. For a discussion of various factors that could prevent or limit the parties from realizing some or all of these benefits, see “Risk Factors” beginning on page 32. In evaluating the merger, the Devon Board consulted with Devon’s management, as well as Devon’s legal and financial advisors, and, in reaching its conclusion, considered a variety of factors, including:

•

The Devon Board’s knowledge of Devon’s business, operations, financial condition, earnings and prospects and of WPX’s business, operations, financial condition, earnings and prospects, taking into account the results of Devon’s due diligence review of WPX.

•	The fact that merger will create one of the largest independent producers in North America with a premier multi-basin portfolio.

•	The fact that the combined organization will have a dominant position in the Delaware Basin with a long-term inventory (approximately 400,000 net acres in the economic core of the play).

•	The Devon Board’s belief that highly economic results across diversified acreage in the Delaware Basin will allow for the optimization of capital allocation.

•	The Devon Board’s belief that the merger presents the combined organization with the opportunity to:

•

create synergies of approximately $275 million in annual cost savings by the end of 2021, by capturing savings in general and administrative expenses, drilling and completion costs, operating costs and marketing synergies;

•	accelerate Devon’s transition to a business model that prioritizes free cash flow generation over production growth;

•	be accretive to financial metrics on a per share basis in the first year from the merger;

•	maintain a strong balance sheet and liquidity;

•	increase scale and diversification; and

•	create long-term value to stockholders.

•	The anticipated improvements in maintenance capital funding requirements resulting from the operational scale of the combined organization.

•	The Devon Board’s belief that the merger delivers on key strategic objectives that Devon has been targeting, including:

•	delivering top-tier operating results;

•	disciplined returns-driven strategy by maintaining a strong balance sheet and an advantaged capital structure; and

•	commitment to returning cash to stockholders through enhanced free cash flow generating capabilities.

•	Devon’s management team’s recommendation of the merger.

•

The feedback from stockholders favoring industry consolidation to create leading companies with scale at a time when: the E&P sector is struggling to compete for capital; valuations across the industry have declined for the last several years; a global pandemic and other factors are impacting pricing and demand; upholding the highest ESG standards is increasingly important to all stakeholders; and potential regulatory changes may impact the industry.

•

The Exchange Ratio and merger consideration, including that Devon stockholders will own approximately 57% of the issued and outstanding shares of Devon following consummation of the merger (based on fully diluted shares outstanding of Devon), and the Devon Board’s evaluation of the Exchange Ratio relative to the intrinsic value of shares of Devon Common Stock over various periods and relative to its current assessment of the cost synergies and other benefits of the merger.

•

The fact that the Exchange Ratio is fixed and will not fluctuate in the event that the market price of WPX Common Stock increases relative to the market price of Devon Common Stock between the date of the Merger Agreement and the closing of the merger.

•

The likelihood that Devon and WPX will complete the merger on a timely basis based on the strong commitment on the part of both parties, including the likelihood that both parties will satisfy all conditions with respect to the consummation of the merger.

•

The fact that certain WPX stockholders holding, in the aggregate, approximately 27.3% of the issued and outstanding shares of WPX Common Stock entitled to vote at the WPX special meeting have entered into the EnCap Support Agreement with Devon obligating such stockholders to vote all of the shares of WPX Common Stock held by them in favor of the merger, as more fully described in the “The Merger Agreement—EnCap Support Agreement” beginning on page 145.

•	The fact that Devon’s and WPX’s leadership teams have long known and respected each other.

•

The Devon Board’s belief that Devon and WPX share similar values and operating philosophies, and this combination brings together the two companies’ common cultures to drive the continued growth and success of the business.

•	The fact that upon termination of the Merger Agreement in certain circumstances, WPX would be required to pay to Devon a termination fee that would help offset some of the costs of the transaction.

•	The fact that both companies share a commitment to Environmental, Social and Corporate Governance (ESG) leadership; employee safety; and environmental responsibility.

•	The governance arrangements contained in the Merger Agreement.

•	The terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which each party may terminate the Merger Agreement.

•	The requirement that Devon’s stockholders approve the Stock Issuance Proposal as a condition and in connection with the merger.

•

The Devon Board’s belief that the addition of the WPX nominated directors to the Board in connection with the merger will add further valuable expertise and experience and in-depth familiarity with WPX to the Devon Board, which will enhance the likelihood of realizing the strategic benefits that Devon expects to derive from the merger.

•

The Devon Board’s belief that the terms of the ancillary agreements to be entered into upon consummation of the merger, including the New Felix Stockholders’ Agreement, including the lock-up and the standstill provisions contained therein and the New Felix Registration Rights Agreement are reasonable.

•

The Devon Board’s consideration of certain other factors, including historical information concerning Devon’s and WPX’s respective businesses, financial conditions, results of operations, earnings, trading prices, management, competitive positions and prospects on a projected combined basis and the current and prospective business environment in which Devon and WPX operate, including commodity price levels and volatility, economic conditions, the competitive and regulatory environment and the likely effect of these factors on Devon.

•

The financial analyses of J.P. Morgan, as reviewed and discussed with the Devon Board, as well as the opinion of J.P. Morgan, to the effect that, as of September 26, 2020, and based upon and subject to the assumptions, procedures, factors, qualifications, limitations and other matters set forth in J.P. Morgan’s written opinion, that the Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to Devon.

The Devon Board also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including:

•

The possibility that the merger may not be completed, or that completion may be unduly delayed, for reasons beyond the control of Devon and WPX, which could result in significant costs and disruption to Devon’s normal business.

•

The potential for diversion of management and employee attention and for increased employee attrition during the period prior to completion of the merger and the potential effect of the merger on Devon’s business and relations with customers, suppliers and regulators.

•	The substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of Devon and WPX and the transaction expenses arising from the merger.

•	The risk of not capturing all of the anticipated synergies and the risk that other anticipated benefits might not be realized.

•	The risk that certain members of Devon’s and WPX’s senior management might choose not to remain employed with the combined company.

•

The fact that the Merger Agreement includes customary restrictions on the ability of Devon to solicit offers for alternative proposals or to engage in discussions regarding such proposals, subject to exceptions, which could have the effect of discouraging such proposals from being made or pursued. The Devon Board understood that these provisions may have the effect of discouraging alternative proposals and may make it less likely that the transactions related to such proposals would be negotiated or pursued, even if potentially more favorable to the Devon stockholders than the merger.

•	The potential that the termination payment provisions of the Merger Agreement could have the effect of discouraging an alternative proposal for Devon.

•	The restrictions on the conduct of Devon’s business during the period between the signing of the Merger Agreement and completion of the merger.

The foregoing discussion of the information and factors considered by the Devon Board is not exhaustive. In view of the Devon Board’s consideration of a wide variety of factors in connection with its evaluation of the Merger Agreement and the transactions contemplated thereby, including the merger, and the complexity of these matters, the Devon Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The actual benefits from the merger could be different from the foregoing estimates and those differences could be material. Accordingly, there can be no assurance that any of the potential benefits described above or included in the factors considered by the Devon Board will be realized. See “ Risk Factors” beginning on page 32.

The foregoing discussion of the information and factors considered by the Devon Board is forward-looking in nature and should be read in light of the factors described in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 49.

Opinion of Devon’s Financial Advisor

Pursuant to an engagement letter, dated September 22, 2020, Devon retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Devon Board on September 26, 2020, J.P. Morgan rendered its oral opinion to the Devon Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, the Exchange Ratio in the proposed merger was fair, from a financial point of view, to Devon. J.P. Morgan confirmed its September 26, 2020, oral opinion by delivering its written opinion, dated September 26, 2020, to the Devon Board that, as of such date, the Exchange Ratio in the proposed merger was fair, from a financial point of view, to Devon.

The full text of the written opinion of J.P. Morgan, dated September 26, 2020, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex B to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Devon stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Devon Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the Exchange Ratio in the proposed merger and did not address any other aspect of the proposed merger. J.P. Morgan expressed no opinion as to the fairness of the Exchange Ratio in connection with the proposed merger to the holders of any class of securities, creditors or other constituencies of Devon or as to the underlying decision by Devon to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of Devon as to how such stockholder should vote with respect to the Stock Issuance Proposal or any other matter.

In connection with preparing its opinion, J.P. Morgan:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning WPX and Devon and the industries in which they operate;

•

compared the financial and operating performance of WPX and Devon with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of WPX Common Stock and Devon Common Stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by the management of Devon relating to its business, as well as projections relating to WPX’s business, provided by the management of Devon;

•	reviewed the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the proposed merger (the “Synergies”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of WPX and Devon with respect to certain aspects of the proposed merger, and the past and current business operations of WPX and Devon, the financial condition and future prospects and operations of WPX and Devon, the effects of the proposed merger on the financial condition and future prospects of Devon, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by WPX and Devon or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with Devon, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of WPX or Devon under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, including the Synergies, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of WPX and Devon to which such analyses or forecasts relate. J.P. Morgan expresses no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the proposed merger and the other transactions contemplated by the Merger Agreement will qualify as a tax-free reorganization for United States federal income tax purposes and will be consummated as described in the Merger Agreement. J.P. Morgan assumed that the representations and warranties made by Devon and Merger Sub in the Merger Agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Devon with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the proposed merger will be obtained without any adverse effect on WPX or Devon or on the contemplated benefits of the proposed merger.

Devon management furnished to J.P. Morgan the projections for Devon and WPX. Neither Devon nor WPX publicly disclose internal management projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed merger, and such projections were not prepared with a view toward public disclosure. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Devon and WPX management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion, please see “—Certain Unaudited Forecasted Financial Information.” J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to Devon of the Exchange Ratio in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of Devon or as to the underlying decision by Devon to engage in the proposed merger. Furthermore, J.P. Morgan has expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the Exchange Ratio in the proposed merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which Devon Common Stock or WPX Common Stock will trade at any future time, please see “—Certain Unaudited Forecasted Financial Information.”

J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Devon or any other alternative transaction.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Devon Board on September 26, 2020, and in the presentation delivered to the Devon Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Devon Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of WPX and Devon with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to WPX and Devon, respectively.

For WPX, the companies selected by J.P. Morgan were as follows:

•	Continental Resources, Inc.

•	Parsley Energy Inc.

•	Devon

•	Marathon Oil Corporation

•	Cimarex Energy Co.

•	PDC Energy, Inc.

For Devon, the companies selected by J.P. Morgan were as follows:

•	Continental Resources, Inc.

•	Apache Corporation

•	Parsley Energy Inc.

•	Marathon Oil Corporation

•	WPX

•	Cimarex Energy Co.

•	Ovintiv Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses (including assets, relative size and basin presence) that, for the purposes of J.P. Morgan’s analysis, may be considered similar to those of WPX and Devon, respectively. However, certain of these companies may have characteristics that are materially different from those of WPX and Devon. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect WPX or Devon.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of the company’s firm value (“FV”) to the company’s adjusted EBITDAX (calculated as earnings before interest, taxes, depreciation, amortization and exploration expense) for the years ending December 31, 2021 (the “FV/2021E Adj. EBITDAX”) and December 31, 2022 (the “FV/2022E Adj. EBITDAX”), as well as the ratio of the company’s equity value (“EV”) to the company’s operating cash flow for the years ending December 31, 2021 (“EV/2021E OCF”) and December 31, 2022 (“EV/2022E OCF”).

Based on the results of this analysis, J.P. Morgan selected multiple reference ranges of 3.75x – 5.50x, 3.25x – 4.75x, 2.00x – 3.25x and 1.75x – 2.50x for WPX’s FV/2021E Adj. EBITDAX, FV/2022E Adj. EBITDAX, EV/2021E OCF and EV/2022E OCF, respectively, and 3.75x – 5.50x, 3.25x – 4.75x, 2.00x – 3.25x and

1.75x – 2.50x for Devon’s FV/2021E Adj. EBITDAX, FV/2022E Adj. EBITDAX, EV/2021E OCF and EV/2022E OCF, respectively. After applying such ranges to the projected FV for WPX and for Devon for the years ending December 31, 2021 and December 31, 2022, based on the projections provided by Devon management, the analysis indicated the following ranges of implied per share equity values for shares of WPX Common Stock and Devon Common Stock, rounded to the nearest $0.25:

	Implied Per Share Equity Value
	Low	High
WPX FV/2021E Adj. EBITDAX	$2.25	$6.25
WPX FV/2022E Adj. EBITDAX	$3.75	$8.00
WPX EV/2021E OCF	$4.00	$6.25
WPX EV/2022E OCF	$4.75	$6.75

	Implied Per Share Equity Value
	Low	High
Devon FV/2021E Adj. EBITDAX	$8.25	$15.25
Devon FV/2022E Adj. EBITDAX	$10.75	$19.00
Devon EV/2021E OCF	$7.25	$12.00
Devon EV/2022E OCF	$9.00	$12.75

The ranges of implied per share equity value for WPX Common Stock were compared to WPX’s closing share price of $4.44 on September 25, 2020, the NYSE trading day immediately preceding the execution of the Merger Agreement, and the implied per share offer price of $4.56. The ranges of implied per share equity value for Devon Common Stock were compared to Devon’s closing share price of $8.82 on September 25, 2020, the NYSE trading day immediately preceding the execution of the Merger Agreement.

Net Asset Value Analysis

J.P. Morgan conducted an after-tax discounted cash flow, net asset valuation analysis for the purpose of determining an implied equity value per share for each of the WPX Common Stock and the Devon Common Stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of an asset’s cash flows and is obtained by discounting those cash flows back to the present using an appropriate discount rate and applying a discounting convention that assumes that all cash flows were generated at the midpoint of each period. A “net asset valuation” is a multi-decade life-of-field model with no terminal value assumptions.

J.P. Morgan calculated the present value, as of December 31, 2020, of the asset-level cash flows that WPX is expected to generate from December 31, 2020 onward using the forecasts provided by Devon management and assuming estimated commodity pricing through 2023, with prices held flat thereafter, as provided by Devon management (which we refer to for purposes of this section as “Devon Management Pricing”). J.P. Morgan calculated the foregoing values with and without adjusting for Devon’s estimates of the Synergies (including the costs to achieve such Synergies) based on the pro forma equity ownership of the combined company by the existing holders of Devon Common Stock. WPX’s projected asset-level cash flows were discounted to present values using a range of discount rates from 11.0% to 13.0%, which were chosen based on an analysis of the weighted average cost of capital of WPX, and then were adjusted for WPX’s general and administrative expenses, minimum volume commitment deficiency payments, additional midstream liabilities, hedges, taxes and net operating losses, to indicate a range of implied net asset values for WPX, which were divided by the number of fully diluted shares outstanding at WPX to arrive at the following range of implied net asset values per share of WPX Common Stock, both including and excluding Synergies. Resulting per share values were in all cases rounded to the nearest $0.25 per share.

	Implied Equity Value Per Share
	Low	High
WPX Implied Equity Value Per Share—Ex-Synergies	$5.75	$7.25
WPX Implied Equity Value Per Share—Synergized	$6.75	$8.50

The ranges of implied per share equity value for WPX Common Stock were compared to WPX’s closing share price of $4.44 on September 25, 2020, the NYSE trading day immediately preceding the execution of the Merger Agreement, and the implied per share offer price of $4.56.

J.P. Morgan calculated the present value, as of December 31, 2020, of the asset-level cash flows that Devon is expected to generate from December 31, 2020 onward using forecasts provided by Devon management and assuming Devon Management Pricing. J.P. Morgan calculated the foregoing values without adjusting for Devon’s estimates of the Synergies anticipated to be realized in the proposed merger. Devon’s projected asset-level cash flows were discounted to present values using a range of discount rates from 10.75% to 12.75%, which were based on an analysis of the weighted average cost of capital of Devon, and then were adjusted for Devon’s general and administrative expenses, hedges, taxes and net operating losses, to indicate a range of implied net asset values for Devon, which were divided by the number of fully diluted shares outstanding at Devon to arrive at the following range of implied net asset values per share of Devon Common Stock based on Devon Management Pricing on a stand-alone basis (i.e., without synergies). Resulting per share values were in all cases rounded to the nearest $0.25 per share.

	Implied Equity Value Per Share
	Low	High
Devon Implied Equity Value Per Share—Ex-Synergies	$13.50	$15.75

The ranges of implied per share equity value for Devon Common Stock were compared to Devon’s closing share price of $8.82 on September 25, 2020, the NYSE trading day immediately preceding the date of the written opinion and the execution of the Merger Agreement.

Relative Implied Exchange Ratio Analysis

J.P. Morgan compared the results for WPX to the results for Devon with respect to the public trading multiples and net asset value analyses described above.

J.P. Morgan compared the lowest equity value per share for WPX to the highest equity value per share for Devon to derive the lowest exchange ratio implied by the pair of results for each analysis performed. J.P. Morgan also compared the highest equity value per share for WPX to the lowest equity value per share for Devon to derive the highest exchange ratio implied by the pair of results for each analysis performed. The implied exchange ratios resulting from this analysis were:

Public Trading Analysis	Implied Exchange Ratio
	Low	High
FV/2021E Adj. EBITDAX	0.1489x	0.7472x
FV/2022E Adj. EBITDAX	0.1924x	0.7512x
EV/2021E OCF	0.3262x	0.8613x
EV/2022E OCF	0.3731x	0.7613x

Net Asset Value Analysis	Implied Exchange Ratio
	Low	High
Implied Equity Value Per Share—Ex-Synergies	0.3609x	0.5419x
Implied Equity Value Per Share—Synergized	0.4205x	0.6301x

The implied exchange ratios were compared to the Exchange Ratio under the Merger Agreement of 0.5165x.

Value Creation Analysis

J.P. Morgan conducted an analysis of the theoretical value creation to the existing holders of Devon Common Stock that compared the estimated implied equity value of Devon Common Stock on a stand-alone basis based on the midpoint value determined in J.P. Morgan’s net asset value analysis described above to the estimated implied equity value of former Devon stockholders’ ownership in the combined company, pro forma for the proposed merger.

J.P. Morgan calculated the estimated implied equity value of former Devon stockholders’ ownership in the combined company, pro forma for the proposed merger, by (1) adding the sum of (a) the implied equity value of Devon on a stand-alone basis, using the midpoint value determined in J.P. Morgan’s net asset value analysis of Devon described above, (b) the implied equity value of WPX on a stand-alone basis, using the midpoint value determined in J.P. Morgan’s net asset value analysis of WPX described above, and (c) the estimated present value of the Synergies, as reflected in synergy estimates Devon management provided to J.P. Morgan for use in connection with its analysis, (2) subtracting the net present value of the reduction in net operating losses and (3) multiplying such result by the pro forma equity ownership of the combined company by the existing holders of Devon Common Stock of approximately 57%. This analysis indicated that the proposed merger implied pro forma equity value creation for such holders of approximately 4.1% compared to the stand-alone equity value of Devon. There can be no assurance, however, that the Synergies, net operating losses and other impacts referred to above will not be substantially greater or less than those estimated by Devon management and described above.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Devon or WPX. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to WPX or Devon. However, the companies selected were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of WPX and Devon. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to WPX or Devon.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. J.P. Morgan was selected to advise Devon with respect to the proposed merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with WPX, Devon and the industries in which they operate.

Devon has agreed to pay J.P. Morgan an estimated fee of approximately $20 million, $3.0 million of which was paid to J.P. Morgan following the delivery of its opinion and the remainder of which is contingent and payable upon the consummation of the proposed merger. In addition, Devon has agreed, subject to certain limitations, to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement.

During the two years preceding the date of this letter, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Devon and WPX for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on Devon’s credit facility which closed in October 2018, financial advisor to Devon in connection with its disposition of a business which closed in June 2019, joint lead arranger and bookrunner on offerings of debt securities of WPX which closed in September 2019, January 2020 and June 2020, respectively, and in various roles for certain affiliates of EnCap Investments L.P., a material stockholder of WPX (the “Stockholder”), unrelated to the proposed merger. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain affiliates of the Stockholder, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of Devon and WPX. During the two year period preceding delivery of its opinion, the aggregate fees recognized by J.P. Morgan from Devon were approximately $10 million and from WPX were approximately $3.9 million. In the ordinary course of its businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of Devon or WPX for its own account or for the accounts of customers and, accordingly, J.P. Morgan may at any time hold long or short positions in such securities or other financial instruments.

Recommendation of the WPX Board and its Reasons for the Merger

By unanimous vote, the WPX Board, at a meeting held on September 26, 2020, among other things, (i) determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are in the best interests of, and are advisable to, WPX and the WPX stockholders, (ii) approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and (iii) resolved to recommend that the WPX stockholders adopt the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement. The WPX Board unanimously recommends that WPX stockholders vote “FOR” the Merger Proposal.

In evaluating the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, the WPX Board consulted with WPX’s senior management, outside legal counsel and financial advisor. The WPX Board determined that entering into the Merger Agreement with Devon provided a superior path for maximizing stockholder value reasonably available to WPX and mitigating risk, compared to pursuing an alternative transaction. In arriving at this determination and in recommending that the WPX stockholders vote their shares of WPX Common Stock in favor of adoption of the Merger Agreement, the WPX Board considered a number of factors, including the following factors (not necessarily in order of relative importance) which the WPX Board viewed as being generally positive or favorable in coming to its determination, approval and related recommendation:

•

Accelerates Cash-return Business Model. The WPX Board’s belief that the merger will create a combined company that can prioritize free cash flow generation over production growth, and deploy free cash flow toward higher dividends and debt reduction.

•	Immediately Accretive to Financial Metrics. The merger is projected to be immediately accretive to free cash flow.

•

Maintains Strong Balance Sheet and Liquidity. The fact that the combined company will retain a strong balance sheet, with a pro forma net debt-to-EBITDAX ratio of 1.6x on a trailing 12-month basis and a target of 1.0x over the longer term, and strong liquidity, with approximately $1.7 billion of cash and $3 billion of undrawn capacity on its credit facility expected at closing.

•

Credit Profile and Cost of Capital. The fact that the combined company will have an enhanced credit profile relative to WPX’s credit profile, which is expected to result in a lower cost of capital than would be realized by WPX on a standalone basis.

•

Exchange Ratio and Form of Merger Consideration. The value offered by the exchange ratio of 0.5165 shares of Devon Common Stock for each share of WPX Common Stock, which represents a premium of approximately 2.6% to the closing price of WPX Common Stock on September 25, 2020, the last trading day before the public announcement of the merger and a premium of approximately 5.5% to the 10-day volume weighted average trading price of WPX Common Stock immediately prior to the execution of the Merger Agreement. Additionally, the fact that the all-stock merger consideration will allow WPX stockholders to potentially benefit from longer-term economic appreciation and participate in any energy market recovery.

•

Increases Scale and Diversification. The fact that the combined company will be one of the largest unconventional oil producers in the U.S. and the WPX Board’s belief that the combined company will benefit from a premier multi-basin portfolio, headlined by the world-class 400,000 net acreage position in the Delaware Basin, which will account for nearly 60% of the combined company’s total oil production.

•

Drives Significant Cost Synergies. The expectation that the merger will result in operational efficiencies, general and administrative savings and reduced financing expense that will drive synergies of approximately $275 million in annual cost savings by the end of 2021.

•

Supports Implementation of a “Fixed Plus Variable” Dividend Strategy. The WPX Board’s expectation that the combined company will initiate a new dividend strategy that pays a fixed dividend of $0.11 and a variable dividend of up to 50% of the remaining free cash flow on a quarterly basis.

•

Combines Complementary Cultures with a Commitment to ESG. The WPX Board’s belief that Devon and WPX share similar corporate cultures and values, including a commitment to ESG leadership, employee safety and environmental responsibility.

•

Meaningful Participation in the Combined Company. The WPX Board considered that the strategic combination with Devon would allow the WPX stockholders to have a meaningful ownership interest in the combined company, with an expected pro forma ownership of approximately 43%, and allow certain WPX officers and directors to have a continuing influence on the execution of the strategy and business plan of the combined company through the appointment of five current WPX directors to the Devon Board following closing and of Messrs. Muncrief, Gaspar and Cameron as chief executive officer, chief operating officer and general counsel of the combined company, respectively.

•

Alternative Combination Transactions. The WPX Board considered, with the assistance of WPX’s management and advisors, the potential for and benefits of alternative transactions, including the sale of WPX to Company C based on its preliminary, non-binding indication of interest, and believed that it was unlikely that an alternative transaction would provide more long-term value to the WPX stockholders than the merger.

•

Opportunity to Receive Alternative Acquisition Proposals. The WPX Board considered the terms of the Merger Agreement related to WPX’s ability to respond to unsolicited acquisition proposals and determined that third parties would be unlikely to be deterred from making a competing proposal by the provisions of the Merger Agreement, including because the WPX Board may, under certain circumstances, furnish information or enter into discussions in connection with an acquisition proposal if necessary to comply with their fiduciary duties. In this regard, the WPX Board considered that:

•

subject to its compliance with the Merger Agreement and prior to the adoption of the Merger Agreement by the WPX stockholders, the WPX Board can change its recommendation to the WPX stockholders with respect to the adoption of the Merger Agreement if, among other things, it determines that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to WPX;

•

while the Merger Agreement contains a termination fee of $75 million that WPX would be required to pay to Devon in certain circumstances, the WPX Board believed that this fee is reasonable in light of such circumstances and the overall terms of the Merger Agreement, consistent with fees in comparable transactions, and not preclusive of other offers. For further discussion regarding the circumstances in which WPX would be required to pay the termination fee to Devon, please see “The Merger Agreement—Termination Fee” beginning on page 143; and

•

if the Merger Agreement is terminated by either party because Devon stockholders do not approve the Stock Issuance Proposal, then Devon has agreed to reimburse WPX for its costs, fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement up to a maximum of $20 million, as further described in the section entitled “The Merger Agreement—Expenses in connection with a Termination.”

•

Stockholder Support. The WPX Board considered the support of the merger by EnCap, as evidenced by EnCap’s execution of the EnCap Support Agreement, and that EnCap is receiving the same per-share consideration in the merger as all other WPX stockholders generally and is not receiving, in connection with the merger, any other consideration or benefit not received by all other WPX stockholders generally.

•

Tax Considerations. The WPX Board considered that the merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes with the result that U.S. holders of shares of WPX Common Stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon receipt of any portion of the merger consideration delivered in the form of Devon Common Stock.

•

Opinion of WPX’s Financial Advisor. The WPX Board considered the financial presentation and opinion of Citi, dated September 26, 2020, to the WPX Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Exchange Ratio provided for pursuant to the Merger Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi as more fully described below under the heading “—Opinion of WPX’s Financial Advisor.”

•

Terms of the Merger Agreement; Likelihood of Completion. The WPX Board reviewed, in consultation with WPX’s legal advisors, and considered that the terms of the Merger Agreement, taken as a whole, including the parties’ representations, warranties and covenants and the circumstances under which the Merger Agreement may be terminated, in its belief, are reasonable. The WPX Board also reviewed and considered the conditions to the completion of the merger, including customary regulatory approvals.

The WPX Board also considered and balanced against the potentially positive factors a number of uncertainties, risks and factors it deemed generally negative or unfavorable in making its determination, approval and related recommendation, including the following (not necessarily in order of relative importance):

•

Merger Consideration. The WPX Board considered that, because the merger consideration is based on a fixed exchange ratio rather than a fixed value, WPX stockholders bear the risk of a decrease in the trading price of Devon Common Stock during the pendency of the merger and the fact that the Merger Agreement does not provide WPX with a value-based termination right or an adjustment to the consideration received. Further, as the merger consideration consists of Devon Common Stock, the value of such consideration is subject to certain risks related to the business and financial condition of Devon, as more fully described in the section entitled “Risk Factors—Risks Relating to Devon and WPX” beginning on page 38.

•

Interim Operating Covenants. The WPX Board considered the restrictions on the conduct of WPX’s and its subsidiaries’ businesses during the period between the execution of the Merger Agreement and the completion of the merger as set forth in the Merger Agreement, including that WPX must conduct its business only in the ordinary course, subject to specific limitations, which could negatively impact WPX’s ability to pursue certain business opportunities or strategic transactions.

•

Risks Associated with the Timing and Pendency of the Merger. The WPX Board considered the risks and contingencies relating to the announcement and pendency of the merger and the amount of time that may be required to consummate the merger (including the likelihood of litigation or other opposition brought by or on behalf of WPX stockholders or Devon stockholders challenging the merger and the other transactions contemplated by the Merger Agreement, and the fact that the completion of the merger depends on factors outside of WPX’s or Devon’s control) and the risks and costs to WPX if the completion of the merger is not accomplished in a timely manner or if the merger does not close at all, either of which could have an adverse impact on WPX, including potential employee attrition, the impact on WPX’s relationships with third parties and the effect termination of the Merger Agreement may have on the trading price and volumes of WPX Common Stock and WPX’s operating results.

•

Possible Failure to Achieve Synergies. The WPX Board considered the potential challenges and difficulties in integrating the business, operations and workforce of WPX into those of Devon and the risk that anticipated cost synergies and operational efficiencies between the two companies, or other anticipated benefits of the merger, might not be realized or might take longer to realize than expected.

•

Competing Proposals; Termination Fees. The WPX Board considered the terms of the Merger Agreement relating to the no-shop covenants and termination fees, and the potential that such provisions might deter alternative bidders that might have been willing to submit a superior proposal to WPX. The WPX Board also considered that, under specified circumstances, WPX may be required to pay a termination fee in the event the Merger Agreement is terminated and the effect this could have on WPX, including:

•

the possibility that the termination fee could discourage other potential parties from making an Acquisition Proposal, although the WPX Board believed that the termination fee was reasonable in amount and would not unduly deter any other party that might be interested in making an Acquisition Proposal; and

•

if the merger is not consummated, WPX will pay its own expenses incident to preparing for and entering into and carrying out its obligations under the Merger Agreement and the transactions contemplated thereby.

The WPX Board also considered that the Devon Board could, under certain circumstances, consider alternative proposals and change its recommendation to its stockholders.

•

Stockholder Approval. The WPX Board considered that, because the Merger Proposal can be approved by the affirmative vote of a majority of the outstanding shares of WPX Common Stock entitled to vote on the Merger Proposal, and EnCap owns approximately 27% of the outstanding WPX Common Stock and has entered into the EnCap Support Agreement to vote in favor of the Merger Proposal, the Merger Proposal could be approved by the affirmative vote of WPX stockholders representing approximately 32% of the remaining outstanding WPX Common Stock. Additionally, the WPX Board considered that, in the event that the WPX Board changes its recommendation to its stockholders to adopt the Merger Agreement, WPX is still required to hold a stockholder vote on the adoption of the Merger Agreement and EnCap would continue to be obligated to vote in favor of the Merger Proposal.

•

Interests of WPX’s Directors and Executive Officers. The WPX Board considered that WPX’s directors and executive officers may have interests in the merger that may be different from, or in addition to, those of the WPX stockholders. For more information about such interests, see below under the heading “—Interests of WPX’s Directors and Executive Officers in the Merger” beginning on page 91.

•

Merger Costs. The WPX Board considered the substantial transaction costs, including severance costs, associated with entering into the Merger Agreement and the completion of the merger, as well as the possible diversion of management and employee time and energy, potential opportunity cost and disruption of WPX’s business operations.

•	Litigation. The potential for litigation relating to the merger and the associated costs, burden and inconvenience involved in defending those proceedings.

•

Other Risks. The WPX Board considered risks of the type and nature described under the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 32 and 45, respectively.

The WPX Board considered all of these factors as a whole, as well as others, and, on balance, concluded that the potential benefits of the merger to WPX stockholders outweighed the risks, uncertainties, restrictions and potentially negative factors associated with the merger.

The foregoing discussion of factors considered by the WPX Board is not intended to be exhaustive, but is meant to include material factors considered by the WPX Board. The WPX Board collectively reached the conclusion to approve the Merger Agreement in light of the various factors described above and other factors that the members of the WPX Board believed were appropriate. In light of the variety of factors considered in connection with its evaluation of the merger, the WPX Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the WPX Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The WPX Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The WPX Board based its recommendation on the totality of the information available to it, including discussions with WPX’s management and outside legal and financial advisors.

It should be noted that this explanation of the reasoning of the WPX Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 49.

Opinion of WPX’s Financial Advisor

WPX has engaged Citi as its financial advisor in connection with the proposed merger. In connection with Citi’s engagement, the WPX Board requested that Citi evaluate the fairness, from a financial point of view, of the Exchange Ratio provided for pursuant to the Merger Agreement. On September 26, 2020, at a meeting of the WPX Board held to evaluate the proposed merger, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated September 26, 2020, to the WPX Board to the effect that, as of such date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to holders of WPX Common Stock (other than, as applicable, Devon, Merger Sub and their respective affiliates).

The full text of Citi’s written opinion, dated September 26, 2020, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Citi, is attached as Annex C to this joint proxy statement/prospectus and is incorporated into this joint proxy statement/prospectus by reference. The description of Citi’s opinion set forth below is qualified in its entirety by reference to the full text of Citi’s opinion. Citi’s opinion was provided for the information of the WPX Board (in its capacity as such) in connection with its evaluation of the Exchange Ratio from a financial point of view and did not address any other terms, aspects or implications of the merger. Citi expressed no view as to, and its opinion did not address, the underlying business decision of WPX to effect or enter into the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for WPX or the effect of any other transaction which WPX might engage in or consider. Citi’s opinion is not intended to be and does not constitute a recommendation as to how the WPX Board or any securityholder should vote or act on any matters relating to the proposed merger or otherwise.

In arriving at its opinion, Citi:

•	reviewed a draft, dated September 26, 2020, of the Merger Agreement;

•

held discussions with certain senior officers, directors and other representatives and advisors of WPX and certain senior officers and other representatives and advisors of Devon concerning the businesses, operations and prospects of WPX and Devon;

•

reviewed certain publicly available and other business and financial information relating to WPX and Devon provided to or discussed with Citi by the respective managements of WPX and Devon, including certain financial forecasts, engineering and other technical estimates, future commodity price estimates and assumptions and other information and data relating to WPX and Devon provided to or discussed with Citi by the management of WPX;

•

reviewed certain information and data provided to or discussed with Citi by the managements of WPX and Devon relating to potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such managements to result from the merger;

•

reviewed the financial terms of the merger as set forth in the Merger Agreement in relation to, among other things, current and historical market prices of WPX Common Stock and Devon Common Stock, the financial condition and certain historical and projected financial and other operating data of WPX and Devon and the capitalization of WPX and Devon;

•

analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations Citi considered relevant in evaluating those of WPX and Devon;

•

reviewed, for informational reference, certain potential pro forma financial effects of the merger relative to WPX and Devon each on a standalone basis utilizing the financial forecasts and other information and data relating to WPX and Devon and the potential cost savings, strategic implications and financial and operational benefits referred to above; and

•	conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of the managements and other representatives of WPX and Devon that they were not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts, engineering and other technical estimates, future commodity price estimates and assumptions and other information and data that Citi was directed to utilize in its analyses, Citi was advised by the management of WPX and Citi assumed, with WPX’s consent, that such financial forecasts, engineering and other technical estimates, future commodity price estimates and assumptions and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of WPX as to, and were a reasonable basis upon which to evaluate, the future financial performance of WPX and Devon, the potential pro forma financial effects of the merger and the other matters covered thereby. Citi also was advised by the managements of WPX and Devon and Citi assumed, with WPX’s consent, that the potential cost savings, strategic implications and financial and operational benefits anticipated by such managements to result from the merger (including the amount, timing and achievability thereof) that Citi was directed to utilize in its analyses were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of WPX and Devon as to, and were a reasonable basis upon which to evaluate, such potential cost savings, strategic implications and financial and operational benefits. Citi expressed no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data were based) provided to or otherwise reviewed by or discussed with Citi and Citi assumed, with WPX’s consent, that the financial results, including with respect to the potential cost savings, strategic implications and financial and operational benefits anticipated to result from the merger, reflected in such financial forecasts and other information and data would be realized in the amounts and at the times projected.

Citi relied, at WPX’s direction, upon the assessments of the management of WPX as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, geological and technical reservoir characteristics, undeveloped well inventory, drilling and well development, gathering and transportation, and other exploration, development and production activities, of WPX and Devon, and related costs and expenditures and capital funding requirements, (ii) the potential impact on WPX and Devon of macroeconomic, geopolitical, market, competitive, seasonal, cyclical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographical regions and basins in which WPX and Devon operate, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on Citi’s analyses or opinion, (iii) WPX’s and Devon’s respective existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships and (iv) the ability to integrate the businesses and operations of WPX and Devon. Citi assumed, with WPX’s consent, that there would be no developments with respect to any such matters that would have an adverse effect on WPX, Devon or the merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion.

Citi did not make and, except for certain reserve reports relating to WPX and Devon, Citi was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of WPX, Devon or any other entity and Citi did not make any physical inspection of the properties or assets of WPX, Devon or any other entity. Citi expressed no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of WPX, Devon or any other entity. Citi did not evaluate the solvency or fair value of WPX, Devon or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Citi expressed no view or opinion as to the potential impact on WPX, Devon or any other entity of any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent or other orders or investigations. Citi was not requested to, and Citi did not, participate in the negotiation or structuring of the merger nor was Citi requested to, and Citi did not, solicit third party indications of interest in the acquisition of all or a part of WPX.

Citi assumed, with WPX’s consent, that the merger would be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, would be imposed or occur that would have an adverse effect on WPX, Devon or the merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Citi’s analyses or opinion. Citi also assumed, with WPX’s consent, that the merger would qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. Representatives of WPX advised Citi, and Citi further assumed, that the final terms of the Merger Agreement would not vary materially from those set forth in the draft reviewed by Citi. Citi’s opinion, as set forth therein, relates to the relative values of WPX and Devon. Citi did not express any view or opinion as to the actual value of Devon Common Stock when issued as contemplated in the merger or the prices at which WPX Common Stock, Devon Common Stock or any other securities would trade or otherwise be transferable at any time, including following the announcement or consummation of the merger. Citi also did not express any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting WPX, Devon or the merger (including the contemplated benefits thereof), and Citi relied, with WPX’s consent, upon the assessments of representatives of WPX as to such matters.

Citi’s opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio (to the extent expressly specified therein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of WPX held by such holders, and Citi’s opinion did not in any way address proportionate allocation or relative fairness. Citi’s opinion did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger or any terms, aspects or implications of any support agreement, stockholders’ agreement, governance matters or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the merger or otherwise. Citi expressed no view as to, and Citi’s opinion did not address, the underlying business decision of WPX to effect or enter into the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for WPX or the effect of any other transaction which WPX might engage in or consider. Citi also expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the Exchange Ratio or otherwise. Citi’s opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Citi as of the date of its opinion. Although subsequent developments may affect its opinion, Citi has no obligation to update, revise or reaffirm its opinion. As the WPX Board was aware, the credit, financial and stock markets, the industry in which WPX and Devon operate and the respective securities of WPX and Devon have experienced and may continue to experience volatility and Citi expressed no view or opinion as to any potential effects of such volatility on WPX, Devon or the merger (including the contemplated benefits thereof). The issuance of Citi’s opinion was authorized by Citi’s fairness opinion committee.

In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi’s opinion or the analyses underlying, and factors considered in connection with, Citi’s opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of WPX and Devon. No company or business reviewed is identical or directly comparable to WPX or Devon and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies or businesses reviewed or the results from any particular analysis.

The estimates contained in Citi’s analyses and the ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi’s analyses are inherently subject to substantial uncertainty.

Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the merger. The type and amount of consideration payable in the merger were determined through negotiations between WPX and Devon and the decision of WPX to enter into the Merger Agreement was solely that of the WPX Board. Citi’s opinion was only one of many factors considered by the WPX Board in its evaluation of the merger and should not be viewed as determinative of the views of the WPX Board or management of WPX with respect to the merger or the Exchange Ratio.

Financial Analyses

The summary of the financial analyses described below under this heading “—Financial Analyses” is a summary of the material financial analyses reviewed with the WPX Board and performed by Citi in connection with Citi’s opinion, dated September 26, 2020. The summary set forth below does not purport to be a complete description of the financial analyses performed by, and underlying the opinion of, Citi, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Citi. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary as the tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the financial analyses, could create a misleading or incomplete view of such financial analyses. Future results may be different from those described and such differences may be material. For purposes of the financial analyses described below, (i) the term “adjusted EBITDA” refers to earnings before interest, taxes, depreciation (or depletion) and amortization, adjusted for exploration expense and, as applicable, certain non-recurring, non-cash and other items and (ii) the term “CFPS” refers to cash flow per share. Approximate implied per share equity value reference ranges derived from the financial analyses described below were rounded to the nearest $0.05. Except as otherwise noted, financial data utilized for WPX and Devon in the financial analyses described below were based on certain financial forecasts and other information and data relating to WPX and Devon provided to or discussed with Citi by the management of WPX, referred to in this section as the “WPX forecasts” and the “WPX-Devon forecasts,” respectively.

In calculating implied exchange ratio reference ranges as reflected in the financial analyses described below, Citi divided the low-ends (or high-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for WPX from such analyses by the high-ends (or low-ends, as the case may be) of the approximate implied per share equity value reference ranges derived for Devon from such analyses in order to calculate the low-ends (or high-ends) of the implied exchange ratio reference ranges.

Selected Public Companies Analyses. Citi performed separate selected public companies analyses of WPX and Devon in which Citi reviewed certain financial and stock market information relating to WPX, Devon and the selected publicly traded companies listed below.

WPX. In its selected public companies analysis of WPX, Citi reviewed certain financial and stock market information relating to WPX and the following ten selected publicly traded oil and gas exploration and production companies with operations in the same or similar basins in which WPX operates, including core oil production operations in the Permian Basin, that Citi considered generally relevant for purposes of analysis, collectively referred to as the “WPX selected companies:”

•	Cimarex Energy Co.

•	Concho Resources Inc.

•	Continental Resources, Inc.

•	Devon

•	Diamondback Energy, Inc.

•	EOG Resources, Inc.

•	Marathon Oil Corporation

•	Ovintiv Inc.

•	Parsley Energy, Inc.

•	Pioneer Natural Resources Company

Citi reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on September 25, 2020 plus total debt and non-controlling interests (as applicable) and less cash, cash equivalents and investments in unconsolidated affiliates, as a multiple of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA and closing stock prices (as of September 25, 2020) as a multiple of calendar year 2021 and calendar year 2022 estimated CFPS. Financial data of the WPX selected companies were based on publicly available Wall Street research analysts’ estimates (or, in the case of Devon, the WPX-Devon forecasts), public filings and other publicly available information. Financial data of WPX was based on the WPX forecasts, public filings and other publicly available information.

The overall low to high, mean and median and 25th and 75th percentiles of calendar years 2021 and 2022 estimated adjusted EBITDA multiples and calendar years 2021 and 2022 estimated CFPS multiples observed for the WPX selected companies were as follows:

•	calendar year 2021 estimated adjusted EBITDA multiples: low of 3.9x to high of 5.9x (with a mean of 4.9x and a median of 5.1x) and 25th and 75th percentiles of 4.3x and 5.3x, respectively;

•	calendar year 2022 estimated adjusted EBITDA multiples: low of 3.3x to high of 4.7x (with a mean of 4.1x and a median of 4.3x) and 25th and 75th percentiles of 3.6x and 4.6x, respectively;

•	calendar year 2021 estimated CFPS multiples: low of 1.2x to high of 5.3x (with a mean of 3.0x and a median of 2.6x) and 25th and 75th percentiles of 2.4x and 4.0x, respectively; and

•	calendar year 2022 estimated CFPS multiples: low of 1.2x to high of 4.2x (with a mean of 2.6x and a median of 2.2x) and 25th and 75th percentiles of 2.1x and 3.3x, respectively.

Citi noted that the calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples observed for WPX were 4.1x and 3.4x, respectively, and the calendar year 2021 and calendar year 2022 estimated CFPS multiples observed for WPX were 2.0x and 1.7x, respectively, in each case based on the WPX forecasts. Citi then applied selected ranges of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples of 4.1x to 5.3x and 3.4x to 4.6x, respectively, and calendar year 2021 and calendar year 2022 estimated CFPS multiples of 2.0x to 4.0x and 1.7x to 3.3x, respectively, to corresponding data of WPX based on the WPX forecasts. This analysis indicated a selected approximate implied equity value reference range for WPX of $4.45 to $8.10 per share.

Devon. In its selected public companies analysis of Devon, Citi reviewed certain financial and stock market information relating to Devon and the following ten selected publicly traded oil and gas exploration and production companies with operations in the same or similar basins in which Devon operates, including core oil production operations in the Permian Basin, that Citi considered generally relevant for purposes of analysis, collectively referred to as the “Devon selected companies:”

•	Cimarex Energy Co.

•	Concho Resources Inc.

•	Continental Resources, Inc.

•	Diamondback Energy, Inc.

•	EOG Resources, Inc.

•	Marathon Oil Corporation

•	Ovintiv Inc.

•	Parsley Energy, Inc. Class A

•	Pioneer Natural Resources Company

•	WPX

Citi reviewed, among other information, enterprise values, calculated as implied equity values based on closing stock prices on September 25, 2020 plus total debt and non-controlling interests (as applicable) and less cash, cash equivalents and investments in unconsolidated affiliates, as a multiple of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA and closing stock prices (as of September 25, 2020) as a multiple of calendar year 2021 and calendar year 2022 estimated CFPS. Financial data of the Devon selected companies were based on publicly available Wall Street research analysts’ estimates (or, in the case of WPX, the WPX forecasts), public filings and other publicly available information. Financial data of Devon was based on the WPX-Devon forecasts, public filings and other publicly available information.

The overall low to high, mean and median and 25th and 75th percentiles of calendar years 2021 and 2022 estimated adjusted EBITDA multiples and calendar years 2021 and 2022 estimated CFPS multiples observed for the Devon selected companies were as follows:

•	calendar year 2021 estimated adjusted EBITDA multiples: low of 4.1x to high of 5.9x (with a mean of 4.9x and a median of 5.1x) and 25th and 75th percentiles of 4.3x and 5.3x, respectively;

•	calendar year 2022 estimated adjusted EBITDA multiples: low of 3.4x to high of 4.7x (with a mean of 4.1x and a median of 4.3x) and 25th and 75th percentiles of 3.6x and 4.6x, respectively;

•	calendar year 2021 estimated CFPS multiples: low of 1.2x to high of 5.3x (with a mean of 3.0x and a median of 2.5x) and 25th and 75th percentiles of 2.2x and 4.0x, respectively; and

•	calendar year 2022 estimated CFPS multiples: low of 1.2x to high of 4.2x (with a mean of 2.5x and a median of 2.2x) and 25th and 75th percentiles of 1.8x and 3.3x, respectively.

Citi noted that the calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples observed for Devon were 3.9x and 3.3x, respectively, and the calendar year 2021 and calendar year 2022 estimated CFPS multiples observed for Devon were 2.5x and 2.1x, respectively, in each case based on the WPX-Devon forecasts. Citi then applied selected ranges of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples of 3.9x to 5.3x and 3.3x to 4.6x, respectively, and calendar year 2021 and calendar year 2022 estimated CFPS multiples of 2.2x to 4.0x and 1.8x to 3.3x, respectively, to corresponding data of Devon based on the WPX-Devon forecasts. This analysis indicated a selected approximate implied equity value reference range for Devon of $8.15 to $14.05 per share.

Utilizing the selected approximate implied per share equity value reference ranges derived for WPX and Devon described above, Citi calculated the following approximate implied exchange ratio reference range, as compared to the Exchange Ratio:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.317x – 0.994x	0.5165x

Discounted Cash Flow Analyses. Citi performed separate discounted cash flow analyses of WPX and Devon as described below.

WPX. Citi performed a discounted cash flow analysis of WPX by calculating the estimated present value (as of December 31, 2020) of the standalone unlevered free cash flows that WPX was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the WPX forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense and the utilization of WPX’s net operating loss carryforwards expected by WPX’s management during the forecast period was taken into account. Citi calculated implied terminal values for WPX by applying to WPX’s fiscal year 2025 estimated adjusted EBITDA a selected range of adjusted EBITDA multiples of 3.9x to 5.3x. The present values (as of December 31, 2020) of the cash flows and terminal values and WPX’s estimated cash taxes were then calculated using a selected range of discount rates of 7.7% to 8.5%. This analysis indicated an approximate implied equity value reference range for WPX of $7.80 to $12.10 per share.

Devon. Citi performed a discounted cash flow analysis of Devon by calculating the estimated present value (as of December 31, 2020) of the standalone unlevered free cash flows that Devon was forecasted to generate during the fiscal years ending December 31, 2021 through December 31, 2025 based on the WPX-Devon forecasts. For purposes of this analysis, stock-based compensation was treated as a cash expense and the utilization of Devon’s net operating loss carryforwards during the forecast period as estimated by WPX’s management was taken into account. Citi calculated implied terminal values for Devon by applying to Devon’s fiscal year 2025 estimated adjusted EBITDA a selected range of adjusted EBITDA multiples of 3.9x to 5.3x. The present values (as of December 31, 2020) of the cash flows and terminal values and Devon’s estimated cash taxes were then calculated using a selected range of discount rates of 7.8% to 8.8%. This analysis indicated an approximate implied equity value reference range for Devon $11.85 to $17.60 per share.

Utilizing the approximate implied per share equity value reference ranges derived for WPX and Devon described above, Citi calculated the following implied exchange ratio reference range, as compared to the Exchange Ratio:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.443x – 1.021x	0.5165x

Net Asset Value Analyses. Citi performed separate net asset value analyses of WPX and Devon as described below.

WPX. In the net asset value analysis of WPX, Citi derived an implied aggregate reference range for WPX based on the WPX forecasts, public filings and other publicly available information, as applicable, from (i) the after-tax net present values (as of December 31, 2020 and using a selected range of discount rates of 7.7% to 8.5%) of (a) the unlevered, after-tax free cash flows that WPX was forecasted to generate from WPX’s proved developed producing reserves and currently undeveloped resources, (b) the projected midstream distributions of Catalyst Midstream Partners LLC to WPX during the fiscal years ending December 31, 2021 through December 31, 2025, utilizing for the terminal value a terminal adjusted EBITDA multiple of 4.1x, and (c) WPX’s estimated non-drilling and completion capital expenditures, corporate expenses and net hedge and other gains and losses and (ii) WPX’s estimated net debt as of December 31, 2020. For purposes of this analysis, stock-based compensation was treated as a cash expense and the utilization of net operating loss carryforwards expected by WPX’s management during the forecast period was taken into account. This analysis indicated an approximate implied equity value reference range for WPX of $7.60 to $8.85 per share.

Devon. In the net asset value analysis of Devon, Citi derived an implied aggregate reference range for Devon based on the WPX-Devon forecasts, public filings and other publicly available information, as applicable, from (i) the after-tax net present values (as of December 31, 2020 and using a selected range of discount rates of 7.8% to 8.8%) of (a) the unlevered, after-tax free cash flows that Devon was forecasted to generate from Devon’s proved developed producing reserves and currently undeveloped resources and (b) Devon’s estimated non-drilling and completion capital expenditures, corporate expenses and net hedge and other gains and losses and (ii) Devon’s estimated net debt as of December 31, 2020. For purposes of this analysis, stock-based compensation was treated as a cash expense and the utilization of net operating loss carryforwards expected by WPX’s management during the forecast period was taken into account. This analysis indicated an approximate implied equity value reference range for Devon of $16.45 to $18.65 per share.

Utilizing the approximate implied per share equity value reference ranges derived for WPX and Devon described above, Citi calculated the following implied exchange ratio reference range, as compared to the Exchange Ratio:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.408x – 0.538x	0.5165x

Illustrative Has/Gets Analysis. Citi compared the approximate implied per share equity value reference ranges derived for WPX on a standalone basis described above under “—Selected Public Companies Analyses—WPX,” “—Discounted Cash Flow Analyses—WPX” and “—Net Asset Value Analyses—WPX” relative to illustrative approximate implied per share equity values on a pro forma basis derived from a selected public companies analysis, discounted cash flow analysis and net asset value analysis of the combined company after taking into account potential cost savings, strategic implications and financial and operational benefits (collectively, “synergies”) anticipated by the managements of WPX and Devon to result from the merger. Citi utilized (i) in the case of such selected public companies analysis, selected ranges of calendar year 2021 and calendar year 2022 estimated adjusted EBITDA multiples of 4.0x to 5.9x and 3.4x to 4.4x, respectively, and calendar year 2021 and calendar year 2022 estimated CFPS multiples of 2.3x to 4.2x and 1.9x to 3.5x, respectively, (ii) in the case of such discounted cash flow analysis, a selected range of terminal year adjusted EBITDA multiples of 4.0x to 5.9x and a selected range of discount rates of 7.8% to 8.8% and (iii) in the case of such net asset value analysis, a selected range of discount rates of 7.8% to 8.8%. Financial data of WPX was based on the WPX forecasts and public filings. Financial data of the pro forma combined company was based on the WPX forecasts, the WPX-Devon forecasts, synergies estimates per the managements of WPX and Devon and public filings.

Citi observed that the pro forma ownership of WPX stockholders in the combined company implied by the Exchange Ratio indicated that the merger could result in approximate implied equity values on a pro forma basis derived from the selected public companies analysis, discounted cash flow analysis and net asset value analysis described above of $4.80 to $8.55 per share, $9.25 to $14.15 per share and $9.50 to $10.60 per share, respectively (relative to $4.45 to $8.10 per share, $7.80 to $12.10 per share and $7.60 to $8.85 per share, respectively, on a standalone basis). Actual results achieved by WPX, Devon and the pro forma combined company may vary from forecasted results and variations may be material.

Certain Additional Information

Citi also observed certain additional information that was not considered part of its financial analyses with respect to its opinion but was noted for informational purposes, including the following:

•

historical closing prices of WPX Common Stock and Devon Common Stock during the 52-week period ended September 25, 2020, which indicated low and high closing prices of WPX Common Stock of $1.94 per share and $14.43 per share, respectively, and low and high closing prices of Devon Common Stock of $4.70 per share and $26.98 per share, respectively, and historical implied exchange ratios of WPX Common Stock and Devon Common Stock during such 52-week period based on observed closing prices of such common stock, which indicated an approximate implied exchange ratio reference range of 0.390x to 0.614x;

•

publicly available Wall Street research analysts’ price targets for WPX Common Stock and Devon Common Stock, which indicated an overall low to high target stock price range for WPX Common Stock of $6.00 to $12.00 per share (with a median of $9.00 per share) and an overall low to high target stock price range for Devon Common Stock of $10.00 to $33.00 per share (with a median of $15.50 per share), and the exchange ratios implied by publicly available stock price targets of Wall Street research analysts for WPX Common Stock and Devon Common Stock, which indicated an approximate implied exchange ratio reference range of 0.182x to 1.200x (or an approximate implied exchange ratio reference range of 0.333x to 1.200x when excluding the outlier stock price target for Devon of $33.00 per share);

•

the relative contributions of WPX and Devon based on the WPX forecasts and the WPX-Devon forecasts, respectively, and public filings to, among other things, various financial and operating metrics of the combined company for calendar years 2021 and 2022, which indicated overall relative contributions by WPX of such metrics of approximately 32.6% to 48.7% and an implied overall approximate exchange ratio reference range of 0.327x to 0.641x; and

•

the illustrative potential pro forma financial effect of the merger on WPX’s and Devon’s fiscal years 2021 and 2022 estimated CFPS and estimated free cash flow per share (referred to as “FCFPS”), taking into account potential synergies anticipated by the managements of WPX and Devon to result from the merger, which indicated that the merger could be (i) relative to WPX on a standalone basis, accretive to WPX’s fiscal years 2021 and 2022 estimated CFPS and estimated FCFPS based on publicly available Wall Street research analysts’ estimates and accretive to WPX’s fiscal years 2021 and 2022 estimated FCFPS, and dilutive to WPX’s fiscal years 2021 and 2022 estimated CFPS, based on the WPX forecasts and (ii) in the case of Devon, accretive to Devon’s fiscal years 2021 and 2022 estimated CFPS and estimated FCFPS based both on publicly available Wall Street research analysts’ estimates and the WPX-Devon forecasts.

Miscellaneous

WPX has agreed to pay Citi for its services in connection with the proposed merger an aggregate fee of up to $33 million, of which $4 million was payable upon delivery of Citi’s opinion and the balance is payable contingent upon consummation of the merger. In addition, WPX agreed to reimburse Citi for Citi’s expenses, including fees and expenses of counsel and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising from Citi’s engagement.

As the WPX Board was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to WPX and/or certain of its affiliates unrelated to the proposed merger, for which services Citi and its affiliates have received and expect to receive compensation, including, during the approximately two-year period prior to the date of Citi’s opinion, having acted or acting as (i) joint book-running manager in connection with certain debt offerings of WPX and (ii) a lender under certain credit facilities of WPX, for which services described in clauses (i) and (ii) above Citi and its affiliates received during such approximately two-year period aggregate fees of approximately $5 million from WPX and/or certain of its affiliates. As the WPX Board also was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Devon and/or certain of its affiliates, for which services Citi and its affiliates have received and expect to receive compensation, including, during the approximately two-year period prior to the date of Citi’s opinion, having acted or acting as (i) financial advisor to Devon in connection with a divestiture transaction and (ii) joint lead arranger, bookrunner and syndication agent in connection with, and as a lender and letter of credit issuer under, certain credit facilities of Devon and/or certain of its affiliates, for which services described in clauses (i) and (ii) above Citi and its affiliates received during such approximately two-year period aggregate fees of approximately $2 million from Devon and/or certain of its affiliates. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of WPX, Devon and/or their respective affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with WPX, Devon and/or their respective affiliates.

WPX selected Citi to act as financial advisor in connection with the proposed merger based on Citi’s reputation, experience and familiarity with WPX, Devon and their respective businesses. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Certain Unaudited Forecasted Financial Information

Neither WPX nor Devon, as a matter of course, makes public long-term forecasts or internal projections as to future performance, revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with WPX’s evaluation of the merger, WPX’s management provided to the WPX Board, Devon and WPX’s and Devon’s respective financial advisors certain unaudited internal financial forecasts with respect to WPX on a stand-alone basis prepared by WPX’s management and provided to the WPX Board and WPX’s financial advisor certain unaudited financial forecasts with respect to Devon on a stand-alone basis prepared by WPX’s management as discussed below (collectively, the “WPX Forecasted Financial Information”). In addition, in connection with Devon’s evaluation of the merger, Devon’s management provided to the Devon Board, WPX and Devon’s and WPX’s respective financial advisors certain unaudited internal financial forecasts with respect to Devon on a stand-alone basis prepared by Devon’s management and provided to the Devon Board and Devon’s financial advisor certain unaudited financial forecasts with respect to WPX on a stand-alone basis prepared by Devon’s management (collectively, the “Devon Forecasted Financial Information” and, together with the WPX Forecasted Financial Information, the “Forecasted Financial Information”). The WPX Forecasted Financial Information was provided by WPX to Citi for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “The Merger—Opinion of WPX’s Financial Advisor.” The Devon Forecasted Financial Information was provided by Devon to J.P. Morgan for its use and reliance in connection with its financial analyses and opinion as described in the section entitled “The Merger—Opinion of Devon’s Financial Advisor.” The inclusion of this Forecasted Financial Information should not be regarded as an indication that any of WPX, Devon, their respective affiliates, officers, directors, advisors or other representatives or any other recipient of this Forecasted Financial Information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

The Forecasted Financial Information includes non-GAAP financial measures, including Adjusted EBITDA and Free Cash Flow for WPX and Adjusted EBITDAX and Free Cash Flow for Devon. Please see the tables below for a description of how WPX and Devon define these non-GAAP financial measures. WPX and Devon believe that Adjusted EBITDA and Adjusted EBITDAX provides information useful in assessing operating and financial performance across periods, while free cash flow provides a useful measure of available cash generated by operating activities for other investing and financing activities. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by WPX and Devon may not be comparable to similarly titled measures used by other companies.

This Forecasted Financial Information was prepared solely for internal use and is subjective in many respects. While presented with numeric specificity, the Forecasted Financial Information reflects numerous estimates and assumptions that are inherently uncertain and may be beyond the control of WPX’s and Devon’s managements, including, among others, the timing and extent of changes in market conditions and prices for oil, natural gas and NGLs, including regional basis differentials and the impact of reduced demand for WPX’s or Devon’s production and products in which their production is a component due to governmental and societal actions taken in response to the COVID-19 pandemic or the actions of OPEC+; the ability of WPX, Devon or the combined company to fund planned capital investments; the timing and effect of potential regulatory restrictions on hydraulic fracturing, including on federal leases; a change in the credit rating of WPX, Devon or the combined company; an increase in interest rates; the extent to which lower commodity prices impact the ability of WPX, Devon or the combined company to service or refinance existing debt; the impact of volatility in the financial markets or other global economic factors, including the impact of COVID-19; difficulties in appropriately allocating capital and resources among strategic opportunities; the timing and extent of success in discovering, developing, producing and estimating reserves, and other matters described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Risk Factors.” The Forecasted Financial Information reflects both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Neither WPX, Devon nor their respective affiliates, officers, directors, advisors or other representatives can give assurance that the Forecasted Financial Information and the underlying estimates and assumptions will be realized. This Forecasted Financial Information constitutes “forward-looking statements” and actual results may differ materially and adversely from those set forth below.

The Forecasted Financial Information was not prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The WPX Forecasted Financial Information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, management of WPX. The Devon Forecasted Financial Information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, management of Devon. Neither Ernst & Young LLP nor KPMG LLP has audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the Forecasted Financial Information and, accordingly, neither Ernst & Young LLP nor KPMG LLP expresses an opinion or any other form of assurance with respect thereto. The report of Ernst & Young LLP contained in

WPX’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this joint proxy statement/prospectus, relates to historical financial information of WPX, and such report does not extend to the Forecasted Financial Information and should not be read to do so. In addition, the KPMG LLP report contained in Devon’s Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this joint proxy statement/prospectus, relates to historical financial information of Devon, and such report does not extend to the Forecasted Financial Information and should not be read to do so.

The Forecasted Financial Information does not take into account any circumstances or events occurring after the date it was prepared. Neither WPX nor Devon can give assurance that, had the Forecasted Financial Information been prepared either as of the date of the Merger Agreement or as of the date of this joint proxy statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, WPX and Devon do not intend to, and disclaim any obligation to, make publicly available any update or other revision to the Forecasted Financial Information to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the merger under GAAP, or to reflect changes in general economic or industry conditions. The Forecasted Financial Information does not take into account all of the possible financial and other effects of the merger on WPX or Devon, the effect on WPX or Devon of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Forecasted Financial Information does not take into account the effect on WPX or Devon of any possible failure of the merger to occur. None of WPX or Devon or their respective affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any WPX stockholder or Devon stockholder or other person regarding WPX’s or Devon’s ultimate performance compared to the information contained in the Forecasted Financial Information or that the Forecasted Financial Information will be achieved. The inclusion of the Forecasted Financial Information herein should not be deemed an admission or representation by WPX, Devon, their respective affiliates, officers, directors, advisors or other representatives or any other person that it is viewed as material information of WPX or Devon, particularly in light of the inherent risks and uncertainties associated with such forecasts. The summary of the Forecasted Financial Information included below is not being included in this joint proxy statement/prospectus in order to influence any WPX stockholder’s or Devon stockholder’s decision or to induce any stockholder to vote in favor of any of the proposals at the WPX Special Meeting or the Devon Special Meeting, but is being provided solely because it was made available to the WPX Board, WPX’s financial advisor, the Devon Board and Devon’s financial advisor, as applicable, in connection with the merger.

In light of the foregoing, and considering that the WPX Special Meeting and the Devon Special Meeting will be held several months after the Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, WPX stockholders and Devon stockholders are cautioned not to place undue reliance on such information, and each of WPX and Devon urges you to review WPX’s and Devon’s most recent SEC filings for a description of WPX’s and Devon’s reported financial results included therein. See the section entitled “Where You Can Find More Information.”

WPX Forecasted Financial Information

The WPX Forecasted Financial Information described below was based on various assumptions, including, but not limited to, the following commodity price assumptions of WPX’s management, which were based on price assumptions for oil and natural gas pricing as of September 25, 2020:

	WPX Management Price Cases
	2020	2021	2022	2023	2024	2025
Oil ($/bbl)	$38.34	$45.00	$45.00	$45.00	$45.00	$45.00
Natural gas ($/Mcf)	1.98	2.50	2.50	2.50	2.50	2.50

The following table sets forth certain summarized prospective financial and operating information regarding WPX for the fiscal years 2020 through 2025 on a stand-alone basis prepared by WPX management.

	WPX Stand-Alone(1) December 31,
($ in millions)	2020E	2021E	2022E	2023E	2024E	2025E
Production (Mboe/d)	204	246	260	286	319	356
Adjusted EBITDA(2)	$1,477	$1,400	$1,650	$1,888	$2,106	$2,347
Capital Expenditures	$1,122	$1,000	$1,176	$1,300	$1,435	$1,544

(1)

The WPX Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the WPX Special Meeting and Devon Special Meeting will be held several months after the WPX Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, WPX and Devon stockholders are cautioned not to place undue reliance on such information.

(2)

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation (or depletion) and amortization, adjusted for exploration expense and, as applicable, certain non-recurring, non-cash and other items. Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

The following table sets forth certain summarized prospective financial and operating information of Devon for the fiscal years 2020 through 2025 on a stand-alone basis prepared by WPX management. These forecasts were compared with consensus estimates and information provided by Devon and reflected, among other things, (1) certain reductions in expected Delaware Basin oil revenues, (2) certain increases in expected SG&A expenses, (3) certain increases in expected debt levels, and (4) certain increases in infrastructure capital expenditures.

	Devon Stand-Alone(1) December 31,
($ in millions)	2020E	2021E	2022E	2023E	2024E	2025E
Production (Mboe/d)	320	304	321	334	339	340
Adjusted EBITDA	$1,424	$1,541	$1,784	$1,937	$1,988	$2,094
Capital Expenditures	$993	$979	$1,139	$1,223	$1,250	$1,285

(1)

The WPX Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the WPX Special Meeting and Devon Special Meeting will be held several months after the WPX Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, WPX and Devon stockholders are cautioned not to place undue reliance on such information.

Devon Forecasted Financial Information

The Devon Forecasted Financial Information described below is based on various assumptions, including, but not limited to, the following commodity price assumptions of Devon’s management, which were based on price assumptions for oil and natural gas pricing as of September 25, 2020:

	Devon Management Price Cases
	2021E	2022E	2023E	2024E
Oil ($/bbl)	$45.00	$50.00	$50.00	$50.00
Gas ($/Mcf)	2.50	2.50	2.50	2.50

The following table sets forth certain summarized prospective financial and operating information of WPX for the fiscal years 2021 through 2024 on a stand-alone basis, which information was based on financial and operating information developed by Devon management. These projections were compared with consensus estimates and information provided by WPX.

	WPX Stand-Alone(1) December 31,
($ in millions)	2021E	2022E	2023E	2024E
Production (Mboe/d)	238	252	274	286
Adjusted EBITDAX(2)	$1,255	$1,688	$1,884	$1,921
Capital Expenditures	$991	$1,125	$1,229	$1,186

(1)

The Devon Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the WPX Special Meeting and Devon Special Meeting will be held several months after the Devon Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, WPX and Devon stockholders are cautioned not to place undue reliance on such information.

(2)

Adjusted EBITDAX is defined as earnings before interest, taxes, depreciation, and amortization and exploration expenses, and certain other adjustments. Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income (loss), operating income (loss) or other measures prepared in accordance with GAAP.

The following table sets forth certain summarized prospective financial and operating information of Devon for the fiscal years 2021 through 2024 on a stand-alone basis prepared by Devon management.

	Devon Stand-Alone(1) December 31,
($ in millions)	2021E	2022E	2023E	2024E
Production (Mboe/d)	302	326	344	374
Adjusted EBITDAX	$1,545	$2,087	$2,235	$2,418
Capital Expenditures	$959	$1,268	$1,232	$1,347

(1)

The Devon Forecasted Financial Information set forth in this table does not take into account any circumstances or events occurring after the date it was prepared. Given that the WPX Special Meeting and Devon Special Meeting will be held several months after the Devon Forecasted Financial Information was prepared, as well as the uncertainties inherent in any forecasted information, WPX and Devon stockholders are cautioned not to place undue reliance on such information.

WPX and Devon do not intend to update or otherwise revise the above Forecasted Financial Information to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such Forecasted Financial Information are no longer appropriate, except as may be required by applicable law.

Board of Directors and Executive Officers After Completion of the Merger

The Devon Board at the Effective Time will be composed of the (i) Legacy Devon Directors and (ii) Legacy WPX Directors. At the Effective Time, a Legacy WPX Director who is mutually acceptable to Devon and WPX will be appointed the Lead Independent Director of the Devon Board.

The management of Devon following the completion of the merger will include officers and other key employees from both Devon and WPX. At the Effective Time, the senior leadership team of Devon will consist of: (i) David A. Hager, the current President and Chief Executive Officer of Devon, who will be appointed as the Executive Chairman of Devon; (ii) Richard E. Muncrief, the current Chairman and Chief Executive Officer of WPX, who will be appointed as President and Chief Executive Officer of Devon; (iii) Clay M. Gaspar, the current President and Chief Operating Officer of WPX, who will be appointed as the Executive Vice President and Chief Operating Officer of Devon; (iv) Jeffrey L. Ritenour, the current Executive Vice President and Chief Financial Officer of Devon, who will continue to serve in that position; (v) David G. Harris, the current Executive Vice President, Exploration and Production of Devon, who will be appointed as the Executive Vice President and Chief Corporate Development Officer of Devon; (vi) Dennis C. Cameron, the current Executive Vice President and General Counsel of WPX, who will be appointed as the Executive Vice President and General Counsel of Devon; and (vii) Tana K. Cashion, the current Senior Vice President, Human Resources of Devon, who will continue to serve in that position. For additional information regarding the Devon Board and the management of Devon following the completion of the merger, please see “The Merger Agreement—Board of Directors and Executive Officers After Completion of the Merger.”

Headquarters

Immediately following the Effective Time, the headquarters of Devon will be located in Oklahoma City, Oklahoma.

Treatment of Indebtedness

As of September 30, 2020, Devon had no borrowings outstanding and $2 million in outstanding letters of credit issued under the Devon Credit Agreement.

The Merger Agreement requires WPX to, at Devon’s request, use commercially reasonable efforts to (i) commence any of (A) one or more offers to purchase any or all of the outstanding series of the WPX Notes for cash or (B) one or more offers to exchange any or all of the outstanding WPX Notes for securities issued by Devon or any of its controlled affiliates and (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to such indentures. No such offer to purchase or offer to exchange will be consummated prior to the closing date and any such transactions will be funded using consideration provided by Devon.

As of September 30, 2020, WPX had (i) no borrowings outstanding and $13 million in letters of credit issued under the WPX Credit Agreement and (ii) no borrowings outstanding under its loan agreement, by and among WPX Energy Headquarters, LLC, as borrower, the lenders from time to time party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent, dated as of January 13, 2020, and as further amended, restated, supplemented or otherwise modified from time to time (the “WPX loan agreement”). Unless the WPX Credit Agreement is terminated or amended prior to or at the closing date of the merger, consummation of the merger would constitute a “Change in Control” and result in an event of default under the WPX Credit Agreement. The Merger Agreement requires WPX to deliver to Devon, prior to or at the closing date of the merger, customary executed payoff letters for the repayment in full of all indebtedness, and terminate all commitments, under, and discharge and release all guarantees and liens existing in connection with each of the WPX Credit Agreement and the WPX loan agreement.

For a description of Devon’s and WPX’s existing indebtedness, see Devon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed on October 30, 2020, and WPX’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, filed on November 3, 2020, each of which is incorporated by reference into this joint proxy statement/prospectus.

Interests of WPX’s Directors and Executive Officers in the Merger

In considering the recommendations of the WPX Board, WPX stockholders should be aware that WPX’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other WPX stockholders generally. The WPX Board was aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the merger, in approving the Merger Agreement and in recommending the applicable merger-related proposals.

The following discussion sets forth certain of these interests in the merger of each executive officer or non-employee director of WPX.

Treatment of WPX Equity Awards

The Merger Agreement provides for the treatment set forth below with respect to the WPX equity awards that are outstanding at the Effective Time.

WPX Stock Options

At the Effective Time, each WPX Stock Option that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, cease to represent an option to purchase WPX Common Stock and be converted into a Converted Stock Option representing the right to purchase a number of shares of Devon Common Stock equal to the product (with the result rounded down to the nearest whole number) of (i) the number of shares of WPX Common Stock subject to each such WPX Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of WPX Common Stock of such WPX Stock Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Devon Common Stock purchasable pursuant to the Converted Stock Option will be determined in a manner consistent with the requirements of Section 409A of the Code and, as applicable, Section 422 of the Code. Immediately following the Effective Time, each Converted Stock Option otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and exercisability terms) as were applicable to the corresponding WPX Stock Option immediately prior to the Effective Time. None of WPX’s executive officers or directors hold unvested WPX Stock Options as of the date hereof and none of the WPX Stock Options held by WPX’s executive officers or directors settle solely by reason of the occurrence of the closing.

WPX RSUs

At the Effective Time, each WPX RSU that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will], by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be assumed by Devon and converted into a number of Converted RSUs representing the right to receive a number of Devon Common Stock equal to the product of the number of WPX Common Stock subject to the WPX RSU immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole share. Immediately following the Effective Time, each Converted RSU otherwise will continue to be governed by the same terms and conditions (including vesting and forfeiture) as were applicable to the corresponding WPX RSU immediately prior to the Effective Time, except that any performance-based vesting condition that applied to the WPX RSU immediately prior to the Effective Time will be treated as having been attained based on actual results measured using the average closing price of WPX Common Stock for the five trading days ending on the day immediately preceding the date of closing, as determined by the Compensation Committee of the WPX Board, so that such WPX RSU will remain solely subject to the time-based vesting requirements in effect for the WPX RSU immediately prior to the Effective Time.

The following sets forth, for each WPX executive officer, the aggregate number of shares of WPX Common Stock subject to outstanding WPX RSUs that are subject to performance-based vesting conditions (the “Performance-Based WPX RSUs”), held by such executive officer assuming (i) as required under SEC rules, the closing price of a WPX Common Stock is $4.94 (the “Estimated Closing Value”), which is equal to the average closing price of a share of WPX Common Stock over the first five business days following the first public announcement of the entry into the Merger Agreement, (ii) a closing date of [    ], 2020 (which is the assumed date of closing of the merger solely for purpose of the disclosure in this section), (iii) payout at 100% of the target number of shares covered by each Performance-Based WPX RSUs and (iv) such executive officer remains continuously employed with WPX or a subsidiary until the merger closing date. None of the WPX directors hold Performance-Based WPX RSUs.

Name	Number of Shares Subject to Unvested Performance Based RSUs(1)	Estimated Value of Unvested Performance- Based RSUs(2)
Executive Officers
Richard Muncrief	1,290,081	$6,373,000
J. Kevin Vann	355,308	$1,755,222
Dennis Cameron	189,944	$938,323
Clay Gaspar	567,988	$2,805,861
Bryan Guderian	256,839	$1,268,785
Angela Kouplen	70,224	$346,907

(1)

The number of WPX Common Stock deliverable with respect to each Performance-Based WPX RSU subject to performance-vesting conditions that is outstanding immediately prior to the Effective Time may vest at up to 200% of the shares covered by the award. The performance condition results for such awards will be measured at the closing based on the average closing price of WPX Common Stock for the five trading days ending on the day immediately preceding the date of the closing.

(2)

The estimated value of the unvested Performance-Based WPX RSUs is equal to the product of (i) the Estimated Closing Value and (ii) the target number of shares underlying each Performance-Based WPX RSU.

The following sets forth, for each WPX director, the aggregate number of shares of WPX Common Stock subject to outstanding WPX RSUs that are subject solely to time-based vesting conditions (“Time-Based WPX RSUs”), held by such director assuming (i) a closing date of [                ], 2020 and (ii) the director remains continuously in service with WPX until such date. None of the WPX executive officers hold Time-Based WPX RSUs other than Ms. Kouplen who holds 4,309 Time-Based WPX RSUs, with an Estimated Closing Value of $21,286.

Name	Number of Shares Subject to Unvested Time Based RSUs	Estimated Value of Unvested Time-Based RSUs(1)
Directors
John A. Carrig	23,293	$115,067
Robert Herdman	23,293	$115,067
Kelt Kindick	0	$0
Karl F. Kurz	0	$0
Kimberly Lubel	0	$0
D. Martin Phillips	0	$0
Douglas E. Swanson Jr.	0	$0
Valerie M. Williams	23,293	$115,067

(1)	The estimated value of the unvested Time-Based WPX RSUs is equal to the product of (i) the Estimated Closing Value and (ii) the number of shares underlying each Time-Based WPX RSU.

None of the WPX RSUs held by WPX’s executive officers or directors settle solely by reason of the occurrence of the closing. As the WPX RSUs are being converted directly into awards based on Devon Common Stock using the Exchange Ratio, no monetary value is being received by WPX’s executive officers and directors solely in connection with the conversion of their respective WPX RSU awards. However, pursuant to the underlying award agreements, the vesting of any unvested WPX RSU would accelerate in the event an executive officer’s termination of employment by WPX without cause or by the executive officer for good reason or director’s separation from services other than for cause, in each case, within the two-year period following the merger.

WPX RSAs

At the Effective Time, each WPX RSA that is outstanding immediately prior to the Effective Time and that by its terms does not vest by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be converted pursuant to Merger Agreement into a Converted RSA with respect to a number of shares of Devon Common Stock equal to the number of shares of WPX Common Stock subject to such WPX RSA multiplied by the Exchange Ratio, with any fractional shares rounded to the nearest whole share. Immediately following the Effective Time, each Converted RSA otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and transferability terms) as were applicable to the corresponding WPX RSA immediately prior to the Effective Time.

The following sets forth the aggregate number of WPX RSAs held by each of WPX’s executive officers and directors assuming (i) the closing price of WPX Common Stock is the Estimated Closing Value, (ii) a closing date of October 21, 2020 and (iii) the executive officers and directors continuously provide services to WPX or a subsidiary until the merger closing date.

Name	Number of Shares Subject to Unvested RSAs(1)	Value of Unvested RSAs
Executive Officers
Richard Muncrief	723,957	$3,576,348
J. Kevin Vann	270,990	$1,338,691
Dennis Cameron	147,869	$730,473
Clay Gaspar	316,570	$1,563,856
Bryan Guderian	192,408	$950,496
Angela Kouplen	57,546	$283,833
Larry Faulkner	29,198	$144,238

Directors
John A. Carrig	0	$0
Robert Herdman	0	$0
Kelt Kindick	23,293	$115,067
Karl F. Kurz	23,293	$115,067
Kimberly Lubel	23,293	$115,067
D. Martin Phillips	28,143	$139,026
Douglas E. Swanson Jr.	28,143	$139,026
Valerie M. Williams	0	$0

None of the WPX RSAs held by WPX’s executive officers or directors vest solely by reason of the occurrence of the closing. As the WPX RSAs are being converted directly into awards based on Devon Common Stock using the Exchange Ratio, no monetary value is being received by WPX’s executive officers and directors solely in connection with the conversion of their respective WPX RSA awards. However, pursuant to the underlying award agreements, the vesting of any unvested WPX RSA would accelerate in the event an executive officer’s termination of employment by WPX without cause or by the executive officer for good reason or director’s separation from services other than for cause, in each case, within the two-year period following the merger.

Executive Officer Severance Arrangements

Each executive officer is a party to an individual change-in-control severance agreement. The change-in-control severance agreements provide each executive with certain severance benefits upon certain terminations of employment. If a “change-in-control” (including the merger) occurs and within 2 years of such change-in-control event (i) the employment of any executive is terminated other than for cause, disability, death or a disqualifying disaggregation or (ii) the executive resigns for good reason, such executive is entitled to the following:

•	accrued but unpaid base salary, cash incentive, paid time off, and any other amounts or benefits due but not paid (as a lump sum payment), payable no later than 10 days following the termination date;

•	prorated annual bonus at target for year of separation through the termination date (as a lump sum payment), payable on the first business day after six months following the termination date;

•

3x (or 2x for a certain executive officer who is not a named executive officer) the sum of executive’s base salary plus the executive’s average actual annual bonus payment over the previous past 3 years, payable on the first business day after six months following the termination date;

•	a lump sum payment equal to cost of COBRA coverage for 18 months, payable on the first business day after six months following the termination date;

•	accelerated vesting of all equity awards (with options exercisable until the earlier of 18 months from event date or original expiration date);

•	continued participation in liability insurance for 6 years or any longer known statute of limitation period; and

•	outplacement benefits of up to $25,000.

The severance benefits described above are subject to the executive officer’s execution without revocation of a general release and waiver of WPX and its affiliates. Additionally, the change-in-control severance agreements contain a 12-month post-termination non-competition and non-solicitation provision.

“Cause” for this purpose generally means any one or more of the following: (i) the executive’s conviction of or plea of nolo contendere to a felony or a crime involving fraud, dishonesty or moral turpitude; (ii) the executive’s willful or reckless material misconduct in the performance of his duties that has an adverse effect on WPX or any of its subsidiaries or affiliates; (iii) the executive’s willful or reckless violation or disregard of the code of business conduct; (iv) the executive’s material willful or reckless violation or disregard of a WPX policy; or (v) the executive’s habitual or gross neglect of his duties; provided, however, that for purpose of (ii) and (v), Cause shall not include any one or more of the following: (a) bad judgment or negligence, other than the executive’s habitual neglect of duties or gross negligence; (b) any act or omission believed by the executive in good faith, after reasonable investigation, to have been in or not opposed to the interest of WPX or an affiliate (without intent of the executive to gain, directly or indirectly, a profit to which the executive was not legally entitled); (c) any act or omission with respect to which a determination could properly have been made by the WPX Board that the executive had satisfied the applicable standard of conduct for indemnification or reimbursement under WPX’s by-laws, any applicable indemnification agreement, or applicable law, in each case as in effect at the time of such act or omission; or (d) within 2 years of change in control, failure to meet performance goals, objectives or measures following good faith efforts to meet such goals, objectives or measures. Further, for purposes of clauses (ii) through (v) if an act, or a failure to act, which was done, or omitted to be done, by the executive in good faith and with a reasonable belief, after reasonable investigation, that the executive’s act, or failure to act, was in the best interests of WPX, or an affiliate or was required by applicable law or administrative regulation, such breach shall not constitute Cause if, within 10 business days after the executive is given written notice of such breach, the executive cures such breach to the fullest extent that it is curable. With respect to the above definition of “Cause”, no act or conduct by the executive will constitute “Cause” if the executive acted: (i) in accordance with the instructions or advice of counsel representing WPX or, if there was a conflict such that the executive could not consult with counsel representing WPX, other qualified counsel or (ii) as required by legal process.

“Good Reason” for this purpose generally means a separation from service initiated by the executive on account of any one or more of the following actions or omissions that, unless otherwise specified, occurs and within 2 years of a change-in-control: (i) a material adverse reduction in the nature or scope of the executive’s office, position, duties, functions, responsibilities or authority (including reporting responsibilities and authority) from the most significant of those held, exercised and assigned at any time during the 90-day period immediately before the change date; (ii) any reduction in or failure to pay the executive’s base salary at an annual rate not less than 12 times the highest monthly base salary paid or payable to the executive by WPX in respect of the 12-month period immediately before the change date; (iii) any material reduction in the target annual bonus which the executive may earn determined as of the change date or failure to pay the executive’s annual bonus on terms substantially equivalent to those provided to peer executives of WPX; (iv) a material reduction of the executive’s aggregate compensation and benefits from the amounts and/or levels in effect on the change date, unless such reduction is part of a policy applicable to peer executives of WPX and of any successor entity. For this purpose, the term “aggregate compensation and benefits” includes base salary, target annual bonus, stock-based compensation, benefits and perquisites under WPX-sponsored benefit plans and programs (including, but not limited to, retirement plans (qualified and nonqualified) and medical insurance); (v) required relocation of more than 50 miles of the executive’s workplace without the consent of the executive; provided that such new location is farther from the executive’s residence than the prior location; (vi) the failure at any time of a successor to WPX to explicitly assume and agree to be bound by the change in control agreement; or (vii) the giving of a notice of consideration detailing description of acts or omissions alleged to constitute Cause and the subsequent failure to terminate the executive for Cause within a period of 90 days thereafter in compliance with all of the substantive and procedural requirements of the change-in-control agreement.

Notwithstanding anything in the change-in-control agreements to the contrary, no act or omission shall constitute grounds for “Good Reason” (a) unless the executive gives a notice of termination to WPX at least 30 days prior to his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason; (b) unless such notice of termination is given within ninety (90) days of the executive’s first actual knowledge of such act or omission; and (c) unless WPX fails to cure such act or omission within the 30-day period after receiving the notice of termination. No act or omission shall constitute grounds for “Good Reason,” if the executive has consented in writing to such act or omission, or if any of the reductions contemplated in subsections (a)(ii)(iv) of the change-in-control agreement are applicable to all similarly situated employees of WPX.

The merger will constitute a “change in control” under the change-in-control severance agreements. For the quantification of the estimated value of the severance payments and benefits described above that would be payable to WPX’s named executive officers, see the table below under “––Interests of Devon’s Directors and Executive Officers in the Merger—Merger-Related Compensation.”

Each change-in-control severance agreement provides for a “best net” provision providing that the executive officer’s payments and benefits will be either capped at the safe harbor amount to avoid the imposition of excise taxes under Code Section 4999 or paid in full subjecting them to possible excise tax liability, whichever provides the better after-tax benefit to the executive. None of the executive officers is entitled to a Code Section 4999 gross-up in connection with the merger.

Employment Agreements with Devon

In connection with the signing of the Merger Agreement, Mr. Muncrief, Mr. Gaspar and Mr. Cameron entered into employment letters with Devon to address their roles and terms of employment with the combined company subject to and effective upon the closing. Each of Messrs. Muncrief, Gaspar and Cameron acknowledged and agreed that the matters addressed in the respective letter agreements will not constitute “Good

Reason” pursuant to their respective change-in-control severance agreements and any other agreements with WPX. It is also expected that each of these executives will enter into employment agreements with Devon that are generally consistent with the terms of Devon’s current employment agreements with its named executive officers.

Upon closing, Mr. Muncrief will assume the role of President and Chief Executive Officer of Devon and will be eligible to receive an annual base salary of $1,100,000, a target bonus opportunity of one hundred and twenty percent (120%) of base salary, an annual long-term incentive target of $8,750,000 and will be eligible to participate in Devon’s employee benefits plans.

Upon closing, Mr. Gaspar will assume the role of Executive Vice President and Chief Operating Officer of Devon and will be eligible to receive an annual base salary of $620,000, a target bonus opportunity of one hundred percent (100%) of base salary, an annual long-term incentive target of $3,800,000 and will be eligible to participate in Devon’s employee benefits plans.

Upon closing, Mr. Cameron will assume the role of Executive Vice President and General Counsel of Devon and will be eligible to receive an annual base salary of $420,000, a target bonus opportunity of eighty percent (80%) of base salary, an annual long-term incentive target of $1,500,000 and will be eligible to participate in Devon’s employee benefits plans.

Summary of Potential Transaction Payments to Directors and Executive Officer of WPX

The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the merger that WPX’s executive officers could receive in connection with the merger, as described more fully above under “––Interests of WPX’s Directors and Executive Officers in the Merger.” Such amounts have been calculated assuming (i) the Effective Time is October 21, 2020, which is the assumed date of closing of the merger solely for purposes of the disclosures in this section, (ii) a price equal to the Estimated Closing Value, (iii) any Performance-Based WPX RSUs subject to performance-based vesting conditions vest based on “target” level performance (i.e., payout at 100% of the number of shares covered by such awards), (iv) the annual base salary and annual target bonus opportunity for each of the executive officers remains unchanged from the amount determined as of the date hereof, (v) none of WPX’s named executive officers receives any additional equity-based awards following the date hereof, (vi) each named executive officer is terminated without “Cause” or resigns for “Good Reason” at or immediately following the Effective Time and (vii) each of WPX’s named executive officers has properly executed any required releases and complied with all requirements (including any applicable restrictive covenants) necessary in order to receive such payments and benefits. Some of the assumptions used in the table below are based upon information not currently available and, as a result, the actual amounts to be received by any of WPX’s named executive officers, if any, may materially differ from the amounts set forth below.

Merger-Related Compensation

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Richard Muncrief	$8,587,441	$9,949,348	$25,000	$18,561,789
J. Kevin Vann	$3,791,988	$3,093,913	$25,000	$6,910,901
Dennis Cameron	$2,724,185	$1,668,796	$25,000	$4,417,981
Clay Gaspar	$4,439,045	$4,369,717	$25,000	$8,833,762
Bryan Guderian	$3,131,394	$2,219,281	$25,000	$5,375,675

(1)

Amounts shown reflect the severance payments pursuant to each executive’s change-in-control agreement, which consist of (i) the executive’s severance, i.e., the sum of the named executive officer’s base salary and average annual bonus for the past three years multiplied by 3.0, (ii) the executive’s pro-rated annual bonus for the 2020 calendar year; and (iii) an amount equal to 18 months of the monthly premium for COBRA continuation coverage. The cash severance payments are considered to be “double-trigger” payments, which means that both a change in control, such as the merger, and another event (i.e., a qualifying termination without cause or for good reason) must occur prior to such payments being provided to the executive officer and have been calculated assuming a qualifying termination on the assumed closing date of October 21, 2020. Additionally, each change-in-control severance agreement provides for a “best net” provision providing that the executive officer’s payments and benefits will be either capped at the safe harbor amount to avoid the imposition of excise taxes under Code Section 4999 or paid full subjecting them to possible excise tax liability, whichever provides the better after-tax benefit to the executive. The estimated amount of each such payment included in the Cash column above is set forth in the table below:

Name	Severance	Pro Rata Bonus	COBRA Equivalent
Richard Muncrief	$7,494,574	$1,066,849	$26,018
J. Kevin Vann	$3,354,735	$400,068	$37,185
Dennis Cameron	$2,426,606	$271,561	$26,018
Clay Gaspar	$3,900,764	$501,096	$37,185
Bryan Guderian	$2,787,086	$307,123	$37,185

(2)

Amounts shown reflect the sum of the potential value that each named executive officer could receive in connection with accelerated vesting and settlement of WPX equity awards. The value reported for the WPX RSUs subject to performance-based vesting condition assume award pay-outs based on target performance. As noted above, the number of WPX Common Stock deliverable with respect to each Performance-Based WPX RSU that is outstanding immediately prior to the Effective Time may vest at up to 200% of the shares covered by the award. The performance condition results for such awards will be measured at the closing based on the average closing price of WPX Common Stock for the five trading days ending on the day immediately preceding the date of the closing. Consequently, the amounts received by the named executive officers could differ from the amounts shown below. The accelerated vesting of the Performance-Based WPX RSUs and WPX RSAs are considered to be “double-trigger” payments, which means that both a change in control, such as the merger, and another event (i.e., a qualifying termination without cause or for good reason) must occur prior to such payments being provided to the executive officer and have been calculated assuming a qualifying termination on the assumed closing date of October 21, 2020. The estimated amount of each such payment is set forth in the table below:

Name	Value of WPX RSAs	Value of Performance- Based WPX RSUs
Richard Muncrief	$3,576,348	$6,373,000
J. Kevin Vann	$1,338,691	$1,755,222
Dennis Cameron	$730,473	$938,323
Clay Gaspar	$1,563,856	$2,805,861
Bryan Guderian	$950,496	$1,268,785

(3)

Amounts reflect the costs of outplacement benefits at a cost not exceeding $25,000. The outplacement benefits are considered to be “double-trigger” benefits, which means that both a change of control, such as the merger, and another event (i.e., a qualifying termination without cause or for good reason) must occur prior to such benefits being provided to the executive officer.

Interests of Devon’s Directors and Executive Officers in the Merger

When considering the recommendation of the Devon Board that Devon stockholders vote “FOR” the Stock Issuance Proposal, Devon stockholders should be aware that Devon’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Devon stockholders generally. The Devon Board was aware of these interests when it approved the Merger Agreement and the transactions contemplated thereby and recommended that Devon stockholders vote “FOR” the Stock Issuance Proposal. Such interests include the following and are more fully summarized below:

•

Certain directors and executive officers are expected to continue as directors and executive officers of Devon following consummation of the merger. In addition, Mr. Hager has entered into an agreement with Devon providing for his continued service as Executive Chair of Devon upon consummation of the merger.

•

The Devon executive officers are party to employment or severance agreements with Devon that would provide them with certain severance benefits if their employment is terminated either by Devon without cause or by the executive with good reason, although presently it is expected that only Lyndon C. Taylor’s employment will terminate in connection with the merger. In connection with his agreement providing for continued service as Executive Chair of Devon upon consummation of the merger, Mr. Hager voluntarily waived his right to assert such changes to his employment status as “good reason” to terminate his employment under his existing employment agreement with Devon.

•

The executive officers of Devon hold restricted shares of Devon stock and performance share units in respect of Devon stock. If an executive’s employment is terminated either by Devon without cause or by the executive for good reason, the restricted shares would vest at the time of employment termination and the performance share units would remain eligible to vest based on actual Devon performance notwithstanding the employment termination.

•

The executive officers of Devon will become entitled to the distribution of their nonqualified deferred compensation plan benefits by reason of the consummation of the merger. The consummation of the merger alone will not increase the amount of those benefits (other than an increase for Jeffrey L. Ritenour and Tana K. Cashion under one plan by reason of the application of pre-existing unreduced early commencement factors not implemented in contemplation of the merger), though benefits for Mr. Hager under one plan would be enhanced upon a qualifying termination of employment within 24 months following consummation of the merger. The executives are all already vested in all of their existing benefits.

The merger does not constitute a “change in control” for purposes of the executives’ employment and severance arrangements or their equity award agreements, and accordingly the benefits potentially provided under those agreements are not enhanced by reason of the merger. Because Devon’s nonqualified deferred compensation plans include a definition of “change in control” that is commonly applied to such plans under a provision of the Code, the merger accelerates the payment of vested benefits under those plans in a manner that could not be waived by the executive officers without violating applicable tax laws.

Continued Service of Certain Devon Directors and Executive Officers

As described more fully above under “—Board of Directors and Executive Officers After Completion of the Merger,” certain Devon directors and executive officers are expected to continue as directors and executive officers following consummation of the merger. Devon and Mr. Hager entered into an offer letter, dated September 26, 2020, pursuant to which, effective as of immediately following the consummation of the merger, Mr. Hager will transition to the position of Executive Chair of the Devon Board (ceasing to serve as the Chief Executive Officer of Devon) and receive an annual base salary of $1,000,000 with a target annual bonus opportunity of 75% of base salary and a long-term incentive target of $750,000. Mr. Hager voluntarily waived his right to assert these changes to his employment status as “good reason” to terminate his employment under his existing employment agreement with Devon.

Potential Severance Benefits

Each of Devon’s executive officers is party to an employment agreement (or, in the case of Ms. Cashion, a severance agreement) with Devon pursuant to which they would become entitled to certain severance benefits if their employment with Devon is terminated following consummation of the merger either by Devon without “cause” or by the executive for “good reason” (as those terms are defined in their respective agreements). The potential severance benefits include a lump-sum cash severance payment, reasonable outplacement benefits and, for all of the executives other than Ms. Cashion, provision for the continuation of certain welfare benefits, all subject to a release of claims by the executive. The merger does not constitute a “change in control” within the meaning of the agreements and accordingly the severance benefits to which the executives would become entitled are not increased by reason of the merger; the benefits are the same that would be provided if their employment terminated in such circumstances without regard to the occurrence of the merger.

Assuming a qualifying termination of employment on October 21, 2020, the cash severance amount (which includes a prorated bonus for the year of termination and three times (two times in the case of Ms. Cashion) the sum of annual base salary and the highest annual performance bonus paid over the prior three years) would be: for Mr. Hager, $12,961,800; for Mr. Ritenour, $4,741,000; for Mr. Taylor, $5,055,300; for Mr. Harris, $4,501,200; and for Ms. Cashion, $1,449,400. The outplacement assistance is valued at approximately $12,200. Each executive other than Ms. Cashion would also be entitled to 18 months of continued medical and dental benefits at active employee rates with a value of $23,472, a cash payment of $35,208 to provide the equivalent of 18 months of subsidized medical/dental coverage on an after-tax basis and a cash payment of $4,212 to provide the equivalent of 36 months of life insurance premiums on an after-tax basis, in each case assuming a qualifying termination of employment on October 21, 2020. It is presently expected that only Mr. Taylor will actually become entitled to such benefits following consummation of the merger.

In addition, if the executive’s employment is terminated either by Devon without “cause” or by the executive for “good reason” as those terms are defined in the executive’s respective restricted share and performance share unit agreements with Devon, the restricted shares (the “RSA”) would vest in full at the time of termination of employment and the performance share units (the “PSU”) would remain eligible to vest based on actual Devon performance notwithstanding the employment termination, in each case subject to the executive’s execution of a general release of claims and pro-ration for awards granted within one year before the date of termination. The merger does not constitute a “change in control” within the meaning of the equity award agreements and accordingly the enhanced vesting benefits to which the executives would become entitled upon such an employment termination are not increased by reason of the merger. In addition, the merger itself, absent a subsequent termination of employment, does not impact the treatment of the RSAs and PSUs held by the executives.

Assuming a qualifying termination of employment on October 21, 2020, and a per-share Devon Common Stock price of $8.63, the closing per-share stock price on that date, the value of the RSA and PSU subject to acceleration would be: for Mr. Hager, $7,573,840, for Mr. Ritenour, $2,174,350, for Mr. Taylor, $2,222,100, for Mr. Harris, $1,472,190 and for Ms. Cashion, $977,400, with the number of shares subject to acceleration or continued vesting (RSA / PSU) as follows: for Mr. Hager, 339,813 / 417,571; for Mr. Ritenour, 98,812 / 118,623; for Mr. Taylor, 99,395 / 122,815; for Mr. Harris, 68,121 / 79,098; and for Ms. Cashion, 43,701 / 54,039. The foregoing amounts assume target levels of performance are achieved for the PSUs. It is presently expected that only Mr. Taylor will actually become entitled to such benefits following consummation of the merger.

Non-Qualified Deferred Compensation Plans

Devon maintains a Benefit Restoration Plan, Defined Contribution Restoration Plan, Non-Qualified Deferred Compensation Plan, Supplemental Contribution Plan, Supplemental Executive Retirement Plan and Supplemental Retirement Income Plan (collectively, the “NQDC Plans”), which are nonqualified deferred compensation plans for certain key or highly compensated employees of Devon. The consummation of the merger will constitute a “change in control” under the NQDC Plans (which contain a definition of “change in control” commonly applied to such plans under a provision of the Code). As a result, (i) the executives’ benefits under the NQDC Plans will become distributable not more than 90 days following the consummation of the merger (in a lump sum except for certain benefits for certain executives under the Non-Qualified Deferred Compensation Plan, which will be payable in quarterly installments based on their prior elections), (ii) the benefits of Mr. Ritenour and Ms. Cashion under the Supplemental Retirement Income Plan will be increased by reason of the merger due to the application of pre-existing unreduced early commencement factors not implemented in contemplation of the merger and (iii) if Mr. Hager is terminated by Devon without “cause” or by him for “good reason” within the meaning of the Supplemental Executive Retirement Plan (the “SERP”) within 24 months following consummation of the merger, his benefit under that plan would be increased by three additional years of deemed contributions.

The amount of these merger-related distributions and enhancements are quantified below under “—Quantification of Payments to Devon Named Executive Officers in Connection with the Merger.”

Quantification of Payments to Devon Named Executive Officers in Connection with the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that are based on or otherwise relate to the merger and that may be payable to those individuals (comprising Devon’s existing executive officers) who were listed in the “Summary Compensation Table” that was set out in Devon’s most recent securities filing for which disclosure was required under Item 402(c) of Regulation S-K (its 2020 annual proxy), other than Tony Vaughn, who is omitted because he retired from Devon in May 2020 and is not entitled to any benefits or payouts in conjunction with the merger.

See the section above entitled “—Interests of Devon’s Directors and Executive Officers in the Merger” for further information about the compensation disclosed in the table below. The amounts set out below assume the merger was consummated on October 21, 2020. These amounts are estimates of amounts that might become payable to the executive officers and the estimates are based on multiple assumptions that may or may not prove correct. Some of the assumptions are based on information not currently available and as a result the actual amounts received by an executive officer may differ in material respects from the amounts set forth below.

As noted above under “—Interests of Devon’s Directors and Executive Officers in the Merger,” the consummation of the merger alone will not increase the pension/non-qualified deferred compensation amounts that were already otherwise earned by the executive officers, other than an increase for Mr. Ritenour and Ms. Cashion under one plan by reason of the application of pre-existing unreduced early commencement factors not implemented in contemplation of the merger.

Merger-Related Compensation

Name	Cash ($)	Equity ($)	Pension/ Non-Qualified Deferred Compensation ($)[1,2,3]	Perquisites/ benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
David A. Hager	0	0	1,348,313	0	0	0	1,348,313
Jeffrey L. Ritenour	0	0	100,783	0	0	0	100,783
Lyndon C. Taylor	0	0	0	0	0	0	0
David G. Harris	0	0	0	0	0	0	0
Tana K. Cashion	0	0	1,687,744	0	0	0	1,687,744

(1)

Mr. Hager will not receive the benefit set out in this column because it is not expected his employment will terminate in connection with the merger and the benefit is payable only if his employment is terminated by Devon without “cause” or by him for “good reason” within the meaning of the SERP within 24 months following consummation of the merger. As described above, Mr. Hager has voluntarily waived his right to terminate his employment for “good reason” under his existing employment agreement with Devon by reason of the changes to his employment status upon his transition to the Executive Chair role on the Devon Board. Assuming that he nonetheless experienced a qualifying termination on October 21, 2020, the amount represents an additional three years of deemed contributions under the SERP (15% of annual base salary plus target bonus at the time of employment termination multiplied by three).
(2)

Amounts in this column for Mr. Ritenour and Ms. Cashion represent the additional value attributable to eligibility for an unreduced benefit under the non-qualified Supplemental Retirement Income Plan, which unreduced benefit is payable as a result of the merger. Except for this unreduced benefit, Mr. Ritenour’s benefit under the plan was otherwise frozen at the end of 2008.

(3)

Because the merger will constitute a change in control under Devon’s non-qualified compensation plans, balances and accruals under the plans effective as of consummation of the merger would become payable to the executives within 90 days thereafter. Such balances are detailed in the table below, all to be paid in a lump-sum, except for certain tranches of Non-Qualified Deferred Compensation Plan benefits for which the executive elected at the time of enrollment to receive a series of quarterly payments in the case of change in control. The amounts below for Mr. Ritenour and Ms. Cashion include the additional value attributable to eligibility for an unreduced benefit under the non-qualified Supplemental Retirement Income Plan. Devon executives are unable to waive the payment of these amounts in connection with the merger without violating applicable tax laws.

Name	Non-Qualified Deferred Compensation Plan ($)	Supplemental Retirement Income Plan ($)	Supplemental Executive Retirement Plan ($)	Supplemental Contribution Restoration Plans ($)	Total ($)
David A. Hager	8,974,124	0	6,176,851	2,786,016	17,936,991
Jeffrey L. Ritenour	794,691	154,166	0	1,283,655	2,232,512
Lyndon C. Taylor	3,652,976	8,816,449	0	0	12,469,425
David G. Harris	637,124	0	0	532,382	1,169,506
Tana K. Cashion	266,852	2,861,045	0	0	3,127,897

Indemnification and Insurance

Pursuant to the Merger Agreement, each of Devon and WPX (solely in its capacity as the surviving corporation after the completion of the merger (the “Surviving Corporation”)) agreed that from and after the Effective Time, to the fullest extent permitted by law, it will jointly and severally indemnify, defend and hold harmless (and advance expenses in connection therewith) each present and former director and officer of (i) WPX or any of its subsidiaries or (ii) any other entity that was serving in such capacity at WPX’s request (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including attorneys’ and other professionals’ fees and disbursements), judgments, fines, penalties, losses, claims, damages or liabilities, or amounts that are paid in settlement, of or incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative to which such Indemnified Party is a party or is otherwise involved (including as a witness), and arises out of or pertains to the fact that the Indemnified Party is or was an officer or director of WPX or any of its subsidiaries, with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement, the merger and the other transactions contemplated the Merger Agreement), whether asserted or claimed prior to, at or after the Effective Time.

Pursuant to the Merger Agreement, for a period of six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to indemnification and advancement of expenses of individuals who were directors and officers prior to the Effective Time than are set forth, as of the date of the Merger Agreement, in WPX’s certificate of incorporation and bylaws. The Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will, in its sole discretion, either (i) continue to maintain in effect for a period of at least six years from and after the Effective Time for the persons who, as of the date of the Merger Agreement, are covered by WPX’s directors’ and officers’ liability insurance (the “D&O Insurance”) with recognized insurance companies and with terms, conditions, retentions and levels of coverage at least as favorable as provided in WPX’s existing policies as of the date of the Merger Agreement, or, if such insurance is unavailable, the Surviving Corporation or Devon on the Surviving Corporation’s behalf will purchase the best available D&O Insurance from a recognized insurance company for such six-year period with terms, conditions, retentions and with levels of coverage at least as favorable as provided in WPX’s existing policies as of the date of the Merger Agreement or (ii) obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time with recognized insurance companies for the persons who, as of the date of the Merger Agreement, are covered by WPX’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as WPX’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby), with respect to WPX’s D&O Insurance.

In no event will Devon or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by WPX for such insurance; and provided, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Dividend Policy

Although Devon has paid cash dividends on Devon Common Stock in the past, the Devon Board may determine not to declare dividends in the future or may reduce the amount of dividends paid in the future. Any payment of future dividends will be at the discretion of the Devon Board and will depend on Devon’s results of operations, financial condition, cash requirements, future prospects and other considerations that the Devon Board deems relevant.

Listing of Devon Common Stock; Delisting and Deregistration of WPX Common Stock

Before completion of the merger, Devon has agreed to its reasonable best efforts to cause the shares of Devon Common Stock to be issued in the merger and reserved for issuance under any WPX equity awards to be approved for listing on the NYSE. The approval and authorization for listing on the NYSE, subject to official notice of issuance, of the new shares of Devon Common Stock to be issued to former WPX stockholders in the merger is a condition to the consummation of the merger. If the merger is completed, the WPX Common Stock will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Accounting Treatment of the Merger

Devon and WPX prepare their respective financial statements in accordance with GAAP. Although the parties have structured the merger as a merger of equals, GAAP requires that one party to the merger be identified as the acquirer. The merger will be accounted for using the acquisition method of accounting, and Devon will be treated as the accounting acquirer. In identifying Devon as the acquiring entity for accounting purposes, Devon and WPX took into account a number of factors as of the date of this joint proxy statement/prospectus. No single factor was the sole determinant in the overall conclusion that Devon is the acquirer for accounting purposes; rather all factors were considered in arriving at such conclusion.

Regulatory Matters

The completion of the merger is subject to antitrust review in the United States. Under the HSR Act and the rules promulgated thereunder, the merger cannot be completed until the parties to the Merger Agreement have given notification and furnished information to the FTC and the DOJ and until the applicable waiting period (and any extension of such period) has expired or has been terminated. On October 22, 2020, Devon and WPX received early termination of the HSR Act waiting period.

No Appraisal Rights

Appraisal rights are statutory rights that, if applicable under law, enable stockholders of a corporation to dissent from a merger and to demand that such corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to such stockholders in connection with the transaction. Under the DGCL, stockholders do not have appraisal rights if the shares of stock they hold are either listed on a national securities exchange or held of record by more than 2,000 holders. In addition, stockholders of the constituent corporation surviving the merger are not entitled to appraisal rights if the merger did not require the vote of the stockholders of the surviving corporation pursuant to Section 251(f) of the DGCL. Notwithstanding the foregoing, appraisal rights are available if stockholders are required by the terms of the Merger Agreement to accept for their shares anything other than (i) shares of stock of the surviving or resulting corporation, (ii) shares of stock of another corporation that will either be listed on a national securities exchange or held of record by more than 2,000 holders, (iii) cash in lieu of fractional shares or (iv) any combination of the foregoing.

No dissenters’ or appraisal rights will be available with respect to the merger, the Stock Issuance Proposal or any of the other transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

The following description sets forth the principal terms of the Merger Agreement, which is attached as Annex A and incorporated by reference into this joint proxy statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this description, which is summary by nature. This description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding any of the proposals described in this joint proxy statement/prospectus. This section is only intended to provide you with information regarding the terms of the Merger Agreement. Neither Devon nor WPX intends that the Merger Agreement will be a source of business or operational information about Devon or WPX. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this joint proxy statement/prospectus and in the public filings Devon and WPX make with the SEC, as described in “Where You Can Find More Information.”

Explanatory Note Regarding the Merger Agreement

The Merger Agreement and this summary of terms are included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Devon and WPX contained in this joint proxy statement/prospectus or in the public reports of Devon and WPX filed with the SEC may supplement, update or modify the factual disclosures about Devon and WPX contained in the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement, as of a specific date. In addition, these representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and may be qualified and subject to important limitations agreed to by Devon and WPX in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with a principal purpose of allocating risk between parties to the Merger Agreement rather than the purpose of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to stockholders and reports and documents filed with the SEC and, in some cases, were qualified by the matters contained in the confidential disclosures that Devon and WPX each delivered in connection with the Merger Agreement, which disclosures were not reflected in the Merger Agreement itself. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this joint proxy statement/prospectus, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this joint proxy statement/prospectus or in the respective public filings made by Devon and WPX with the SEC.

Additional information about Devon and WPX may be found elsewhere in this joint proxy statement/prospectus or incorporated by reference herein. Please see “Where You Can Find More Information.”

Structure of the Merger

Upon satisfaction or waiver of the conditions to closing in the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into WPX, the separate corporate existence of Merger Sub will cease and WPX will continue as the surviving corporation in the merger as a wholly-owned, direct subsidiary of Devon.

Completion and Effectiveness of the Merger

The closing of the merger will take place on a date to be mutually agreed upon by Devon and WPX, which date will be no later than the second business day after the conditions set forth in the Merger Agreement have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions), or such other time as Devon and WPX will mutually agree.

Immediately following the closing, WPX and Devon will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The merger will become effective upon such filing and acceptance of the certificate of merger with the Secretary of State of the State of Delaware, or at such later date and time as agreed by Devon and WPX and as set forth in the certificate of merger.

Merger Consideration

At the Effective Time, by virtue of the merger and without any further action on the part of Devon, Merger Sub, WPX or any holder of capital stock thereof:

•	the Excluded Shares will be canceled and retired and will cease to exist, and no consideration will be delivered in exchange therefor; and

•

subject to certain terms of the Merger Agreement, each share of WPX Common Stock issued and outstanding (other than Excluded Shares) immediately prior to the Effective Time will be converted into the right to receive from Devon 0.5165 fully paid and nonassessable shares of Devon Common Stock.

The number of shares of Devon Common Stock into which each share of WPX Common Stock will be converted, as specified in the second bullet above (as such number may be adjusted in accordance with Merger Agreement), is referred to as the Exchange Ratio. The aggregate number of shares of Devon Common Stock issuable pursuant to Merger Agreement, together with any cash to be paid in lieu of any fractional shares of Devon Common Stock in accordance with the Merger Agreement, is referred to as the merger consideration.

Without limiting the parties’ respective obligations under certain parts of the Merger Agreement, if, during the period between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of WPX Common Stock or Devon Common Stock occurs as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, then the Exchange Ratio and any other amounts payable pursuant to the Merger Agreement will be appropriately adjusted to eliminate the effect of such event on the Exchange Ratio or any such other amounts payable pursuant to the Merger Agreement.

No fractional shares of Devon Common Stock will be issued in connection with the merger, and no certificates or scrip for any such fractional shares will be issued, and such fractional share interests will not entitle the owner thereof to vote or to any rights as a holder of Devon Common Stock. Any holder of WPX Common Stock who would otherwise be entitled to receive a fraction of a share of Devon Common Stock pursuant to the merger (after taking into account all shares of WPX Common Stock held immediately prior to the Effective Time by such holder) will, in lieu of such fraction of a share and upon surrender of such holder’s certificate (a “WPX Stock Certificate”) formerly representing any share of WPX Common Stock (other than an Excluded Share) or each uncertificated share of WPX Common Stock (“Book-Entry Common Shares”), be paid in cash the dollar amount as specified in the Merger Agreement.

At the Effective Time, by virtue of the merger and without any action on the part of Devon, Merger Sub, WPX or any holder of capital stock thereof, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and will constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective

Time. From and after the Effective Time, all certificates representing the common stock of Merger Sub will be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Treatment of WPX Equity Awards

At the Effective Time, each WPX Stock Option that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, cease to represent an option to purchase WPX Common Stock and be converted into a Converted Stock Option equal to the product (with the result rounded down to the nearest whole number) of (i) the number of shares of WPX Common Stock subject to each such WPX Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per WPX Common Stock of such WPX Stock Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Devon Common Stock purchasable pursuant to the Converted Stock Option will be determined in a manner consistent with the requirements of Section 409A of the Code and, as applicable, Section 422 of the Code. Immediately following the Effective Time, each Converted Stock Option otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and exercisability terms) as were applicable to the corresponding WPX Stock Option immediately prior to the Effective Time.

At the Effective Time, each WPX RSU that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be assumed by Devon and converted into a number of Converted RSUs equal to the product of the number of WPX Common Stock subject to the WPX RSU immediately prior to the Effective Time multiplied by the Exchange Ratio. Immediately following the Effective Time, each Converted RSU otherwise will continue to be governed by the same terms and conditions (including vesting and forfeiture) as were applicable to the corresponding WPX RSU immediately prior to the Effective Time, except that any performance-based vesting condition that applied to the WPX RSU immediately prior to the Effective Time will be treated as having been attained based on actual results measured using the average five-day closing price of WPX Common Stock ending on the day immediately preceding the date of closing, as determined by the Compensation Committee of the WPX Board, so that such WPX RSU will remain solely subject to the time-based vesting requirements in effect for the WPX RSU immediately prior to the Effective Time.

At the Effective Time, each WPX RSA that is outstanding immediately prior to the Effective Time and that by its terms does not vest by reason of the occurrence of the closing will, by virtue of the occurrence of the closing and without any action by Devon, Merger Sub, WPX or the holder thereof, be converted pursuant to Merger Agreement into a Converted RSA. Immediately following the Effective Time, each Converted RSA otherwise will continue to be governed by the same terms and conditions (including vesting, forfeiture and transferability terms) as were applicable to the corresponding WPX RSA immediately prior to the Effective Time.

WPX’s ESPP will terminate as of immediately prior to the date of closing. For any offering period in effect under the ESPP prior to the closing, WPX will establish a new exercise date to be set under the ESPP, which date will be the ESPP Exercise Date, with the automatic purchase of WPX Common Stock with respect to accumulated employee contributions of each participant under the ESPP in respect of such offering period to occur on such date. WPX will prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of the Merger Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP). The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date will, to the extent not used to purchase WPX Common Stock in accordance with the terms and conditions of the ESPP and the Merger

Agreement, be refunded (without interest) to such participant as promptly as practicable following the Effective Time.

The Merger Agreement further provides that WPX will take all necessary and appropriate actions to approve and effectuate the above, including making any determinations or adopting resolutions of the WPX Board or a committee thereof or any administrator of a WPX benefit plan as may be necessary. Devon must also take such actions as are necessary for the conversion of the WPX RSUs, WPX RSAs and WPX Stock Options pursuant to the Merger Agreement, including reservation, issuance and listing of shares of Devon Common Stock as are necessary to effectuate the transactions contemplated by the above.

Board of Directors and Executive Officers After Completion of the Merger

The Devon Board at the Effective Time will be composed of (i) seven directors serving on the Devon Board as of the date of the Merger Agreement designated by Devon prior to the Effective Time (at least five of whom will meet the independence standards of the NYSE with respect to Devon) and (ii) five directors serving on the WPX Board as of the date of the Merger Agreement designated by WPX prior to the Effective Time (at least four of whom will meet the independence standards of the NYSE with respect to Devon (and of which one of whom will be nominated pursuant to that certain stockholders’ agreement, effective from and after the Effective Time, by and among Devon, Felix Investments and solely for certain purposes, EnCap Fund X)). At the Effective Time, a director serving on the WPX Board as of the date of the Merger Agreement that is mutually acceptable to Devon and WPX will be appointed the Lead Independent Director of the Devon Board.

Except for (i) the President and Chief Executive Officer of Devon immediately prior to the Effective Time, who will be appointed as the Executive Chairman of Devon, (ii) the Chairman and Chief Executive Officer of WPX immediately prior to the Effective Time, who will be appointed as President and Chief Executive Officer of Devon, (iii) the President and Chief Operating Officer of WPX immediately prior to the Effective Time, who will be appointed as the Executive Vice President and Chief Operating Officer of Devon, (iv) the Executive Vice President, Exploration and Production of Devon, who will be appointed as the Executive Vice President and Chief Corporate Development Officer of Devon and (v) the Executive Vice President and General Counsel of WPX immediately prior to the Effective Time, who will be appointed as the Executive Vice President and General Counsel of Devon, the officers of Devon immediately prior to the Effective Time will, from and after the Effective Time, be the officers of Devon and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of WPX immediately prior to the Effective Time, will be the initial officers of the Surviving Corporation until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. Subject to and effective upon the consummation of the merger, Lyndon C. Taylor will cease to serve as Devon’s Executive Vice President and Chief Legal & Administrative Officer. Mr. Taylor will continue with Devon in a special advisory capacity for a transition period prior to his planned departure from Devon in the third quarter of 2021.

Corporate Governance Matters

Governance

Prior to the Effective Time, Devon will take:

•	all actions as may be necessary to cause, as of the Effective Time:

•	the number of directors constituting the Devon Board to be 12;

•

the Devon Board to be composed of (A) seven directors serving on the Devon Board as of the date of the Merger Agreement designated by Devon prior to the Effective Time (at least five of whom will meet the independence standards of the NYSE with respect to Devon), (B) five directors serving on the WPX Board as of the date of the Merger Agreement designated by WPX prior to the Effective Time (at least four of whom will meet the independence standards of the NYSE with respect to Devon (and of which one of whom will be nominated pursuant to that certain stockholders’ agreement, effective from and after the Effective Time, by and among Devon, Felix Investments and solely for certain purposes, EnCap Fund X)), (C) the President and Chief Executive Officer of Devon immediately prior to the Effective Time and (D) the Chairman and Chief Executive Officer of WPX immediately prior to the Effective Time;

•	each of the Audit, Compensation and Reserves committees of the Devon Board to be composed of three directors designated by Devon and two directors designated by WPX; and

•	the Governance Committee of the Devon Board to be composed of two directors designated by Devon and two directors designated by WPX; and

•	all actions as may be necessary to, prior to the Effective Time to:

•	establish the headquarters of the combined company in Oklahoma City, Oklahoma;

•	appoint the Chief Executive Officer of Devon immediately prior to the Effective Time as the Executive Chairman of Devon as of the Effective Time;

•	appoint the Chief Executive Officer of WPX immediately prior to the Effective Time as the President and Chief Executive Officer of Devon as of the Effective Time;

•	appoint the President and Chief Operating Officer of WPX immediately prior to the Effective Time as the Executive Vice President and Chief Operating Officer of Devon as of the Effective Time;

•	appoint the Executive Vice President and General Counsel of WPX immediately prior to the Effective Time as the Executive Vice President and General Counsel of Devon as of the Effective Time; and

•

appoint a director serving on the WPX Board as of the date of the Merger Agreement as the Lead Independent Director of the Devon Board (the identity of such director to be mutually agreeable to WPX and Devon).

Corporate Governance Policy

On or prior to the closing, Devon will amend the Corporate Governance Guidelines of Devon to reflect the board governance structure described above (the “Corporate Governance Policy”).

For a period of two years following the Effective Time (the “Governance Period”), unless required by applicable law or stock exchange rule or listing standard (as determined in good faith by the Devon Board after consultation with outside legal counsel), Devon will not amend, modify or terminate, or agree to amend, modify or terminate the Corporate Governance Policy or take any action, or agree to take any action that would have the effect of causing Devon to no longer be bound by the Corporate Governance Policy, except as approved by at least 75% of the Devon Board or in compliance with the terms of the Corporate Governance Policy.

Throughout the duration of the Governance Period, unless required by applicable law or stock exchange rule or listing standard (as determined in good faith by the Devon Board after consultation with outside legal counsel), Devon will comply in all material respects with the Corporate Governance Policy.

In the Merger Agreement, Devon and WPX agreed that, notwithstanding any other provision of the Merger Agreement that may be to the contrary:

•

each non-management director designated by WPX and non-management director designated by Devon will be an express third party beneficiary of the Corporate Governance Policy provision of the Merger Agreement; and

•

the Corporate Governance Policy provision of the Merger Agreement will survive the consummation of the merger until the expiration of the Governance Period and will be enforceable against Devon by any non-management director designated by WPX who is, at the time of such enforcement action, a director of Devon; provided, however that none of such persons will be entitled to bring any claim for damages or other remedies at law or equity except for claims for injunctive relief to specifically perform the Corporate Governance Policy provision of the Merger Agreement.

Exchange of Shares

Exchange Agent

Prior to the date of closing, Devon and WPX will mutually select a bank or trust company, which may be the transfer agent for the Devon Common Stock, to act as Exchange Agent in the merger, and, not later than the Effective Time, Devon will enter into an agreement with the Exchange Agent, which will provide that, at or prior to the Effective Time, Devon will deposit with the Exchange Agent all of the shares of Devon Common Stock to pay the aggregate merger consideration pursuant to the Merger Agreement (the “Merger Consideration”). The shares of Devon Common Stock so deposited with the Exchange Agent, together with (i) any dividends or distributions received by the Exchange Agent with respect to such shares and (ii) proceeds received from the sale of the Devon Excess Shares pursuant to the Merger Agreement, are referred to collectively as the “Exchange Fund.”

Exchange Procedures

As soon as practicable after the Effective Time, but in no event more than two business days after the date of closing, Devon will cause the Exchange Agent to mail to the record holders of WPX Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Devon and WPX may reasonably specify (including a provision confirming that delivery of WPX Stock Certificates will be effected, and risk of loss and title to WPX Stock Certificates will pass, only upon delivery of such WPX Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of WPX Stock Certificates in exchange for Devon Common Stock, as provided in the Merger Agreement, and any cash in lieu of a fractional share, which the shares of WPX Common Stock represented by such WPX Stock Certificates shall be converted into the right to receive pursuant to the Merger Agreement, as well as any dividends or distributions to be paid pursuant to the Merger Agreement. Upon surrender of a WPX Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Devon, (A) the holder of such WPX Stock Certificate will be entitled to receive in book-entry form the number of whole shares of Devon Common Stock that such holder has the right to receive pursuant to certain provisions of the Merger Agreement (and cash in lieu of any fractional share of Devon Common Stock) as well as any dividends or distributions to be paid pursuant to the Merger Agreement and (B) the WPX Stock Certificate so surrendered will be immediately canceled.

Lost, Stolen, or Destroyed Certificates

In the event of a transfer of ownership of shares of WPX Common Stock that is not registered in the transfer records of WPX, shares in book-entry form representing the proper number of shares of Devon Common Stock may be issued to a person other than the person in whose name such WPX Stock Certificate so surrendered is registered if such WPX Stock Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of the issuance of Devon Common Stock to a person other than the registered holder of such WPX Stock Certificate or establishes to the satisfaction of Devon that such taxes have been paid or are not applicable. If any WPX Stock Certificate is lost, stolen or destroyed, Devon may, in its discretion and as a condition precedent to the issuance of any shares in book-entry form representing Devon Common Stock require the owner of such lost, stolen or destroyed WPX Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Devon may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Devon or the Surviving Corporation with respect to such WPX Stock Certificate.

Distributions with Respect to Unexchanged Devon Common Stock

No dividends or other distributions declared with respect to the Devon Common Stock will be paid to the holder of any unsurrendered WPX Stock Certificate until the holder thereof surrenders such WPX Stock Certificate in accordance with the Merger Agreement. After the surrender of a WPX Stock Certificate in accordance with the Merger Agreement, the record holder thereof will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Devon Common Stock, which the shares of WPX Common Stock represented by such WPX Stock Certificate have been converted into the right to receive.

Until surrendered as contemplated by the Merger Agreement, each WPX Stock Certificate will be deemed, from and after the Effective Time, to represent only the right to receive shares of Devon Common Stock (and cash in lieu of any fractional share of Devon Common Stock) as contemplated by the Merger Agreement and any distribution or dividend with respect to Devon Common Stock the record date for which is after the Effective Time.

Treatment of Excess Shares

As promptly as practicable following the Effective Time, the Exchange Agent will (i) determine the number of whole shares of Devon Common Stock and the number of fractional shares of Devon Common Stock that each holder of WPX Common Stock is entitled to receive in connection with the consummation of the merger and (ii) on behalf of former stockholders of WPX, sell the Devon Excess Shares at then-prevailing prices on the NYSE, all in the manner provided in the Merger Agreement.

The sale of the Devon Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Devon Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former holders of WPX Common Stock, the Exchange Agent will hold such proceeds in the WPX Common Stock Trust. Devon will pay all commissions and other out-of-pocket transaction costs (other than any transfer or similar taxes imposed on a holder of WPX Common Stock), including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Devon Excess Shares. The Exchange Agent will determine the portion of the WPX Common Stock Trust to which each former holder of WPX Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the WPX Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of WPX Common Stock is entitled (after taking into account all shares of WPX Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of WPX Common Stock are entitled.

As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of WPX Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders, subject to and in accordance with the terms of Section 1.8 of the Merger Agreement.

Termination of the Exchange Fund

Any portion of the Exchange Fund that remains undistributed to stockholders of WPX as of the date six months after the Effective Time will be delivered to Devon upon demand, and any holders of WPX Stock Certificates who have not theretofore surrendered their WPX Stock Certificates to the Exchange Agent in accordance with the Merger Agreement and any holders of Book-Entry Common Shares who have not theretofore cashed any check payable to them in accordance with the Merger Agreement will thereafter look only to Devon for satisfaction of their claims for Devon Common Stock, cash in lieu of fractional shares of Devon Common Stock and any dividends or distributions with respect to Devon Common Stock subject to applicable abandoned property law, escheat laws or similar laws.

Withholding Rights

Each of the Exchange Agent, Devon and the Surviving Corporation are entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to the Merger Agreement such amounts as are required to be deducted or withheld therefrom under the Code, or any provision of state, local or foreign tax law or under any other applicable law; provided that the parties to the Merger Agreement agree that the consideration payable or deliverable pursuant to the Merger Agreement will not be subject to withholding under Section 1445 of the Code or the Treasury regulations promulgated thereunder. To the extent that amounts are so deducted or withheld, and timely remitted to the appropriate governmental entity, such amounts will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

Escheat Laws

The Merger Agreement provides that neither Devon nor the Surviving Corporation will be liable to any holder or former holder of WPX Common Stock or to any other person with respect to any share of WPX Common Stock (or any dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. The Merger Agreement also provides that if any WPX Stock Certificate has not been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any such shares of Devon Common Stock or any dividends or other distributions payable to the holder thereof would otherwise escheat to or become the property of any governmental entity), any shares of Devon Common Stock issuable upon the surrender of, or any dividends or other distributions in respect of, such WPX Stock Certificate shall, to the extent permitted by applicable law, become the property of Devon, free and clear of all claims or interest of any person previously entitled thereto.

No Interest

The Merger Agreement provides that no interest shall be paid or accrued on any merger consideration, cash in lieu of fractional shares, or any unpaid dividends or distributions payable to holders of WPX Common Stock.

Stock Certificates and Transfer Books

At the Effective Time:

•

all shares of WPX Common Stock outstanding immediately prior to the Effective Time will automatically be canceled and will cease to exist and (i) each WPX Stock Certificate and (ii) each Book-Entry Common Share formerly representing any share of WPX Common Stock (other than an Excluded Share) will represent only the right to receive shares of Devon Common Stock (and cash in lieu of any fractional share of Devon Common Stock) as contemplated by the Merger Agreement and any dividends or other distributions to which the holders thereof are entitled pursuant to the Merger Agreement, and all holders of WPX Stock Certificates or Book-Entry Common Shares will cease to have any rights as stockholders of WPX; and

•

the stock transfer books of WPX will be closed with respect to all shares of WPX Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of WPX Common Stock will be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid WPX Stock Certificate is presented to the Exchange Agent or to the Surviving Corporation or Devon, such WPX Stock Certificate will be canceled and will be exchanged as provided in the Merger Agreement.

Adjustments to Exchange Ratio

If after the date of the Merger Agreement and at or prior to the Effective Time, the outstanding shares of Devon Common Stock or WPX Common Stock are changed into a different number of shares or type of securities by reason of any reclassification, recapitalization, split-up, stock split, subdivision, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon or rights issued in respect thereof with a record date within such period, or any similar event occurs (any such action, an “Adjustment Event”), the Exchange Ratio will be appropriately adjusted to eliminate the effect of such Adjustment Event on the Exchange Ratio.

Representations and Warranties

The Merger Agreement contains representations and warranties made by Devon to WPX and by WPX to Devon. Certain of the representations and warranties in the Merger Agreement are subject to materiality or Material Adverse Effect qualifications (that is, they will not be deemed to be inaccurate or incorrect unless their failure to be true or correct is material or would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the party making such representation or warranty). In addition, certain of the representations and warranties in the Merger Agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of the party making the representation did not have actual knowledge. Furthermore, each of the representations and warranties is subject to the qualifications set forth on the disclosure letter delivered to WPX by Devon, in the case of representations and warranties made by Devon, or to Devon by WPX, in the case of representations and warranties made by WPX, as well as certain of the reports of Devon and WPX filed with or furnished to the SEC prior to the date of the Merger Agreement (excluding any disclosures set forth under the heading “Risk Factors” or “Cautionary Statement Regarding Forward-Looking Statements” or similar heading to the extent that such information is cautionary or forward-looking in nature (other than any historical factual information contained within such headings, disclosure or statements)).

In the Merger Agreement, WPX has made representations and warranties to Devon regarding:

•	organization, good standing and qualification to do business;

•	corporate authority and power with respect to the execution, delivery and performance of the Merger Agreement;

•	voting requirements;

•	capitalization;

•

the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated by the Merger Agreement;

•	SEC filings, financial statements, SEC comments, relationships with auditors and off-balance sheet arrangements;

•	financial statements in connection with Felix;

•	the absence of certain material changes and effects since December 31, 2019;

•	the absence of undisclosed liabilities;

•	compliance with laws and regulations;

•	material contracts;

•	tax matters;

•	employment, labor and benefit plan matters;

•	environmental matters;

•	reserve reports (including the Felix reserve report);

•	legal proceedings;

•	title to properties (including oil and gas properties);

•	intellectual property;

•	affiliate transactions;

•	insurance;

•	information to be supplied;

•	regulatory proceedings;

•	not being an “investment company”;

•	takeover statutes;

•	financial advisor;

•	opinion of financial advisor; and

•	certain regulatory matters.

In the Merger Agreement, Devon has made representations and warranties to WPX regarding:

•	organization, good standing and qualification to do business;

•	corporate authority and power with respect to the execution, delivery and performance of the Merger Agreement;

•	voting requirements;

•	capitalization;

•

the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the execution, delivery and performance of the Merger Agreement and the consummation of the merger and the other transactions contemplated by the Merger Agreement;

•	SEC filings, financial statements, SEC comments, relationships with auditors and off-balance sheet arrangements;

•	the absence of certain material changes and effects since December 31, 2019;

•	the absence of undisclosed liabilities;

•	compliance with laws and regulations;

•	material contracts;

•	tax matters;

•	employment, labor and benefit plan matters;

•	environmental matters;

•	reserve reports;

•	legal proceedings;

•	title to properties (including oil and gas properties);

•	intellectual property;

•	affiliate transactions;

•	insurance;

•	information to be supplied;

•	regulatory proceedings;

•	not being an “investment company”;

•	takeover statutes;

•	financial advisor;

•	opinion of financial advisor; and

•	certain regulatory matters.

For purposes of the Merger Agreement, a “Material Adverse Effect” means (A) a material adverse effect on the ability of a party and its subsidiaries to perform or comply with any material obligation under the Merger Agreement or to consummate the transactions contemplated thereby in accordance with the terms thereof or (B) any changes, events, developments, conditions, occurrences, effects or combination of the foregoing that materially adversely affects the business, results of operations or financial condition of either party and its subsidiaries, taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Material Adverse Effect has occurred:

•

changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

•	changes in general economic conditions in the:

•	oil and gas exploration and production industry;

•	the oil and gas gathering, compressing, treating, processing and transportation industry generally;

•	the natural gas liquids fractionating and transportation industry generally;

•	the crude oil and condensate logistics and marketing industry generally; and

•	the natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

•	the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

•	any hurricane, tornado, flood, earthquake or other natural disaster;

•	any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

•

the identity of, or actions or omissions of, the other party or any of their respective affiliates, or any action taken pursuant to or in accordance with the Merger Agreement or at the request of or with the consent of the other party; provided that the exception described in this bullet does not apply to references to “Material Adverse Effect” in certain representations and warranties of each party, and, to the extent related thereto, certain conditions of each party;

•

the announcement or pendency of the Merger Agreement (including, for the avoidance of doubt, compliance with or performance of obligations under the Merger Agreement or the transactions contemplated thereby); provided that the exception described in this bullet does not apply to references to “Material Adverse Effect” in certain representations and warranties of each party, and, to the extent related thereto, certain conditions of each party;

•

any change in the market price or trading volume of the common stock of either party (however, the exception described in this bullet will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of the definition of Material Adverse Effect) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

•

any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (however, the exception described in this bullet will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of the definition of Material Adverse Effect) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

•

any downgrade in rating of any indebtedness or debt securities of the parties or any of their respective subsidiaries (however, the exception described in this bullet will not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of the definition of Material Adverse Effect) should be deemed to constitute, or be taken into account in determining whether there has been, a Material Adverse Effect);

•	changes in any laws or regulations applicable to either party or any of its subsidiaries or their respective assets or operations;

•	changes in applicable accounting regulations or the interpretations thereof; and

•

any legal proceedings commenced by or involving any current or former director or stockholder of either party (on its own behalf or on behalf of the applicable party) arising out of or related to the Merger Agreement or the merger or other transactions contemplated the Merger Agreement;

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing first, second, third, fourth, fifth and twelfth bullets will, unless otherwise excluded, be taken into account for purposes of determining whether a Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects such party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which such party and its subsidiaries operate.

Covenants

Conduct of Business Prior to the Effective Time

WPX

Except (i) as provided in certain parts of WPX’s disclosure letter, (ii) as required by applicable law, (iii) as expressly permitted by the Merger Agreement, (iv) with the prior written consent of Devon (which consent will not be unreasonably delayed, withheld or conditioned) or (v) as expressly provided for in WPX’s capital budget (the “WPX Budget”), provided to Devon, from the date of the Merger Agreement until the earlier of the Effective Time or the date the Merger Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), WPX and its subsidiaries will, (A) conduct the business and operations of WPX and its subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to (v) preserve intact the current business organizations of WPX and its subsidiaries, (w) maintain in effect all of WPX’s existing material permits, (x) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, (y) maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect and (z) maintain their existing relations and goodwill with governmental entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other persons having business relationships with them; provided that WPX and any of its subsidiaries will not be prohibited from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to (I) changes or developments resulting from (1) material changes in commodity prices or (2) the COVID-19 pandemic; provided, further, however, that prior to taking any such action outside of the ordinary course or that is not consistent with past practice, WPX will consult with Devon and consider in good faith the views of Devon regarding any such proposed action, unless the exception described in clause (II) of this proviso also applies, in which case no such prior consultation is required or (II) an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, further, however, that WPX will, as promptly as reasonably practicable, inform Devon of such condition and any such actions taken pursuant to the exception described in clause (II).

Except as (x) contemplated by the Merger Agreement, the WPX Budget or as set forth on certain parts of WPX’s disclosure letter to the Merger Agreement or (y) required by law, during the Pre-Closing Period, WPX will not and will not permit any of its subsidiaries, without the prior written consent of Devon (which consent will not be unreasonably delayed, withheld or conditioned) to:

•

declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, WPX or any of its subsidiaries, except for dividends or distributions by a wholly-owned subsidiary of WPX to WPX or another wholly-owned subsidiary of WPX;

•	split, combine or reclassify any capital stock of, or other equity interests in, WPX or any of its subsidiaries;

•

purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, WPX or any of its subsidiaries, except as required by the terms of any capital stock or equity interest of any subsidiary of WPX or as contemplated or permitted by the terms of any WPX benefit plan in effect as of the date of the Merger Agreement (including any award agreement applicable to any WPX Stock Option or WPX RSU outstanding on the date of the Merger Agreement or issued in accordance with the Merger Agreement);

•

except for (A) issuances of shares of WPX Common Stock in respect of any exercise of WPX Stock Options and settlement of any WPX RSUs outstanding on the date of the Merger Agreement, (B) the sale of shares of WPX Common Stock issued pursuant to the exercise of options to purchase WPX Common Stock or vesting of WPX RSUs, in each case, if necessary to effectuate exercise or the withholding of taxes and (C) transactions solely between or among WPX and its wholly-owned subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in WPX or any of its subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;

•

except as required by the terms of any WPX benefit plan, (A) enter into, adopt or terminate any material WPX benefit plan, other than entering into employment agreements in the ordinary course of business that can be terminated within 30 days without penalty or payment of severance, (B) amend any WPX benefit plan, other than amendments in the ordinary course of business (including, for the avoidance of doubt, annual renewals of welfare benefit plans) that do not materially increase the cost to WPX of maintaining such WPX benefit plan, (C) increase the compensation payable to any current or former employee or director, except in the ordinary course of business consistent with past practice in respect of employees whose annual base salary is less than $250,000 or with a title below Vice President, (D) grant or award, or pay or award, any severance or termination pay, bonuses, retention or incentive compensation, to any current or former employee or director, (E) hire or terminate the employment of any employee with an annual base salary greater than or equal to $250,000 or with a title equal to Vice President or above, other than terminations for cause, (F) recall any laid off or furloughed employees to the workplace, or return any employees to the workplace, other than in compliance with applicable laws, (G) implement any layoffs, furloughs or reductions in hours with respect to any officers or employees of WPX or any of its subsidiaries, (H) modify, extend or enter into any labor agreements or (I) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of WPX or any of its subsidiaries;

•	waive the restrictive covenant obligations of any employee of WPX or any of its subsidiaries;

•

(A) in the case of WPX, amend or permit the adoption of any amendment to the WPX organizational documents or (B) in the case of any of WPX’s subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to the WPX organizational documents;

•

(A) merge, consolidate, combine or amalgamate with any person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among WPX and its wholly-owned subsidiaries or between or among wholly-owned subsidiaries of WPX, (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing contracts, which are listed on certain parts of WPX’s disclosure letter to the Merger Agreement or (3) acquisitions where no indebtedness is assumed and for which the consideration is equal to or less than $25,000,000 (for any single transaction) or $50,000,000 in the aggregate for all such transactions;

•

consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of WPX or any of its subsidiaries, or a restructuring, recapitalization or other reorganization of WPX or any of its subsidiaries of a similar nature;

•

authorize, make or commit to make capital expenditures that are in the aggregate greater than one hundred and five percent (105%) of the aggregate amount of capital expenditures set forth in the WPX Budget, except to the extent such operations are specifically further described in certain parts of WPX’s disclosure letter to the Merger Agreement, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

•

sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a contract of WPX or any of its subsidiaries in effect on the date of the Merger Agreement and listed on certain parts of WPX’s disclosure letter to the Merger Agreement, (B) among WPX and its wholly-owned subsidiaries or among wholly-owned subsidiaries of WPX, (C) sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $25,000,000 (for any individual transaction) or $50,000,000 (in the aggregate for all such transactions), (D) sales of hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment or (F) the expiration of any oil and gas lease in accordance with its terms and in the ordinary course of business consistent with past practice;

•

fail to maintain material intellectual property owned by WPX or any of its subsidiaries, or maintain rights in material intellectual property, in the ordinary course of business, provided that neither WPX nor any of its subsidiaries is required to take any action to alter the terms of any license or other contract with respect to intellectual property;

•	(A) incur, create or suffer to exist any encumbrance other than (1) encumbrances in existence on the date of the Merger Agreement or (2) permitted encumbrances or (B) incur, create, assume (including pursuant to an acquisition permitted by the Merger Agreement) or guarantee any indebtedness, other than (1) incurrences in the ordinary course of business under the WPX Credit Agreement, in an aggregate amount that would not cause outstanding borrowings of WPX under the WPX Credit Agreement to exceed $100,000,000, (2) transactions solely between or among WPX and its wholly-owned subsidiaries or solely between or among wholly-owned subsidiaries of WPX, and in each case guarantees thereof, (3) debt incurred in connection with hedging activities (including pursuant to any derivative product) in the ordinary course consistent with past practices and consistent with the parameters set forth on certain parts of WPX’s disclosure letter to the Merger Agreement or (4) debt incurred under the WPX Credit Agreement to fund the purchase price of any acquisition permitted under the Merger Agreement; provided that in the case of each of foregoing clauses (1) through (4), such indebtedness does not (x) impose or result in any additional restrictions or limitations in any material respect on WPX or any of its subsidiaries or (y) subject WPX or any of its subsidiaries, or, following the closing, Devon or any of its subsidiaries, to any additional covenants or obligations in any material respect (other than the obligation to make payments on such indebtedness);

•

other than the settlement of any legal proceedings reflected or reserved against on the balance sheet of WPX or the balance sheet of Felix (or, in each case, in the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any legal proceeding (excluding (A) any audit, claim or legal proceeding in respect of taxes, which will be governed exclusively by certain parts of the Merger Agreement and (B) any stockholder litigation against WPX, Devon or their respective directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, which will be governed exclusively by the Merger Agreement) involving solely the payment of monetary damages by WPX or any of its subsidiaries of any amount exceeding $25,000,000 in the aggregate (but excluding any amounts paid on behalf of WPX or any of its subsidiaries by any applicable insurance policy maintained by WPX or any of its subsidiaries); provided, however, that neither WPX nor any of its subsidiaries will settle or compromise any legal proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by WPX or any of its subsidiaries or (3) has a materially restrictive impact on the business of WPX or any of its subsidiaries;

•

change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of WPX and its subsidiaries, except as required by GAAP or applicable law;

•

(A) enter into any lease for real property (excluding, for the avoidance of doubt, oil and gas leases) that would be a material WPX real property lease if entered into prior to the date of the Merger Agreement or (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any material WPX real property lease;

•

(A) make (other than in the ordinary course of business consistent with past practice), change or rescind any material election relating to taxes (including any such election for any joint venture, partnership, limited liability company or other investment where WPX has the authority to make such binding election), (B) amend any tax return that is reasonably likely to result in a material increase to a tax liability (other than any amendment to claim a benefit provided by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”)), (C) settle or compromise any tax claim or assessment by any taxing authority, or surrender any right to claim a refund, offset or other reduction in tax liability, except where the amount of any such settlements or compromises or foregone refunds does not exceed $25,000,000 in the aggregate, (D) change any material method of tax accounting from those employed in the preparation of its tax returns that have been filed for prior taxable years or (E) fail to timely pay any material tax or file any material tax return when due (taking into account any valid extension of time within which to pay or file);

•	except as expressly permitted by the Merger Agreement and other than in the ordinary course of business consistent with past practice, (A) enter into or assume any contract that would have been a

WPX material contract (excluding any WPX benefit plan) had it been entered into prior to the date of the Merger Agreement or (B) terminate, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under or waive or accelerate any material rights or defer any material liabilities under any WPX material contract (excluding any WPX benefit plan) or any contract (excluding any WPX benefit plan) that would have been a WPX material contract had it been entered into prior to the date of the Merger Agreement, excluding any termination upon expiration of a term in accordance with the terms of such WPX material contract;

•

fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of WPX and its subsidiaries to the extent commercially reasonable in WPX’s business judgment in light of prevailing conditions in the insurance market;

•

take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

•	agree to take any action described in the foregoing bullets.

Devon

Except (i) as provided in certain parts of Devon’s disclosure letter to the Merger Agreement, (ii) as required by applicable law, (iii) as expressly permitted by the Merger Agreement, (iv) with the prior written consent of WPX (which consent will not be unreasonably delayed, withheld or conditioned) or (v) as expressly provided for in Devon’s capital budget (the “Devon Budget”), provided to WPX, from the date of the Merger Agreement until the earlier of the Effective Time or the Pre-Closing Period, Devon (which for certain purposes under the Merger Agreement will include Devon’s subsidiaries) will (A) conduct the business and operations of Devon and its subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to (v) preserve intact the current business organizations of Devon and its subsidiaries, (w) maintain in effect all of Devon’s existing material permits, (x) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, (y) maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect and (z) maintain their existing relations and goodwill with governmental entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other persons having business relationships with them; provided that Devon and any of its subsidiaries from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to (I) changes or developments resulting from (1) material changes in commodity prices or (2) the COVID-19 pandemic; provided, further, however, that prior to taking any such action outside of the ordinary course or that is not consistent with past practice, Devon will consult with WPX and consider in good faith the views of WPX regarding any such proposed action, unless the exception described in clause (II) of this proviso also applies, in which case no such prior consultation will be required or (II) an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, further, however, that Devon will, as promptly as reasonably practicable, inform WPX of such condition and any such actions taken pursuant to the exception described in clause (II).

Except as (x) contemplated by the Merger Agreement, the Devon Budget or as set forth on certain parts of Devon’s disclosure letter to the Merger Agreement or (y) required by law, during the Pre-Closing Period, Devon will not and will not permit any of its subsidiaries, without the prior written consent of WPX (which consent will not be unreasonably delayed, withheld or conditioned) to:

•

declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Devon or any of its subsidiaries, except for dividends or distributions by a wholly-owned subsidiary of Devon to Devon or another wholly-owned subsidiary of Devon;

•	split, combine or reclassify any capital stock of, or other equity interests in, Devon or any of its subsidiaries;

•

purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Devon or any of its subsidiaries, except as required by the terms of any capital stock or equity interest of any Devon subsidiary or as contemplated or permitted by the terms of any Devon benefit plan in effect as of the date of the Merger Agreement (including any award agreement applicable to any equity award of Devon outstanding on the date of the Merger Agreement or issued in accordance with the Merger Agreement);

•

except for (A) issuances of shares of Devon Common Stock in respect of any settlement of any Devon RSUs outstanding on the date of the Merger Agreement, (B) the sale of shares of Devon Common Stock issued pursuant to the exercise of options to purchase Devon Common Stock or vesting of Devon RSUs, in each case, if necessary to effectuate exercise or the withholding of taxes and (C) transactions solely between or among Devon and its wholly-owned subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in Devon or any of its subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;

•

except as required by the terms of any Devon benefit plan, (A) enter into, adopt or terminate any material Devon benefit plan, other than entering into employment agreements in the ordinary course of business that can be terminated within 30 days without penalty or payment of severance, (B) amend any Devon benefit plan, other than amendments in the ordinary course of business (including, for the avoidance of doubt, annual renewals of welfare benefit plans) that do not materially increase the cost to Devon of maintaining such Devon benefit plan, (C) increase the compensation payable to any current or former employee or director, except in the ordinary course of business consistent with past practice in respect of employees whose annual base salary is less than $250,000 or with a title below Vice President, (D) grant or award, or pay or award, any severance or termination pay, bonuses, retention or incentive compensation, to any current or former employee or director, (E) hire or terminate the employment of any employee with an annual base salary greater than or equal to $250,000 or with a title equal to Vice President or above, other than terminations for cause, (F) recall any laid off or furloughed employees to the workplace, or return any employees to the workplace, other than in compliance with applicable laws, (G) implement any layoffs, furloughs or reductions in hours with respect to any officers or employees of Devon or any of its subsidiaries, (H) modify, extend or enter into any labor agreements or (I) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of Devon or any of its subsidiaries;

•	waive the restrictive covenant obligations of any employee of Devon or any of its subsidiaries;

•

(A) in the case of Devon, amend or permit the adoption of any amendment to the Devon organizational documents or (B) in the case of any of Devon’s subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to Devon’s organizational documents;

•

(A) merge, consolidate, combine or amalgamate with any person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among Devon and its wholly-owned subsidiaries or between or among wholly-owned subsidiaries of Devon, (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing contracts, which are listed on certain parts of Devon’s disclosure letter to the Merger Agreement or (3) acquisitions where no indebtedness is assumed and for which the consideration is equal to or less than $25,000,000 (for any single transaction) or $50,000,000 in the aggregate for all such transactions;

•

consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Devon or any of its subsidiaries, or a restructuring, recapitalization or other reorganization of Devon or any of its subsidiaries of a similar nature;

•

authorize, make or commit to make capital expenditures that are in the aggregate greater than one hundred and five percent (105%) of the aggregate amount of capital expenditures set forth in the Devon Budget, except to the extent such operations are specifically further described in certain parts of Devon’s disclosure letter to the Merger Agreement, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

•

sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a contract of Devon or any of its subsidiaries in effect on the date of the Merger Agreement and listed on certain parts of Devon’s disclosure letter to the Merger Agreement, (B) among Devon and its wholly-owned subsidiaries or among wholly-owned subsidiaries of Devon, (C) sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $25,000,000 (for any individual transaction) or $50,000,000 (in the aggregate for all such transactions), (D) sales of hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment or (F) the expiration of any oil and gas lease in accordance with its terms and in the ordinary course of business consistent with past practice;

•

fail to maintain material intellectual property owned by Devon or any of its subsidiaries, or maintain rights in material intellectual property, in the ordinary course of business, provided that Devon nor any of its subsidiaries is required to take any action to alter the terms of any license or other contract with respect to intellectual property;

•

(A) incur, create or suffer to exist any encumbrance other than (1) encumbrances in existence on the date of the Merger Agreement or (2) permitted encumbrances or (B) incur, create, assume (including pursuant to an acquisition permitted by the Merger Agreement) or guarantee any indebtedness, other than (1) incurrences in the ordinary course of business under the Devon Credit Agreement, in an aggregate amount that would not cause outstanding borrowings of Devon under the Devon Credit Agreement to exceed $100,000,000, (2) transactions solely between or among Devon and its wholly-owned subsidiaries or solely between or among wholly-owned subsidiaries of Devon, and in each case guarantees thereof, (3) debt incurred in connection with hedging activities (including pursuant to any derivative product) in the ordinary course consistent with past practices and consistent with the parameters set forth on certain parts of Devon’s disclosure letter to the Merger Agreement or (4) debt incurred under the Devon Credit Agreement to fund the purchase price of any acquisition permitted under the Merger Agreement; provided that in the case of each of foregoing clauses (1) through (4), such indebtedness does not (x) impose or result in any additional restrictions or limitations in any material respect on Devon or any of its subsidiaries or (y) subject Devon or any of its subsidiaries, or, following the closing, WPX or any of its subsidiaries, to any additional covenants or obligations in any material respect (other than the obligation to make payments on such indebtedness);

•

other than the settlement of any legal proceedings reflected or reserved against on the balance sheet of Devon (or the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any legal proceeding (excluding (A) any audit, claim or legal proceeding in respect of taxes, which will be governed exclusively by certain parts of the Merger Agreement and (B) any stockholder litigation against Devon, WPX or their respective directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, which will be governed exclusively by the Merger Agreement) involving solely the payment of monetary damages by Devon or any of its subsidiaries of any amount exceeding $25,000,000 in the aggregate (but excluding any amounts paid on behalf of Devon or any of its subsidiaries by any applicable insurance policy maintained by Devon or any of its subsidiaries); provided, however, that neither Devon nor any of its subsidiaries will settle or compromise any legal proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by Devon or any of its subsidiaries or (3) has a materially restrictive impact on the business of Devon or any of its subsidiaries;

•

change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Devon and its subsidiaries, except as required by GAAP or applicable law;

•

(A) enter into any lease for real property (excluding, for the avoidance of doubt, oil and gas leases) that would be a material Devon real property lease if entered into prior to the date of the Merger Agreement or (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any material Devon real property lease;

•

(A) make (other than in the ordinary course of business consistent with past practice), change or rescind any material election relating to taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Devon has the authority to make such binding election), (B) amend any tax return that is reasonably likely to result in a material increase to a tax liability (other than any amendment to claim a benefit provided by the CARES Act), (C) settle or compromise any tax claim or assessment by any taxing authority, or surrender any right to claim a refund, offset or other reduction in tax liability, except where the amount of any such settlements or compromises or foregone refunds does not exceed $25,000,000 in the aggregate, (D) change any material method of tax accounting from those employed in the preparation of its tax returns that have been filed for prior taxable years or (E) fail to timely pay any material tax or file any material tax return when due (taking into account any valid extension of time within which to pay or file);

•

except as expressly permitted by the Merger Agreement and other than in the ordinary course of business consistent with past practice, (A) enter into or assume any contract that would have been a Devon material contract (excluding any Devon benefit plan) had it been entered into prior to the date of the Merger Agreement or (B) terminate, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under or waive or accelerate any material rights or defer any material liabilities under any Devon material contract (excluding any Devon benefit plan) or any contract (excluding any Devon benefit plan) that would have been a Devon material contract had it been entered into prior to the date of the Merger Agreement, excluding any termination upon expiration of a term in accordance with the terms of such Devon material contract;

•

fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Devon and its subsidiaries to the extent commercially reasonable in Devon’s business judgment in light of prevailing conditions in the insurance market;

•

take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

•	agree to take any action described in the foregoing bullets.

No Solicitation of Acquisition Proposals

WPX

WPX agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and WPX will use its reasonable best efforts to, and will cause each of WPX’s subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to WPX or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to an Acquisition Proposal with respect to WPX;

•

other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to WPX or any of its subsidiaries or afford access to the properties, books or records of WPX or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to WPX or to any person in contemplation of making an Acquisition Proposal with respect to WPX; or

•

accept an Acquisition Proposal with respect to WPX or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

•

constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to WPX (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

•

requiring, intending to cause, or which could reasonably be expected to cause WPX to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the Merger Agreement (each, a “WPX Acquisition Agreement”).

Any violation of the preceding restrictions by subsidiaries or representatives of WPX or any representative of any subsidiary of WPX, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of WPX or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by WPX.

Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Merger Proposal by WPX’s stockholders, WPX and the WPX Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, WPX receives a written Acquisition Proposal with respect to WPX from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by WPX or any of its subsidiaries or any representative of WPX or any of its subsidiaries), (ii) WPX provides Devon the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the WPX Board determines in good faith (after consultation with WPX’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to WPX and (iv) the WPX Board determines in good faith (after consultation with WPX’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that WPX will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.

Notwithstanding the limitations described above, and subject to compliance with certain of WPX’s obligations contained in the non-solicitation provisions of the Merger Agreement, if WPX receives, following the date of the Merger Agreement and prior to the WPX Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a knowing and intentional breach of non-solicitation provisions of the Merger Agreement, WPX and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that WPX may inform itself about such Acquisition Proposal.

Nothing described above will prohibit WPX or the WPX Board from taking and disclosing to the WPX stockholders a position with respect to an Acquisition Proposal with respect to WPX pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law.

Notwithstanding the restrictions described above, prior to, but not after, the time the approval of the Merger Proposal is obtained, WPX may participate in discussions or negotiations with, disclose non-public information to or afford access to its properties, books and records to a third party if WPX receives a written, unsolicited Acquisition Proposal from such third party that the WPX Board believes in good faith is bona fide, the WPX Board concludes in good faith, after consultation with its financial advisors and outside legal counsel, that such proposal constitutes or is reasonably expected to result in a Superior Proposal, and the WPX Board determines in good faith, after consultation with its outside counsel, that the failure to participate in such negotiations or discussions or to furnish such information or data to such third party would reasonably be expected to be inconsistent with the WPX Board’s fiduciary duties under applicable law.

Devon

Devon agreed that, except as expressly contemplated by the Merger Agreement, neither it nor any of its subsidiaries will, and Devon will use its reasonable best efforts to, and will cause each of Devon’s subsidiaries to use its respective reasonable best efforts to, cause their respective representatives not to:

•

directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Devon or any of its subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to an Acquisition Proposal with respect to Devon;

•

other than clarifying terms of the Acquisition Proposal in accordance with the Merger Agreement, participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Devon or any of its subsidiaries or afford access to the properties, books or records of Devon or any of its subsidiaries to any person that has made an Acquisition Proposal with respect to Devon or to any person in contemplation of making an Acquisition Proposal with respect to Devon; or

•

accept an Acquisition Proposal with respect to Devon or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding:

•

constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Devon (other than an acceptable confidentiality agreement permitted pursuant to the Merger Agreement); or

•

requiring, intending to cause, or which could reasonably be expected to cause Devon to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the Merger Agreement (each, a “Devon Acquisition Agreement”).

Any violation of the preceding restrictions by subsidiaries or representatives of Devon or any representative of any subsidiary of Devon, whether or not such representative is so authorized and whether or not such representative is purporting to act on behalf of Devon or any of its subsidiaries or otherwise, will be deemed to be a breach of the Merger Agreement by Devon.

Notwithstanding anything to the contrary in the Merger Agreement, prior to obtaining the approval of the Stock Issuance Proposal by Devon’s stockholders, Devon and the Devon Board may take any actions described in the immediately preceding second bullet with respect to a third party if (i) after the date of the Merger Agreement, Devon receives a written Acquisition Proposal with respect to Devon from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of its subsidiaries or any representative of Devon or any of its subsidiaries), (ii) Devon provides WPX the notice required by the Merger Agreement with respect to such Acquisition Proposal, (iii) the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a superior proposal with respect to Devon and (iv) the Devon Board determines in good faith (after consultation with Devon’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Devon will not deliver any information to such third party without first entering into an acceptable confidentiality agreement with such third party.

Notwithstanding the limitations described above, and subject to compliance with certain of Devon’s obligations contained in the non-solicitation provisions of the Merger Agreement, if Devon receives, following the date of the Merger Agreement and prior to the Devon Special Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a knowing and intentional breach of the non-solicitation provisions of the Merger Agreement, Devon and its representatives may contact the person or any of such person’s representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Devon may inform itself about such Acquisition Proposal.

Nothing described above will prohibit Devon or the Devon Board from taking and disclosing to the Devon stockholders a position with respect to an Acquisition Proposal with respect to Devon pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by law.

Notwithstanding the restrictions described above, prior to, but not after, the time the approval of the Stock Issuance Proposal is obtained, Devon may participate in discussions or negotiations with, disclose non-public information to or afford access to its properties, books and records to a third party if Devon receives a written, unsolicited Acquisition Proposal from such third party that the Devon Board believes in good faith is bona fide, the Devon Board concludes in good faith, after consultation with its financial advisors and outside legal counsel, that such proposal constitutes or is reasonably expected to result in a Superior Proposal, and the Devon Board determines in good faith, after consultation with its outside counsel, that the failure to participate in such negotiations or discussions or to furnish such information or data to such third party would reasonably be expected to be inconsistent with the Devon Board’s fiduciary duties under applicable law.

The term “Acquisition Proposal” means any bona fide proposal, whether or not in writing, for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes fifteen percent (15%) or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of fifteen percent (15%) or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or persons beneficially owning fifteen percent (15%) or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement.

The term “Superior Proposal” means, with respect to a party to the Merger Agreement, any bona fide written Acquisition Proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (A) all or substantially all of the assets of such party and its subsidiaries, taken as a whole or (B) all or substantially all of the common equity securities of such party, in each case on terms which a majority of the board of directors of such party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and the Merger Agreement, including any alternative transaction (including any modifications to the terms of the Merger Agreement) proposed by the other party to the Merger Agreement pursuant to the non-solicitation provisions of the Merger Agreement, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be more favorable to such party and its stockholders (in their capacity as stockholders) as compared to the transactions contemplated by the Merger Agreement and to any alternative transaction (including any modifications to the terms of the Merger Agreement) proposed by any other party thereto pursuant to the non-solicitation provisions of the Merger Agreement.

No Change of Recommendation

WPX

The Merger Agreement provides that neither:

•	the WPX Board nor any committee thereof will directly or indirectly:

•

withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Devon or Merger Sub), the WPX Recommendation; or

•	make a WPX Adverse Recommendation Change; nor

•	WPX nor any of its subsidiaries will execute or enter into a WPX Acquisition Agreement.

Permitted Change of Recommendation—Superior Proposal

At any time prior to obtaining WPX stockholders’ approval of the Merger Proposal (the “WPX Stockholder Approval”) and subject to WPX’s compliance in all material respects at all times with the provisions of the Merger Agreement, in response to a Superior Proposal with respect to WPX that was not initiated, solicited, knowingly encouraged or knowingly facilitated by WPX or any of its subsidiaries or any of their respective representatives, the WPX Board may make a WPX Adverse Recommendation Change; provided, however, that WPX will not be entitled to exercise its right to make a WPX Adverse Recommendation Change in response to a Superior Proposal with respect to WPX (x) until three business days after WPX provides written notice to Devon (a “WPX Notice”) advising Devon that the WPX Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal, (y) if during such three business day period, Devon proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the WPX Board determines in good faith (after consultation with WPX’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to WPX and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal will require a new WPX Notice and a new two business day period under the Merger Agreement) and (z) unless the WPX Board, after consultation with outside legal counsel, determines that the failure to make a WPX Adverse Recommendation Change would be inconsistent with its fiduciary duties.

Permitted Change of Recommendation—Intervening Event

At any time prior to obtaining the WPX Stockholder Approval, and subject to WPX’s compliance in all material respects at all times with certain provisions of the Merger Agreement, in response to a WPX Intervening

Event, the WPX Board may make a WPX Adverse Recommendation Change described in clause (i) of the definition thereof if the WPX Board:

•

determines in good faith, after consultation with WPX’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such WPX Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•

determines in good faith that the reasons for making such WPX Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to WPX; and

•

provides written notice to Devon (a “WPX Notice of Change”) advising Devon that the WPX Board is contemplating making a WPX Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (x) the WPX Board may not make such a WPX Adverse Recommendation Change until the third business day after receipt by Devon of the WPX Notice of Change and (y) during such three business day period, at the request of Devon, WPX will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the WPX Board not to make such WPX Adverse Recommendation Change consistent with its fiduciary duties.

The term “WPX Intervening Event” means a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the WPX Board as of the date of the Merger Agreement, which event, fact, circumstance, development or occurrence becomes known to the WPX Board prior to obtaining the WPX Stockholder Approval of the Merger Proposal. Notwithstanding the foregoing, in no event will the following events, changes or developments constitute a WPX Intervening Event: changes in the market price or trading volume of Devon Common Stock, WPX Common Stock or any other securities of Devon or WPX, or any change in the credit rating of Devon or WPX or the fact that Devon or WPX meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (however the underlying cause or any of the foregoing may constitute a WPX Intervening Event).

Devon

The Merger Agreement provides that neither:

•	the Devon Board nor any committee thereof will directly or indirectly:

•

withhold or withdraw (or amend, modify or qualify in a manner adverse to WPX), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to WPX), the Devon Recommendation; or

•	make a Devon Adverse Recommendation Change; nor

•	Devon nor any of its subsidiaries will execute or enter into a Devon Acquisition Agreement.

Permitted Change of Recommendation—Superior Proposal

At any time prior to obtaining Devon’s stockholders’ approval of the Stock Issuance Proposal (the “Devon Stockholder Approval”), and subject to Devon’s compliance in all material respects at all times with the provisions of the Merger Agreement, in response to a Superior Proposal with respect to Devon that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Devon or any of its subsidiaries or any of their respective representatives, the Devon Board may make a Devon Adverse Recommendation Change; provided, however, that Devon will not be entitled to exercise its right to make a Devon Adverse

Recommendation Change in response to a Superior Proposal with respect to Devon (x) until three business days after Devon provides written notice to WPX (a “Devon Notice”) advising WPX that the Devon Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the person or group making such Superior Proposal, (y) if during such three business day period, WPX proposes any alternative transaction (including any modifications to the terms of the Merger Agreement), unless the Devon Board determines in good faith (after consultation with Devon’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Devon and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal will require a new Devon Notice and a new two business day period under the Merger Agreement) and (z) unless the Devon Board, after consultation with outside legal counsel, determines that the failure to make a Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties.

Permitted Change of Recommendation—Intervening Event

At any time prior to obtaining the Devon Stockholder Approval, and subject to Devon’s compliance in all material respects at all times with certain provisions of the Merger Agreement, in response to a Devon Intervening Event, the Devon Board may make a Devon Adverse Recommendation Change described in clause (i) of the definition thereof if the Devon Board:

•

determines in good faith, after consultation with Devon’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Devon Adverse Recommendation Change would be inconsistent with its fiduciary duties;

•

determines in good faith that the reasons for making such Devon Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Devon; and

•

provides written notice to WPX (a “Devon Notice of Change”) advising WPX that the Devon Board is contemplating making a Devon Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination;

provided, however, that (x) the Devon Board may not make such a Devon Adverse Recommendation Change until the third business day after receipt by WPX of the Devon Notice of Change and (y) during such three business day period, at the request of WPX, Devon will negotiate in good faith with respect to any changes or modifications to the Merger Agreement which would allow the Devon Board not to make such Devon Adverse Recommendation Change consistent with its fiduciary duties.

The term “Devon Intervening Event” means a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Devon Board as of the date of the Merger Agreement, which event, fact, circumstance, development or occurrence becomes known to the Devon Board prior to obtaining the Devon Stockholder Approval. Notwithstanding the foregoing, in no event will the following events, changes or developments constitute a Devon Intervening Event: changes in the market price or trading volume of WPX Common Stock, Devon Common Stock or any other securities of WPX or Devon, or any change in the credit rating of WPX or Devon or the fact that WPX or Devon meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (however the underlying cause of any of the foregoing may constitute a Devon Intervening Event).

Investigation

Each of WPX and Devon will afford to the other party and to the directors, officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its subsidiaries’ personnel and properties (to the extent and only to the extent WPX or Devon, as applicable, or its respective subsidiaries has to right to permit access to such properties), contracts, commitments, books and records and any report, schedule or other documents filed or received by it pursuant to the requirements of applicable laws and with such additional financing, operating and other data and information regarding WPX and its subsidiaries, as Devon may reasonably request in connection with activities related to the completion of the transactions contemplated by the Merger Agreement (collectively, the “Activities”), or regarding Devon and its subsidiaries, as WPX may reasonably request in connection with the Activities, as the case may be, provided, however, that in no event will access be provided to conduct any invasive sampling, monitoring or other investigations, including any Phase II assessments or investigations.

Notwithstanding the foregoing, neither WPX nor Devon nor their respective subsidiaries will be required to afford such access if it would unreasonably disrupt the operations of such party or any of its subsidiaries, would cause a violation of any applicable law, contract or obligation of confidentiality to which such party or any of its subsidiaries is a party (provided that Devon or WPX, as the case may be, has used its reasonable best efforts to find an alternative way to provide the access or information contemplated by the Merger Agreement), cause a risk of a loss of privilege to such party or any of its subsidiaries or would constitute a violation of any applicable law.

The parties agreed that all information provided to them or their respective representatives in connection with the Merger Agreement and the consummation of the transactions contemplated thereby is deemed to be subject to the terms of that certain Confidentiality Agreement, effective as of July 30, 2020, between WPX and Devon (the “Confidentiality Agreement”).

Consummation of the Merger; Additional Agreements

WPX and Devon agreed that as promptly as reasonably practicable (but in no event later than ten business days following the date of the Merger Agreement), following the date of the Merger Agreement, WPX and Devon each will file with the FTC and the DOJ Notification and Report Forms relating to the transactions contemplated in the Merger Agreement to the extent any such filing is required by the HSR Act. WPX and Devon will each use reasonable best efforts to obtain early termination of any waiting period under the HSR Act and WPX and Devon will each promptly, subject to confidentiality provisions of the Confidentiality Agreement, (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ. The parties will take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to the Merger Agreement so as to preserve any applicable privilege.

Each of WPX and Devon agreed that they each will use reasonable best efforts to file, as soon as practicable after the date of the Merger Agreement, all other notices, reports and other documents required to be filed with any governmental entity with respect to the merger and the other transactions contemplated by the Merger Agreement. Each of Devon and WPX will promptly, subject to confidentiality provisions of the Confidentiality Agreement, (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by a governmental entity of any jurisdiction and which the parties may reasonably deem appropriate.

No party will independently participate in any meeting, or engage in any substantive meeting, with any governmental entity in respect to any filings, investigation or other inquiry without giving the other party prior notice of the meeting and, unless prohibited by such governmental entity, the opportunity to attend or participate.

The parties will consult and cooperate with one another and permit the other party or its counsel to review in advance any proposed communication by such party to any governmental entity in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act, other antitrust laws or any applicable state laws in connection with the merger and the other transactions contemplated by the Merger Agreement. The parties will discuss in advance and jointly determine the strategy and timing for obtaining any clearances required or advisable under any applicable law in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement.

Each of Devon and WPX have agreed that they each will (i) give the other party prompt notice of the commencement or threat of commencement of any legal proceeding by or before any governmental entity with respect to the merger or any of the other transactions contemplated by the Merger Agreement, (ii) keep the other party informed as to the status of any such legal proceeding or threat and (iii) subject to applicable legal limitations and the instructions of any governmental entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement and promptly inform the other party of any communication to or from any governmental entity regarding the merger.

Subject to the conditions and upon the terms of the Merger Agreement, each of Devon and WPX have agreed that they each will use reasonable best efforts to take, or cause to be taken, all actions necessary to carry out the intent and purposes of the Merger Agreement and to consummate the merger and make effective the other transactions contemplated by the Merger Agreement. Without limiting the generality of the foregoing, subject to the conditions and upon the terms of the Merger Agreement, each party to the Merger Agreement will (i) reasonably cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by the Merger Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings under the Merger Agreement); (ii) give all notices (if any) required to be made and given by such party in connection with the merger and the other transactions contemplated by the Merger Agreement; (iii) use reasonable best efforts to obtain each approval, consent, ratification, permission, waiver of authorization (including any authorization of a governmental entity) required to be obtained from parties to any material contracts (if any) or required to be obtained (pursuant to any applicable law or contract, or otherwise) by such party in connection with the merger or any of the other transactions contemplated by the Merger Agreement (provided, however, that Devon, Merger Sub and WPX will not be required to pay any fees or make any other payments to any such person in order to obtain any such approval, consent, ratification, permission, waiver or authorization (other than normal filing fees imposed by law)); and (iv) use reasonable best efforts to lift any restraint, injunction or other legal bar to the merger.

Notwithstanding anything to the contrary contained in the Merger Agreement, (i) neither WPX nor Devon will, nor will it permit any of its subsidiaries to, without the prior written consent of the other party, divest or hold separate or otherwise take or commit to take any action that limits its freedom, or after the merger, the freedom of action of Devon or any of Devon’s affiliates with respect to, or its ability to retain, WPX and its subsidiaries, Devon or its subsidiaries or any of the respective businesses or assets of Devon, WPX or any of their respective subsidiaries or affiliates and (ii) neither Devon nor WPX, nor any of their respective affiliates, will be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, WPX and its subsidiaries, Devon or its subsidiaries, or any of the respective businesses or assets of Devon, WPX or any of their respective subsidiaries or affiliates, in each case if such divestiture or other action with respect thereto would, individually or in the aggregate, reasonably be expected to impair the benefits of the merger to Devon or to have a Material Adverse Effect with respect to either party.

Proxy Statement / Form S-4; Stockholders’ Meeting

WPX and Devon agreed that as soon as practicable following the execution of the Merger Agreement, Devon and WPX will jointly prepare and each will file with the SEC a joint proxy statement/prospectus in preliminary form, which will contain each of the Devon Recommendation and the WPX Recommendation (unless, in either case, a Devon Adverse Recommendation Change or a WPX Adverse Recommendation Change, as applicable, occurs) and comply with applicable laws, and Devon will prepare and file with the SEC:

•	a Registration Statement on Form S-4, in which the joint proxy statement/prospectus will be included; and

•	a prospectus relating to the Devon Common Stock to be offered and sold pursuant to the Merger Agreement and the merger.

Devon and WPX will use their respective reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after its filing. Each of Devon and WPX will use its reasonable best efforts to mail the S-4 to its stockholders as promptly as practicable after the joint proxy statement/prospectus is declared effective under the Securities Act. Devon will also use its reasonable best efforts to take any action required to be taken under any applicable state securities laws and other applicable laws in connection with the issuance of shares of Devon Common Stock pursuant to the Merger Agreement, and each party will furnish all information concerning WPX, Devon and the holders of capital stock of WPX and Devon, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the joint proxy statement/prospectus.

No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the joint proxy statement/prospectus will be made by WPX, Devon or any of their subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Devon will advise WPX, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Devon Common Stock issuable in connection with the merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the joint proxy statement/prospectus or comments thereon and responses thereto or requests by the SEC for additional information.

Each of Devon and WPX will advise the other party, promptly after it receives notice thereof, of any request by the SEC for the amendment of the joint proxy statement/prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to WPX or Devon, or any of their respective affiliates, officers or directors, is discovered by WPX or Devon which should be set forth in an amendment or supplement to either the S-4 or this joint proxy statement/prospectus, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information must promptly notify the other party to the Merger Agreement and an appropriate amendment or supplement describing such information will be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable law, disseminated to either the Devon stockholders or the WPX stockholders, as applicable.

Notification of Certain Matters

Each of WPX and Devon will give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon it obtaining knowledge of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in the Merger Agreement not being able to be satisfied prior to the Termination Date.

Directors’ and Officers’ Insurance and Indemnification

From and after the Effective Time, to the fullest extent permitted by law, each of Devon and the Surviving Corporation agreed that it will jointly and severally indemnify, defend and hold harmless (and advance expenses in connection therewith) each present and former director and officer of (i) WPX or any of its subsidiaries or (ii) any other entity that was serving in such capacity at WPX’s request (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including attorneys’ and other professionals’ fees and disbursements), judgments, fines, penalties, losses, claims, damages or liabilities, or amounts that are paid in settlement, of or incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative to which such Indemnified Party is a party or is otherwise involved (including as a witness), and arises out of or pertains to the fact that the Indemnified Party is or was an officer or director of WPX or any of its subsidiaries, with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement, the merger and the other transactions contemplated thereby), whether asserted or claimed prior to, at or after the Effective Time.

For a period of six years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions no less favorable with respect to indemnification and advancement of expenses of individuals who were directors and officers prior to the Effective Time than are set forth, as of the date of the Merger Agreement, in WPX’s certificate of incorporation and bylaws.

The Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will, in its sole discretion, either (i) continue to maintain in effect for a period of at least six years from and after the Effective Time for the persons who, as of the date of the Merger Agreement, are covered by WPX’s directors’ and officers’ liability insurance (the “D&O Insurance”) with recognized insurance companies and with terms, conditions, retentions and levels of coverage at least as favorable as provided in WPX’s existing policies as of the date of the Merger Agreement, or, if such insurance is unavailable, the Surviving Corporation or Devon on the Surviving Corporation’s behalf will purchase the best available D&O Insurance from a recognized insurance company for such six-year period with terms, conditions, retentions and with levels of coverage at least as favorable as provided in WPX’s existing policies as of the date of the Merger Agreement or (ii) obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time with recognized insurance companies for the persons who, as of the date of the Merger Agreement, are covered by WPX’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as WPX’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby), with respect to WPX’s D&O Insurance. Notwithstanding anything to the contrary in the foregoing, in no event will Devon or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by WPX for such insurance; and provided further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation (or Devon on the Surviving Corporation’s behalf) will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

In the event of any claim, action, suit, proceeding or investigation in which any claims are made in respect of which such Indemnified Party would be entitled to indemnification pursuant to the Merger Agreement, any Indemnified Party wishing to claim such indemnification will promptly notify Devon thereof in writing, but the failure to so notify will not relieve Devon or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Devon or the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation:

•

Devon or the Surviving Corporation will have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Devon nor the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification under the Merger Agreement with respect thereto or assumed any liability with respect thereto), except that if Devon or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Devon or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to Devon and to the provider of any insurance obtained in accordance with the Merger Agreement, and Devon or the Surviving Corporation will pay all reasonable and documented fees, costs and expenses of such legal counsel for the Indemnified Party as statements therefor are received; provided, however, that (1) Devon and the Surviving Corporation will be obligated pursuant to the Merger Agreement to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest (in which case the fewest number of legal counsels necessary to avoid conflicts of interest will be used) and (2) the Indemnified Party will have made an undertaking to repay all such fees, costs or expenses paid by Devon or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment that the Indemnified Party is not entitled to be indemnified by Devon or the Surviving Corporation;

•	the Indemnified Parties will cooperate in the defense of any such matter if Devon or the Surviving Corporation elects to assume such defense;

•

Devon and the Surviving Corporation will not be liable for any settlement effected without their prior written consent and the prior written consent of the provider of any insurance obtained in accordance with the Merger Agreement, in each case if Devon or the Surviving Corporation elects not to assume such defense; and

•

Devon and the Surviving Corporation will not have any obligation under the Merger Agreement to any Indemnified Party if and when a court of competent jurisdiction ultimately determines, and such determination will have become final, that the indemnified action of such Indemnified Party in the manner contemplated by the Merger Agreement is prohibited by applicable law.

Notwithstanding anything in the Merger Agreement to the contrary, neither Devon nor the Surviving Corporation will settle, compromise or consent to the entry of any judgment in any claim, action, suit or other legal proceeding (and in which indemnification could be sought by Indemnified Parties under the Merger Agreement), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit or other legal proceeding or such Indemnified Party otherwise consents in writing.

If Devon or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other corporation or entity and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions will be made (whether by operation of law or otherwise) so that the successors and assigns of Devon or the Surviving Corporation will assume all of the obligations set forth in the Merger Agreement.

The provisions of the indemnification provisions of the Merger Agreement are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and their respective successors, heirs and legal representatives, will be binding on all successors and assigns of Devon and the Surviving Corporation and will not be amended in any manner that is adverse to the Indemnified Parties (including their successors, heirs and legal representatives) without the written consent of the Indemnified Party (including the successors, heirs and legal representatives) affected thereby.

The rights of the Indemnified Parties under the Merger Agreement will be in addition to any rights such Indemnified Parties may have under the organizational documents of WPX or under any applicable contracts or laws in effect on the date of the Merger Agreement and, in the case of such documents and contracts, disclosed to Devon prior to the execution of the Merger Agreement, and Devon will, and will cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by WPX or any of its subsidiaries in effect on the date of the Merger Agreement and disclosed to Devon prior to the execution thereof, and any provisions under any such applicable contracts (including such indemnification agreements) will not be amended, repealed or otherwise modified in any manner that would materially adversely affect the rights thereunder of any such individual.

Public Disclosure

WPX and Devon agreed that the initial press release relating to the Merger Agreement would be a joint press release and thereafter Devon and WPX will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the merger or the other transactions contemplated by the Merger Agreement; provided, however, that no such consultation will be required if, prior to the date of such release or public statement, a WPX Adverse Recommendation Change or a Devon Adverse Recommendation Change has occurred in compliance in all respects with the terms of the Merger Agreement. No provision of the Merger Agreement will prohibit either WPX or Devon from issuing any press release or public statement in the event of a WPX Adverse Recommendation Change or a Devon Adverse Recommendation Change that is in either case in compliance in all respects with the terms of the Merger Agreement.

Stock Exchange Listing

Devon agreed, in accordance with the requirements of the NYSE, to use its reasonable best efforts to file with the NYSE a subsequent listing application covering the shares of Devon Common Stock to be issued to WPX stockholders pursuant to the Merger Agreement, subject to official notice of issuance, prior to the date of closing.

Prior to the closing, upon Devon’s request, WPX will take all actions necessary to be taken prior to closing to cause the delisting of WPX Common Stock from the NYSE and the termination of WPX’s registration of WPX Common Stock under the Exchange Act, in each case, as soon as practicable following the Effective Time, subject to compliance with WPX’s obligations under the Exchange Act.

Employee Matters

The following applies with respect to the compensation and benefits to be provided after the Effective Time in respect of individuals who are employees of WPX or any of its subsidiaries as of the Effective Time (the “WPX Employees”) and to individuals who are employees of Devon or any of its subsidiaries as of the Effective Time (the “Devon Employees” and, together with the WPX Employees, the “Employees”):

•

WPX and Devon agreed that, consistent with the current practices of WPX and Devon, WPX and Devon will seek after the Effective Time to attract and retain superior quality executive, managerial, technical and administrative personnel in every market in which they conduct activities and will generally implement compensation and benefit plans and policies necessary or appropriate to achieve this objective. It is the specific intention that, in each of the markets in which they operate, the compensation and benefit programs of WPX and Devon will be competitive with those provided generally in their industry, both with respect to the type and variety of programs as well as the level of benefits afforded.

•

Except as otherwise expressly set forth in the Merger Agreement, and subject to applicable law and any obligations under any labor agreement, WPX and Devon agree that, unless otherwise mutually determined before the Effective Time, (I) for the period beginning at the Effective Time and ending one year following the Effective Time, the base pay and post termination severance pay, respectively, of the Employees will not be reduced, (II) for the period beginning at the Effective Time and ending on December 31, 2021, the target incentive compensation opportunities of the Employees will not be reduced, (III) for the period beginning at the Effective Time and ending on December 31, 2021,

(A) each WPX Employee will be provided employee benefits that are substantially no less favorable in the aggregate than either those provided to such WPX Employee immediately before the Effective Time or those provided from time to time to similarly situated Devon Employees and (B) each Devon Employee will be provided employee benefits that are substantially no less favorable in the aggregate than either those provided to such Devon Employee immediately before the Effective Time or those provided from time to time to similarly situated WPX Employees.

•

WPX and Devon agreed that, for the period beginning at the Effective Time and ending on December 31, 2021, WPX Employees will continue to receive or be entitled to receive an annual employer charitable matching contribution of up to $10,000 per WPX Employee (less any amount matched by WPX or any of its subsidiaries prior to the date of closing during such year).

Subject to applicable law and any obligations under any labor agreement, for all purposes under the benefit and compensation plans of Devon and its subsidiaries providing benefits to any Employees after the Effective Time (the “New Plans”), each WPX Employee will be credited with his or her years of service with WPX and WPX’s subsidiaries before the Effective Time, and each Devon Employee will be credited with his or her years of service with Devon and Devon’s subsidiaries before the Effective Time, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar WPX benefit plan or Devon benefit plan, as applicable; provided that such service crediting will not be required (i) to the extent it would result in a duplication of benefits, nor (ii) to the extent WPX Employees and Devon Employees are affected without regard to whether employment before the Effective Time was with WPX and WPX’s subsidiaries or Devon and Devon’s subsidiaries (for example, in the event a New Plan is adopted for WPX Employees and Devon Employees under which no participants receive credit for service before the effective date of the New Plan). In addition, and without limiting the generality of the foregoing provisions of this paragraph:

•

each Employee will be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable WPX benefit plan or Devon benefit plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and

•

for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Employee, Devon will cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Devon will cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

Except as otherwise expressly provided in the Merger Agreement, from and after the Effective Time, WPX and Devon will honor, and will cause their respective subsidiaries to honor, in accordance with its terms (including terms related to the amendment or termination thereof), each employment, severance and termination agreement between WPX or Devon, or any of their respective subsidiaries, and any current or former officer, director or employee of any such company, to the extent such terms are in effect on the date of the Merger Agreement.

Nothing contained in the provisions of the Merger Agreement described in this “Employee Matters” section (whether express or implied) will:

•

create or confer any rights, remedies or claims upon any employee, director, officer, or individual service provider or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement for any Employee or any other Person;

•

be considered or deemed to establish, amend, or modify any Devon benefit plan, WPX benefit plan, New Plan, or any other benefit or compensation plan, program, policy, agreement, arrangement, or contract; or

•	confer any rights or benefits (including any third party beneficiary rights) on any person other than the parties to the Merger Agreement.

The provisions of the Merger Agreement described in this “Employee Matters” section will not be construed to prevent the termination of employment of any Employee or the amendment or termination of any particular WPX benefit plan or Devon benefit plan to the extent permitted by its terms and subject to compliance with the terms of this “Employee Matters” section.

Prior to making any broad-based communication or written communications pertaining to compensation or benefit matters that are affected by the transactions contemplated in the Merger Agreement (including any schedules thereto), each party will provide the other party with a copy of the intended communication, and such other party will have a reasonable period of time to review and comment on the communication. WPX and Devon will cooperate in providing any such mutually agreeable communication.

WPX and Devon agreed that the consummation of the transactions contemplated by the Merger Agreement will constitute a “change of control” (or “change in control” or transaction of similar import) for purposes of the arrangements identified on certain parts of WPX’s disclosure letter or Devon’s disclosure letter to the Merger Agreement, as the case may be.

Certain Tax Matters

The Merger Agreement is intended to constitute and be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a).

WPX and Devon agreed that they each will (i) use its reasonable best efforts to cause the merger to qualify and (ii) not take (and will prevent any Affiliate of such party from taking) any actions that could reasonably be expected to prevent the merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code (the “Reorganization Treatment”).

WPX and Devon will use commercially reasonable efforts to cooperate with one another in connection with the issuance of any opinion of counsel relating to the Reorganization Treatment (including in connection with the filing or effectiveness of the S-4), including using commercially reasonable efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by an officer of WPX or Devon, as applicable) substantially in the form attached to the Merger Agreement.

Each of WPX and Devon will notify the other party promptly after becoming aware of any reason to believe that the merger may not qualify for the Reorganization Treatment.

For the avoidance of doubt, each party acknowledged and agreed that its obligation to effect the merger is not subject to any condition or contingency with respect to the merger qualifying for the Reorganization Treatment.

Takeover Laws

If any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or any other similar state antitakeover law (a “Takeover Law”) may become, or may purport to be, applicable to the transactions contemplated in the Merger Agreement, each of

Devon, WPX, the Devon Board and the WPX Board, to the extent permissible under applicable laws, will grant such approvals and take such actions, in accordance with the terms of the Merger Agreement, as are necessary so that the merger and the other transactions contemplated by the Merger Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated by the Merger Agreement and otherwise, to the extent permissible under applicable laws, act to eliminate the effect of any Takeover Law on any of the transactions contemplated by the Merger Agreement.

Section 16 Matters

Devon has agreed that it will, prior to the Effective Time, cause the Devon Board to approve the issuance of Devon equity securities in connection with the merger with respect to any employees of WPX who, as a result of their relationship with Devon as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the WPX Board will approve the disposition of WPX equity securities (including derivative securities) in connection with the merger by those directors and officers of WPX subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

Treatment of Existing Indebtedness

Prior to or at the closing, WPX will deliver to Devon an executed payoff letter (each, a “Payoff Letter”), in a form and substance reasonably acceptable to Devon, from the lenders, or the administrative agent (or similar person) on behalf of the lenders, under each of (i) the WPX Credit Agreement and (ii) the WPX loan agreement (in each case, a draft of which must be provided to Devon no less than two business days prior to the anticipated date of closing). Such Payoff Letter will (a) confirm the aggregate outstanding amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or any other outstanding and unpaid indebtedness under the WPX Credit Agreement or the WPX loan agreement, as applicable, as of the anticipated date of closing (and the daily accrual of interest thereafter), (b) contain payment instructions and (c) evidence the satisfaction, release and discharge of the indebtedness under the WPX Credit Agreement or the WPX loan agreement, as applicable, and the agreement by such administrative agent or lenders to the release of all encumbrances (including mortgages) upon the payment of such amount in accordance with the payment instructions. Prior to or at the closing, WPX will (a) deliver (by the applicable date required under the terms of the WPX Credit Agreement or the WPX loan agreement, as applicable) any notices necessary to permit the prepayment, payoff, discharge and termination in full at the closing of all indebtedness under each of the WPX Credit Agreement and the WPX loan agreement, in each case, on the date of closing and (b) obtain such documents (including an authorization to file the Uniform Commercial Code termination statements upon the payment in full of the outstanding amounts under each of the WPX Credit Agreement and the WPX loan agreement, as applicable) and releases as are reasonably necessary to release all encumbrances (including mortgages) created in connection with each of the WPX Credit Agreement and the WPX loan agreement, as applicable.

If requested by Devon, WPX will, and will cause its controlled affiliates and representatives to use its and their reasonable best efforts to reasonably cooperate with Devon with respect to the WPX Notes and the related indentures (as amended or supplemented prior to the date of the Merger Agreement), to (i) commence any of (1) one or more offers to purchase any or all of the outstanding series of WPX Notes for cash (the “Offers to Purchase”) or (2) one or more offers to exchange any or all of the outstanding WPX Notes for securities issued by Devon or any of its controlled affiliates (the “Offers to Exchange”) and (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to such indentures (the “Consent Solicitations” and, together with the Offers to Purchase and Offers to Exchange, if any, the “WPX Note Offers and Consent Solicitations”); provided that any such transaction will be funded using consideration provided by Devon, Devon will be responsible for all other liabilities, fees and expenses incurred by WPX or any of its subsidiaries in connection with any WPX Notes Offers and Consent Solicitations and no Offer to Purchase or

Offer to Exchange will be consummated prior to closing. Any WPX Note Offers and Consent Solicitations will be made on customary terms and conditions (including price to be paid and conditionality) as are reasonably proposed by Devon, are reasonably acceptable to WPX and are permitted or required by the terms of such WPX Notes, the applicable indentures and applicable laws, including applicable rules and regulations of the SEC. Subject to the receipt of the requisite consents, in connection with any or all of the Consent Solicitations, WPX will execute supplemental indentures to the applicable WPX Notes indentures in accordance with the terms thereof amending the terms and provisions of such indentures in a form as reasonably requested by Devon and reasonably acceptable to WPX, which supplemental indentures will not become effective until closing. At Devon’s expense, WPX will, and will cause WPX’s subsidiaries to, and will use reasonable best efforts to cause its and their respective controlled affiliates and Representatives to, on a timely basis, upon the reasonable request of Devon, provide reasonable assistance and cooperation in connection with any WPX Note Offers and Consent Solicitations, including, but not limited to, using reasonable best efforts to (i) cause WPX’s independent accountants (and certified independent auditors of any entity recently acquired or whose acquisition by WPX is pending of whose financial statements would be required to be included in order for a registration statement on Form S-1 filed by WPX to be declared effective) to provide customary consents for use of their reports and to provide customary comfort letters (including “negative assurances” comfort) for the financial information relating to WPX and WPX’s subsidiaries (including any entity recently acquired by WPX or whose acquisition by WPX is pending), in each case, to the extent required in connection with any WPX Note Offers and Consent Solicitations, (ii) cause WPX’s Representatives to furnish any customary certificates, legal opinions or negative assurance letters in connection with the WPX Note Offers and Consent Solicitations, (iii) provide reasonable cooperation to the underwriters, dealer managers or similar agents in any WPX Note Offers and Consent Solicitations in connection with their related diligence activities, including providing access to documentation reasonably requested by such persons and (iv) provide reasonable assistance in the preparation of customary documentation, including prospectuses, offers to purchase or similar documents (which may incorporate, by reference, periodic and current reports filed by WPX with the SEC). The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any WPX Note Offers and Consent Solicitations will be selected by the Devon and be reasonably acceptable to WPX and the fees and expenses of such agents will be paid directly by Devon.

Stockholder Litigation

WPX will give Devon a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against WPX or its directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, and no such settlement will be agreed to without the prior written consent of Devon, which consent will not be unreasonably withheld, conditioned or delayed. Devon will give WPX a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Devon or its directors or officers relating to the merger and the other transactions contemplated by the Merger Agreement, and no such settlement will be agreed to without the prior written consent of WPX, which consent will not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under certain provisions of the Merger Agreement, each of Devon and WPX will cooperate, will cause their respective subsidiaries, as applicable, to cooperate and will use its reasonable best efforts to cause its Representatives to cooperate in the defense against such litigation.

Charitable Contributions

Devon has agreed that following the Effective Time, Devon will provide, directly or indirectly, charitable contributions and community support within the Tulsa, Oklahoma area, in accordance with the Merger Agreement.

New Felix Agreements

Devon has agreed that at or prior to the Effective Time, it will enter into the New Felix Stockholders’ Agreement and the New Felix Registration Rights Agreement.

Conditions to the Completion of the Merger

Conditions to Each Party’s Obligation to Effect the Merger

Each party’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the approval of the Merger Proposal by the WPX stockholders;

•	the approval of the Stock Issuance Proposal by the Devon stockholders;

•	the absence of any applicable law or order (preliminary or otherwise) prohibiting the consummation of the merger;

•	the expiration or earlier termination of the waiting period (and any extension of such period) under the HSR Act;

•

the SEC having declared effective the S-4 and no stop order suspending the use of the S-4 or the joint proxy statement/prospectus having been issued by the SEC and no proceedings seeking a stop order having been initiated or, to the knowledge of WPX or Devon, as the case may be, threatened by the SEC; and

•	the NYSE having approved the listing of the shares of Devon Common Stock to be issued in the merger.

Conditions to the Obligation of Devon to Effect the Merger

In addition, Devon’s and Merger Sub’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the accuracy of the representations and warranties of WPX as follows:

•

the representations and warranties of WPX regarding organization, the delivery of organizational documents, authority and certain representations regarding capital stock (as set forth in the first sentence of Section 2.1(a), Section 2.1(c), Section 2.2 and Section 2.4 of the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except for de minimis inaccuracies;

•

the representations and warranties of WPX regarding the absence of certain changes or developments that have had, or would reasonably be expected to have, a material adverse effect (as set forth in Section 2.8(b) of the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date); and

•

each other representation and warranty of WPX set forth in the Merger Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably have been expected to have, individually or in the aggregate, a material adverse effect on WPX.

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WPX’s performance or compliance in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time; and

•	WPX having delivered to Devon a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

Conditions to the Obligation of WPX to Effect the Merger

WPX’s obligation to effect the merger is subject to the satisfaction at closing, or waiver at or prior to closing, of each of the following conditions:

•	the accuracy of the representations and warranties of Devon as follows:

•

the representations and warranties of Devon regarding organization, the delivery of organizational documents, authority and certain representations regarding capital stock (as set forth in the first sentence of Section 3.1(a), Section 3.1(c), Section 3.2 and Section 3.4 of the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except for de minimis inaccuracies;

•

the representations and warranties of Devon regarding the absence of certain changes or developments that have had, or would reasonably be expected to have, a material adverse effect (as set forth in Section 3.8(b) of the Merger Agreement) shall be true and correct in all respects as of the date of the Merger Agreement and as of the closing date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date); and

•

each other representation and warranty of Devon set forth in the Merger Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) as of the date of the Merger Agreement and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” set forth in any individual such representation or warranty) would not reasonably have been expected to have, individually or in the aggregate, a material adverse effect on Devon.

•

Devon’s performance or compliance in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Merger Agreement prior to the Effective Time; and

•	Devon having delivered to WPX a certificate of a duly authorized officer certifying the matters of the immediately preceding bullets.

Termination of the Merger Agreement

Termination by Mutual Consent

The Merger Agreement may be terminated and the merger abandoned at any time prior to the Effective Time, whether before or after approval and adoption of the Merger Agreement by the WPX stockholders or approval of the Stock Issuance Proposal by the Devon stockholders, by mutual written consent of Devon and WPX.

Termination by Either Devon or WPX

Either party may terminate the Merger Agreement if:

•

the merger has not been consummated on or prior to the Termination Date; provided, however, that the right to terminate the Merger Agreement at the Termination Date will not be available to any party whose action or failure to act is the primary cause of the failure of the merger to occur on or before such date and such action or failure to act constitutes a material breach of the Merger Agreement by such party;

•	a court of competent jurisdiction or other governmental entity issues a final and nonappealable order, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; provided, however, the right to terminate the Merger Agreement in respect of any such order or action is not available to any party whose failure to perform any of its obligations pursuant to Section 5.5 of the Merger Agreement resulted in the entry of the order or the taking of such other action;

•

the required approval of the Merger Proposal at the WPX Special Meeting (or at any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger Agreement is not available to WPX where the failure to obtain the required approval of the WPX stockholders is caused by the action or failure to act of WPX and such action or failure to act constitutes a material breach by WPX of the Merger Agreement; or

•

the required approval of the Stock Issuance Proposal at the Devon Special Meeting (or at any adjournment thereof) is not obtained; provided, however, that such right to terminate the Merger Agreement is not available to Devon where the failure to obtain the required approval of the Devon stockholders is caused by the action or failure to act of Devon and such action or failure to act constitutes a material breach by Devon of the Merger Agreement.

See “The Merger Agreement—Conditions to the Completion of the Merger” for additional details.

Termination by Devon

Devon may terminate the Merger Agreement:

•

at any time prior to the Effective Time, if any of WPX’s covenants, representations or warranties contained in the Merger Agreement (other than those set forth in the non-solicitation provisions of the Merger Agreement) are breached or, any of regarding the accuracy of WPX’s representations and warranties or compliance by WPX with its covenants in the Merger Agreement is not satisfied, and such breach (i) is incapable of being cured by WPX or (ii) will not be cured within 30 days of receipt by WPX of written notice of such breach describing in reasonable detail such breach;

•	at any time prior to the approval of the Merger Proposal by the stockholders of WPX, if the WPX Board or any committee thereof:

•	makes a WPX Adverse Recommendation Change;

•

approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to WPX or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to WPX (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

•	does not include the WPX Recommendation in the joint proxy statement/prospectus; or

•	resolves, agrees to, publicly proposes to or allows WPX to publicly propose to take any of the foregoing actions; or

•

at any time prior to the receipt of approval of the Merger Proposal by the stockholders of WPX, if WPX materially breaches the non-solicitation provisions of the Merger Agreement, other than in the case where:

•	such material breach is a result of an isolated action by a person that is a representative of WPX;

•	WPX uses reasonable best efforts to remedy such material breach; and

•	Devon is not significantly harmed as a result thereof.

Termination by WPX

WPX may terminate the Merger Agreement:

•

at any time prior to the Effective Time, if any of Devon’s covenants, representations or warranties contained in the Merger Agreement (other than those set forth in the non-solicitation provisions of the

Merger Agreement) are breached or, any of Devon’s representations and warranties become untrue, such that any of the conditions regarding the accuracy of Devon’s representations and warranties or compliance by Devon with its covenants in the Merger Agreement is not satisfied, and such breach (i) is incapable of being cured by Devon or (ii) will not be cured within 30 days of receipt by Devon of written notice of such breach describing in reasonable detail such breach;

•	at any time prior to approval of the Stock Issuance Proposal by the stockholders of Devon, if the Devon Board or any committee thereof:

•	makes a Devon Adverse Recommendation Change;

•

approves or adopts or recommends the approval or adoption of any Acquisition Proposal with respect to Devon or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to Devon (other than any acceptable confidentiality agreement permitted by the Merger Agreement);

•	does not include the Devon Recommendation in the joint proxy statement/prospectus; or

•	resolves, agrees to, publicly proposes to or allows Devon to publicly propose to take any of the foregoing actions; or

•

at any time prior to the receipt of approval of the Stock Issuance Proposal by the stockholders of Devon, if Devon materially breaches the non-solicitation provisions of the Merger Agreement, other than in the case where:

•	such material breach is a result of an isolated action by a person that is a representative of Devon;

•	Devon uses reasonable best efforts to remedy such material breach; and

•	WPX is not significantly harmed as a result thereof.

Expenses in connection with a Termination

Except as provided in certain parts of the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be borne solely and entirely by the party incurring such expenses, whether or not the merger is consummated.

•

In the event that the Merger Agreement is terminated by either Devon or WPX pursuant to Section 7.1(b)(iii) of the Merger Agreement (No WPX Stockholder Approval), then WPX will pay to Devon the Expenses.

•

In the event that the Merger Agreement is terminated by either Devon or WPX pursuant to Section 7.1(b)(iv) of the Merger Agreement (No Devon Stockholder Approval), then Devon will pay to WPX the Expenses.

Termination Fee

•

In the event that the Merger Agreement is terminated by WPX pursuant to Section 7.1(d)(ii) of the Merger Agreement (Devon Adverse Recommendation Change) or Section 7.1(d)(iii) of the Merger Agreement (Devon Material Breach of Non-Solicitation), then Devon will pay to WPX the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

•

In the event that the Merger Agreement is terminated by Devon pursuant to Section 7.1(c)(ii) of the Merger Agreement (WPX Adverse Recommendation Change) or Section 7.1(c)(iii) of the Merger Agreement (WPX Material Breach of Non-Solicitation), then WPX will pay to Devon the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

•

In the event that (A) prior to the WPX Special Meeting, an Acquisition Proposal with respect to WPX is publicly proposed or publicly disclosed after the date of the Merger Agreement, (B) the Merger Agreement is terminated by Devon or WPX pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date), Section 7.1(b)(iii) of the Merger Agreement (No WPX Stockholder Approval) or Section 7.1(c)(i) of the Merger Agreement (WPX Breach) and (C) concurrently with or within nine months after any such termination described in clause (B), WPX or any of its subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to WPX (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this bullet), then WPX will pay to Devon the Termination Fee as promptly as possible (but in any event within three business days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal.

•

In the event that (A) prior to the Devon Special Meeting, an Acquisition Proposal with respect to Devon is publicly proposed or publicly disclosed after the date of the Merger Agreement, (B) the Merger Agreement is terminated by Devon or WPX pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date), Section 7.1(b)(iv) of the Merger Agreement (No Devon Stockholder Approval) or Section 7.1(d)(i) of the Merger Agreement (Devon Breach) and (C) concurrently with or within nine months after any such termination described in clause (B), Devon or any of Devon’s subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Devon (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this bullet), then Devon will pay to WPX the Termination Fee as promptly as possible (but in any event within three business days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal.

•

In the event that the Merger Agreement is terminated by either party pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date) and at the time of such termination, (i) the WPX stockholders have not approved the Merger Proposal and (ii) Devon would have been permitted to terminate the Merger Agreement pursuant to Section 7.1(c)(ii) of the Merger Agreement (WPX Adverse Recommendation Change) or Section 7.1(c)(iii) of the Merger Agreement (WPX Material Breach of Non-Solicitation), then WPX will pay to Devon the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

•

In the event that the Merger Agreement is terminated by either party pursuant to Section 7.1(b)(i) of the Merger Agreement (Termination Date) and at the time of such termination, (i) the Devon stockholders have not approved the Stock Issuance Proposal and (ii) WPX would have been permitted to terminate the Merger Agreement pursuant to Section 7.1(d)(ii) of the Merger Agreement (Devon Adverse Recommendation Change) or Section 7.1(d)(iii) of the Merger Agreement (Devon Material Breach of Non-Solicitation), then Devon will pay to WPX the Termination Fee as promptly as possible (but in any event within three business days) following such termination.

The Merger Agreement provides that the payment of the Termination Fee and specific performance are, subject to certain exceptions, the sole and exclusive remedies of the parties for any loss suffered as a result of the failure of the merger to be consummated.

Amendment; Waiver

The Merger Agreement may be amended with the approval of the respective boards of directors of WPX, Merger Sub and Devon at any time (whether before or after any required approval by the WPX stockholders or the Devon stockholders); provided, however, that after the receipt of WPX Stockholder Approval, no amendment may be made which by applicable law or the rules of the NYSE requires further approval of WPX stockholders without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to the Merger Agreement.

No failure on the part of any party to exercise any power, right, privilege or remedy under the Merger Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under the Merger Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

No party will be deemed to have waived any claim arising out of the Merger Agreement, or any power, right, privilege or remedy under the Merger Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

Specific Performance

WPX, Devon and Merger Sub agreed that irreparable damage would occur in the event that any provision of the Merger Agreement is not performed in accordance with its specific terms or is otherwise breached. WPX, Devon and Merger Sub agreed that, in the event of any breach by the other party of any covenant or obligation contained in the Merger Agreement, the other party will be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach. WPX, Devon and Merger Sub further agreed that no party to the Merger Agreement will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Third-Party Beneficiaries

Except for (a) the right to receive the Merger Consideration as provided in Article I of the Merger Agreement and the WPX equity award provisions of the Merger Agreement (including, for the avoidance of doubt, the rights of the former holders of WPX Common Stock or, where applicable, Converted RSAs, to receive the Merger Consideration) but only from and after, and subject to the occurrence of, the Effective Time, (b) the right of the Indemnified Parties to enforce the indemnification provisions of the Merger Agreement only (which from and after the Effective Time is intended for the benefit of, and will be enforceable by, the persons referred to therein and by their respective heirs and Representatives) but only from and after, and subject to the occurrence of, the Effective Time and (c) the rights of the non-management directors in the corporate governance policy provisions of the Merger Agreement, Devon and WPX agreed that (i) their respective representations, warranties and covenants set forth in the Merger Agreement are solely for the benefit of the other party thereto, in accordance with and subject to the terms of the Merger Agreement and (ii) the Merger Agreement is not intended to, and does not, confer upon any person other than the parties thereto any rights or remedies thereunder, including the right to rely upon the representations and warranties set forth therein.

EnCap Support Agreement

On September 26, 2020, contemporaneously with the execution of the Merger Agreement, EnCap entered into the EnCap Support Agreement with Devon, pursuant to which, among other things, EnCap agreed to vote all of its shares of WPX Common Stock (i) in favor of adoption of the Merger Agreement and approval of other matters that are required to be approved by the stockholders of WPX in order to effect the merger; (ii) against any merger agreement or merger (other than the Merger Agreement and the merger) or other fundamental corporate transaction that is prohibited by the Merger Agreement, unless such transaction is approved in writing by Devon, or any alternative Acquisition Proposal; and (iii) against any amendment of WPX’s certificate of incorporation or bylaws or other proposal or transaction involving WPX or any of its subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the merger, the Merger Agreement or any of the transactions contemplated thereby or change in any manner the voting rights of any outstanding class of capital stock of WPX. The EnCap Support Agreement will terminate upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) as to an EnCap party, the date of any modification, waiver or amendment to the Merger Agreement effected without such EnCap party’s consent that (y) decreases the amount or changes the form of consideration payable to all of the stockholders of WPX pursuant to the terms of the Merger Agreement as in effect on the date of the EnCap Support Agreement or (z) otherwise materially adversely affects the interests of such EnCap party; (d) the mutual written consent of the parties to the EnCap Support Agreement; and (e) the Termination Date. As of October 29, 2020, EnCap was the beneficial owner of approximately 27.3% of the outstanding WPX Common Stock based on 561,040,585 shares of WPX Common Stock issued and outstanding on October 29, 2020.

DEVON SPECIAL MEETING

General

This joint proxy statement/prospectus is first being mailed on or about [                 ], 2020 and constitutes notice of the Devon Special Meeting in conformity with the requirements of the DGCL and the amended and restated bylaws of Devon.

This joint proxy statement/prospectus is being provided to Devon stockholders as part of a solicitation of proxies by the Devon Board for use at the Devon Special Meeting and at any adjournment or postponement of the Devon Special Meeting. Devon stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place

The Devon Special Meeting will be held virtually at [                 ], on [                ] [●], 2020, at [●] [a.m./p.m.], Central Time. The Devon Special Meeting can be accessed by visiting [                ], where Devon stockholders will be able to participate and vote online. This joint proxy statement/prospectus is first being furnished to Devon’s stockholders on or about [                ], 2020.

Purpose of the Devon Special Meeting

At the Devon Special Meeting, Devon stockholders will be asked to consider and vote on the following:

•	to approve the Stock Issuance Proposal; and

•

to approve the adjournment of the Devon Special Meeting to solicit additional proxies if there are not sufficient votes at the time of the Devon Special Meeting to approve the Stock Issuance Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Devon stockholders (the “Devon Adjournment Proposal”).

Devon will transact no other business at the Devon Special Meeting or any adjournment or postponement thereof, except such business as may properly be brought before the Devon Special Meeting by or at the direction of the Devon Board in accordance with the Devon Bylaws. This joint proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A, contains further information with respect to these matters.

Recommendation of the Devon Board

The Devon Board has unanimously determined that the Stock Issuance Proposal and the transactions contemplated by the Merger Agreement, including the merger, are advisable and fair to, and in the best interests of, Devon and its stockholders and has unanimously adopted, approved and declared advisable the Stock Issuance Proposal. A description of factors considered by the Devon Board in reaching its decision to approve and declare advisable the Stock Issuance Proposal can be found in “The Merger—Recommendation of the Devon Board and its Reasons for the Merger” beginning on page 63.

The Devon Board unanimously recommends that Devon stockholders vote “FOR” the Stock Issuance Proposal and “FOR” the Devon Adjournment Proposal.

Devon stockholders’ approval of the Stock Issuance Proposal is a condition for the merger to occur. If Devon stockholders fail to approve the Stock Issuance Proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote

Only holders of Devon Common Stock at the close of business on November 4, 2020, the record date for the Devon Special Meeting, will be entitled to notice of, and to vote at, the Devon Special Meeting or any

adjournment or postponement of the Devon Special Meeting. At the close of business on the Devon Record Date, [                 ] shares of Devon Common Stock were issued and outstanding.

Holders of Devon Common Stock are entitled to one vote for each share of Devon Common Stock they own at the close of business on the Devon Record Date.

A complete list of stockholders entitled to vote at the Devon Special Meeting will be available for a period of at least ten days prior to the Devon Special Meeting. If you would like to inspect the list of Devon stockholders of record, please call the Investor Relations department at (405) 552-4735 to schedule an appointment or request access. A certified list of eligible Devon stockholders will be available for inspection during the special meeting at [                 ] by entering the control number provided on your proxy card, voting instruction form or notice.

Quorum; Adjournment

The presence at the Devon Special Meeting of the holders of a majority of the outstanding shares of Devon Common Stock entitled to vote at the meeting, represented in person or by proxy, will constitute a quorum. As a result, there must be [                 ] shares represented by proxy or by stockholders present and entitled to vote at the Devon Special Meeting in order to have a quorum. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the Devon Special Meeting. There must be a quorum for business to be conducted at the Devon Special Meeting.

The chairman of the meeting or the stockholders, by the affirmative vote of a majority of the voting power of the shares so represented, may adjourn the meeting from time to time, whether or not there is such a quorum. Failure of a quorum to be represented at the Devon Special Meeting will result in an adjournment of the Devon Special Meeting and may subject Devon to additional expense. Even if a quorum is present, the Devon Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Stock Issuance Proposal if sufficient votes are cast in favor of the Devon Adjournment Proposal or the chairman of the meeting so moves.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned meeting, the Devon Board must fix a record date for the adjourned meeting in accordance with the DGCL and provide a new notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the Devon Special Meeting could be postponed before it commences.

If the Devon Special Meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the Devon Special Meeting.

Required Vote

Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting entitled to vote thereat. Accordingly, with respect to a Devon stockholder who is present in person or represented by proxy at the Devon Special Meeting, such stockholder’s abstention from voting or the failure of a Devon stockholder to vote will have the same effect as a vote “against” the Stock Issuance Proposal. The failure of a Devon stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have no effect on the outcome of the Stock Issuance Proposal. However, if a Devon stockholder instructs its bank, broker or other nominee regarding the Devon Adjournment Proposal but not the Stock Issuance Proposal, such broker non-vote will have the same effect as voting “against” the Stock Issuance Proposal.

Under the Devon Bylaws, approval of the Devon Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting and entitled to vote thereat, whether or not a quorum is present. Under the Devon Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required. Regardless of whether a quorum is present at the Devon Special Meeting, the chairman of the meeting may also adjourn the Devon Special Meeting.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the Devon Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “AGAINST” the Stock Issuance Proposal and the Devon Adjournment Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the Stock Issuance Proposal and (ii) the Devon Adjournment Proposal.

Broker non-votes occur when (i) a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the Devon proposals described in this joint proxy statement/prospectus. Accordingly, if a beneficial owner of shares of Devon Common Stock held in “street name” does not give voting instructions to the bank, broker or other nominee, then those shares will not be counted as present in person or by proxy at the Devon Special Meeting.

Under the Devon Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Failure to Vote

If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or at the Devon Special Meeting, your shares will not be voted at the Devon Special Meeting, will not be counted as present in person or by proxy at the Devon Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Stock Issuance Proposal, provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Stock Issuance Proposal. Under the NYSE rules, an abstention from voting will be considered as a vote cast and, accordingly, will have the same effect as a vote “AGAINST” the Stock Issuance Proposal.

Provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on the Devon Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” the Devon Adjournment Proposal.

Under the Devon Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Voting by Devon’s Directors and Executive Officers

At the close of business on [                 ], 2020, directors and executive officers of Devon were entitled to vote [                ] shares of Devon Common Stock, or approximately [    ]% of the shares of Devon Common Stock issued and outstanding on that date. Directors and executive officers of Devon have informed Devon that they intend to vote their shares in favor of the Stock Issuance Proposal and the Devon Adjournment Proposal, although none of the directors and executive officers are obligated to do so.

Voting at the Devon Special Meeting

The Devon Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual Devon Special Meeting will be held on [                 ] at [●] [a.m./p.m.], Central Time. To participate in the Devon Special Meeting and submit questions during the special meeting, visit [                 ]and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [●] [a.m./p.m.], Central Time. Please allow time for online check-in procedures.

The virtual stockholder meeting format uses technology designed to increase stockholder access, save Devon and Devon stockholders time and money, and provide Devon stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, Devon provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting.

Although Devon offers four different voting methods, Devon encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the Devon Special Meeting.

•

To Submit a Proxy to Vote over the Internet: To submit a proxy to vote over the Internet, go to [                 ] and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on [                ], 2020.

•

To Submit a Proxy by Telephone: To submit a proxy to vote by telephone, call toll-free [                 ] within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [                ], 2020.

•

To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Devon Common Stock to be voted with regard to a particular proposal, your shares of Devon Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the Devon Special Meeting and cannot be voted.

•	Voting Virtually at the Devon Special Meeting: Voting virtually at the Devon Special Meeting.

If your shares are held by your bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker or other nominee seeking instruction from you as to how your shares should be voted.

If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Stock Issuance Proposal and “FOR” the Devon Adjournment Proposal.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the Devon Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on [ ], 2020;

•	timely delivering a written notice that you are revoking your proxy to Devon’s Corporate Secretary;

•	timely delivering a valid, later-dated proxy;

•

attending the Devon Special Meeting and voting. Your attendance at the Devon Special Meeting will not revoke your proxy unless you give written notice of revocation to Devon’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the Devon Special Meeting; or

•	if you are the beneficial owner of shares held in “street name,” you should contact your bank, broker or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Devon Board is soliciting your proxy in connection with the Devon Special Meeting, and Devon will bear the cost of soliciting such proxies, including the costs of printing and mailing this joint proxy statement/prospectus. Devon has retained MacKenzie Partners as proxy solicitor to assist with the solicitation of proxies in connection with the Devon Special Meeting. [Devon estimates it will pay MacKenzie Partners a fee of approximately $[        ], in addition to the reimbursement of expenses, for these services.] Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of Devon Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of Devon’s directors, officers and employees, without additional compensation.

Tabulation of Votes

[                ] will tabulate the votes at the Devon Special Meeting.

Appraisal Rights

Devon stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. For additional information, please see “The Merger—No Appraisal Rights.”

Householding of Devon Special Meeting Materials

Each registered Devon stockholder will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. For more details, see “Householding of Proxy Materials.”

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact the Corporate Secretary, at Devon’s principal executive offices, 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the Devon Special Meeting, please contact the Devon Solicitation Agent:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Stockholders, banks and brokers call: (800) 322-2885

DEVON PROPOSAL 1—THE STOCK ISSUANCE PROPOSAL

This joint proxy statement/prospectus is being furnished to Devon stockholders as part of the solicitation of proxies by the Devon Board for use at the Devon Special Meeting to consider and vote upon a proposal to approve the Stock Issuance Proposal pursuant to the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus.

The Devon Board, after due and careful discussion and consideration, unanimously adopted, approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Devon and its stockholders.

Required Vote of Stockholders

The Devon Board accordingly unanimously recommends that Devon stockholders vote “FOR” the proposal to approve the Stock Issuance Proposal.

Approval of the Stock Issuance Proposal is a condition to completion of the merger.

The vote on the Stock Issuance Proposal is a vote separate and apart from the vote to approve the Devon Adjournment Proposal. Accordingly, a Devon stockholder may vote to approve the Stock Issuance Proposal and vote not to approve the Devon Adjournment Proposal, and vice versa.

Assuming a quorum is present, approval of the Stock Issuance Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting entitled to vote thereon. Under the Devon Bylaws, virtual attendance at the Devon Special Meeting constitutes presence in person for purposes of the vote required.

THE DEVON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE STOCK ISSUANCE PROPOSAL

DEVON PROPOSAL 2—THE DEVON ADJOURNMENT PROPOSAL

The Devon Special Meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Devon stockholders.

Devon is asking its stockholders to authorize the holder of any proxy solicited by the Devon Board to vote in favor of any adjournment of the Devon Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Stock Issuance Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to Devon stockholders.

Required Vote of Stockholders

The Devon Board unanimously recommends that Devon stockholders vote “FOR” the Devon Adjournment Proposal, if necessary.

The vote on the Devon Adjournment Proposal is a vote separate and apart from the vote to approve the Stock Issuance Proposal. Accordingly, a Devon stockholder may vote to approve the Stock Issuance Proposal and vote not to approve the Devon Adjournment Proposal, and vice versa.

Whether or not a quorum is present, approval of the Devon Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Devon Common Stock present in person or represented by proxy at the Devon Special Meeting entitled to vote thereon. Under the Devon Bylaws, virtual attendance at the Devon Special Meeting constitutes presence in person for purposes of the vote required.

THE DEVON BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE DEVON ADJOURNMENT PROPOSAL

WPX SPECIAL MEETING

General

This joint proxy statement/prospectus is first being mailed on or about [                 ], 2020 and constitutes notice of the WPX Special Meeting in conformity with the requirements of the DGCL and the amended and restated bylaws of WPX (the “WPX Bylaws”).

This joint proxy statement/prospectus is being provided to WPX stockholders as part of a solicitation of proxies by the WPX Board for use at the WPX Special Meeting and at any adjournment or postponement of the WPX Special Meeting. WPX stockholders are encouraged to read the entire document carefully, including the annexes to this document, for more detailed information regarding the Merger Agreement and the transactions contemplated by the Merger Agreement.

Date, Time and Place

The WPX Special Meeting will be held virtually at [             ], on [            ] [●], 2020, at [●] [a.m./p.m.], Central Time. The WPX Special Meeting can be accessed by visiting [            ], where WPX stockholders will be able to participate and vote online. This joint proxy statement/prospectus is first being furnished to WPX’s stockholders on or about [            ], 2020.

Purpose of the WPX Special Meeting

At the WPX Special Meeting, WPX stockholders will be asked to consider and vote on the following:

•	the Merger Proposal;

•	the Advisory Compensation Proposal; and

•	the WPX Adjournment Proposal.

WPX will transact no other business at the WPX Special Meeting except such business as may properly be brought before the WPX Special Meeting or any adjournment or postponement thereof. This joint proxy statement/prospectus, including the Merger Agreement attached thereto as Annex A, contains further information with respect to these matters.

Recommendation of the WPX Board

The WPX Board has unanimously determined that the transactions contemplated by the Merger Agreement, including the merger, are advisable and fair to, and in the best interests of, WPX and its stockholders and has unanimously adopted, approved and declared advisable the Merger Proposal, the Advisory Compensation Proposal and the WPX Adjournment Proposal. A description of factors considered by the WPX Board in reaching its decision to approve and declare advisable the foregoing proposals can be found in “The Merger—Recommendation of the WPX Board and its Reasons for the Merger” beginning on page 72.

The WPX Board unanimously recommends that WPX stockholders vote “FOR” each of the Merger Proposal, the Advisory Compensation Proposal and the WPX Adjournment Proposal.

WPX stockholders’ approval of the Merger Proposal is a condition for the merger to occur. If WPX stockholders fail to approve the Merger Proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote

Only holders of WPX Common Stock at the close of business on November 4, 2020, the record date for the WPX Special Meeting, will be entitled to notice of, and to vote at, the WPX Special Meeting or any adjournment or postponement of the WPX Special Meeting. At the close of business on the WPX Record Date, [                 ] shares of WPX Common Stock were issued and outstanding.

Holders of WPX Common Stock are entitled to one vote for each share of WPX Common Stock they own at the close of business on the WPX Record Date.

Quorum; Adjournment

The presence at the WPX Special Meeting of the holders of a majority of the shares of WPX Common Stock entitled to vote at the meeting as of the close of business on the WPX Record Date, represented in person or by proxy, will constitute a quorum. As a result, there must be [                 ] shares represented by proxy or by stockholders present and entitled to vote at the WPX Special Meeting in order to have a quorum. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the WPX Special Meeting. There must be a quorum for business to be conducted at the WPX Special Meeting.

The chairman of the meeting or the stockholders, by the affirmative vote of a majority of the voting power of the shares so represented, may adjourn the meeting from time to time, whether or not there is such a quorum. Failure of a quorum to be represented at the WPX Special Meeting will result in an adjournment of the WPX Special Meeting and may subject WPX to additional expense. Even if a quorum is present, the WPX Special Meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of approval of the Merger Proposal if sufficient votes are cast in favor of the WPX Adjournment Proposal or the chairman of the meeting so moves.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for the stockholders entitled to vote is fixed for the adjourned meeting, the WPX Board must fix a record date for the adjourned meeting in accordance with the DGCL and provide a new notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting. In addition, the WPX Special Meeting could be postponed before it commences.

If the WPX Special Meeting is adjourned or postponed for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you submit your proxy over the Internet or by telephone or submit a properly executed proxy card, even if you abstain from voting, your shares will be counted as present for purposes of determining whether a quorum exists at the WPX Special Meeting.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of WPX Common Stock entitled to vote on the proposal. Accordingly, with respect to a WPX stockholder who is present in person or represented by proxy at the WPX Special Meeting, such stockholder’s abstention from voting will have the same effect as a vote “against” the Merger Proposal. Additionally, the failure of a WPX stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee will have the same effect as a vote “against” the Merger Proposal.

Under the WPX Bylaws, approval of the WPX Adjournment Proposal and, assuming a quorum is present, the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of WPX Common Stock present in person or represented by proxy at the WPX Special Meeting and entitled to vote thereon. Accordingly, with respect to a WPX stockholder who is present in person or represented by proxy at the WPX Special Meeting, such stockholder’s abstention will be counted in connection with the determination of whether a quorum is present and will have the same effect as a vote “against” each of the Advisory Compensation Proposal and the WPX Adjournment Proposal. However, the failure of a WPX stockholder to vote on either proposal, as well as the failure of a WPX stockholder who holds shares in “street name” through a bank, broker or other nominee to give voting instructions to the bank, broker or other nominee, will have no effect on either of the Advisory Compensation Proposal or the WPX Adjournment Proposal.

The merger is conditioned on, among other things, the approval of the Merger Proposal at the WPX Special Meeting. The Advisory Compensation Proposal and the WPX Adjournment Proposal are not conditioned on the approval of any other proposal set forth in this joint proxy statement/prospectus. Regardless of whether a quorum is present at the WPX Special Meeting, the chairman of the meeting may also adjourn the WPX Special Meeting. Under the WPX Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the WPX Special Meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as voting “AGAINST” the Merger Proposal, Advisory Compensation Proposal and WPX Adjournment Proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) the Merger Proposal, (ii) the Advisory Compensation Proposal and (iii) the WPX Adjournment Proposal.

Broker non-votes occur when (i) a bank, broker or other nominee has discretionary authority to vote on one or more proposals to be voted on at a meeting of stockholders, but is not permitted to vote on other proposals without instructions from the beneficial owner of the shares and (ii) the beneficial owner fails to provide the bank, broker or other nominee with such instructions. Under NYSE rules, banks, brokers and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the WPX proposals described in this joint proxy statement/prospectus. Accordingly, if a beneficial owner of shares of WPX Common Stock held in “street name” does not give voting instructions to the bank, broker or other nominee, then those shares will not be counted as present in person or by proxy at the WPX Special Meeting.

Under the WPX Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Failure to Vote

If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or at the WPX Special Meeting, your shares will not be voted at the WPX Special Meeting, will not be counted as present in person or by proxy at the WPX Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

For purposes of the Merger Proposal, provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have the same effect as a vote “AGAINST” the Merger Proposal.

Provided a quorum is present, a failure to vote, or a failure to instruct your bank, broker, trust or other nominee to vote, will have no effect on the outcome of a vote on either of the Advisory Compensation Proposal or the WPX Adjournment Proposal. An abstention from voting will have the same effect as a vote “AGAINST” each of the Merger Proposal, the Advisory Compensation Proposal and the WPX Adjournment Proposal.

If you sign, date and return your proxy card and do not indicate how you want your shares of WPX Common Stock to be voted, then your shares of WPX Common Stock will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the WPX Adjournment Proposal.

Under the WPX Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

Voting by WPX’s Directors and Executive Officers

At the close of business on [                 ], 2020, directors and executive officers of WPX were entitled to vote [                ] shares of WPX Common Stock, or approximately [    ]% of the shares of WPX Common Stock issued and outstanding on that date. Directors and executive officers of WPX have informed WPX that they intend to vote their shares in favor of the Merger Proposal, the Advisory Compensation Proposal and the WPX Adjournment Proposal, although none of the directors and executive officers are obligated to do so.

Voting at the WPX Special Meeting

The WPX Special Meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual WPX Special Meeting will be held on [                 ] at [●] [a.m./p.m.], Central Time. To participate in the WPX Special Meeting and submit questions during the special meeting, visit [                ] and enter the 16-digit control number on the proxy card, voting instruction form or notice you received. Online check-in will begin at [●] [a.m./p.m.], Central Time. Please allow time for online check-in procedures.

The virtual stockholder meeting format uses technology designed to increase stockholder access, save WPX and WPX stockholders time and money, and provide WPX stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, WPX provides stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting. Although WPX offers four different voting methods, WPX encourages you to submit a proxy to vote either over the Internet or by telephone to ensure that your shares are represented and voted at the WPX Special Meeting.

•

To Submit a Proxy to Vote over the Internet: To submit a proxy to vote over the Internet, go to [                 ] and follow the steps outlined on the secured website. You will need the number included on your proxy card to obtain your records and to create an electronic voting instruction form. If you submit your proxy to vote over the Internet, you do not have to mail in a proxy card. If you choose to submit your vote via proxy over the Internet, you must do so prior to 11:59 p.m., Eastern Time, on [                ], 2020.

•

To Submit a Proxy by Telephone: To submit a proxy to vote by telephone, call toll-free [                 ] within the U.S., U.S. territories and Canada on a touch-tone telephone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote by proxy by telephone. If you submit your proxy to vote by telephone, you do not have to mail in a proxy card. If you choose to submit your vote via proxy by telephone, you must do so prior to 11:59 p.m., Eastern Time, on [             ], 2020.

•

To Submit a Proxy by Mail: To submit a proxy to vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of WPX Common Stock to be voted with regard to a particular proposal, your shares of WPX Common Stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the WPX Special Meeting and cannot be voted.

•	To Vote Virtually at the WPX Special Meeting: To vote virtually at the WPX Special Meeting, follow the instructions at [ ].

If your shares are held by your bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a vote instruction form from your bank, broker or other nominee seeking instruction from you as to how your shares should be voted.

If you sign your proxy, but do not indicate how you wish to vote, your shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the WPX Adjournment Proposal.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the WPX Special Meeting. If you are the stockholder of record of your shares, you may revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on [ ], 2020;

•	timely delivering a written notice that you are revoking your proxy to WPX’s Corporate Secretary;

•	timely delivering a valid, later-dated proxy; or

•

attending the WPX Special Meeting and voting. Your virtual attendance at the WPX Special Meeting will not revoke your proxy unless you give written notice of revocation to WPX’s Corporate Secretary before your proxy is exercised or unless you vote your shares in person at the WPX Special Meeting.

If you are the beneficial owner of shares held in “street name,” you should contact your bank, broker or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The WPX Board is soliciting your proxy in connection with the WPX Special Meeting, and WPX will bear the cost of soliciting such proxies, including the costs of printing and filing this joint proxy statement/prospectus. WPX has retained Georgeson LLC as proxy solicitor to assist with the solicitation of proxies in connection with the WPX Special Meeting. [WPX estimates it will pay Georgeson a fee of approximately $[        ], in addition to the reimbursement of expenses, for these services.] Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through banks, brokers and other nominees to the beneficial owners of shares of WPX Common Stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of WPX’s directors, officers and employees, without additional compensation.

Tabulation of Votes

[                ] will tabulate the votes at the WPX Special Meeting.

Appraisal Rights

WPX stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. For additional information, please see “The Merger—No Appraisal Rights.”

Householding of WPX Special Meeting Materials

Each registered WPX stockholder will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. For more details, see “Householding of Proxy Materials.”

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus or the enclosed proxy card or voting instructions, please contact [                ], at WPX’s principal executive offices on the 25th floor of 3500 One Williams Center, Tulsa, Oklahoma.

Assistance

If you need assistance voting or in completing your proxy card or have questions regarding the WPX Special Meeting, please contact the WPX Solicitation Agent:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, New York 10104

Stockholders, banks and brokers call toll-free: (800) 903-2897

WPX PROPOSAL 1—THE MERGER PROPOSAL

This proxy statement/prospectus is being furnished to WPX stockholders as part of the solicitation of proxies by the WPX Board for use at the WPX Special Meeting to consider and vote upon a proposal to adopt the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus, and approve the transactions contemplated thereby, including the merger.

The WPX Board, after due and careful discussion and consideration, unanimously adopted, approved and declared advisable the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement and determined that the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, WPX and its stockholders.

Required Vote of Stockholders

The WPX Board accordingly unanimously recommends that WPX stockholders vote “FOR” the proposal to adopt the Merger Agreement and approve the merger, as disclosed in this joint proxy statement/prospectus, particularly the related narrative disclosures in the sections of this joint proxy statement/prospectus entitled “The Merger” and “The Merger Agreement” and as attached as Annex A to this joint proxy statement/prospectus.

Approval of the Merger Proposal is a condition to completion of the merger.

The vote on the Merger Proposal is a vote separate and apart from the vote to approve either the Advisory Compensation Proposal or the WPX Adjournment Proposal. Accordingly, a WPX stockholder may vote to approve the Merger Proposal and vote not to approve the Advisory Compensation Proposal or the WPX Adjournment Proposal, and vice versa.

Approval of the Merger Proposal requires the affirmative vote of holders of a majority of the outstanding shares of WPX Common Stock entitled to vote thereon. A failure to vote, a broker non-vote or an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.

Pursuant to the EnCap Support Agreement, EnCap (which collectively with its affiliated entities beneficially owned approximately 27.3% of the outstanding shares of WPX Common Stock as of October 29, 2020), has agreed, subject to the terms and conditions thereof, to vote their shares of WPX Common Stock in favor of the Merger Proposal. For a more complete discussion of the EnCap Support Agreement, please see “The Merger Agreement—EnCap Support Agreement.”

THE WPX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL

WPX PROPOSAL 2—THE ADVISORY COMPENSATION PROPOSAL

WPX is asking its stockholders to approve, on an advisory (non-binding) basis, the compensation that will or may be paid to WPX’s named executive officers in connection with the merger. Because the vote on the Advisory Compensation Proposal is advisory only, it will not be binding on either WPX or Devon. Accordingly, if the Merger Proposal is approved and the merger is completed, the merger-related compensation will be payable to WPX’s named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the Advisory Compensation Proposal.

Required Vote of Stockholders

The WPX Board unanimously recommends that WPX stockholders vote “FOR” the proposal to approve the Advisory Compensation Proposal.

Under the WPX Bylaws, and assuming a quorum is present, approval of the Advisory Compensation Proposal requires the affirmative vote of the holders of a majority of the shares of WPX Common Stock present in person or represented by proxy at the WPX Special Meeting and entitled to vote thereon. Accordingly, a failure to vote or a broker non-vote will have no effect on the outcome of the vote for the Advisory Compensation Proposal, whereas an abstention will have the same effect as a vote “AGAINST” the Advisory Compensation Proposal. Under the WPX Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

The vote on the Advisory Compensation Proposal is a vote separate and apart from the vote to approve either the Merger Proposal or the WPX Adjournment Proposal. Accordingly, a WPX stockholder may vote to approve the Advisory Compensation Proposal and vote not to approve the Merger Proposal or the WPX Adjournment Proposal, and vice versa.

THE WPX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL

WPX PROPOSAL 3—THE WPX ADJOURNMENT PROPOSAL

The WPX Special Meeting may be adjourned to another time and place, including, if necessary to permit solicitation of additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to WPX stockholders.

WPX is asking its stockholders to authorize the holder of any proxy solicited by the WPX Board to vote in favor of any adjournment of the WPX Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal or to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to WPX stockholders.

Required Vote of Stockholders

The WPX Board unanimously recommends that WPX stockholders vote “FOR” the proposal to adjourn the WPX Special Meeting, if necessary.

Under the WPX Bylaws, approval of the WPX Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of WPX Common Stock present in person or represented by proxy at the WPX Special Meeting and entitled to vote thereon. Accordingly, a failure to vote or a broker non-vote will have no effect on the outcome of the vote for the WPX Adjournment Proposal, whereas an abstention will have the same effect as a vote “AGAINST” the WPX Adjournment Proposal. Under the WPX Bylaws, virtual attendance at the special meeting constitutes presence in person for purposes of the vote required.

The vote on the WPX Adjournment Proposal is a vote separate and apart from the vote to approve the Merger Proposal. Accordingly, a WPX stockholder may vote to approve the Merger Proposal and vote not to approve the WPX Adjournment Proposal, and vice versa.

THE WPX BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE WPX ADJOURNMENT PROPOSAL

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On September 26, 2020, Devon, Merger Sub and WPX entered into the Merger Agreement, which provides that Merger Sub, a wholly-owned, direct subsidiary of Devon, will merge with and into WPX, with WPX continuing as the surviving corporation and a wholly-owned, direct subsidiary of Devon. If the merger is completed, WPX stockholders will receive, in exchange for each share of WPX Common Stock, 0.5165 of a share of Devon Common Stock.

The following unaudited pro forma combined financial statements (the “Pro Forma Financial Statements”) have been prepared from the respective historical consolidated financial statements of Devon and WPX and have been adjusted to reflect (i) the completion of the merger, (ii) WPX’s acquisition of Felix, which was completed on March 6, 2020 and (iii) Devon’s divestiture of its Barnett assets, which was completed on October 1, 2020 (collectively, the “Transactions”). The unaudited pro forma combined statements of operations (the “Pro Forma Statements of Operations”) for the year ended December 31, 2019 and for the nine months ended September 30, 2020, are presented as if the Transactions had been completed on January 1, 2019. The unaudited pro forma combined balance sheet (the “Pro Forma Balance Sheet”) is presented as if the Transactions had been completed on September 30, 2020, except for the Felix transaction completed on March 6, 2020.

The Pro Forma Financial Statements have been developed from and should be read in conjunction with:

•	the unaudited consolidated financial statements of Devon included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;

•	the unaudited consolidated financial statements of WPX included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020;

•	the audited consolidated financial statements of Devon included in its Annual Report on Form 10-K for the year ended December 31, 2019;

•	the audited consolidated financial statements of WPX included in its Annual Report on Form 10-K for the year ended December 31, 2019;

•

WPX’s Current Report on Form 8-K/A filed on March 12, 2020, which includes its unaudited pro forma consolidated statement of operations for the year ended December 31, 2019, to present the effects of the Felix acquisition and also includes the audited financial statements of Felix for the year ended December 31, 2019; and

•	other information relating to Devon and WPX contained in or incorporated by reference into this joint proxy statement/prospectus.

The Pro Forma Financial Statements have been prepared to reflect adjustments to Devon’s historical consolidated financial information that are (i) directly attributable to the Transactions, (ii) factually supportable and (iii) with respect to the Pro Forma Statements of Operations, expected to have a continuing impact on Devon’s results. Accordingly, the Pro Forma Financial Statements reflect the following:

•	the merger, using the acquisition method of accounting, with Devon as the accounting acquirer and each share of WPX Common Stock converted into 0.5165 of a share of Devon Common Stock;

•	the assumption of liabilities for expenses directly attributable to the merger;

•	Devon’s divestiture of its Barnett Shale assets;

•	WPX’s acquisition of Felix; and

•	the reclassification of certain of WPX’s historical amounts to conform to Devon’s financial statement presentation.

The acquisition method of accounting requires fair values be estimated and determined for the merger consideration, as well as the assets acquired and liabilities assumed by Devon upon completing the merger. As of the date of this joint proxy statement/prospectus, Devon has used currently available information to determine preliminary fair value estimates for the merger consideration and its allocation to the WPX assets acquired and liabilities assumed. Until the merger is completed, Devon and WPX are limited in their ability to share certain information. Therefore, Devon estimated the fair value of WPX’s assets and liabilities based on reviews of WPX’s SEC filings, preliminary valuation studies, allowed discussions with WPX’s management and other due diligence procedures. The assumptions and estimates used to make the preliminary pro forma adjustments are described in the notes accompanying the Pro Forma Financial Statements.

Upon completing the merger, Devon will determine the value of the merger consideration using the Devon Common Stock closing price and WPX Common Stock outstanding on the merger’s closing date. Additionally, after completing the merger, Devon will identify the WPX assets acquired and liabilities assumed and make final determinations of their fair values using relevant information available at that time. As a result of the foregoing, the pro forma adjustments with respect to the merger are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Any increases or decreases in the merger consideration and the fair value of assets acquired and liabilities assumed upon completion of the final valuations may be materially different from the information presented in the Pro Forma Financial Statements.

The Pro Forma Financial Statements are presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Transactions occurred on the dates indicated. Further, the Pro Forma Financial Statements do not purport to project the future operating results or financial position of the combined company following the Transactions. Devon’s actual financial position and results of operations following completion of the merger may differ materially from these Pro Forma Financial Statements.

Although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, the Pro Forma Financial Statements do not reflect the benefits of expected cost savings (or associated costs to achieve such savings), opportunities to earn additional revenue or other factors that may result after the merger and, accordingly, do not attempt to predict or suggest future results. Specifically, the Pro Forma Statements of Operations exclude projected synergies expected to be achieved as a result of the merger, which are described in the section entitled “ The Merger—Recommendation of the Devon Board and its Reasons for the Merger ” beginning on page 63, as well as any associated costs that may be required to achieve the identified synergies. The Pro Forma Statements of Operations also exclude the effects of transaction costs associated with the merger, costs associated with restructuring actions, integration activities or asset dispositions resulting from the merger, which to the extent they occur, are expected to be non-recurring and will not have been incurred at the closing date of the merger. However, such costs could affect the combined company following the merger in the period the costs are incurred or recorded. Further, the Pro Forma Financial Statements do not reflect the effect of any regulatory actions that may impact the results of the combined company following the merger.

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

SEPTEMBER 30, 2020

(IN MILLIONS)

	Historical			Pro Forma Adjustments
	Devon	WPX	Total	Reclass(a)	Barnett(b)	WPX Merger		Pro Forma Devon
Cash and cash equivalents	$1,707	$195	$1,902	$—	$315	$—		$2,217
Cash restricted for discontinued operations	190	—	190	—	—	—		190
Accounts receivable	493	446	939	(38)	—	—		901
Current assets associated with discontinued operations	728	—	728	—	(693)	—		35
Derivative assets	—	188	188	(188)	—	—		—
Inventories	—	23	23	(23)	—	—		—
Other current assets	359	39	398	249	—	—		647

Total current assets	3,477	891	4,368	—	(378)	—		3,990
Oil and gas property and equipment, net	4,553	—	4,553	7,965	—	(2,041	)(d)	10,477
Other property and equipment, net	1,003	—	1,003	480	—	—		1,483

Total property and equipment, net	5,556	—	5,556	8,445	—	(2,041)		11,960
Properties and equipment	—	10,533	10,533	(10,533)	—	—		—
Less—accumulated depreciation, depletion and amortization	—	(2,095)	(2,095)	2,095	—	—		—

Properties and equipment, net	—	8,438	8,438	(8,438)	—	—		—
Goodwill	753	—	753	—	—	—		753
Right-of-use assets	226	—	226	75	—	—		301
Investments	—	38	38	(38)	—	—		—
Derivative assets	—	16	16	(16)	—	—		—
Other long-term assets	233	118	351	(28)	—	172	(d)	495
Long-term assets associated with discontinued operations	81	—	81	—	60	—		141

Total long-term assets	6,849	8,610	15,459	—	60	(1,869)		13,650

Total assets	$10,326	$9,501	$19,827	$—	$(318)	$(1,869)		$17,640

Accounts payable	$415	$529	$944	$(193)	$—	$—		$751
Revenues and royalties payable	562	—	562	232	—	—		794
Current liabilities associated with discontinued operations	463	—	463	—	(318)	—		145
Derivatives liabilities	—	124	124	(124)	—	—		—
Other current liabilities	269	234	503	85	—	(65	)(g)	653

Total current liabilities	1,709	887	2,596	—	(318)	65		2,343
Long-term debt	4,297	3,213	7,510	—	—	270	(d)	7,780
Lease liabilities	245	—	245	24	—	—		269
Asset retirement obligations	398	—	398	114	—	(35	)(d)	477
Other long-term liabilities	372	669	1,041	(63)	—	(47	)(d)	931
Long-term liabilities associated with discontinued operations	157	—	157	—	—	—		157
Deferred income taxes	—	109	109	—	—	(109	)(d)	—
Derivative liabilities	—	75	75	(75)	—	—		—

Total long-term liabilities	5,469	4,066	9,535	—	—	79		9,614

Total liabilities	7,178	4,953	12,131	—	(318)	144		11,957
Preferred units of consolidated partnership	—	12	12	—	—	—		12
Common stock	38	6	44	—	—	29	(e)	67
						(6	)(f)
Additional paid-in capital	2,750	8,663	11,413	—	—	2,559	(e)	5,309
						(8,663	)(f)
Retained earnings	351	(4,133)	(3,782)	—	—	4,133	(f)	286
						(65	)(g)
Accumulated other comprehensive loss	(116)	—	(116)	—	—	—		(116)

Total stockholders’ equity attributable to Devon	3,023	4,536	7,559	—		(2,013)		5,546
Noncontrolling interests	125	—	125	—	—	—		125

Total equity	3,148	4,536	7,684	—	—	(2,013)		5,671

Total liabilities and equity	$10,326	$9,501	$19,827	$—	$(318)	$(1,869)		$17,640

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR NINE MONTHS ENDED SEPTEMBER 30, 2020

(IN MILLIONS)

	Historical			Pro Forma Adjustments
	Devon	WPX	Total	Reclass(a)	Felix(c)	WPX Merger		Pro Forma Devon
Oil, gas and NGL sales	$1,909	$—	$1,909	$1,414	$—	$—		$3,323
Oil, gas and NGL derivatives	272	—	272	503	—	—		775
Marketing and midstream revenues	1,367	—	1,367	153	—	—		1,520
Oil sales	—	1,142	1,142	(1,278)	136	—		—
Natural gas sales	—	38	38	(39)	1	—		—
Natural gas liquid sales	—	87	87	(97)	10	—		—
Net gain on derivatives	—	484	484	(503)	19	—		—
Commodity management	—	144	144	(144)	—	—		—
Other	—	9	9	(9)	—	—		—

Total revenues	3,548	1,904	5,452	—	166	—		5,618

Production expenses	852	—	852	630	—	—		1,482
Exploration expenses	163	101	264	—	8	—		272
Marketing and midstream expenses	1,395	—	1,395	153	—	—		1,548
Depreciation, depletion and amortization	999	726	1,725	—	39	(123	)(h)	1,641
Asset impairments	2,666	967	3,633	8	—	—		3,641
Asset dispositions	—	—	—	(5)	—	—		(5)
General and administrative expenses	256	144	400	—	3	—		403
Financing costs, net	200	—	200	166	—	—		366
Restructuring and transaction costs	32	30	62	—	(30)	—		32
Lease and facility operating	—	287	287	(316)	29	—		—
Gathering, processing and transportation	—	194	194	(211)	17	—		—
Taxes other than income	—	97	97	(107)	10	—		—
Commodity management	—	161	161	(161)	—	—		—
Interest expense	—	145	145	(145)	—	—		—
Loss on extinguishment of debt	—	23	23	(23)	—	—		—
Gains on equity method investment transactions	—	(2)	(2)	2	—	—		—
Equity earnings	—	(14)	(14)	14	—	—		—
Other income	—	(2)	(2)	3	(1)	—		—
Other expenses	(35)	8	(27)	(8)	—	—		(35)

Total expenses	6,528	2,865	9,393	—	75	(123)		9,345

Earnings (loss) from continuing operations before income taxes	(2,980)	(961)	(3,941)	—	91	123		(3,727)
Income tax expense (benefit)	(510)	(194)	(704)	—	18	468	(i)	(218)

Net earnings (loss) from continuing operations	(2,470)	(767)	(3,237)	—	73	(345)		(3,509)
Net earnings attributable to noncontrolling interests	5	3	8	—	—	—		8

Net earnings (loss) from continuing operations attributable to Devon	$(2,475)	$(770)	$(3,245)	$—	$73	$(345)		$(3,517)

Loss per share:
Basic	$(6.58)							$(5.27)
Diluted	$6.58)							$(5.27)
Weighted average shares outstanding
Basic	377					290	(j)	667
Diluted	377					290	(j)	667

DEVON ENERGY CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2019

(IN MILLIONS)

	Historical			Pro Forma Adjustments
	Devon	WPX	Total	Reclass(a)	Felix(c)	WPX Merger		Pro Forma Devon
Oil, gas and NGL sales	$3,809	$—	$3,809	$2,952	$—	$—		$6,761
Oil, gas and NGL derivatives	(454)	—	(454)	(169)	—	—		(623)
Marketing and midstream revenues	2,865	—	2,865	198	—	—		3,063
Oil sales	—	2,050	2,050	(2,706)	656	—		—
Natural gas sales	—	75	75	(86)	11	—		—
Natural gas liquid sales	—	122	122	(160)	38	—		—
Net loss on derivatives	—	(153)	(153)	169	(16)	—		—
Commodity management	—	194	194	(194)	—	—		—
Other	—	4	4	(4)	—	—		—

Total revenues	6,220	2,292	8,512	—	689	—		9,201

Production expenses	1,197	—	1,197	962	—	—		2,159
Exploration expenses	58	95	153	—	19	—		172
Marketing and midstream expenses	2,812	—	2,812	163	—	—		2,975
Depreciation, depletion and amortization	1,497	928	2,425	—	160	(263	)(h)	2,322
Asset impairments	—	—	—	—	—	—		—
Asset dispositions	(48)	—	(48)	—	—	—		(48)
General and administrative expenses	475	206	681	—	19	—		700
Financing costs, net	250	—	250	246	—	—		496
Restructuring and transaction costs	84	3	87	—	(3)	—		84
Lease and facility operating	—	374	374	(490)	116	—		—
Gathering, processing and transportation	—	183	183	(254)	71	—		—
Taxes other than income	—	178	178	(222)	44	—		—
Commodity management	—	163	163	(163)	—	—		—
Interest expense	—	159	159	(200)	41	—		—
Loss on extinguishment of debt	—	47	47	(47)	—	—		—
Gains on equity method investment transactions	—	(380)	(380)	—	—	—		(380)
Equity earnings	—	(9)	(9)	9	—	—		—
Other income	—	(1)	(1)	2	(1)	—		—
Other expenses	4	18	22	(6)	—	—		16

Total expenses	6,329	1,964	8,293	—	466	(263)		8,496

Earnings (loss) from continuing operations before income taxes	(109)	328	219	—	223	263		705
Income tax expense (benefit)	(30)	70	40	—	52	(117	)(i)	(25)

Net earnings (loss) from continuing operations	(79)	258	179	—	171	380		730
Net earnings attributable to noncontrolling interests	2	—	2	—	—	—		2

Net earnings (loss) from continuing operations attributable to Devon	$(81)	$258	$177	$—	$171	$380		$728

Earnings (loss) per share:
Basic	$(0.21)							$1.05
Diluted	$(0.21)							$1.05
Weighted average shares outstanding
Basic	401					290	(j)	691
Diluted	401					292	(j)	693

Basis of Presentation

The Devon and WPX historical financial information have been derived from each respective company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019. Certain of WPX’s historical amounts have been reclassified to conform to Devon’s financial statement presentation. The unaudited pro forma adjustments related to WPX’s Felix acquisition are from WPX’s Current Report on Form 8-K/A filed on March 12, 2020, which also included the audited financial statements of Felix for the year ended December 31, 2019. The unaudited pro forma adjustments related to Devon’s Barnett Shale divestiture are derived from Note 17 of “Part 1: Financial Information – Item 1. Financial Statements” in Devon’s Quarterly Report on Form 10-Q for the quarter ended September, 30, 2020. These Pro Forma Financial Statements should be read in conjunction with the historical financial statements and related notes thereto of Devon and WPX, as well as the pro forma financial information included in the WPX Current Report referenced above.

The Pro Forma Balance Sheet is presented as if the merger had been completed on September 30, 2020. The Pro Forma Statements of Operations are presented as if the merger had been completed on January 1, 2019.

The Pro Forma Financial Statements reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. All adjustments have been made that are necessary to present fairly the Pro Forma Financial Statements. The Pro Forma Financial Statements do not purport to represent what the combined company’s financial position or results of operations would have been if the transactions had actually occurred on the dates indicated, nor are they indicative of Devon’s future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these Pro Forma Financial Statements.

Merger Consideration and Purchase Price Allocation

As the accounting acquirer, Devon will account for the merger using the acquisition method of accounting for business combinations. The allocation of the preliminary estimated purchase price with respect to the merger is based upon Devon’s estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of September 30, 2020 using currently available information. Because the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations of the combined companies may be materially different from the pro forma amounts included herein. Devon expects to finalize the purchase price allocation as soon as practicable after completing the merger.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of the Devon Common Stock consideration issued to WPX stockholders, based on the Devon Common Stock closing price and the WPX Common Stock outstanding at the closing date of the merger;

•

changes in the estimated fair value of WPX’s identifiable assets acquired and liabilities assumed as of the closing of the merger, which could result from changes in oil and natural gas commodity prices, reserve estimates, discount rates and other factors;

•	the tax bases of WPX’s assets and liabilities as of the closing date of the merger; and

•	the factors described in the section entitled “Risk Factors” beginning on page 32.

The preliminary value of the merger consideration and its allocation to the net assets acquired is as follows:

Preliminary Purchase Price Allocation
(in millions)
Consideration:
WPX Common Stock outstanding	561.0
Exchange Ratio	0.5165

Devon Common Stock issued	289.8
Devon closing price on October 30, 2020	$8.93

Total consideration	$2,588

Assets acquired:
Cash and cash equivalents	$195
Accounts receivable	408
Other current assets	288
Right-of-use assets	75
Oil and gas property and equipment, net	5,924
Other property and equipment, net	480
Other long-term assets	262

Total assets acquired	$7,632

Liabilities assumed:
Accounts payable	$336
Revenue and royalties payable	232
Other current liabilities	319
Long-term debt	3,483
Lease liabilities	24
Asset retirement obligations	79
Other long-term liabilities	559
Preferred units of consolidated partnership	12

Total liabilities assumed	$5,044

Net assets acquired	$2,588

As a result of the merger, WPX stockholders will receive, in exchange for each share of WPX Common Stock, 0.5165 shares of Devon Common Stock.

From September 25, 2020, the last trading date prior to the initial public announcement of the merger to [             ], 2020, the preliminary value of Devon’s merger consideration to be issued had increased by approximately $[        ] million, as a result of the increase in the share price for Devon Common Stock from $8.82 to $[        ]. The final value of Devon’s consideration will be determined based on the actual number of shares of Devon Common Stock issued and the market price of Devon Common Stock at the Effective Time. A 10 percent increase or decrease in the closing price of Devon Common Stock, as compared to the [            ], 2020 closing price of $[        ], would increase or decrease the merger consideration by approximately $[        ] million, assuming all other factors are held constant.

Pro Forma Adjustments

The following adjustments have been made to the accompanying Pro Forma Financial Statements to give effect to the merger:

(a)	The following reclassifications conform WPX’s historical financial information to Devon’s financial statement presentation:

Pro Forma Balance Sheet as of September 30, 2020

•	Current assets: Reclassification of $38 million income tax receivable included within accounts receivable, $188 million of derivative assets and $23 million of inventories to other current assets.

•

Property and equipment: Reclassification of $10.5 billion of properties and equipment to oil and gas property and equipment, net, for $9.9 billion and other property and equipment, net, for $654 million. Reclassification of $2.1 billion of accumulated depreciation, depletion and amortization to oil and gas property and equipment, net, for $1.9 billion and other property and equipment, net, for $181 million. Reclassification of $7 million of pipeline linefill included within other long-term assets to other property and equipment, net.

•

Other long-term assets: Reclassification of $75 million of other long-term assets to right-of-use assets. Reclassification of $38 million of investments and $16 million of derivative assets to other long-term assets. Reclassification of $7 million of pipeline linefill included within other long-term assets to other property and equipment, net.

•

Current liabilities: Reclassification of $193 million of accounts payable to revenues and royalties payable. Reclassification of $39 million of production and severance taxes payable included within other current liabilities to revenues and royalties payable. Reclassification of $124 million of derivative liabilities to other current liabilities.

•

Other long-term liabilities: Reclassification of $24 million of other long-term liabilities to lease liabilities and $114 million of other-long-term liabilities to asset retirement obligations. Reclassification of $75 million of derivative liabilities to other long-term liabilities.

Pro Forma Statement of Operations for the Nine Months Ended September 30, 2020

•

Revenues: Reclassification of $1.3 billion, $39 million and $97 million of WPX’s disaggregated oil, natural gas and NGL sales, respectively, to aggregated oil, gas and NGL sales. Reclassification of $503 million net gain (loss) on derivatives to oil, gas and NGL derivatives. Reclassification of $144 million of commodity management revenues and $9 million of other revenues to marketing and midstream revenues.

•

Expenses: Reclassification of $312 million of lease and facility operating expenses, $211 million of gathering, processing and transportation expenses and $107 million of taxes other than income to production expenses. Reclassification of $153 million from commodity management expenses to marketing and midstream expenses. Reclassification of $8 million lower of cost or market adjustment included within commodity management expenses to asset impairments. Reclassification of $5 million of other income to asset dispositions. Reclassification of $145 million of interest expense, $23 million of loss on extinguishment of debt and $2 million of interest income included within other income to financing costs, net. Reclassification of $4 million of asset retirement obligation accretion included within lease and facility operating expense, $14 million of equity earnings, $3 million of other income and $2 million gain on equity method transactions to other expenses.

Pro Forma Statement of Operations for the Year Ended December 31, 2019

•

Revenues: Reclassification of $2.7 billion, $86 million and $160 million of WPX’s disaggregated oil, natural gas and NGL sales, respectively to aggregated oil, gas and NGL sales. Reclassification of $169 million net loss on derivatives to oil, gas and NGL derivatives. Reclassification of $194 million of commodity management revenues and $4 million of other revenues to marketing and midstream revenues.

•	Expenses: Reclassification of $486 million of lease and facility operating expenses, $254 million of gathering, processing and transportation expenses and $222 million of taxes other than income to production expenses. Reclassification of $163 million from commodity management expenses to marketing and midstream expenses. Reclassification of $200 million of interest expense and $47 million loss on extinguishment of debt to financing costs, net. Reclassification of $1 million of interest income from other income to financing costs, net. Reclassification of $4 million of asset retirement obligation accretion included within lease and facility operating expense, $9 million of equity earnings and $2 million of other income to other expenses.

(b)	These adjustments are derived from Note 17 of “Part 1: Financial Information—Item 1. Financial Statements” of Devon’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020.

(c)

For the nine months ended September 30, 2020, these adjustments are based on the pro forma information presented in WPX’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 and information provided by WPX management. For the year ended December 31, 2019, these adjustments reflect the pro forma adjustments presented in WPX’s Current Report on Form 8-K/A filed on March 12, 2020.

(d)	These adjustments reflect the estimated fair value of Devon Common Stock of $2.6 billion allocated to the estimated fair values of the assets acquired and liabilities assumed as follows:

•	Total property and equipment, net: $1.5 billion decrease in WPX’s net book value of proved oil and gas properties and $0.5 billion decrease in WPX’s unproved oil and gas properties.

•	Other long-term assets: $179 million increase in WPX’s net book value of investments and an $8 million decrease in debt issuance costs associated with WPX’s credit facility.

•	Long-term debt: $270 million increase in WPX’s book value.

•	Asset retirement obligations: $35 million decrease in WPX’s book value.

•	Other long-term liabilities: $47 million decrease in WPX’s book value.

•

Deferred income taxes: $109 million decrease in deferred tax liabilities upon completing the merger. The increase in deferred tax assets resulting from the change in the book value of oil and gas properties and the carryover tax basis of such assets is completely offset by an increase in the valuation allowance that Devon maintains against its net deferred tax asset. Accordingly, this results in no deferred tax balance for the combined company. Further, the combined company’s ability to utilize net operating losses, as well as other credit carryforwards, to offset taxable income and the associated tax liability, will continue to be hindered pursuant to limitations in Section 382 of the Internal Revenue Code. Thus, the need for a valuation allowance may continue in future periods.

(e)	These adjustments reflect the increase in Devon Common Stock and additional paid-in capital resulting from the issuance of Devon Common Stock to WPX stockholders to effect the transaction.

(f)	These adjustments reflect the elimination of WPX’s historical equity balances.

(g)

This adjustment reflects the estimated transaction costs of $65 million related to the merger, including underwriting, banking, legal and accounting fees that are not capitalized as part of the transaction. The costs are not reflected in the historical September 30, 2020 consolidated balance sheets of Devon and WPX, but are reflected in the Pro Forma Balance Sheet as an increase to other current liabilities as they will be expensed by Devon and WPX as incurred. These amounts and their corresponding tax effect have not been reflected in the Pro Forma Statements of Operations due to their nonrecurring nature.

(h)	These adjustments reflect the decrease to depreciation, depletion and amortization expense resulting from the change in the basis of property and equipment.

(i)

These adjustments adjust deferred income tax expense (benefit) to zero. No deferred income tax expense (benefit) is reflected in the Pro Forma Statements of Operations because Devon is in a historical 100% deferred tax asset valuation allowance position and expects to maintain the same position after completing the merger. The remaining income tax benefit in the Pro Forma Statements of

Operations relates to current tax benefits. Since the income tax rate used in these Pro Forma Statements of Operations is an estimate, it will likely vary from the actual effective rates in periods subsequent to the merger due to a variety of reasons including post-merger activities.

	Historical Total	Felix	WPX Merger	Pro Forma Devon
	($ in millions)
For the nine months ended September 30, 2020:
Current income tax benefit	$(218)	$—	$—	$(218)
Deferred income tax expense/(benefit)	(486)	18	468	—

Total income tax expense/(benefit)	$(704)	$18	$468	$(218)

For the year ended December 31, 2019:
Current income tax benefit	$(25)	$—	$—	$(25)
Deferred income tax expense/(benefit)	65	52	(117)	—

Total income tax expense/(benefit)	$40	$52	$(117)	$(25)

(j)	These adjustments reflect Devon Common Stock issued to WPX stockholders.

Supplemental Pro Forma Oil and Natural Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGL reserves prepared as of December 31, 2019, along with a summary of changes in the quantities of net remaining proved reserves during the year ended December 31, 2019. The pro forma combined standardized measure of discounted future net cash flows relating to proved reserves as of December 31, 2019, as well as changes to the standardized measure for the year ended December 31, 2019, are also presented.

This pro forma reserve, production and standardized measure information gives effect to the Transactions as if they had been completed on January 1, 2019, including WPX’s acquisition of Felix completed on March 6, 2020. However, the proved reserves and standardized measures presented below represent the respective estimates made as of December 31, 2019 by Devon, WPX and Felix while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which have occurred or may occur subsequent to (i) December 31, 2019, (ii) WPX’s acquisition of Felix or (iii) the merger. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results of the combined company.

	Oil (MMBbls)
	Devon Historical	WPX Historical	Felix Historical	Devon Pro Forma Combined
December 31, 2018	296	291	439	1,026
Revisions	(20)	(10)	(178)	(208)
Extensions and discoveries	76	57	93	226
Purchase of reserves	3	—	—	3
Production	(55)	(38)	(12)	(105)
Sale of reserves	(24)	(4)	—	(28)

December 31, 2019	276	296	342	914

Proved developed reserves:
December 31, 2018	196	156	66	418
December 31, 2019	198	184	94	476
Proved undeveloped reserves:
December 31, 2018	100	135	373	608
December 31, 2019	78	112	248	438

	Natural Gas (Bcf)
	Devon Historical	WPX Historical	Felix Historical	Devon Pro Forma Combined
December 31, 2018	1,802	618	333	2,753
Revisions	(136)	41	(72)	(167)
Extensions and discoveries	269	171	87	527
Purchase of reserves	7	—	—	7
Production	(219)	(78)	(13)	(310)
Sale of reserves	(102)	(11)	—	(113)

December 31, 2019	1,621	741	335	2,697

Proved developed reserves:
December 31, 2018	1,427	366	52	1,845
December 31, 2019	1,344	457	107	1,908
Proved undeveloped reserves:
December 31, 2018	375	252	281	908
December 31, 2019	277	284	228	789

	NGL (MMBbls)
	Devon Historical	WPX Historical	Felix Historical	Devon Pro Forma Combined
December 31, 2018	227	85	84	396
Revisions	(15)	9	(27)	(33)
Extensions and discoveries	39	25	19	83
Purchase of reserves	1	—	—	1
Production	(28)	(10)	(3)	(41)
Sale of reserves	(13)	(1)	—	(14)

December 31, 2019	211	108	73	392

Proved developed reserves:
December 31, 2018	166	48	13	227
December 31, 2019	167	65	23	255
Proved undeveloped reserves:
December 31, 2018	61	37	71	169
December 31, 2019	44	43	50	137

	Combined (MMBoe)
	Devon Historical	WPX Historical	Felix Historical	Devon Pro Forma Combined
December 31, 2018	823	479	578	1,880
Revisions	(59)	5	(217)	(271)
Extensions and discoveries	160	111	127	398
Purchase of reserves	6	—	—	6
Production	(119)	(61)	(17)	(197)
Sale of reserves	(54)	(6)	—	(60)

December 31, 2019	757	528	471	1,756

Proved developed reserves:
December 31, 2018	600	266	87	953
December 31, 2019	589	326	135	1,050
Proved undeveloped reserves:
December 31, 2018	223	213	491	927
December 31, 2019	168	202	336	706

The pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2019 is as follows:

	Year Ended December 31, 2019
	Devon Historical	WPX Historical	Felix Historical	Devon Pro Forma Combined
	($ in millions)
Future cash inflows	$20,750	$18,012	$19,223	$57,985
Future costs:
Development	(2,093)	(1,469)	(2,628)	(6,190)
Production	(9,174)	(8,407)	(8,030)	(25,611)
Future income tax expense(1)	(1,037)	(772)	—	(1,809)

Future net cash flow	8,446	7,364	8,565	24,375
10% discount to reflect timing of cash flows	(3,048)	(3,233)	(4,664)	(10,945)

Standardized measure of discounted future net cash flows	$5,398	$4,131	$3,901	$13,430

(1)

Felix elected to be treated as a partnership for income tax purposes. Accordingly, federal taxable income and losses were reported on the income tax returns of Felix’s member, and no provision for federal income taxes were recorded on the accompanying financial statements.

The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved oil, natural gas and NGL reserves for the year ended December 31, 2019 are as follows:

	Year Ended December 31, 2019
	Devon Historical	WPX Historical	Felix Historical	Devon Pro Forma Combined
	($ in millions)
Beginning balance	$7,150	$5,191	$6,328	$18,669
Net changes in prices and production costs	(2,323)	(2,247)	(2,436)	(7,006)
Oil, gas and NGL sales, net of production costs	(2,612)	(1,515)	(504)	(4,631)
Changes in estimated future development costs	303	585	1,172	2,060
Extensions and discoveries, net of future development costs	1,690	667	1,073	3,430
Purchase of reserves	43	—	—	43
Sales of reserves in place	(481)	(63)	—	(544)
Revisions of quantity estimates	(359)	85	(2,738)	(3,012)
Previously estimated development costs incurred during the period	857	636	402	1,895
Accretion of discount	506	548	583	1,637
Net change in income taxes and other	624	244	21	889

Ending balance	$5,398	$4,131	$3,901	$13,430

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of material U.S. federal income tax consequences generally applicable to a “U.S. holder” (as defined below) of WPX Common Stock that receives Devon Common Stock pursuant to the merger. This discussion is based upon the Code, Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions in effect as of the date of this joint proxy statement/prospectus, all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax, or Medicare contribution tax considerations.

The following discussion applies only to U.S. holders of WPX Common Stock who hold shares of WPX Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. holders in light of their specific circumstances and does not apply to U.S. holders subject to special treatment under the U.S. federal income tax laws (such as, for example, dealers or brokers in securities, commodities or foreign currencies, traders in securities that elect to apply a mark-to-market method of accounting, banks and certain other financial institutions, insurance companies, mutual funds, tax-exempt organizations, holders subject to the alternative minimum tax provisions of the Code, partnerships, S corporations or other pass-through entities (or investors in such partnerships, S corporations or other such pass-through entities), regulated investment companies, real estate investment trusts, former citizens or residents of the United States, holders whose functional currency is not the U.S. dollar, holders who hold shares of WPX Common Stock as part of a hedge, straddle, constructive sale or conversion transaction or other integrated investment, or holders who acquired WPX Common Stock pursuant to the exercise of employee stock options, through a tax qualified retirement plan or otherwise as compensation, or holders who actually or constructively own more than 5% of the outstanding shares of WPX Common Stock).

For purposes of this discussion, a “U.S. holder” is a beneficial owner of WPX Common Stock that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or entity treated as a corporation, organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate, the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) such trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds WPX Common Stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. Any entity treated as a partnership for U.S. federal income tax purposes that holds WPX Common Stock, and any partners in such partnership, should consult their tax advisors regarding the tax consequences of the merger to their specific circumstances.

The tax consequence of the merger to any holder of WPX Common Stock that is not a U.S. holder are not discussed in this joint proxy statement/prospectus. Such holders should consult their own tax advisors regarding the tax consequences of the merger to them in light of their specific circumstances.

Assuming that the merger is completed as currently contemplated, Devon and WPX intend for (and have agreed to use their respective reasonable best efforts to cause) the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, it is not a condition to Devon’s obligation or WPX’s obligation to complete the transactions that the merger qualifies as a “reorganization.” Moreover, neither Devon nor WPX will request a ruling from the IRS with respect to the tax treatment of the merger, and as a result, no assurance can be given that the IRS will not challenge the treatment of the merger as a reorganization or that a court would not sustain such a challenge. If the IRS were to challenge the “reorganization” status of the merger successfully or the form or structure of the merger was changed in a manner such that it did not qualify as a “reorganization,” the tax consequences would differ from those set forth in this joint proxy statement/prospectus and holders of WPX Common Stock could be subject to U.S. federal income tax upon the receipt of Devon Common Stock in the merger.

Provided the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the merger will generally be as follows:

Exchange of Shares of WPX Common Stock for Shares of Devon Common Stock

Upon the exchange of a U.S. holder’s WPX Common Stock for Devon Common Stock in the merger, a U.S. holder will generally not recognize gain or loss, except with respect to cash received in lieu of fractional shares of Devon Common Stock (as discussed below). Further, such holder will have an aggregate tax basis in the Devon Common Stock received in the merger (including any fractional shares of Devon Common Stock deemed received and exchanged for cash as described below) equal to such U.S. holder’s aggregate adjusted tax basis in the WPX Common Stock surrendered in exchange therefor. A U.S. holder of WPX Common Stock will have a holding period for the shares of Devon Common Stock received in the merger (including any fractional shares deemed received and exchanged for cash as described below) that includes the holding period of the shares of WPX Common Stock surrendered in the merger.

A U.S. holder that acquired different blocks of WPX Common Stock at different times or different prices should consult its own tax advisor regarding the manner in which the basis and holding period should be allocated among the U.S. holder’s WPX Common Stock in light of the U.S. holder’s specific circumstance.

Receipt of Cash in Lieu of Fractional Shares

If a U.S. holder of WPX Common Stock receives cash in lieu of a fractional share of Devon Common Stock, the U.S. holder will generally be treated as having received such fractional share of Devon Common Stock pursuant to the merger and then as having received cash in exchange for such fractional share of Devon Common Stock. As a result, the U.S. holder will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and the U.S. holder’s basis in the fractional share of Devon Common Stock as set forth above. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if, as of the Effective Time, the U.S. holder’s holding period for such fractional share (including the holding period of shares of WPX Common Stock surrendered therefor) exceeds one year. For U.S. holders of shares of WPX Common Stock that are non-corporate holders, long-term capital gain generally will be taxed at a U.S. federal income tax rate that is lower than the rate for ordinary income or for short-term capital gains. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

Payments of any cash in lieu of a fractional share of Devon Common Stock are subject to information reporting unless the U.S. holder is an exempt recipient and may, under certain circumstances, be subject to backup withholding (currently, at a rate of 24%), unless such holder provides the withholding agent with its taxpayer identification number and otherwise complies with the backup withholding rules. Any amounts withheld from payments to a U.S. holder of shares of WPX Common Stock under the backup withholding rules are not additional tax and generally will be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability; provided that such U.S. holder timely furnishes the required information to the IRS.

This discussion of material U.S. federal income tax consequences of the merger is for general information purposes only and is not intended to be, and should not be construed as, tax advice. Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within Devon’s nor WPX’s knowledge or control. You should consult your tax advisors with respect to the application of U.S. federal income tax laws to your specific situation as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local, non-U.S. or other taxing jurisdiction.

DESCRIPTION OF DEVON CAPITAL STOCK

The following description of the Devon Common Stock is not complete and may not contain all the information you should consider before investing in Devon Common Stock. This description is a summary of certain provisions contained in, and is qualified in its entirety by reference to, Devon’s restated certificate of incorporation and Devon’s amended and restated bylaws.

General

Devon’s authorized capital stock consists of:

•	1.0 billion shares of Devon Common Stock; and

•	4.5 million shares of preferred stock, par value $1.00 per share (“preferred stock”).

As of [             ], 2020, there were [            ] shares of Devon Common Stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of Devon Common Stock will be entitled to receive dividends out of legally available funds when and if declared by the Devon Board. Subject to the rights of the holders of any outstanding shares of preferred stock, holders of shares of Devon Common Stock will be entitled to cast one vote for each share held of record on all matters submitted to a vote of stockholders. They will not be entitled to cumulative voting rights for the election of directors. The shares of Devon Common Stock have no preemptive, conversion or other rights to subscribe for or purchase any of Devon’s securities. Upon Devon’s liquidation or dissolution, the holders of shares of Devon Common Stock are entitled to share ratably in any of Devon’s assets that remain after payment or provision for payment to creditors and holders of preferred stock.

Preferred Stock

The preferred stock may be issued in one or more series. The Devon Board may establish attributes of any series, including the designation and number of shares in the series, dividend rates (cumulative or noncumulative), voting rights, redemptions, conversion or preference rights, and any other rights and qualifications, preferences and limitations or restrictions on shares of a series. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Devon without any vote or action by the stockholders and may adversely affect the voting and other rights of the holders of shares of Devon Common Stock. The specific terms of a particular series of preferred stock will be described in a certificate of designation relating to that series.

Subject to the Devon Charter and to any limitations imposed by any then outstanding preferred stock, Devon may issue additional series of preferred stock, at any time or from time to time, with such powers, preferences, rights and qualifications, limitations or restrictions as the Devon Board determines, and without further action of the stockholders, including holders of Devon’s then outstanding preferred stock, if any.

Certain Anti-takeover Matters

The Devon Charter and the Devon Bylaws contain provisions that may make it more difficult for a potential acquirer to acquire Devon by means of a transaction that is not negotiated with the Devon Board. These provisions and certain provisions of the DGCL could delay or prevent a merger or acquisition that Devon’s stockholders consider favorable.

These provisions may also discourage acquisition proposals or have the effect of delaying or preventing a change in control, which could harm Devon’s stock price. Following is a description of the anti-takeover effects of certain provisions of the Devon Charter and the Devon Bylaws.

No cumulative voting

The DGCL provides that stockholders of a Delaware corporation are not entitled to the right to cumulate votes in the election of directors unless its certificate of incorporation provides otherwise. The Devon Charter provides that cumulative voting is not permitted.

Calling of special meetings of stockholders

The Devon Bylaws provide that special meetings of Devon’s stockholders may be called only by or at the direction of the Devon Board, the chairman of the Devon Board, Devon’s president or by Devon’s secretary upon an appropriately made written request of one or more record holders owning, and having held continuously for a period of at least one year prior to the date such request is delivered, an aggregate of not less than 25% of the voting power of all outstanding shares of Devon’s capital stock.

Advance notice requirements for stockholder proposals and director nominations.

The Devon Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders or a stockholder requested special meeting of stockholders must provide timely notice of their proposal in writing to Devon’s corporate secretary.

Generally, to be timely, a stockholder’s notice regarding an annual meeting of stockholders must be received at Devon’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting. The Devon Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders, a stockholder requested special meeting of stockholders or make nominations for directors.

No action by stockholder consents

The Devon Charter provides that any action required or permitted to be taken by the stockholders of Devon must be effected at a duly called annual or special meeting of Devon’s stockholders, and specifically denies to the stockholders the ability to consent in writing to the taking of any action.

Limitations on liability and indemnification of officers and directors.

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Devon Charter provides that directors shall not be liable to the corporation or Devon’s stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Devon Charter and the Devon Bylaws require Devon to indemnify Devon’s directors, officers, employees and agents in certain circumstances and also authorize Devon to carry directors’ and officers’ insurance for the benefit of Devon’s directors, officers, employees and agents. Devon believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in the Devon Charter and the Devon Bylaws may discourage Devon’s stockholders from bringing lawsuits against Devon’s directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against Devon’s directors and officers, even though such an action, if successful, might otherwise benefit Devon and Devon’s stockholders. In addition, a stockholder’s investment may be adversely affected to the extent Devon pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Board authority to amend bylaws.

Under the Devon Charter and the Devon Bylaws, the Devon Board has the authority to adopt, amend or repeal the Devon Bylaws without the approval of its stockholders. However, Devon’s stockholders also have the right, with the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of voting stock and without the approval of the Devon Board, to adopt, amend or repeal the Devon Bylaws.

General Corporation Law of the State of Delaware.

Devon is a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified therein, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, the Devon Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by the Devon Board of the corporation and by the affirmative vote of holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction that results in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of Devon’s voting stock.

Listing

Devon Common Stock is listed and traded on the New York Stock Exchange under the symbol “DVN.”

Transfer Agent and Registrar

The transfer agent and registrar for Devon Common Stock is Computershare Trust Company, N.A. Its address is c/o Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078 and its telephone number is (877) 860-5820.

COMPARISON OF STOCKHOLDERS’ RIGHTS

If the merger is completed, WPX stockholders will receive shares of Devon Common Stock. The restated certificate of incorporation of Devon (the “Devon Charter”) will be the combined company’s charter. The amended and restated bylaws of Devon (the “Devon Bylaws”) will be the combined company’s bylaws.

WPX and Devon are both Delaware corporations subject to the DGCL. If the merger is completed, the rights of WPX stockholders who become Devon stockholders through the exchange of shares and the rights of Devon stockholders will continue to be governed by the DGCL, the Devon Charter and the Devon Bylaws.

The following description summarizes certain material differences between the rights of WPX stockholders and the rights of Devon stockholders. This does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. WPX stockholders should read carefully the relevant provisions of the DGCL, the Devon Charter, the Devon Bylaws, the amended and restated certificate of incorporation of WPX (the “WPX Charter”), and the amended and restated bylaws of WPX (the “WPX Bylaws”). Copies of the documents referred to in this summary may be obtained as described under “Where You Can Find More Information.”

WPX	Devon
AUTHORIZED CAPITAL STOCK; OUTSTANDING CAPITAL STOCK

WPX’s authorized capital stock consists of 2,000,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.

As of the close of business on [                ], 2020, the latest practicable date prior to the date of this joint proxy statement/prospectus, WPX had [                ] shares of WPX Common Stock and no shares of preferred stock issued and outstanding.

Devon is authorized to issue 1,000,000,000 shares of common stock, par value $0.10 per share, and 4,500,000 shares of preferred stock, $1.00 par value per share.

As of the close of business on [                ], 2020, the latest practicable date prior to the date of this joint proxy statement/prospectus, Devon had [                ] shares of Devon Common Stock and no shares of preferred stock issued and outstanding, which number of shares of Devon Common Stock does not include the shares of Devon Common Stock expected to be issued in the merger.

RIGHTS OF PREFERRED STOCK

The WPX Board is authorized to provide by resolution for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions thereof.

Shares of Devon preferred stock may be issued from time to time in one or more series as may from time to time be determined by the Devon Board, each of said series to be distinctly designated.

The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series may differ from those of any and all other series of Preferred Stock at any time outstanding, and the Devon Board is expressly granted the authority to fix or alter, by resolution or resolutions, the designation, number, voting powers,

WPX	Devon

The authority of the WPX Board with respect to each series shall include, but not be limited to, determination of the following:

•  the number of shares constituting such series, including any increase or decrease in the number of shares of any such series (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series;

•  the dividend rate on the shares of such series, if any, whether dividends shall be cumulative, and, if so, from which date or dates, the relative rights of priority, if any, of payment of dividends on shares of such series and the dates on which dividends, if any, shall be payable;

•  whether the shares of such series shall have voting rights (including multiple or fractional votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

•  whether the shares of such series shall have conversion privileges, and, if so, the terms and conditions of such privileges, including provision for adjustment of the conversion rate in such events as the WPX Board shall determine;

•  whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

•  whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

•  restrictions on the issuance of shares of the same series or of any other class or series, if any; and

•  any other relative rights, preferences and limitations of such series.

preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series, including, but without limiting the generality of the foregoing, the following:

•  the rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of Devon, and whether or in what circumstances such dividends shall be cumulative;

•  the right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock or other securities of Devon or any other person, and the terms and conditions of such conversion or exchange;

•  whether or not shares of such series of Preferred Stock shall be subject to redemption, and, if so, the terms and conditions of such redemption (including whether such redemption shall be optional or mandatory), including the date or dates or event or events upon or after which they shall be redeemable, and the amount and type of consideration payable upon redemption, which may vary under different conditions and at different redemption dates;

•  the rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of Devon or in the event of any merger or consolidation of or sale of assets by Devon;

•  the terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of such series of the Preferred Stock;

•  the voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which

WPX	Devon

may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of Devon generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Devon Board adopted pursuant to the Devon Charter, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

•  any other powers, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of shares of such series of Preferred Stock.

VOTING RIGHTS

Each holder of shares of WPX Common Stock, as such, is entitled to one vote in person or by proxy for each share of WPX Common Stock held in his or her name on the transfer books of WPX in connection with the election of directors and all other matters submitted to a vote of stockholders; provided, however, that, except as otherwise required by law, holders of WPX Common Stock, as such, shall not be entitled to vote on any amendment to the WPX certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more such series, to vote thereon pursuant to the WPX certificate of incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

The holders of WPX Common Stock do not have cumulative voting rights.

Each holder of shares of Devon Common Stock represented at a meeting of stockholders will be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.

The holders of Devon Common Stock do not have cumulative voting rights.

WPX	Devon
QUORUM

The WPX Bylaws provide that, at any meeting of stockholders, the holders of a majority of the total voting power of all outstanding shares of capital stock of all classes and series of WPX entitled to vote generally in the election of directors of WPX, in each case voting together as a single class (the “Voting Stock”), present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided that where a separate vote by a class or series is required, the holders of a majority of the total voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.

If a quorum is not present or represented at any meeting of stockholders, then the Chairman of the meeting or the holders of a majority of the total voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time in accordance with the WPX Bylaws, without notice other than announcement at the meeting and except as provided in Section 2.3(b) of the WPX Bylaws, until a quorum is present or represented.

If a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

The Devon Bylaws provide that unless otherwise required by law or the Devon Charter, the presence in person, by proxy or by means of remote communications if authorized by the Devon Board as provided in the Devon Bylaws of holders of a majority of the voting power of the then-outstanding shares of Voting Stock on the record date, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in the Devon Bylaws, until a quorum shall be present or represented.

SPECIAL MEETINGS OF STOCKHOLDERS

The WPX Charter provides that, except as otherwise provided for or fixed pursuant to the provisions of the WPX Charter relating to the rights of holders of any series of Preferred Stock, a special meeting of the stockholders of WPX may be called at any time only by (i) the WPX Board or (ii) the Chairman of the WPX Board or the Chief Executive Officer, in each case with the concurrence of a majority of the WPX Board. Any other power of stockholders to call a special meeting specifically is denied. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to WPX’s notice of meeting.

The Devon Charter provides that unless otherwise required by law, special meetings of stockholders, for any purpose or purposes, may be called only (i) pursuant to the Devon Charter, as amended and restated from time to time (including any certificates of designation with respect to any Preferred Stock) or (ii) with the concurrence of a majority of the then-authorized number of directors of Devon, by the Chairman of the Board or the President of Devon.

The Devon Bylaws provides that special meetings of stockholders of Devon may be called only (i) pursuant to a resolution adopted by a majority of

WPX	Devon
the then-authorized number of directors of Devon, (ii) if permitted by the Devon Bylaws, by the Chairman of the Board or the President of Devon as and in the manner provided in the Devon Bylaws or (iii) by the Secretary of Devon upon receipt of the written request of one or more record holders owning, and having held continuously for a period of at least one year prior to the date such request is delivered, an aggregate of not less than 25% of the voting power of all outstanding shares of capital stock of Devon entitled to vote on the matter or matters to be brought before the proposed special meeting, provided that such written request is made in accordance with and subject to the applicable requirements and procedures of the Devon Bylaws, including any limitations on the stockholders’ ability to request a special meeting set forth in the Devon Bylaws. Special meetings of stockholders may not be called by any other person or persons or in any other manner. Elections of directors need not be by written ballot unless the Devon Bylaws shall so provide.

NOTICE OF MEETINGS OF STOCKHOLDERS
Record Date	Record Date

Pursuant to the WPX Bylaws, in order that WPX may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the WPX Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the WPX Board, and which record date shall, unless otherwise required by law, not be less than 10 days nor more than 60 days before the date of such meeting.

If the WPX Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the WPX Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.

If no record date is fixed by the WPX Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Pursuant to the Devon Bylaws, in order that Devon may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Devon Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Devon Board and which record date shall not be more than 60 nor less than 10 days before the date of such meeting.

If no record date is fixed by the Devon Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Devon Board may fix a new record date for the adjourned meeting.

WPX	Devon

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the WPX Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the WPX Bylaws at the adjourned meeting.

If the WPX Board does not fix a record date, the record date is the close of business on the day preceding the day notice is given, or if notice is waived, the close of business on the day preceding the day of the meeting.

Notice of Stockholder Meetings

Under the WPX Bylaws, notice of the place, if any, date, and time of all meetings of the stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than 10 days nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided in the WPX Bylaws or required by law.

In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address appearing on the books of WPX or given by the stockholder for such purpose. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, Assistant Secretary or any transfer agent of WPX giving

Notice of Stockholder Meetings

Pursuant to the Devon Bylaws, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by Devon which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders or proxyholders may be deemed to be present and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting.

Whenever written notice is required, by law, the Devon Charter or the Devon Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of Devon, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telex, cable, or courier service (with proof of delivery).

WPX	Devon
the notice, shall be prima facie evidence of the giving of such notice or report. Notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

STOCKHOLDER RIGHTS PLANS
WPX does not currently have a stockholder rights plan in effect.	Devon does not currently have a stockholder rights plan in effect.

STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS

Under Section 220 of the DGCL, a stockholder or his or her agent has a right to inspect the corporation’s stock ledger, a list of its stockholders and its other books and records during the usual hours of business upon written demand stating a proper purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or fails to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Pursuant to the WPX Bylaws, the officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of WPX. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the

Under Section 220 of the DGCL, a stockholder or his or her agent has a right to inspect the corporation’s stock ledger, a list of its stockholders and its other books and records during usual hours of business upon written demand stating a proper purpose (which must be reasonably related to such person’s interest as a stockholder). If the corporation refuses to permit such inspection or fails to reply to the request within five business days of the demand, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Pursuant to the Devon Bylaws, the officer of Devon who has charge of the stock ledger of Devon shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of Devon who is present.

The stock ledger of Devon shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by the Devon Bylaws

WPX	Devon
meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by the WPX Bylaws or to vote in person or by proxy at any meeting of stockholders.	or the books of Devon, or to vote in person or by proxy at any meeting of stockholders.

NUMBER OF DIRECTORS; TERM
Number of Directors	Number of Directors

Neither the WPX Charter nor the WPX Bylaws provides for a minimum or maximum number of directors. Except as otherwise provided for or fixed pursuant to the provisions of the WPX Charter relating to the rights of holders of any series of Preferred Stock to elect additional directors in certain circumstances, the WPX Board shall consist of such number of directors as shall be determined from time to time by resolution adopted by affirmative vote of a majority of such directors then in office.

There are currently ten members of the WPX Board.

The Devon Charter provides that the number of directors which shall constitute the entire Devon Board shall not be less than three nor more than twenty, and shall be determined by resolution adopted by a majority of the entire Devon Board. Except as otherwise provided pursuant to the Devon Charter relating to additional directors elected by the holders of one or more series of Preferred Stock, no decrease in the number of directors constituting the Devon Board shall shorten the term of any incumbent director.

There are currently 11 members of the Devon Board.

Term	Term
The WPX Board (other than those directors elected by the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of the WPX Charter (the “Preferred Stock Directors”)) shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. Directors of each class the term of which shall then expire shall be elected to hold office for a three-year term and until the election and qualification of their respective successors in office. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equally as possible. The WPX Board is authorized to assign members of the WPX Board already in office to Class I, Class II or Class III.	Any Devon director properly elected shall hold office for a term ending at the next following annual meeting of stockholders, and until such director’s successor shall have been duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

WPX	Devon
ELECTION OF DIRECTORS

The WPX Bylaws provide that, except for vacancies, a nominee for director shall be elected to the WPX Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of WPX receives notices that a stockholder has nominated a person for election to the WPX Board in compliance with the advance notice requirements for stockholder nominees set forth in the WPX Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the day next preceding the date WPX first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee by a majority of the total voting power of the stock present in person or represented by proxy at the stockholders’ annual meeting in each year.

The Devon Bylaws provide that, subject to the Devon Charter and except as provided in the Devon Bylaws, at any meeting of stockholders in which the election of directors shall be considered (i) a nominee for director in an uncontested election shall be elected if the votes cast “for” such nominee’s election exceed the votes cast “withheld” in such nominee’s election and (ii) any nominee for director in a contested election shall be elected by a plurality of the votes cast. The directors shall be elected in the manner set forth in the Devon Charter, and as provided in the DGCL. Any nominee for director who fails to receive the requisite vote in any uncontested election in accordance with the Devon Bylaws shall, within 90 days from the date of the election, tender his or her written offer of resignation for consideration by the Governance Committee of the Devon Board.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Pursuant to the WPX Charter, subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the WPX Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the WPX Board.

Pursuant to the Devon Charter, except as otherwise subject to the provisions the Devon Charter, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Devon Board resulting from death, resignation, disqualification, removal, or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Devon Board.

REMOVAL OF DIRECTORS

Pursuant to the WPX Charter, except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the WPX Charter, any director, or the entire WPX Board, may be removed from office at any time with cause, but only by the affirmative vote of at least 75% of the total voting power of the Voting Stock.

Neither the Devon Charter nor the Devon Bylaws discuss removal of directors from the board. However, under the DGCL, any director or the entire board of directors may be removed, with or without cause, by the stockholders holding a majority of the outstanding shares of Devon Common Stock entitled to vote on the election of directors.

WPX	Devon
DIRECTOR NOMINATIONS BY STOCKHOLDERS

Pursuant to the WPX Bylaws, nominations of persons for election to the WPX Board may be made at an annual meeting of stockholders only (A) pursuant to WPX’s notice of meeting (or any supplement thereto), (B) by or at the direction of the WPX Board (or any committee thereof) or (C) by any stockholder of WPX who is a stockholder of record at the time the notice provided for in the WPX Bylaws is delivered to the Secretary of WPX, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the WPX Bylaws. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to bring nominations of business (other than business included in WPX’s proxy materials pursuant to Rule 14a-8 under the Exchange Act).

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of WPX and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of WPX not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in the WPX Bylaws) of the date of such meeting is first made by WPX.

Pursuant to the WPX Bylaws, nominations of persons for election to the WPX Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to WPX’s notice of meeting (i) by or at the direction of the WPX Board (or any committee thereof) or (ii) provided that WPX’s has determined that directors shall be elected at such meeting, by any stockholder of WPX who is a stockholder of record at the time the notice provided for in the WPX Bylaws is delivered to the Secretary of WPX, who is entitled to vote at the meeting and upon such election and who

Pursuant to the Devon Bylaws, nominations of persons for election to the Devon Board (except as otherwise provided in the Devon Charter with respect to directors to be elected by the holders of any class or series of Preferred Stock) may be made at an annual meeting of stockholders only (a) by or at the direction of the Devon Board, (b) by any stockholder of Devon who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in the Devon Bylaws, and who was a stockholder of record at the time the required notice is delivered to the Secretary of Devon and on the record date for the determination of stockholders certified to vote at such meeting or (c) by any Eligible Stockholder (as defined in the Devon Bylaws) who has complied with all applicable procedures set forth in the Devon Bylaws.

In addition to any other applicable requirements, for nominations to be properly brought before an annual meeting by a stockholder pursuant to the Devon Bylaws, the stockholder must have given timely notice thereof in proper written form to the Secretary of Devon, and in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by the Devon Bylaws.

Pursuant to the Devon Bylaws, nominations of persons for election to the Devon Board at a special meeting called for the purpose of electing directors

WPX	Devon
complies with the notice procedures set forth in the WPX Bylaws. In the event WPX calls a special meeting of stockholders for the purpose of electing one or more directors to the WPX Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in WPX’s notice of meeting, if the notice required by the WPX Bylaws shall be delivered to the Secretary at the principal executive offices of WPX not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the WPX Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above other than pursuant to a Special Meeting Request (as defined in the Devon Bylaws) may be made only (a) by or at the direction of the Devon Board or (b) by any stockholder of Devon who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in the Devon Bylaws and who was a stockholder of record at the time the required notice is delivered to the Secretary of Devon and on the record date for the determination of stockholders certified to vote at such meeting.

In addition to any other applicable requirements, for nominations to be made by a stockholder pursuant to the paragraph above, the stockholder must have given timely notice thereof in proper written form to the Secretary of Devon. To be timely, a stockholder’s notice must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by the Devon Bylaws.

As to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) the written representation and agreement required by clause (D)(8) of Section 9 of the Devon Bylaws must accompany the notice requirement described in the preceding paragraph.

Proxy Access Nomination

Pursuant to the Devon Bylaws, whenever the Devon Board solicits proxies with respect to the election of directors at an annual meeting of stockholders, subject to the provisions of Section 9(C) of the Devon Bylaws, Devon shall include in its proxy

WPX	Devon

statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Devon Board, the name, together with the Required Information (as defined below), of any person nominated for election to the Devon Board pursuant to Section 9(C) of the Devon Bylaws (a “Stockholder Nominee”) by an Eligible Stockholder who expressly elects at the time of providing the notice required by Section 9(C) of the Devon Bylaws to have such nominee included in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws. For purposes of Section 9(C) of the Devon Bylaws, the “Required Information” that Devon will include in its proxy statement is (a) the information provided to the Secretary of Devon concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in Devon’s proxy statement pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (b) if the Eligible Stockholder so elects, a Supporting Statement (as defined in the Devon Bylaws). For the avoidance of doubt, nothing in Section 9(C) of the Devon Bylaws shall limit Devon’s ability to solicit against any Stockholder Nominee or include in its proxy materials Devon’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to Devon pursuant to Section 9(C) of the Devon Bylaws. Subject to the provisions of “Proxy Access Nomination” section, the name of any Stockholder Nominee included in Devon’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by Devon in connection with such annual meeting.

In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to Section 9(C) of the Devon Bylaws, the Eligible Stockholder must have given timely notice thereof (the “Notice of Proxy Access Nomination”) in proper written form to the Secretary of Devon. To be timely, the Notice of Proxy Access Nomination must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not less than 120 days nor more than 150 days prior to the first anniversary of the date that Devon first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders.

WPX	Devon

The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in Devon’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (a) two or (b) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with Section 9(C) of the Devon Bylaws (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Devon Board after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Devon Board resolves to reduce the size of the Devon Board in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (i) any individual nominated by an Eligible Stockholder for inclusion in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws whose nomination is subsequently withdrawn; (ii) any individual nominated by an Eligible Stockholder for inclusion in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws whom the Devon Board decides to nominate for election to the Devon Board; (iii) any director in office as of the Final Proxy Access Nomination Date who was included in Devon’s proxy materials as a Stockholder Nominee for any of the two preceding annual meetings of stockholders (including any individual counted as a Stockholder Nominee pursuant to the immediately preceding clause (ii)) and whose re-election at the upcoming annual meeting of stockholders is being recommended by the Devon Board; and (iv) any individual for whom Devon shall have received notice (whether or not subsequently withdrawn) that a stockholder intends to nominate such individual for election to the Devon Board pursuant to the Devon Bylaws. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in Devon’s proxy materials pursuant to Section 9(C) of the Devon Bylaws shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in Devon’s proxy materials in the event that the total

WPX	Devon
number of Stockholder Nominees submitted by Eligible Stockholders pursuant to Section 9(C) of the Devon Bylaws exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to Section 9(C) of the Devon Bylaws exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of Section 9(C) of the Devon Bylaws from each Eligible Stockholder will be selected for inclusion in Devon’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of Voting Stock of Devon each Eligible Stockholder disclosed as Owned (as defined in the Devon Bylaws) in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of Section 9(C) of the Devon Bylaws from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of Section 9(C) of the Devon Bylaws from each Eligible Stockholder will be selected for inclusion in Devon’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

STOCKHOLDER PROPOSALS

The WPX Bylaws provide that the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to WPX’s notice of meeting (or any supplement thereto), (B) by or at the direction of the WPX Board (or any committee thereof) or (C) by any stockholder of WPX who is a stockholder of record at the time the notice provided for in the WPX Bylaws is delivered to the Secretary of WPX, who is entitled to vote at the meeting and who complies with the notice procedures set forth in the WPX Bylaws. For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to bring nominations of business (other than business included in WPX’s proxy materials pursuant to Rule 14a-8 under the Exchange Act).

With respect to proposals as to any other business that the stockholder proposes to bring before the meeting, such proposal must include a brief description of the business desired to be brought before the meeting, the

The Devon Bylaws provide that for the proposal of business to be considered by the stockholders (other than nominations of persons for election to the Devon Board, which may only be made in accordance with the Devon Bylaws), it may be made at an annual meeting of stockholders only by any stockholder of Devon who is entitled to vote at the meeting, who has complied with all applicable procedures set forth in clause (A)(3) and clause (D) of Section 9 of the Devon Bylaws, and who was a stockholder of record at the time the required notice is delivered to the Secretary of Devon and on the record date for the determination of stockholders certified to vote at such meeting.

To be timely, a stockholder’s notice shall be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to, and received by, the Secretary at the principal executive offices of Devon not less than 90 days nor more than 120 days prior to the

WPX	Devon

text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the WPX Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made.

For other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the second preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of WPX and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of WPX not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in the WPX Bylaws) of the date of such meeting is first made by WPX.

With respect to special meetings, the WPX Bylaws provide that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to WPX’s notice of meeting.

first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. To be in proper written form, such stockholder’s notice must set forth or be accompanied by the information, representations and other documents required by the Devon Bylaws.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of Devon not later than five business days after the later of the record date for the meeting or the date such record date is first publicly disclosed, in the case of the update and supplement required to be made as of the record date, and not later than eight business days prior to the date for the meeting, or any adjournment or postponement thereof, in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof.

To be in proper form, in addition to any other applicable requirements, any stockholder’s notice pursuant to the Devon Bylaws, any Special Meeting Request and any Notice of Proxy Access Nomination shall set forth or be accompanied by the following (as applicable):

•  as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting (which, if the proposal is for any alteration, amendment, rescission or repeal of the Devon Bylaws, shall include the text of the resolution which will be proposed to implement the same), which business shall,

WPX	Devon

in any case, be a proper subject to be brought before such meeting and (ii) the reasons for conducting such business at the meeting;

•  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such person (including, if applicable, the name and address of such person as they appear on Devon’s books), (ii) the class and number of shares of stock of Devon which are owned beneficially and of record by such person and any affiliates or associates of such person, (iii) the name of each nominee holder of shares of stock of Devon owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of Devon held by each such nominee holder, (iv) whether and the extent to which any option, warrant, forward contract, swap, contract of sale or other derivative instrument has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to any share of stock of Devon, (v) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of Devon) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of Devon for such person, or any affiliates or associates of such person, to mitigate loss to such person, or any affiliates or associates of such person, with respect to any share of stock of Devon, or to increase or decrease the voting power of such person, or any affiliates or associates of such person, with respect to any share of stock of Devon, (vi) a description of (x) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee, or any affiliates or

WPX	Devon

associates of such nominee, (y) all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the nomination or the proposal of business by such person, or otherwise relating to Devon or the ownership of stock of Devon and (z) any material interest of such person, or any affiliates or associates of such person, in the nomination or the proposal of business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person and (vii) any other information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•  a representation that the stockholder giving the notice (or a representative thereof) intends to appear at the meeting to present the nomination or bring such business before the meeting.

STOCKHOLDER ACTION BY WRITTEN CONSENT

The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

The WPX Charter provides that, except as otherwise provided for or fixed pursuant to the provisions of Article IV of the WPX Charter relating to the rights of holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such meeting.

The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action which may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting, if a consent in writing is signed by the holders of the outstanding stock having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

The Devon Charter provides that any action required or permitted to be taken by the stockholders of Devon must be effected at a duly called annual or special meeting of stockholders of Devon, and the ability of the stockholders of Devon to consent in writing to the taking of any action is specifically denied by the Devon Charter.

WPX	Devon
CERTIFICATE OF INCORPORATION AMENDMENTS

Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:

•  the holders of a majority of the outstanding shares entitled to vote; and

•  a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely, provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

The WPX Charter provides that WPX reserves the right to amend, alter, change or repeal any provision contained in the WPX Charter, in the manner now or later prescribed by the laws of the State of Delaware, and all rights conferred in the WPX Charter are granted subject to this reservation; provided, however, that in addition to any requirements of law and any other provision of the WPX Charter, and notwithstanding any other provision of the WPX Charter or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 75% in voting power of the Voting Stock shall be required to amend or repeal, or adopt any provision inconsistent with, any provision of Article V, Article VI, Article VII and Article IX of the WPX Charter (including the defined terms used therein).

Under Section 242 of the DGCL, a company’s certificate of incorporation may be amended upon a resolution of the board of directors and, subject to certain exceptions, approved by:

•  the holders of a majority of the outstanding shares entitled to vote; and

•  a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely, provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

The Devon Charter provides that in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to the provisions of Article IV of the Devon Charter, any alteration, amendment, repeal or rescission (each, a “Change”) of any provision of the Devon Charter must be approved by at least a majority of the then-authorized number of directors and by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class. Subject to the provisions of the Devon Charter, Devon reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in the Devon Charter in the manner now or later prescribed by law, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the Devon Charter in its present form or

WPX	Devon
as later amended are granted subject to the rights reserved in Article XI of the Devon Bylaws.

BYLAW AMENDMENTS

The WPX Charter provides that in furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the WPX Board is expressly authorized to adopt, amend or repeal the WPX Bylaws. The WPX Bylaws may also be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of the total voting power of the Voting Stock; provided, however, that, in addition to any requirements of law and any other provision of the WPX Charter or the WPX Bylaws and notwithstanding any other provision of the WPX Charter, the WPX Bylaws or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 75% in voting power of the Voting Stock shall be required for the stockholders to amend or repeal any provision of the WPX Bylaws which is to the same effect as Article V, Article VI, Article VII and Article IX of the WPX Charter or to adopt any provision inconsistent therewith.

The Devon Charter provides that in addition to any affirmative vote required by law, any Change of the Devon Bylaws may be adopted either:

•  by the Devon Board by the affirmative vote of a least a majority of the then-authorized number of directors; or

•  by the stockholders by the affirmative vote of the holders of at least a majority of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The WPX Bylaws provide that each person (hereinafter referred to as a “WPX indemnitee”) who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she (a) is or was an employee providing service to an employee benefit plan in which WPX or any of its subsidiaries or affiliates participates or is a participating company or (b) is or was a director or an officer of WPX or is or was serving at the request of WPX as a director or officer (including elected or appointed positions that are equivalent to director or officer) of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director or officer (or equivalent) or in any other capacity while serving as a director or officer (or equivalent), shall be indemnified and held harmless by WPX to the fullest extent authorized by the DGCL, as

The Devon Bylaws provide, subject to certain limitations under the Devon Bylaws, that Devon shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Devon) by reason of the fact that such person is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by

WPX	Devon

the same exists or may be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid in settlement) reasonably incurred or suffered by such WPX indemnitee in connection therewith; provided, however, that, except as provided in Section 6.3 of the WPX Bylaws, with respect to proceedings to enforce rights to indemnification, WPX shall indemnify any such WPX indemnitee in connection with a proceeding (or part thereof) initiated by such WPX indemnitee only if such proceeding (or part thereof) was authorized or ratified by the WPX Board.

To receive indemnification, a WPX indemnitee shall submit a written request to the Secretary of WPX. Such request shall include documentation or information that is necessary to determine the entitlement of the WPX indemnitee to indemnification and that is reasonably available to the WPX indemnitee. Upon receipt by the Secretary of WPX of such a written request, the entitlement of the WPX indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination: (i) the WPX Board by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum; (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum; (iii) if there are no such directors, or if such directors so direct, the independent legal counsel in a written opinion to the WPX Board, a copy of which shall be delivered to the WPX indemnitee; (iv) the stockholders of WPX; or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the WPX Board, a copy of which shall be delivered to the WPX indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by WPX not later than 60 days after receipt by the Secretary of WPX of a written request for indemnification. For purposes of the WPX Bylaws, a “change of control” will be deemed to have occurred if the individuals who, as of the effective date of the WPX Bylaws, constitute the WPX Board (the “incumbent board”) cease for any reason to constitute at least a majority of the WPX Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

The Devon Bylaws provide, subject to certain limitations under the Devon Bylaws, that Devon shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Devon to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Devon unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Any indemnification under the Devon Bylaws (unless ordered by a court) shall be made by Devon only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 1 or Section 2 of Article VIII of the Devon Bylaws, as the case may be. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors

WPX	Devon

by the stockholders of WPX, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the WPX Board.

In addition to the right to indemnification conferred in the WPX Bylaws, each director and each Section 16 officer, as determined by the Chief Executive Officer of WPX in accordance with Section 16a1-f of the Exchange Act (hereinafter referred to as a “Section 16 officer”) shall, to the fullest extent not prohibited by law, also have the right to be paid by WPX the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that if the DGCL requires, an advancement of expenses incurred by a WPX indemnitee in his or her capacity as a director or any such officer (and not in any other capacity in which service was or is rendered by such WPX indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to WPX of an undertaking (hereinafter an “undertaking”), by or on behalf of such WPX indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such WPX indemnitee is not entitled to be indemnified for such expenses under the WPX Bylaws.

In addition to the right to indemnification conferred in the WPX Bylaws and except for the Section 16 officers covered in the paragraph above, any other officer entitled to indemnification in the WPX Bylaws shall, to the fullest extent not prohibited by law, also have the right to be paid by WPX an advancement of expenses, provided, however, that (i) if the DGCL requires, an advancement of expenses incurred by a WPX indemnitee in his or her capacity as an officer (and not in any other capacity in which service was or is rendered by such WPX indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery of an undertaking, by or on behalf of such WPX indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final adjudication that designated by a majority vote of such directors, even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and officers, by any person or persons having the authority to act on the matter on behalf of Devon. To the extent, however, that a present or former director or officer of Devon has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Notwithstanding any contrary determination in the specific case under Section 3 of Article VIII of the Devon Bylaws and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of Article VIII of the Devon Bylaws. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 1 or 2 of Article VIII of the Devon Bylaws, as the case may be. Neither a contrary determination in the specific case under Section 3 of Article VIII of the Devon Bylaws nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to Devon promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by Devon in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or

WPX	Devon

such WPX indemnitee is not entitled to be indemnified for such expenses under this paragraph or otherwise and (ii) unless otherwise available pursuant to Section 6.4 of the WPX Bylaws, WPX shall not advance or continue to advance expenses to any officer covered under this paragraph in any proceeding if a determination is reasonably and promptly made (x) by the WPX Board by a majority vote of directors who are not party to the proceeding with respect to which an advancement of expenses is sought, even though less than a quorum, (y) by a majority vote of a committee of such directors designated by a majority vote of such directors or (z) if there are no such directors or such directors so direct, or in the event of a change of control, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such officer acted in bad faith or in a manner that such officer did not believe to be in or not opposed to the best interests of WPX. In no event shall any advancement of expenses be made in instances where the WPX Board a committee or independent legal counsel reasonably determines that such officer deliberately breached such officer’s duty to WPX or its stockholders.

To receive an advancement of expenses under the WPX Bylaws, a WPX indemnitee shall submit a written request to the Secretary of WPX. Such request shall reasonably evidence the expenses incurred by the WPX indemnitee and shall include or be accompanied by the undertaking required by Section 6.2(a) of the WPX Bylaws. Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of WPX of a written request for advancement of expenses, subject to the satisfaction of the conditions set forth in Section 6.2(a) or Section 6.2(b) of the WPX Bylaws, as applicable.

officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Devon as authorized in the Devon Bylaws.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Devon Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person

Notwithstanding any of the foregoing, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of the Devon Bylaws), Devon shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Devon Board.

For purposes of any determination under Section 3 of Article VIII of the Devon Bylaws, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on the records or books of account of Devon or another enterprise, or on information supplied to such person by the officers of Devon or another enterprise in the course of such person’s duties, or on the advice of legal counsel for Devon or another enterprise or on information or records given or reports made to Devon or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by Devon or another enterprise. The term “another enterprise” as used in Section 4 of the Devon Bylaws shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of Devon as a director, officer, employee or agent. The provisions of Section 4 of the Devon Bylaws shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or 2 of Article VIII of the Devon Bylaws, as the case may be.

WPX	Devon
LIMITATION OF LIABILITY OF DIRECTORS

The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

The WPX Charter provides that to the fullest extent permitted by the DGCL as the same exists or as may be amended, no director of WPX shall be personally liable to WPX or its stockholders for monetary damages for breach of fiduciary duty as a director.

The DGCL provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director’s duty of loyalty to such corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) willful or negligent violation of provisions of Delaware law governing payment of dividends and stock purchases or redemptions; or (iv) any transaction from which the director derived an improper personal benefit.

The Devon Charter provides that a director of Devon shall not be liable to Devon or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of Devon existing under the Devon Charter with respect to any act or omission occurring prior to such repeal or modification.

CERTAIN BUSINESS COMBINATIONS

In general, Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of the

In general, Section 203 of the DGCL, subject to certain exceptions set forth therein, prohibits a business combination between a corporation and an interested stockholder within three years of the time such stockholder became an interested stockholder, unless (i) prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders’ meeting of at least 66 2/3% of

WPX	Devon

outstanding voting stock of the corporation which is not owned by the interested stockholder.

Section 203 defines a “business combination” as a merger, sale or lease of assets, issuance of securities, or other similar transaction. Section 203 defines an “interested stockholder” as a person who owns, or is an affiliate or associate of the corporation and within three years prior did own, 15% or more of such corporation’s outstanding voting stock, and the affiliates and associates of such person.

WPX has not opted out of Section 203 of the DGCL.

the outstanding voting stock of the corporation which is not owned by the interested stockholder.

Section 203 defines a “business combination” as a merger, sale or lease of assets, issuance of securities, or other similar transaction. Section 203 defines an “interested stockholder” as a person who owns, or is an affiliate or associate of the corporation and within three years prior did own, 15% or more of such corporation’s outstanding voting stock, and the affiliates and associates of such person.

Devon has not opted out of Section 203 of the DGCL.

FORUM SELECTION

The WPX Charter provides that the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of WPX, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of WPX to WPX or to WPX’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the WPX Charter or the WPX Bylaws or (iv) any other action asserting a claim governed by the internal affairs doctrine.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of WPX shall be deemed to have notice of and consented to the provisions of Article XI of the WPX Charter. References to “person” shall mean a natural person (including in his or her representative capacity a guardian, committee, executor, administrator or other legal representative of such natural person), corporation, partnership, joint venture, association, or legal entity of any kind.

The Devon Charter and Devon Bylaws do not designate an exclusive forum for any actions brought against Devon.

APPRAISAL RIGHTS AND DISSENTERS’ RIGHTS

As WPX is a Delaware corporation subject to the DGCL, the stockholders of WPX have those appraisal rights provided by Section 262 of the DGCL, to the extent applicable, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL.

As Devon is a Delaware corporation subject to the DGCL, the stockholders of Devon have those appraisal rights provided by Section 262 of the DGCL, to the extent applicable, provided they satisfy the special criteria and conditions set forth in Section 262 of the DGCL.

WPX	Devon
Under Section 262 of the DGCL, WPX stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. Please see “The Merger—No Appraisal Rights.”	Under Section 262 of the DGCL, Devon stockholders are not entitled to appraisal or dissenters’ rights in connection with the merger. Please see “The Merger—No Appraisal Rights.”

BUSINESS OPPORTUNITIES
The WPX Charter and the WPX Bylaws are silent on business opportunities.	The Devon Charter and the Devon Bylaws are silent on business opportunities.

CERTAIN BENEFICIAL OWNERS OF WPX COMMON STOCK

The following table sets forth information known to WPX regarding the beneficial ownership of WPX Common Stock as of the WPX Record Date:

•	each person who is the beneficial owner of more than 5% of the outstanding shares of WPX Common Stock;

•	each of WPX’s current named executive officers and directors; and

•	all officers and directors of WPX, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including securities that such he, she or it has the right to acquire within 60 days, including options exercisable within 60 days. Restricted stock units that do not vest within 60 days of October 29, 2020 are not included in the beneficial ownership percentage. Except as described in the footnotes below and subject to applicable community property laws and similar laws, WPX believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of WPX Common Stock is based on 561,040,585 shares of WPX Common Stock issued and outstanding as of October 29, 2020.

Unless otherwise indicated, WPX believes that all persons named in the table below have sole voting and investment power with respect to all shares of WPX Common Stock or WPX Common Stock beneficially owned by them.

Name and Address of Beneficial Owners	Number of Shares(1)(2)(3)%
John A. Carrig	115,141	(4)	*
Robert K. Herdman	115,141		*
Kelt Kindick	168,272	(5)	*
Karl F. Kurz	87,660		*
Henry E. Lentz	119,655		*
D. Martin Phillips	28,143		*
Douglas E. Swanson, Jr.	28,143		*
Kimberly S. Lubel	142,898		*
Valerie M. Williams	49,661		*
David F. Work	111,655		*
Dennis C. Cameron	567,767	(6)	*
Clay M. Gaspar	1,519,609		*
Bryan K. Guderian	661,256		*
Richard E. Muncrief	2,688,683		*
J. Kevin Vann	749,943		*
All directors and executive officers as a group (15 individuals)	7,153,627		1.27%
BlackRock, Inc.(7)	37,388,228		6.66%
The Vanguard Group, Inc. (and related parties)(8)	38,775,577		6.91%
Felix Investments Holdings II, LLC(9)	152,910,532		27.3%

*	Less than one percent.
(1)

Includes restricted stock units over which executive officers have no voting or investment power held under the terms of the WPX Energy, Inc. 2013 Incentive Plan as follows: Mr. Cameron, 189,944; Mr. Gaspar, 567,988; Mr. Guderian, 256,839; Mr. Muncrief, 1,290,081; Mr. Vann 355,308; and all NEOs who are

currently executive officers, 2,660,160. Restricted stock units held by the named executive officers only include performance-based awards.
(2)

Includes restricted stock units and shares of deferred common stock over which independent directors have no voting or investment power held under the terms of the WPX Energy, Inc. 2013 Incentive Plan as follows: Mr. Carrig, 115,141; Mr. Herdman, 115,141; Mr. Kurz, 54,302; Ms. Williams, 49,661; Mr. Work 73,703; and all independent directors as a group, 314,776. These directors have the right to acquire the shares underlying these restricted stock units and shares of deferred common stock within 60 days of October 29, 2020. Restricted stock units include time-based awards. Includes restricted shares of common stock held under the terms of the WPX Energy, Inc. 2013 Incentive Plan, as follows: Mr. Kindick, 15,000; Mr. Lentz, 15,000; and Ms. Lubel, 15,000.

(3)

Includes stock options granted under the WPX Energy, Inc. 2013 Incentive Plan that are currently exercisable or will become exercisable within 60 days of October 29, 2020. Shares subject to options cannot be voted.

(4)	Includes 10,000 shares owned by Mr. Carrig’s spouse, over which she possesses sole voting and investment power.
(5)	Includes 129,979 shares owned by an irrevocable trust of which Mr. Kindick’s spouse is the both the sole trustee and the sole beneficiary.
(6)	Includes 1,800 shares owned by Mr. Cameron’s spouse, over which she possesses sole voting and investment power.
(7)

The address of this entity is 55 East 52nd Street, New York, NY 10055. The information provided is based on a Schedule 13G/A filed by BlackRock, Inc. on or about February 6, 2020. That filing indicates that BlackRock, Inc. has sole voting power as to 35,741,427 of the shares shown, sole dispositive power as to all 37,388,228 shares shown and shared dispositive power as to 0 of the shares shown.

(8)

The address of this entity is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The information provided is based on a Schedule 13G/A filed by The Vanguard Group, Inc. on or about February 12, 2020. That filing indicates that The Vanguard Group has sole voting power as to 213,668 of the shares shown, sole dispositive power as to 38,538,600 of the shares shown and shared dispositive power as to 236,977 of the shares shown. That filing also indicates that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 158,310 of the shares shown as a result of its serving as investment manager of collective trust accounts. That filing further indicates that Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 134,025 of the shares shown as a result of its serving as investment manager of Australian investment offerings.

(9)

The address of this entity is 1530 16th Street, Suite 500, Denver, Colorado 80202. The information provided is based on a Schedule 13D/A filed by Felix Investments Holdings II, LLC (“Felix Investments”) on or about October 1, 2020. That filing indicates that Felix Investments is the record holder of the shares reported herein. Felix Energy Investments II, LLC (“Felix Energy”) is the direct and indirect sole owner of Felix Investments. EnCap Energy Capital Fund X, L.P. (“EnCap Fund X”) is a member of Felix Energy that holds the right to appoint two of the three representatives to the board of managers of Felix Energy, and pursuant to the limited liability company agreement of Felix Investments, the members of the Felix Investments board of managers are required to be comprised of the same individuals as the Felix Energy board of managers. EnCap Fund X is controlled indirectly by EnCap Partners GP, LLC (“EnCap Partners GP”). EnCap Partners GP is the sole general partner of EnCap Partners, LP (“EnCap Partners”), which is the managing member of EnCap Investments Holdings, LLC (“EnCap Holdings”), which is the sole member of EnCap Investments GP, L.L.C. (“EnCap Investments GP”), which is the sole general partner of EnCap Investments L.P. (“EnCap Investments L.P.”). EnCap Investments L.P. is the sole general partner of EnCap Equity Fund X GP, L.P. (“EnCap Fund X GP”), which is the sole general partner of EnCap Fund X. Each of Felix Energy, EnCap Fund X, EnCap Fund X GP, EnCap Investments L.P., EnCap Investments GP, EnCap Holdings, EnCap Partners and EnCap Partners GP may be deemed to share voting or dispositive power over the reported securities. The shares disclosed are subject to the EnCap Support Agreement. See “The Merger Agreement—EnCap Support Agreement.”

VALIDITY OF COMMON STOCK

The validity of the shares of Devon Common Stock offered hereby will be passed upon for Devon by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

Devon

The consolidated financial statements of Devon Energy Corporation as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference in this joint proxy statement/prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2019 consolidated financial statements refers to a change in the method of accounting for leases in 2019 and to a change in the method of accounting for revenues from contracts in 2018.

Certain estimates of Devon’s oil and natural gas reserves and related future net cash flows related to Devon’s properties as of December 31, 2019, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement were based upon reserve estimates made by Devon’s reservoir engineers under the supervision of Devon’s management. A portion of these reserve estimates are audited each year by LaRoche Petroleum Consultants, Ltd, an independent petroleum engineering firm.

WPX

The consolidated financial statements of WPX as of December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated by reference in this joint proxy statement/prospectus, have been so included in reliance on the reports of Ernst & Young LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

The audited consolidated financial statements of Felix and its subsidiaries comprised of the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of income, member’s equity and cash flows for each of the years in the three-year period ended December 31, 2019, incorporated by reference in this joint proxy statements/prospectus, have been so included in reliance on the reports of Moss Adams LLC, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

Certain estimates of WPX’s oil and natural gas reserves and related future net cash flows related to WPX’s properties as of December 31, 2019, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement were based upon reserve estimates made by WPX’s reservoir engineers under the supervision of WPX’s management. These reserve estimates are audited each year by Netherland, Sewell, & Associates, Inc., an independent petroleum engineering firm (“NSAI”).

Certain estimates of Felix’s oil and natural gas reserves and related future net cash flows related to WPX’s Felix properties as of December 31, 2019, incorporated by reference in this joint proxy statement/prospectus and elsewhere in the registration statement were based upon reserve estimates made by Felix’s reservoir engineers under the supervision of Felix’s management. These reserve estimates are audited each year by NSAI.

STOCKHOLDER PROPOSALS

Devon

Devon held its 2020 annual meeting of stockholders on June 3, 2020. Stockholder proposals intended to be presented for possible inclusion in Devon’s proxy materials for Devon’s 2021 annual meeting of stockholders (the “Devon 2021 Meeting”) must be received by Devon at its principal offices not later than December 23, 2020. Any stockholder submitting a proposal intended to be brought before the Devon 2021 Meeting who has not sought inclusion of the proposal in Devon’s proxy materials must provide written notice of such proposal to the Secretary of Devon at Devon’s principal executive offices no later than the close of business on March 5, 2021, and no earlier than the opening of business on February 3, 2021. If, however, the Devon 2021 Meeting is called for a date that is not within 30 days before or after the anniversary of Devon’s 2020 annual meeting, written notice of any such proposal must be received no earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The Devon Bylaws require that notices of stockholder proposals contain certain information about any proposal and the proposing stockholder. A copy of the relevant bylaw provisions may be obtained on www.sec.gov or by contacting the Secretary, Devon Energy Corporation, 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015.

Eligible stockholders may nominate a candidate for election to the Devon Board for inclusion in Devon’s proxy materials in accordance with the “proxy access” provisions of the Devon Bylaws. The Devon Bylaws require that notice be provided in writing to the Secretary of Devon (at the same address noted above) no later than the close of business on December 23, 2020, and no earlier than the opening of business on November 23, 2020. The Devon Bylaws also provide that, subject to compliance with certain requirements, any stockholder may nominate a candidate for election to the Devon Board, which nomination is not submitted for inclusion in Devon’s proxy materials. Assuming that the Devon 2021 Meeting is held within 25 days of May 19, 2021, the Devon Bylaws require that notice of any such nomination be provided in writing to the Secretary of Devon (at the same address noted above) no later than the close of business on March 5, 2021, and no earlier than the opening of business on February 3, 2021.

For more information regarding stockholder proposals for the Devon 2021 Meeting, see the “Submission of Stockholder Proposals and Nominations” section of Devon Definitive Proxy Statement on Schedule 14A filed with the SEC on April 22, 2020.

WPX

WPX held its 2020 annual meeting of stockholders on May 21, 2020. WPX will only hold an annual meeting of stockholders in 2021 (the “WPX 2021 Meeting”) if the merger is not completed. If the merger is not completed, any stockholder desiring to present a stockholder proposal at the WPX 2021 Meeting and to have the proposal included in WPX’s related proxy statement pursuant to Rule 14a-8 under the Exchange Act, must provide written notice of such proposal not later than December 8, 2020 and the proposal must be submitted in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals received after the close of business on December 8, 2020 will be untimely. These stockholder proposals must be in writing and received by the deadline described above at WPX’s principal executive offices at WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary. If WPX does not receive a stockholder proposal by the deadline described above, the proposal may be excluded from WPX’s proxy statement for the WPX 2021 Meeting.

A stockholder proposal that is not submitted for inclusion in WPX’s proxy statement for the WPX 2021 Meeting, but is instead sought to be presented at the WPX 2021 Meeting, must comply with the “advance notice” deadlines in the WPX Bylaws. As such, these stockholder proposals must be received no earlier than January 21, 2021, and no later than the close of business on February 19, 2021. These stockholder proposals must be in writing and received within the “advance notice” deadlines described above at WPX’s principal executive offices at WPX Energy, Inc., 3500 One Williams Center, Tulsa, Oklahoma 74172, Attention: Corporate Secretary. These stockholder proposals must be in the form provided in the WPX Bylaws and must include the information set forth in the WPX Bylaws about the stockholder proposing the business and any associated person, including information about the direct and indirect ownership of or derivative positions in WPX Common Stock and arrangements and understandings related to the proposed business or the voting of WPX Common Stock. If WPX does not receive a stockholder proposal and the required information regarding the stockholder and any associated person by the “advance notice” deadlines described above, the proposal may be excluded from the proxy statement and from consideration at the WPX 2021 Meeting. The “advance notice” requirement described above supersedes the notice period in SEC Rule 14a-4(c)(1) of the federal proxy rules regarding the discretionary proxy voting authority with respect to such stockholder business.

HOUSEHOLDING OF PROXY MATERIALS

Each registered WPX and Devon stockholder (meaning you own shares in your own name on (i) the books of WPX’s transfer agent, Computershare. or (ii) the books of Devon’s transfer agent, Computershare) will receive one copy of this joint proxy statement/prospectus per account, regardless of whether you have the same address as another stockholder of record. SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, commonly called “householding,” provides cost savings for companies. If you hold shares through a broker, some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker.

WPX will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any WPX stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to David Sullivan, Vice President of Investor Relations, at WPX’s principal executive offices, 3500 One Williams Center, Tulsa, Oklahoma 74172-0172, or contact WPX Investor Relations by telephone at (539) 573-9360 or by email at WPXInvestorRelations@WPXEnergy.com.

Devon will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Devon stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Scott Coody, Vice President, Investor Relations, at Devon’s principal executive offices, 333 W. Sheridan Ave., Oklahoma City, Oklahoma 73102-5015, or contact Devon Investor Relations by telephone at (405) 552-4735 or by email at investor.relations@dvn.com.

WHERE YOU CAN FIND MORE INFORMATION

Devon and WPX file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including both Devon and WPX, which you can access at www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this joint proxy statement/prospectus.

Devon has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of Devon Common Stock to be issued to WPX stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Devon and WPX, respectively. The rules and regulations of the SEC allow Devon and WPX to omit certain information included in the registration statement from this joint proxy statement/prospectus.

In addition, the SEC allows Devon and WPX to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Devon and WPX have previously filed with the SEC. They contain important information about the companies and their financial condition.

Devon SEC Filings

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•

The portions of the Definitive Proxy Statement on Schedule 14A for the 2020 annual meeting of stockholders that are specifically incorporated by reference into Devon’s Annual Report on Form 10-K for the year ended December 31, 2019;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•

Current Reports on Form 8-K filed on October  2, 2020, September  28, 2020, June  5, 2020 and April 14, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•

The description of the Devon Common Stock set forth in Devon’s Current Report on Form 8-K, filed September 14, 2017, including any amendment or report filed for the purposes of updating such description.

WPX SEC Filings

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•	Definitive Proxy Statement on Schedule 14A for the 2020 annual meeting of stockholders;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020;

•

Current Reports on Form 8-K filed on Current Reports on Form 8-K filed on October  5, 2020, September  28, 2020, July  29, 2020, June  17, 2020, June 17, 2020, March  12, 2020, March  6, 2020, February  28, 2020, January  10, 2020 and January 7, 2020 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•	The description of the WPX Common Stock contained in WPX’s Form 8-A filed on July 23, 2015, and any other amendment or report filed for the purposes of updating such description.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, Devon and WPX incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the WPX Special Meeting and Devon Special Meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

Statements contained in this joint proxy statement/prospectus regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to the full text of that contract or other document filed as an exhibit with the SEC.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Devon or WPX, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

Devon Energy Corporation 333 W. Sheridan Ave. Oklahoma City, OK 73102-5015 (405) 235-3611	WPX Energy, Inc. 3500 One Williams Center Tulsa, OK 74172-0172 (855) 979-2012

These documents are available from Devon or WPX, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about Devon and WPX at their Internet websites at www.devonenergy.com and www.WPXresources.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

If you are a WPX stockholder and would like to request documents, please do so by [                 ], 2020 to receive them before the WPX Special Meeting. If you are a Devon stockholder and would like to request documents, please do so by [                ], 2020 to receive them before the Devon Special Meeting. If you request any documents from Devon or WPX, Devon or WPX will mail them to you by first class mail, or another equally prompt means, within one business day after Devon or WPX, as the case may be, receives your request.

This document is a prospectus of Devon and is a joint proxy statement of WPX and Devon for the WPX Special Meeting and Devon Special Meeting, as the case may be. Neither Devon nor WPX has authorized anyone to give any information or make any representation about the merger or Devon or WPX that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Devon or WPX has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

DEVON ENERGY CORPORATION,

EAST MERGER SUB, INC.

AND

WPX ENERGY, INC.

September 26, 2020

A-ii

A-iii

A-iv

EXHIBITS

Exhibit A	Form of Support Agreement
Exhibit B	Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit C	Amended and Restated Bylaws of the Surviving Corporation
Exhibit D	Corporate Governance Policy
Exhibit E	New Felix Registration Rights Agreement
Exhibit F	New Felix Stockholders’ Agreement
Exhibit G	Form of East Officer’s Certificate
Exhibit H	Form of Central Officer’s Certificate

ANNEXES

Annex I	Index of Defined Terms

A-v

Agreement and Plan of Merger

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on September 26, 2020, by and among Devon Energy Corporation, a Delaware corporation (“Central”), East Merger Sub, Inc., a Delaware corporation and a wholly-owned, direct, Subsidiary of Central (“Merger Sub”) and WPX Energy, Inc., a Delaware corporation (“East”).

Recitals

WHEREAS, Central, Merger Sub and East intend to effect a merger (the “Merger”) of Merger Sub with and into East in accordance with this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Board of Directors of East (the “East Board”) has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and are advisable to, East and the holders of East Common Stock (the “East Stockholders”), (ii) (A) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, and (B) approved and declared advisable the Support Agreement and the transactions contemplated thereby and (iii) resolved to recommend that the East Stockholders adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement (the recommendation referred to in this clause (iii), the “East Recommendation”);

WHEREAS, the Board of Directors of Central (the “Central Board”) has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and advisable to, Central and its stockholders (the “Central Stockholders”), (ii) (A) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, and (B) approved and declared advisable the Support Agreement and the transactions contemplated thereby, and (iii) resolved to recommend that the Central Stockholders approve the issuance of shares of Central Common Stock in connection with the Merger (the “Stock Issuance”) (the recommendation referred to in this clause (iii), the “Central Recommendation”);

WHEREAS, (i) the Board of Directors of Merger Sub has unanimously (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and advisable to, Merger Sub and its sole stockholder, (b) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement and (c) recommended that its sole stockholder adopt and approve this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) Central, or another wholly-owned Subsidiary of Central which is the sole stockholder of Merger Sub, has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, in order to induce Central to enter into this Agreement, funds managed by EnCap Investments, L.P. are contemporaneously entering into a Support Agreement (the “Support Agreement”), of even date herewith, with Central, in the form of Exhibit A attached hereto;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a); and

WHEREAS, Central, Merger Sub and East desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.1    Merger of Merger Sub into East. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into East, and the separate corporate existence of Merger Sub shall cease, and East shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly-owned, direct, Subsidiary of Central.

Section 1.2    Effect of the Merger. At the Effective Time, the Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. At the Effective Time, all of the properties, rights, privileges, immunities, powers and franchises of East and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of East and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.3    Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1000 Louisiana Street, Suite 6800, Houston, Texas 77002 on a date to be mutually agreed upon by Central and East (the “Closing Date”), which date shall be no later than the second Business Day after the conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time as Central and East shall mutually agree. Immediately following the Closing, East and Central shall cause a certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall become effective upon such filing and acceptance of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later date and time as agreed by Central and East and as set forth in the Certificate of Merger (the “Effective Time”).

Section 1.4    Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a)    At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated pursuant to the Merger in its entirety as set forth on Exhibit B, until thereafter changed or amended as provided therein, subject to Section 5.8(b), or by applicable Law.

(b)    The name of the Surviving Corporation immediately after the Effective Time shall be “East.”

(c)    At the Effective Time, the bylaws of the Surviving Corporation shall be amended and restated in their entirety as set forth on Exhibit C (except that the name of the Surviving Corporation shall be reflected as “East”) until thereafter changed or amended as provided therein, subject to Section 5.8(b), or by applicable Law.

Section 1.5    Directors and Officers of the Surviving Corporation.

(a)    Subject to applicable Law, the parties shall take all actions necessary such that the persons who are the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and such initial directors shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(b)    The parties shall take all action necessary such that the officers of East immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, and such initial officers shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.6    Effect on Capital Stock.

(a)    At the Effective Time, by virtue of the Merger and without any further action on the part of Central, Merger Sub, East or any holder of capital stock thereof:

(i)    each share of common stock, $0.01 par value, of East (the “East Common Stock”) held immediately prior to the Effective Time by Central, Merger Sub or any of Central’s other Subsidiaries (together with Merger Sub, the “Central Subsidiaries”), or by East or any of East’s Subsidiaries (the “East Subsidiaries”) (collectively, the “Excluded Shares”), shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii)    subject to Section 1.6(b) and Section 1.6(c), each share of East Common Stock issued and outstanding (other than Excluded Shares) immediately prior to the Effective Time shall be converted into the right to receive from Central 0.5165 fully paid and nonassessable shares of common stock, $0.10 par value, of Central (the “Central Common Stock”).

The number of shares of Central Common Stock into which each share of East Common Stock shall be converted, as specified in Section 1.6(a)(ii) (as such number may be adjusted in accordance with Section 1.6(b)), is referred to as the “Exchange Ratio.” The aggregate number of shares of Central Common Stock issuable pursuant to Section 1.6(a)(ii), together with any cash to be paid in lieu of any fractional shares of Central Common Stock in accordance with Section 1.6(c), is referred to as the “Merger Consideration.”

(b)    Without limiting the parties’ respective obligations under Section 4.1 and Section 4.2, including Section 4.1(b)(i) and Section 4.2(b)(i), if, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of East Common Stock or Central Common Stock shall occur as a result of any reclassification, recapitalization, stock split (including reverse stock split), merger, combination, exchange or readjustment of shares, subdivision or other similar transaction, or any stock dividend thereon with a record date during such period, then the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to eliminate the effect of such event on the Exchange Ratio or any such other amounts payable pursuant to this Agreement.

(c)    No fractional shares of Central Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a holder of Central Common Stock. Any holder of East Common Stock who would otherwise be entitled to receive a fraction of a share of Central Common Stock pursuant to the Merger (after taking into account all shares of East Common Stock held immediately prior to the Effective Time by such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s East Stock Certificate(s) or Book-Entry Common Shares, be paid in cash the dollar amount specified by Section 1.8(f).

(d)    At the Effective Time, by virtue of the Merger and without any action on the part of Central, Merger Sub, East or any holder of capital stock thereof, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation immediately following the Effective Time. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

Section 1.7    Closing of East’s Transfer Books.

(a)    At the Effective Time: (a) all shares of East Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and (i) each certificate (an “East Stock

Certificate”) formerly representing any share of East Common Stock (other than an Excluded Share) and (ii) each Book-Entry Common Share formerly representing any share of East Common Stock (other than an Excluded Share) shall represent only the right to receive shares of Central Common Stock (and cash in lieu of any fractional share of Central Common Stock) as contemplated by Section 1.6 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8(c), and all holders of East Stock Certificates or Book-Entry Common Shares shall cease to have any rights as stockholders of East; and (b) the stock transfer books of East shall be closed with respect to all shares of East Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of East Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid East Stock Certificate is presented to the Exchange Agent or to the Surviving Corporation or Central, such East Stock Certificate shall be canceled and shall be exchanged as provided in this Article I.

Section 1.8    Exchange Fund; Exchange of Certificates.

(a)    Prior to the Closing Date, Central and East shall mutually select a bank or trust company, which may be the transfer agent for the Central Common Stock, to act as exchange agent in the Merger (the “Exchange Agent”), and, not later than the Effective Time, Central shall enter into an agreement with the Exchange Agent, which will provide that, at or prior to the Effective Time, Central shall deposit with the Exchange Agent all of the shares of Central Common Stock to pay the aggregate Merger Consideration pursuant to Section 1.6(a)(ii) and Section 1.8(f). The shares of Central Common Stock so deposited with the Exchange Agent, together with (i) any dividends or distributions received by the Exchange Agent with respect to such shares and (ii) proceeds received from the sale of the Central Excess Shares pursuant to Section 1.8(f), are referred to collectively as the “Exchange Fund.”

(b)    As soon as practicable after the Effective Time, but in no event more than two (2) Business Days after the Closing Date, Central shall cause the Exchange Agent to mail to the record holders of East Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Central and East may reasonably specify (including a provision confirming that delivery of East Stock Certificates shall be effected, and risk of loss and title to East Stock Certificates shall pass, only upon delivery of such East Stock Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of East Stock Certificates in exchange for Central Common Stock, as provided in Section 1.6, and any cash in lieu of a fractional share which the shares of East Common Stock represented by such East Stock Certificates shall have been converted into the right to receive pursuant to this Agreement, as well as any dividends or distributions to be paid pursuant to Section 1.8(c). Upon surrender of an East Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Central, (A) the holder of such East Stock Certificate shall be entitled to receive in book-entry form the number of whole shares of Central Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.6 (and cash in lieu of any fractional share of Central Common Stock) as well as any dividends or distributions to be paid pursuant to Section 1.8(c), and (B) the East Stock Certificate so surrendered shall be immediately canceled.

(c)    No dividends or other distributions declared with respect to the Central Common Stock shall be paid to the holder of any unsurrendered East Stock Certificate until the holder thereof shall surrender such East Stock Certificate in accordance with this Article I. After the surrender of an East Stock Certificate in accordance with this Article I, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the whole shares of Central Common Stock which the shares of East Common Stock represented by such East Stock Certificate have been converted into the right to receive.

(d)    Until surrendered as contemplated by this Section 1.8, each East Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Central Common Stock (and cash in lieu of any fractional share of Central Common Stock) as contemplated by this Article I and any distribution or dividend with respect to Central Common Stock the record date for which is after the Effective Time.

(e)    In the event of a transfer of ownership of shares of East Common Stock that is not registered in the transfer records of East, shares in book-entry form representing the proper number of shares of Central Common Stock may be issued to a Person other than the Person in whose name such East Stock Certificate so surrendered is registered if such East Stock Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of Central Common Stock to a Person other than the registered holder of such East Stock Certificate or establish to the satisfaction of Central that such Taxes have been paid or are not applicable. If any East Stock Certificate shall have been lost, stolen or destroyed, Central may, in its discretion and as a condition precedent to the issuance of any shares in book-entry form representing Central Common Stock require the owner of such lost, stolen or destroyed East Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Central may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Central or the Surviving Corporation with respect to such East Stock Certificate.

(f)

(i)    As promptly as practicable following the Effective Time, the Exchange Agent shall (A) determine the number of whole shares of Central Common Stock and the number of fractional shares of Central Common Stock that each holder of East Common Stock is entitled to receive in connection with the consummation of the Merger and (B) aggregate all such fractional shares of Central Common Stock that would, except as provided in Section 1.6(c), be issued to the holders of East Common Stock, rounding up to the nearest whole number (the “Central Excess Shares”), and the Exchange Agent shall, on behalf of former stockholders of East, sell the Central Excess Shares at then-prevailing prices on the New York Stock Exchange (the “NYSE”), all in the manner provided in Section 1.8(f)(ii).

(ii)    The sale of the Central Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Central Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the former holders of East Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the “East Common Stock Trust”). Central shall pay all commissions and other out-of-pocket transaction costs (other than any transfer or similar Taxes imposed on a holder of East Common Stock), including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Central Excess Shares. The Exchange Agent shall determine the portion of the East Common Stock Trust to which each former holder of East Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the East Common Stock Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of East Common Stock is entitled (after taking into account all shares of East Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of East Common Stock are entitled.

(iii)    As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of East Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders, subject to and in accordance with the terms of this Section 1.8.

(g)    Any portion of the Exchange Fund that remains undistributed to stockholders of East as of the date six (6) months after the Effective Time shall be delivered to Central upon demand, and any holders of East Stock Certificates who have not theretofore surrendered their East Stock Certificates to the Exchange Agent in accordance with this Section 1.8 and any holders of Book-Entry Common Shares who have not theretofore cashed any check payable to them in accordance with Section 1.9 shall thereafter look only to Central for satisfaction of their claims for Central Common Stock, cash in lieu of fractional shares of Central Common Stock and any dividends or distributions with respect to Central Common Stock subject to applicable abandoned property law, escheat laws or similar Laws.

(h)    Each of the Exchange Agent, Central and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as are required to be deducted or withheld therefrom under the Code, or any provision of state, local or foreign Tax Law or under any other applicable Law; provided that the parties hereto agree that the consideration payable or deliverable pursuant to this Agreement shall not be subject to withholding under Section 1445 of the Code or the Treasury regulations promulgated thereunder. To the extent that amounts are so deducted or withheld, and timely remitted to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

(i)    Neither Central nor the Surviving Corporation shall be liable to any holder or former holder of East Common Stock or to any other Person with respect to any share of East Common Stock (or any dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. If any East Stock Certificate shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any such shares of Central Common Stock or any dividends or other distributions payable to the holder thereof would otherwise escheat to or become the property of any Governmental Entity), any shares of Central Common Stock issuable upon the surrender of, or any dividends or other distributions in respect of, such East Stock Certificate shall, to the extent permitted by applicable Law, become the property of Central, free and clear of all claims or interest of any Person previously entitled thereto.

(j)    No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares, or any unpaid dividends or distributions payable to holders of East Common Stock.

Section 1.9    Book-Entry Common Shares.

(a)    Subject to applicable provisions of Section 1.8, with respect to Book-Entry Common Shares held through DTC, Central and East shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of shares of East Common Stock held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures, the Merger Consideration (including cash to be paid in lieu of any fractional shares of Central Common Stock in accordance with Section 1.6(c), if any) and any other dividends or distributions that DTC has the right to receive pursuant to this Article I and cancel such Book-Entry Common Shares.

(b)    Subject to applicable provisions of Section 1.8, Central, without any action on the part of any holder, will cause the Exchange Agent to (a) issue, as of the Effective Time, to each holder of Book-Entry Common Shares not held through DTC that number of book-entry whole shares of Central Common Stock that the holder is entitled to receive pursuant to this Article I and cancel such Book-Entry Common Shares and (b) mail to each holder of Book-Entry Common Shares (other than Excluded Shares) a check in the amount of any cash payable in respect of the holder’s Book-Entry Common Shares pursuant to Section 1.6(c) and any other dividends or distributions such holder has the right to receive pursuant to this Article I. Central will also cause the Exchange Agent to mail to each such holder materials (in a form to be reasonably agreed by Central and East prior to the Effective Time) advising the holder of the effectiveness of the Merger and the conversion of the holder’s Book-Entry Common Shares pursuant to the Merger.

Section 1.10    No Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 1.11    Further Action. If, at any time after the Effective Time, any further action is determined by Central to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and East, the officers and directors of the Surviving Corporation and Central shall be fully authorized (in the name of Merger Sub, in the name of East and otherwise) to take such action.

Section 1.12    Post-Merger Operations; Transition Committee. The parties shall create a special transition committee (the “Transition Committee”) that shall be co-chaired by the Chief Executive Officer of Central and the Chief Executive Officer of East and shall be composed of such chief executive officers and two other designees of Central and two other designees of East. After the date hereof and prior to the Effective Time, the Transition Committee shall examine various alternatives regarding the manner in which to best organize and manage the business of Central after the Effective Time, subject to applicable Law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF EAST

Except as disclosed in (a) the East SEC Documents furnished to or filed with the SEC and available on EDGAR prior to the date hereof (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature (other than any historical factual information contained within such sections or statements)), where it is reasonably apparent on its face that such disclosure is applicable to the representation; or (b) the disclosure letter delivered by East to Central and Merger Sub prior to the execution and delivery of this Agreement (the “East Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), East represents and warrants to Central and Merger Sub as follows:

Section 2.1    Due Organization; Subsidiaries.

(a)    East is duly organized, validly existing and in good standing under the Laws of the State of Delaware. East has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. East is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(b)    Each of the East Subsidiaries is a legal Entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. Each of the East Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. Each of the East Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other legal Entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(c)    East has delivered or made available to Central accurate and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of East and each East Subsidiary that constitutes a “significant subsidiary” of East as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the date hereof (collectively, the “East Organizational Documents”).

(d)    Section 2.1(d) of the East Disclosure Letter sets forth East’s and any of East Subsidiaries’ capital stock, equity interests or other direct or indirect ownership interests in any other Person other than capital stock, equity interests or other direct or indirect ownership interests or securities of direct or indirect wholly-owned Subsidiaries of East. All such capital stock, equity interests or other direct or indirect ownership interests (i) have, to the Knowledge of East, been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable East Organizational Documents) and nonassessable (if such entity is a corporate entity) and (ii) are owned by East, by one or more Subsidiaries of East or by East and one or more of the East Subsidiaries, in each case free and clear of all Encumbrances.

Section 2.2    Authority; Binding Nature of Agreement.

(a)    East has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to the receipt of East Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by East and the consummation by East of the Merger and of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of East (other than, with respect to the Merger, the receipt of East Stockholder Approval).

(b)    The East Board has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and are advisable to, East and the East Stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) approved and declared advisable the Support Agreement and the transactions contemplated thereby and (iv) resolved to make the East Recommendation. Except in connection with an East Adverse Recommendation Change in accordance with Section 5.4, such resolutions of the East Board have not been rescinded, modified or withdrawn in any way.

(c)    This Agreement has been duly executed and delivered by East and, assuming the due execution and delivery of this Agreement by Central and Merger Sub, constitutes the legal, valid and binding obligation of East, enforceable against East in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies (collectively (i) and (ii), “Enforceability Exceptions”).

Section 2.3    Vote Required. The affirmative vote of the holders of a majority of the shares of East Common Stock outstanding on the record date for the East Stockholders’ Meeting (the “East Stockholder Approval”) is the only vote of the holders of any class or series of East’s capital stock necessary to adopt this Agreement and otherwise approve and consummate the Merger and the other transactions contemplated by this Agreement as set forth herein.

Section 2.4    Capitalization.

(a)    The authorized capital stock of East consists of 2,000,000,000 shares of East Common Stock and 100,000,000 shares of preferred stock, par value $0.01 per share (“East Preferred Stock”). As of September 23, 2020, (i) 561,019,806 shares of East Common Stock are issued and outstanding, which such number does not include the shares subject to outstanding East RSAs, (ii) 1,864,613 shares are subject to outstanding East RSAs, (iii) no shares of East Common Stock are held in East’s treasury, (iv) no shares of East Common Stock are held by any of the East Subsidiaries, (v) 10,618,155 shares of East Common Stock are issuable pursuant to stock incentive plans of East (“East Stock Plans”), which includes: 558,528 shares are issuable in respect of East Stock Options, 6,199,607 shares of East Common Stock are issuable in respect of East RSUs (as applicable, assuming a target level of achievement under performance awards), and 3,860,020 shares of East Common Stock are reserved for the grant of additional awards under East Stock Plans and (vi) no shares of East Preferred Stock are issued and outstanding. All of the outstanding shares of capital stock of East have been duly authorized and validly issued, and are fully paid and nonassessable and are not subject to any preemptive right, and all shares of East Common Stock which may be issued pursuant to the exercise or vesting of East RSUs and East Stock Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right. Except as described in clause (iv) of this Section 2.4(a), there are not any phantom stocks or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of East and there are no outstanding stock appreciation rights with respect to the capital stock of East. Other than East Common Stock and East Preferred Stock, there are no other authorized classes of capital stock of East.

(b)    Other than the Support Agreement and the Felix Stockholders’ Agreement, there are no voting trusts or other agreements or understandings to which East, any of the East Subsidiaries or, to the Knowledge of East, any of their respective executive officers or directors is a party with respect to the voting of East Common Stock or the capital stock or other equity interests of any of the East Subsidiaries.

(c)    Other than the East RSUs and the East Stock Options, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which East or any of the East Subsidiaries is a party obligating East or any of the East Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of East or any of the East Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests or (iv) provide a material amount of funds to, or make any material investment (in the form of loan, capital contribution or otherwise) in any of the East Subsidiaries. At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which East or any of the East Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of East or any of the East Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or any other such securities or agreements. Each East Stock Option issued with respect to East Common Stock was granted with a per-share exercise price not less than the fair market value of a share of East Common Stock on the date of grant.

(d)    Section 2.4(d) of the East Disclosure Letter (i) lists each of the East Subsidiaries and their respective jurisdictions of organization and (ii) designates which of the East Subsidiaries are “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC. All of the outstanding shares of capital stock or other ownership interests of the East Subsidiaries that are direct or indirect wholly-owned Subsidiaries of East (A) have been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable East Organizational Documents) and nonassessable (if such entity is a corporate entity) and (B) are owned by East, by one or more of the East Subsidiaries or by East and one or more of the East Subsidiaries, in each case free and clear of all Encumbrances.

(e)    There are no outstanding bonds, debentures, notes or other Indebtedness of East or any of the East Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of East or any of the East Subsidiaries may vote.

Section 2.5    Governmental Filings; No Violations.

(a)    Other than the filings, notices, waiting periods or approvals required by (i) Section 1.3, (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (iii) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and (iv) the NYSE rules and regulations, no consent, approval, Order, license, Permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to East or any of the East Subsidiaries in connection with the execution and delivery of this Agreement, the performance by East of its obligations under this Agreement and the consummation by East of the Merger and the other transactions contemplated hereby, except those that the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(b)    The execution and delivery of this Agreement by East does not, and the consummation of the Merger and the other transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the East Organizational Documents, (ii) subject to the filings, notices, waiting periods or approvals contemplated by Section 2.5(a) and obtaining the East Stockholder Approval, violate or conflict with any Laws or any Order applicable to East or any of the East Subsidiaries or any of their respective assets or properties, (iii) subject to obtaining the third-party consents and approvals set forth in Section 2.5(b) of the East Disclosure Letter, the termination of the East Credit Agreement and the termination of the East Loan Agreement, in each case, prior to or at the Closing, violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire Indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, guaranteed payment or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the assets of East or any of the East Subsidiaries pursuant to any provisions of any mortgage, indenture, deed of trust, Permit, concession, lease, instrument, obligation or other Contract of any kind to which East or any of the East Subsidiaries is now a party or by which it or any of its assets may be bound, or (iv) result in the creation of any Encumbrance upon any of the properties or assets of East or any of the East Subsidiaries (including Central and the Central Subsidiaries following the Merger) except, in the case of the foregoing clauses (ii), (iii) and (iv) for any breach, violation, conflict, termination, default, acceleration, creation, change, conflict or Encumbrance that would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

Section 2.6 SEC Filings; Financial Statements.

(a)    All forms, documents and reports, together with all exhibits, financial statements and schedules filed or furnished therewith, and all information, documents and agreements incorporated in any such form, document or report (but not including any document incorporated by reference into an exhibit), excluding the Joint Proxy Statement, required to have been filed with or furnished to the United States Securities and Exchange Commission (the “SEC”) by East or any of the East Subsidiaries since January 1, 2019 (the “East SEC Documents”) have been timely filed or furnished, as the case may be. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the East SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the Exchange Act (as the case may be), and the requirements of Sarbanes-Oxley Act of 2002 (“SOX”) and (ii) none of the East SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    The financial statements (including related notes, if any) contained in the East SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of East and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of East and its consolidated Subsidiaries for the periods covered thereby. For purposes of this Agreement, “East Balance Sheet” means that audited consolidated balance sheet (and notes thereto) of East and its consolidated Subsidiaries as of December 31, 2019 (the “East Balance Sheet Date”) set forth in East’s Annual Report on Form 10-K filed with the SEC on February 28, 2020.

(c)    East maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. East’s disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by East is recorded and reported on a timely basis to the individuals responsible for the preparation of East’s filings with the SEC and other public disclosure documents. East maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). East’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of East, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of East are being made only in accordance with authorizations of management and directors of East and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of East’s assets that could have a material effect on its financial statements. East has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to East’s auditors and the audit committee of the East Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect East’s ability to record, process, summarize and report financial information and has identified for East’s auditors and the audit committee of the East Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in East’s internal control over financial reporting. Since January 1, 2019, any material change in internal control over financial reporting required to be disclosed in any East SEC Document has been so disclosed.

(d)    Since the East Balance Sheet Date, neither East nor any of the East Subsidiaries nor, to the Knowledge of East, any director, officer, employee, auditor, accountant or representative of East or any of the East Subsidiaries has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of East or any of the East Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that East or any of the East Subsidiaries has engaged in questionable accounting or auditing practices.

(e)    Section 2.6(e) of the East Disclosure Letter contains a complete and accurate list of all Derivative Products entered into by East or any of the East Subsidiaries or for the account of any of its customers as of the date of this Agreement. All such Derivative Products were, and any Derivative Product entered into after the date of this Agreement will be, entered into in accordance in all material respects with applicable Laws, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by East and the East Subsidiaries (collectively, the “East Risk Policies”), and were, and will be, entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Product. Section 2.6(e) of the East Disclosure Letter identifies any such counterparty as to which, to the Knowledge of East, East or any of the East Subsidiaries has any reasonable concerns regarding financial responsibility with respect to any such Derivative Product. East and each of the East Subsidiaries have, and will have, duly performed in all material respects all of their respective obligations under the Derivative

Product to the extent that such obligations to perform have accrued, and, to the Knowledge of East, there are and will be no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder. Since December 31, 2019, there have been no material violations of the East Risk Policies.

Section 2.7    Felix Financial Statements. To the Knowledge of East, (a) Felix’s audited consolidated financial statements as of December 31, 2018 and 2019 and for each of the three fiscal years in the period ended December 31, 2019, including the notes thereto (the “Felix Financial Statements”), set forth in East’s Current Report on Form 8-K/A, filed with the SEC on March 12, 2020 (the “East March 20 8-K/A”) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as otherwise indicated in such financial statements and the notes thereto or in the related report of Felix’s independent auditors) and (b) the Felix Financial Statements fairly present in all material respects the consolidated financial position of Felix and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Felix and its consolidated Subsidiaries for the periods covered thereby.

Section 2.8    Absence of Changes. Since the East Balance Sheet Date, (a) as of the date of this Agreement, East and the East Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, except for commercially reasonable actions taken outside the ordinary course of business or not consistent with past practice, in any such case, in response to material changes in commodity prices or the coronavirus disease of 2019 (“COVID-19”) pandemic that did not have, and would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect (provided, that for purposes of this Section 2.8(a) only, the exceptions to the East Material Adverse Effect definition set forth in clauses (1) and (5) thereof shall not apply), and (b) there has not been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

Section 2.9    Absence of Undisclosed Liabilities. Since the East Balance Sheet Date, neither East nor any of the East Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities reflected or reserved against in East’s consolidated balance sheets (or the notes thereto) included in the East SEC Documents, (b) liabilities that have been incurred by East or any of the East Subsidiaries since the East Balance Sheet Date in the ordinary course of business, (c) liabilities incurred in connection with the transactions contemplated by this Agreement and (d) liabilities which have not and would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. Neither East nor any of the East Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among East and any of the East Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, East or any of the East Subsidiaries, in East’s consolidated financial statements or the East SEC Documents.

Section 2.10    Compliance with Laws; Regulation.

(a)    Each of East and the East Subsidiaries and, with respect to any Oil and Gas Properties of East and the East Subsidiaries that are operated by third parties, to the Knowledge of East, such third parties, are and, since December 31, 2017, have been conducting the businesses and operations of East and the East Subsidiaries in compliance with all applicable Laws (other than compliance with (i) Tax Laws, which is covered solely by Section 2.12, (ii) Environmental Laws, which is covered solely by Section 2.14 and (iii) Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money-Laundering Laws, which are covered solely by Section 2.27), except for instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. Since December 31, 2017, neither East nor any of the East Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, which has had or would reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(b)    Each of East and the East Subsidiaries is in possession of all Permits (other than Permits required under Environmental Laws, which are covered solely by Section 2.14) necessary for them to own, lease and (if applicable) operate their respective properties or otherwise to carry on their respective businesses as they are now being conducted (the “East Permits”), and all such East Permits are in full force and effect and no suspension, revocation, termination, cancellation, non-renewal, or modification not requested by East of any of the East Permits is pending or, to the Knowledge of East, threatened, except where the failure to have, or the suspension, revocation, termination, non-renewal, cancellation or modification of, any of the East Permits would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. East and the East Subsidiaries, and their respective businesses as currently conducted, are in compliance with the terms of the East Permits, except failures so to comply that would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(c)    (i) Each of East and the East Subsidiaries and, to the Knowledge of East, its and their respective directors and officers, is in compliance in all material respects with the provisions of SOX and the related rules and regulations promulgated thereunder or under the Exchange Act and (ii) East is in compliance in all material respects with the listing and corporate governance rules and regulations of the NYSE, in each case in the foregoing clauses (i) and (ii) as such provisions, rules and regulations are applicable to such Person.

Section 2.11    Material Contracts

(a)    All Contracts, including amendments thereto, required to be filed as an exhibit to any report of East filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K under the Exchange Act have been so filed as of the date hereof, and no such Contract has been amended or modified (or further amended or modified, as applicable) since the date such Contract or amendment was filed.

(b)    Other than the Contracts set forth in clause (a) above which were filed in an unredacted form, Section 2.11(b) of the East Disclosure Letter sets forth a correct and complete list, and East has made available to Central correct and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto), of each of the following Contracts to which East or any of the East Subsidiaries is a party or bound as of the date hereof:

(i)    each Contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision that materially restricts the ability of East or any of its Affiliates (including Central and the Central Subsidiaries following the Closing) to (A) compete in any line of business or geographic area or with any Person during any period of time after the Effective Time or (B) make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets or properties;

(ii)    each Contract that creates, evidences, provides commitments in respect of, secures or guarantees (A) Indebtedness for borrowed money in any amount in excess of $50,000,000 or (B) other Indebtedness of East or any of the East Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $50,000,000, other than agreements solely between or among East and the East Subsidiaries;

(iii)    each Contract for lease of personal property or real property (excluding Oil and Gas Leases) involving annual payments in excess of $25,000,000 or aggregate payments in excess of $50,000,000 that are not terminable without penalty or other liability to East or any of the East Subsidiaries (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days, other than Contracts related to drilling rigs;

(iv)    each Contract involving the pending acquisition, swap, exchange, sale or other disposition of (or option to purchase, acquire, swap, exchange, sell or dispose of) any Oil and Gas Properties of East and the East Subsidiaries for which the aggregate consideration (or the fair market value of such consideration, if non-cash) payable to or from East or any East Subsidiary exceeds $50,000,000, other than Contracts involving the acquisition or sale of (or option to purchase or sell) Hydrocarbons in the ordinary course of business;

(v)    each Contract for any Derivative Product;

(vi)    each material partnership, stockholder, joint venture, limited liability company agreement or other joint ownership agreement, other than with respect to arrangements exclusively among East and/or its wholly-owned Subsidiaries and other than any customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of East or any of the East Subsidiaries;

(vii)    each joint development agreement, exploration agreement, participation, farmout, farm-in or program agreement or similar Contract requiring East or any of the East Subsidiaries to make annual expenditures in excess of $25,000,000 or aggregate payments in excess of $60,000,000 (in each case, net to the interest of East and the East Subsidiaries) following the date of this Agreement, other than customary joint operating agreements and continuous development obligations under Oil and Gas Leases;

(viii)    each agreement that contains any exclusivity, “most favored nation” or most favored customer provision, call or put option, preferential right or rights of first or last offer, negotiation or refusal, to which East or any of the East Subsidiaries or any of their respective Affiliates is subject, and, in each case, is material to the business of East and the East Subsidiaries, taken as a whole, in each case other than those contained in (A) any agreement in which such provision is solely for the benefit of East or any of the East Subsidiaries, (B) customary royalty pricing provisions in Oil and Gas Leases or (C) customary preferential rights in joint operating agreements or unit agreements affecting the business or the Oil and Gas Properties of East or any of the East Subsidiaries;

(ix)    any acquisition or divestiture Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations (other than (A) asset retirement obligations or plugging and abandonment obligations set forth in the East Reserve Report or the Felix Reserve Report, as applicable or (B) customary indemnity obligations with respect to the post-closing ownership and operation of acquired assets), that would reasonably be expected to result in (1) earn out payments, contingent payments or other similar obligations to a third party (but excluding indemnity payments) in any year in excess of $15,000,000 or (2) earn out payments, contingent payments or other similar obligations to a third party, including indemnity payments, in excess of $30,000,000 in the aggregate after the date hereof;

(x)    any Contract (other than any other Contract otherwise covered by this Section 2.11(b)) that creates future payment obligations (including settlement agreements or Contracts that require any capital contributions to, or investments in, any Person) of East or any of the East Subsidiaries outside the ordinary course of business, in each case, involving annual payments in excess of $25,000,000 or aggregate payments in excess of $50,000,000 (excluding, for the avoidance of doubt, customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of East or any of the East Subsidiaries), or creates or would create an Encumbrance on any material asset or property of East or any of the East Subsidiaries (other than Permitted Encumbrances);

(xi)    any Contract that (A) provides for midstream services to, or the sale by, East or any of the East Subsidiaries of Hydrocarbons (1) in excess of 15,000 gross barrels of oil equivalent of Hydrocarbons per day (calculated on a per day yearly average basis) or (2) for a term greater than or equal to ten (10) years and (B) has a remaining term of greater than ninety (90) days and does not allow East or the East Subsidiaries to terminate it without penalty to East or the East Subsidiaries within ninety (90) days;

(xii)    any Contract that provides for a “take-or-pay” clause or any similar prepayment obligation, minimum volume commitments or capacity reservation fees to a gathering, transportation or other arrangement downstream of the wellhead, or similar arrangements that otherwise guarantee or commit volumes of Hydrocarbons from East or any East Subsidiary’s Oil and Gas Properties, which in each case, would reasonably be expected to involve payments (including penalty or deficiency payments) in excess of $10,000,000 during the twelve (12)-month period following the date of this Agreement or aggregate penalty or deficiency payments in excess of $20,000,000 during the two (2)-year period following the date of this Agreement;

(xiii)    any Labor Agreement;

(xiv)    any Contract (other than Oil and Gas Leases) pursuant to which East or any of the East Subsidiaries has paid amounts associated with any Production Burden in excess of $25,000,000 during the immediately preceding fiscal year or with respect to which East reasonably expects that it and the East Subsidiaries will make payments associated with any Production Burden in any of the next three (3) succeeding fiscal years that could, based on current projections, exceed $25,000,000 annually or $50,000,000 in the aggregate;

(xv)    any Contract which is between East or any of the East Subsidiaries, on the one hand, and any of their respective officers, directors or principals (or any such Person’s Affiliates) or any Person that holds or owns five percent (5%) or more of the shares of East’s capital stock (or any affiliates of any such Person) on the other hand involving aggregate annual payments in excess of $120,000, other than compensation arrangements with the directors on the East Board in their capacity as such; or

(xvi)    each Contract or East Organizational Document that would, on or after the Closing Date, prohibit or restrict the ability of the Surviving Corporation or any of its Subsidiaries to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or liabilities from time to time owed to the Surviving Corporation or any of its Subsidiaries, make loans or advances or transfer any of its properties or assets.

(c)    The Contracts described in the foregoing clauses (a) and (b), together with all exhibits and schedules to such Contracts, as amended through the date hereof or as hereafter amended in accordance with Section 4.1 hereof, are referred to herein as “East Material Contracts.”

(d)    Each East Material Contract is valid and binding on East or the East Subsidiary party thereto, as the case may be, and, to the Knowledge of East, each other party thereto, and is in full force and effect in accordance with its terms, except for (i) terminations or expirations at the end of the stated term or (ii) such failures to be valid and binding or to be in full force and effect as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect, in each case subject to Enforceability Exceptions.

(e)    Neither East nor any of the East Subsidiaries is in breach of, or default under the terms of, and, to the Knowledge of East, no other party to any East Material Contract is in breach of, or default under the terms of, any East Material Contract, nor is any event of default (or similar term) continuing under any East Material Contract, and, to the Knowledge of East, there does not exist any event, condition or omission that would constitute such a default, breach or event of default (or similar term) (whether by lapse of time or notice or both) under any East Material Contract, in each case where such breach, default or event of default (or similar term) would reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

Section 2.12    Tax Matters.

(a)    Except as would not have, individually or in the aggregate, an East Material Adverse Effect:

(i)    all Tax Returns required to be filed by East or any of the East Subsidiaries on or prior to the date hereof have been timely filed (taking into account any valid extension of time within which to file), and all such Tax Returns were true, correct and complete in all respects;

(ii)    all Tax Returns required to be filed by East or any of the East Subsidiaries after the date hereof and prior to the Closing will be timely filed (taking into account any valid extension of time within which to file), and all such Tax Returns will be true, correct and complete in all respects;

(iii)    East and each of the East Subsidiaries has timely paid or withheld, or will timely pay or withhold, all Taxes required to be paid or withheld by it prior to the Closing;

(iv)    no deficiency for Taxes has been proposed, assessed or asserted in writing against East or any of the East Subsidiaries;

(v)    the East Balance Sheet reflects an adequate reserve in accordance with GAAP for all Taxes payable by East and the East Subsidiaries for all taxable periods (and portions thereof) through the East Balance Sheet Date;

(vi)    none of the East Subsidiaries (A) have been a member of an affiliated, consolidated, combined or unitary group for any Tax purposes (other than a group of which East was the common parent) or (B) have any material liability for the Taxes of any Person (other than East or any of the East Subsidiaries) arising under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), or as a transferee or successor by Contract (other than (x) any commercially reasonable agreements providing for the reallocation or payment of real property Taxes attributable to real property leased or occupied by East or any of the East Subsidiaries, (y) commercially reasonable agreements for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by East or any of the East Subsidiaries in the ordinary course of business and (z) commercially reasonable credit or other commercial agreements, the primary purposes of which do not relate to Taxes, that contain customary indemnifications for Taxes) or otherwise;

(vii)    no Taxes of East or any of the East Subsidiaries are being contested and there are no audits, claims, assessments, levies, or administrative or judicial proceedings pending or proposed in writing, against East or any of the East Subsidiaries in respect of Taxes;

(viii)    neither East nor any of the East Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business);

(ix)    there are no Encumbrances for Taxes on any of the assets of East or any of the East Subsidiaries other than Permitted Encumbrances; and

(x)    neither East nor any of the East Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (A) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (C) installment sale, intercompany transaction or open transaction disposition made on or prior to the Closing Date, or (D) prepaid amount received on or prior to the Closing Date.

(b)    Neither East nor any of the East Subsidiaries has been a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the past two (2) years or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(c)    Neither East nor any of the East Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (as in effect at the relevant time) (or any comparable Laws of any state, local or foreign jurisdiction).

(d)    No power of attorney with respect to any material Taxes of East or any of the East Subsidiaries has been filed or entered into with any Taxing Authority that remains in effect.

(e)    At the Effective Time, neither East nor any of the East Subsidiaries will be a party to, have any obligation under, or be bound by any material Tax allocation, Tax sharing, Tax indemnity or similar arrangement, understanding or agreement pursuant to which it will have any potential material liability to any Person (other than East or any of the East Subsidiaries) after the Effective Time (other than any (x) commercially reasonable agreements providing for the reallocation or payment of real property Taxes attributable to real property leased or occupied by East or any of the East Subsidiaries, (y) commercially reasonable agreements for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by East or any of the East Subsidiaries in the ordinary course of business and (z) other commercially reasonable credit or other commercial agreements, the primary purposes of which do not related to Taxes, that contain customary indemnifications for Taxes).

(f)    Neither East nor any of the East Subsidiaries is a “U.S. shareholder” (within the meaning of Section 951(b) of the Code) of any foreign corporation which may be required to include in income any amounts under Section 951(a) of the Code.

(g)    After reasonable diligence, neither East nor any of the East Subsidiaries are aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(h)    No East Subsidiary is a non-United States corporation.

Section 2.13    Employee and Labor Matters; Benefit Plans.

(a)    Section 2.13(a) of the East Disclosure Letter lists as of the date of this Agreement (i) all material employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (ii) all material employee welfare benefit plans (as defined in Section 3(1) of ERISA), (iii) all other material pension, bonus, commission, stock option, stock purchase, incentive, deferred compensation, supplemental retirement or retiree plans, programs or other retiree coverage or arrangements, fringe benefit and other benefit plans, programs, Contracts, arrangements or policies and (iv) any material employment, executive compensation, change in control or severance plans, programs, Contracts, arrangements or policies, in each case, that is sponsored or maintained by East or any of the East Subsidiaries or any other Entity (whether or not incorporated) which is treated as a single employer together with East or any of the East Subsidiaries within the meaning of Section 4001(b) of ERISA (each, an “East ERISA Affiliate”) for the benefit of, or relating to, any former or current employee, officer or director of East or any of the East Subsidiaries or as to which East or any East ERISA Affiliate has any material liability (all such plans, programs, Contracts or policies as described in this Section 2.13(a), whether or not material, shall be collectively referred to as the “East Benefit Plans”). East has made available to Central, true and complete copies of (i) the current plan document for each written material East Benefit Plan, including all amendments thereto, and any related trust agreement currently in effect, (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments (including accountants’ opinions, if applicable), filed with respect to each East Benefit Plan required to make such a filing, (iii) the most recent actuarial valuation for each East Benefit Plan for which such a valuation was prepared and (iv) the most recent favorable determination letter issued for each East Benefit Plan which is intended to be qualified under Section 401(a) of the Code.

(b)    Except as set forth on Section 2.13(a) of the East Disclosure Letter: (i) none of the East Benefit Plans promises or provides post-termination or retiree medical or life insurance benefits to any former or current employee of East or any of the East Subsidiaries (other than continuation coverage to the extent required by Law, whether pursuant to Section 4980B of the Code or other state Law); (ii) none of the East Benefit Plans are, or within the past six plan years have been, subject to Section 302 of Title IV of ERISA or Section 412 or 430 of the Code, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code), a “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a cash balance pension plan or other hybrid plan that is an “applicable defined benefit plan” as defined in Section 203(f)(3) of ERISA; (iii) all of the East Benefit Plans have been established, operated, funded and maintained in all material respects in compliance with their terms and all applicable Laws, including ERISA and the Code; (iv) each East Benefit Plan subject to Section 409A of the Code has been maintained in substantial compliance with such provision; (v) each East Benefit Plan which is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter or may rely on an opinion letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code and to the Knowledge of East, nothing has occurred since the issuance of such letter that would reasonably be expected to adversely affect the qualified status of such plan; (vi) no liability under Title IV of ERISA has been incurred by East, any of the East Subsidiaries, or any East ERISA Affiliate that has not been satisfied in full when due, and no condition exists that is reasonably expected to result in the incurrence by East, any of the East Subsidiaries, or any East ERISA Affiliate of a liability under Title IV of ERISA (other than for the timely payment of Pension Benefit Guaranty Corporation insurance premiums); (vii) no East Benefit Plan that is subject to Section 412 of the Code or Section 302 of ERISA has incurred a “funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA; (viii) all material contributions required to be made with respect to any East Benefit Plan on or before the date hereof have been made; (vii) there are no pending or, to the Knowledge of East, threatened claims by or on behalf of any of the East Benefit Plans or otherwise relating to any East Benefit Plan (other than routine claims for benefits); and (viii) no East Benefit Plan is maintained for the benefit of employees, directors, or other individual service providers who work primarily outside of the United States.

(c)    Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either solely as a result thereof or as a result of such transactions in conjunction with another event) (i) cause or result in an increase in the amount of compensation or benefits or timing of vesting or payment of any benefits or compensation payable in respect of any former or current employee, officer or director of East or any of the East Subsidiaries; or (ii) cause or result in an increase in the liabilities of East, Central, the Surviving Corporation or any of their respective Subsidiaries to any third Person on account of matters relating to compensation or benefits in respect of any former or current employee, officer or director of East or any of the East Subsidiaries.

(d)    No East Benefit Plan provides for payments or benefits in connection with the transactions contemplated by this Agreement that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a loss of tax deductions pursuant to Section 280G of the Code.

(e)    Neither East or any of the East Subsidiaries is party to or is otherwise bound to or is in the process of negotiating any labor agreements, collective bargaining agreements and any other labor-related agreements or arrangements with any union or other labor organization (collectively, “Labor Agreements”). Neither East nor any of the East Subsidiaries has any unions, employee representative bodies or other labor organizations which, to the Knowledge of East, represent any employees of East or any of the East Subsidiaries.

(f)    There is not now in existence, nor has there been since one (1) year prior to the date of this Agreement, any pending or, to the Knowledge of East, written threat of any: (i) strike, slowdown, stoppage, picketing or lockout against or affecting East or any of the East Subsidiaries; or (ii) labor-related demand for representation. There is not now in existence any pending or, to the Knowledge of East, threatened Legal Proceeding alleging or involving any violation of any employment-related, labor-related or benefits-related Law against, in respect of or relating to East, any of the East Subsidiaries or any East Benefit Plan, including claims arising under any such Law by any independent contractor or leased personnel; in each case except for such Legal Proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(g)    To the Knowledge of East, the relations between East and the East Subsidiaries, on the one hand, and each of their respective employees and the unions, employee representative bodies or other labor organizations representing any such employees, on the other hand, are satisfactory.

(h)    To the Knowledge of East, no current or former employee of East or any of the East Subsidiaries at the level of Senior Vice President or above is in violation in any material respect, or has threatened a violation in any material respect, of any term or provision of any employment Contract, Labor Agreement, confidentiality or other proprietary information disclosure Contract arising out of or relating to such Person’s current or former employment or engagement by East or any of the East Subsidiaries.

(i)    To the Knowledge of East, none of East’s or the East Subsidiaries’ employment, labor, benefits or other policies or practices applicable to any current or former employee, independent contractor or leased personnel of East or any of the East Subsidiaries are currently being audited or investigated by any Governmental Entity.

(j)    Neither East nor any of the East Subsidiaries has any employees employed outside of the United States.

(k)    None of East or any of the East Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of East or any of the East Subsidiaries that involves allegations relating to sexual harassment by an officer or employee of East or any of the East Subsidiaries at the level of Senior Vice President or above. To the Knowledge of East, in the last five (5) years, no allegations of sexual harassment have been made against any officer or employee of East or any of the East Subsidiaries at a level of Senior Vice President or above.

(l)    To the Knowledge of East, each individual who is currently providing services to East or any of the East Subsidiaries, or who previously provided services to East or any of the East Subsidiaries, as an independent contractor or consultant is or was properly classified and properly treated as an independent contractor or consultant by East or the East Subsidiaries. Each individual who is currently providing services to East or any of the East Subsidiaries through a third-party service provider, or who previously provided services to East or any of the East Subsidiaries through a third-party service provider, is not or was not an employee of East or any of the East Subsidiaries. None of East or any of the East Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company.

(m)    East and the East Subsidiaries have not engaged in layoffs, furloughs or employment terminations, whether temporary or permanent, since January 1, 2020, through the date hereof. East and the East Subsidiaries have no plans to engage in any layoffs, furloughs or employment terminations, whether temporary or permanent, within the next six (6) months. East and the East Subsidiaries, taken as a whole, have sufficient employees to operate the East business as currently conducted and consistent with past practice.

(n)    Neither East nor any of the East Subsidiaries has applied for a loan under 15 U.S.C. 636(a)(36) (a “PPP Loan”). East and the East Subsidiaries have complied in all material respects as applicable with the requirements of (i) the Families First Coronavirus Response Act (the “FFCRA”), (ii) any applicable federal, state or local stay-at-home orders (i.e., directives that order residents to stay at home unless performing certain essential activities) and (iii) any applicable provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”).

Section 2.14    Environmental Matters.

(a)    Since December 31, 2015, each of East and the East Subsidiaries has been, and currently is in compliance with, all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by East and the East Subsidiaries of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for matters that have been fully resolved with the applicable Governmental Entity or where failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. East and the East Subsidiaries have not received any written communication from a Governmental Entity alleging that East and the East Subsidiaries are not in such compliance (giving effect to such qualifications), and, to the Knowledge of East, there are no past or present activities, conditions or circumstances that would be reasonably likely to prevent or interfere with such compliance (giving effect to such qualifications) in the future to the extent such prevention or interference would be reasonably expected to have, individually or in the aggregate, an East Material Adverse Effect.

(b)    There has been no past or present Release of any Hazardous Material which could form the basis of any Environmental Claim against East or any of the East Subsidiaries which would reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(c)    There is no Environmental Claim pending or, to the Knowledge of East, threatened against East or any of the East Subsidiaries which would reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

Section 2.15    Reserve Reports.

(a)    The factual, non-interpretive data relating to the Oil and Gas Properties of East and the East Subsidiaries on which (i) East’s estimate of the proved Hydrocarbon reserves of East and the East Subsidiaries with respect to the Oil and Gas Properties of East and the East Subsidiaries as of December 31, 2019, referred to in East’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “East Reserve Report”), and (ii) the report of Netherland, Sewell & Associates, Inc. (“NSAI”) regarding its independent audit, as of December 31, 2019, of certain of the proved Hydrocarbon reserves of East and the East Subsidiaries referred to in East’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “East NSAI Audit Report”) were based was complete and accurate at the time such data was used by East in the preparation of the East Reserve Report and provided to NSAI for use in the East NSAI Audit Report, except for any incompleteness or inaccuracy that would not be reasonably expected to have, individually or in the aggregate, an East Material Adverse Effect. To the Knowledge of East, there are no material errors in the assumptions and estimates used by East and the East Subsidiaries in connection with the preparation of the East Reserve Report or by NSAI in connection with the preparation of the East NSAI Audit Report. The proved Hydrocarbon reserve estimates of East and the East Subsidiaries set forth in the East Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of East and the East Subsidiaries at the dates indicated therein and are in accordance with the rules promulgated by the SEC, as applied on a consistent basis throughout the periods reflected therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the East Reserve Report that would be reasonably expected to have, individually or in the aggregate, an East Material Adverse Effect. The estimates of proved Hydrocarbon reserves used by East and the East Subsidiaries in connection with the preparation of the East Reserve Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC, and the estimates of proved Hydrocarbon reserves provided to NSAI in connection with the preparation of the East NSAI Audit Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC.

(b)    The factual, non-interpretive data supplied by Felix to NSAI relating to the interests of Felix and its Subsidiaries on which NSAI’s estimate of the proved Hydrocarbon reserves of Felix and its Subsidiaries with respect to the Oil and Gas Properties of Felix and its Subsidiaries as of December 31, 2019, included in the East March 20 8-K/A (the “Felix Reserve Report”) was based was complete and accurate at the time such data was provided to NSAI, except for any incompleteness or inaccuracy that would not be reasonably expected to have, individually or in the aggregate, an East Material Adverse Effect. To the Knowledge of East, the proved Hydrocarbon reserve estimates of NSAI set forth in the Felix Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of Felix at the dates indicated therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Felix Reserve Report that would be reasonably expected to have, individually or in the aggregate, an East Material Adverse Effect. To the Knowledge of East, the estimates of proved Hydrocarbon reserves used in connection with the preparation of the

Felix Reserve Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC.

Section 2.16    Legal Proceedings; Orders. There is no pending Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 2.12, Section 2.13 and Section 2.14, respectively) and, within the past twelve (12) months, to the Knowledge of East, no Person has threatened to commence any Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 2.12, Section 2.13 and Section 2.14, respectively), against East or any of the East Subsidiaries or any of the material assets owned or used by any of them, in each case which would reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect. There is no Order to which East or any of the East Subsidiaries, or any of the material assets owned or used by any of them, is subject which would reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

Section 2.17    Title to Properties.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect and except for any property (i) sold or otherwise disposed of in the ordinary course of business since the date of the East Reserve Report or Felix Reserve Report relating to the interests of East and the East Subsidiaries and Felix, respectively, referred to therein or (ii) reflected in the East Reserve Report or the Felix Reserve Report, as applicable, or in the East SEC Documents as having been sold or otherwise disposed of, as of the date hereof, East and the East Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the East Reserve Report or the Felix Reserve Report, as applicable, and in each case as attributable to interests owned by East and the East Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that East’s or one or more of the East Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing), beneficially or of record, to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) that (A) entitles East (or one or more of the East Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share reflected in the East Reserve Report or the Felix Reserve Report, as applicable, of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, (B) obligates East (or one or more of the East Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest reflected in the East Reserve Report or the Felix Reserve Report, as applicable, for such Oil and Gas Properties (other than any increases that are accompanied by a proportionate (or greater) net revenue interest in such Oil and Gas Properties) and (C) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect and except to the extent that enforceability thereof may be limited by Enforceability Exceptions, each material Oil and Gas Lease of East or any of the East Subsidiaries (i) constitutes the valid and binding obligation of East or the East Subsidiaries and, to the Knowledge of East, constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the Effective Time will continue to constitute a valid and binding obligation of East or the East Subsidiaries and, to the Knowledge of East, each of the other parties thereto, in accordance with its terms. Each of East and the East Subsidiaries (to the extent it is a party thereto or bound thereby) and, to the Knowledge of East, each other party thereto, has performed in all material respects all obligations required to be performed by it under each material Oil and Gas Lease of East or any of the East Subsidiaries. There is not, to the Knowledge of East, under any Oil and Gas Lease of East or any of the East Subsidiaries, any material default or event which, with notice or lapse of time or both, would constitute a material default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification, in each case, except such defaults, other events, notices or modifications as to which requisite waivers or consents have been obtained, and, to the Knowledge of East, neither East nor any of the East Subsidiaries has received any notice of any material violation or breach of, material default under or intention to cancel, terminate, materially modify or not renew any material Oil and Gas Lease of East or any of the East Subsidiaries.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect, and with respect to clauses (i) and (ii) below, except with respect to any of the Oil and Gas Properties of East or any of the East Subsidiaries, (i) East and the East Subsidiaries have good, valid and defensible title to all real property owned by East or any of the East Subsidiaries (collectively, the “East Owned Real Property”) and valid leasehold estates in all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by East or any of the East Subsidiaries (collectively, including the improvements thereon, the “East Leased Real Property”, and, together with the East Owned Real Property, the “East Real Property”) free and clear of all Encumbrances, except Permitted Encumbrances, (ii) each Contract under which East or any of the East Subsidiaries is the landlord, sublandlord, tenant, subtenant or occupant with respect to East Leased Real Property (each, an “East Real Property Lease”), to the Knowledge of East, is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Enforceability Exceptions, and neither East nor any of the East Subsidiaries, or to the Knowledge of East, any other party thereto, has received written notice of any default under any East Real Property Lease and (iii) there does not exist any pending or, to the Knowledge of East, threatened, condemnation or eminent domain proceedings that affect any of the Oil and Gas Properties of East or any of the East Subsidiaries, East Owned Real Property or East Leased Real Property.

(d)    There are no leases, subleases, licenses, rights or other agreements burdening or affecting any portion of the East Real Property that would reasonably be expected, individually or in the aggregate, to materially adversely affect the existing use or value of such East Real Property by East and the East Subsidiaries in the operation of their respective businesses thereon. Except for such arrangements solely between or among East and the East Subsidiaries, there are no outstanding options or rights of first refusal or first offer in favor of any other party to purchase any East Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially adversely affect the existing use of the East Owned Real Property by East and the East Subsidiaries in the operation of their respective businesses thereon. Neither East nor any of the East Subsidiaries is currently leasing, subleasing, licensing or otherwise granting any Person the right to use or occupy all or any portion of any East Real Property that would reasonably be expected to materially adversely affect the existing use or value of such East Real Property by East and the East Subsidiaries in the operation of their respective businesses thereon. The East Real Property constitutes all of the real estate (other than, for the avoidance of doubt, Oil and Gas Properties) used in and necessary for the operation of the respective businesses of East and the East Subsidiaries.

(e)    Except (i) for amounts being held in suspense (by East, any of the East Subsidiaries, any third-party operator thereof or any other Person) in accordance with applicable Law, as reported in the East SEC Documents or as a result of the ongoing preparation and approval of division order title opinions for recently drilled Wells or (ii) as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of East and the East Subsidiaries are being received by such selling Persons in a timely manner. Neither East nor any of the East Subsidiaries is obligated by virtue of a take-or-pay payment, advance payment, or similar payment (other than royalties, overriding royalties and similar arrangements established in the Oil and Gas Leases of East or any of the East Subsidiaries) to deliver Hydrocarbons or proceeds from the sale thereof, attributable to such Person’s interest in its Oil and Gas Properties at some future time without receiving payment therefor at the time of delivery, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(f)    Except as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect and to the Knowledge of East, all Hydrocarbon Wells and all water, CO2 or injection Wells located on the Oil and Gas Leases of East or any of the East Subsidiaries have been drilled, completed and operated, as applicable, within the limits permitted by the applicable Contracts and applicable Law and all drilling and completion (and plugging and abandonment, including plugging and abandonment of permanently plugged wells located on the Oil and Gas Leases of East or any of the East Subsidiaries) of the Hydrocarbon Wells and such other Wells and all related development, production and other operations have been conducted in compliance with all applicable Law.

(g)    No Oil and Gas Properties of East or any of the East Subsidiaries is subject to any preferential purchase, consent, tag-along or similar right or obligation that would become operative or be required by East or any of its Affiliates as a result of the transactions contemplated by this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect.

(h)    As of the date of this Agreement, and except as provided for in the East Budget, there is no outstanding authorization for expenditure or similar request or invoice for funding or participation under any Contracts which are binding on East, the East Subsidiaries or any of their respective Oil and Gas Properties and which East reasonably anticipates will individually require expenditures by East or any of the East Subsidiaries in excess of $25,000,000 (net to the interest of East and the East Subsidiaries).

(i)    Except as would not reasonably be expected to have an East Material Adverse Effect, to the Knowledge of East, there are no Wells that constitute a part of the Oil and Gas Properties of East or any of the East Subsidiaries in respect of which East or any of the East Subsidiaries has received a notice, claim, demand or Order notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged and abandoned.

Section 2.18    Intellectual Property; IT and Privacy.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect: (i) each of East and the East Subsidiaries owns or has a valid right to use, free and clear of all Encumbrances (other than Permitted Encumbrances), all Intellectual Property used or held for use in, or necessary to conduct, the business of East and the East Subsidiaries as currently conducted; (ii) to East’s Knowledge, the conduct of the business of East and each of the East Subsidiaries, since December 31, 2017, has not infringed upon, misappropriated or otherwise violated, and is not infringing upon, misappropriating or otherwise violating any Intellectual Property of any other Person; and (iii) each of East and the East Subsidiaries takes and has taken actions to protect the proprietary rights in trade secrets included in its Intellectual Property and the trade secrets of other Persons possessed by East and the East Subsidiaries, and, since December 31, 2017, there has been no unauthorized loss of trade secret rights in any such trade secrets due to acts or omissions by East or any of the East Subsidiaries.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect, since December 31, 2017: (i) there has been no failure in, or disruptions of, its Software or information technology (“IT”) assets (including, for clarity, with respect to any third-party providers of such Software and IT assets) that has not been remedied; (ii) each of East and the East Subsidiaries has been and is in compliance with its privacy policies and contractual obligations regarding data privacy and security; (iii) each of East and the East Subsidiaries has adopted and maintains commercially reasonable measures designed to protect its IT assets, personal information and material business information against reasonably anticipated threats, hazards and the unauthorized access, use or disclosure thereof; (iv) to the Knowledge of East, no Person has committed an unauthorized access, use or exfiltration, including any such access, use or exfiltration that requires disclosure to a Governmental Entity under applicable Law, with respect to any IT asset of or used for East or any of the East Subsidiaries, or personal information or material business information possessed or controlled by or on behalf of East or any of the East Subsidiaries; and (v) since December 31, 2017, neither East nor any of the East Subsidiaries has provided breach notices required by applicable data privacy and security Laws to, nor received written notice of any claims by, any Governmental Entity, in the case of such notices alleging noncompliance with, or a violation by East or any of the East Subsidiaries of, any Laws directed to data privacy and security.

Section 2.19    Affiliate Transactions. Except for (i) Contracts filed or incorporated by reference as an exhibit to the East SEC Documents and (ii) the East Benefit Plans, Section 2.19 of the East Disclosure Letter sets forth a true and complete list of the Contracts or understandings that are in existence as of the date of this Agreement between, on the one hand, East or any of the East Subsidiaries and, on the other hand, any (x) present executive officer or director of East or any of the East Subsidiaries or any Person that has served as an executive officer or director East or any of the East Subsidiaries within the last three (3) years or any of such officer’s or director’s immediate family members, (y) record or beneficial owner of more than five percent (5%) of the East Common Stock as of the date of this Agreement or (z) to the Knowledge of East, any Affiliate of any such officer, director or owner (other than East or any of the East Subsidiaries).

Section 2.20    Insurance. Section 2.20 of the East Disclosure Letter sets forth (i) a list of the material insurance policies (including directors and officers liability insurance) covering East and the East Subsidiaries as of the date hereof and (ii) pending claims under such policies as of the date of this Agreement. Except for failures to maintain insurance that have not had and would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect, from December 31, 2017 through the date of this Agreement, each of East and the East Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for the nature of the property so insured and for companies in the United States conducting the business conducted by East and the East Subsidiaries during such time period. Neither East nor any of the East Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of East or any of the East Subsidiaries.

Section 2.21    Information to be Supplied. None of the information supplied or to be supplied by or on behalf of East for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to East Stockholders, or at the time of the East Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the East Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, East makes no representation or warranty with respect to any information supplied by or to be supplied by Central or Merger Sub that is included or incorporated by reference in the foregoing documents.

Section 2.22    Regulatory Proceedings.

(a)    East is not a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)    Except for certain facilities that are subject to Section 2.22(c), all properties and related facilities constituting East’s and the East Subsidiaries’ properties (including any facilities under development) are (i) exempt from regulation by the U.S. Federal Energy Regulatory Commission under applicable Law and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

(c)    Except for certain facilities, as described on Section 2.22(c) of the East Disclosure Letter, used in the transport of Hydrocarbons which are subject to the Interstate Commerce Act and are subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission, and which are in substantial compliance with the applicable Laws, rules and regulations issued by any Governmental Entity, neither East nor any of the East Subsidiaries owns, controls, or has under development any (i) refining capacity or (ii) oil or gas transportation infrastructure (other than gathering facilities).

(d)    East is not an “investment company” within the meaning of the U.S. Investment Company Act of 1940.

Section 2.23    Takeover Statutes. The approval by the East Board referred to in Section 2.2(b) constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, and the Support Agreement, and the transactions contemplated thereby, for purposes of the DGCL and represents the only action necessary to ensure that any “business combination” (as defined in Section 203 of the DGCL) or other applicable provision of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby or the Support Agreement or the transactions contemplated thereby. To the Knowledge of East, no other Takeover Laws or any anti-takeover provision in the East Organizational Documents are, or at the Effective Time will be, applicable to East, the Merger, this Agreement, the Support Agreement or any of the transactions contemplated hereby and thereby.

Section 2.24    Financial Advisor. Except for Citigroup Global Markets Inc. (the fees and expenses of which will be paid by East and are reflected in its engagement letter with East), neither East nor any of the East Subsidiaries has employed any financial advisor, investment bank, broker or finder who is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement. East has furnished to Central an accurate and complete copy of East’s engagement letter with Citigroup Global Markets Inc. relating to the Merger.

Section 2.25    Opinion of Financial Advisor. The East Board has received the opinion of Citigroup Global Markets Inc. to the effect that, as of the date of such opinion and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as set forth therein, Exchange Ratio (prior to any adjustments pursuant to Section 1.6(b)) is fair, from a financial point of view, to holders of East Common Stock (other than, as applicable, Central, Merger Sub and their respective affiliates).

Section 2.26    [Reserved.]

Section 2.27    Regulatory Matters.

(a)    Except as would not, individually or in the aggregate, be reasonably likely to have an East Material Adverse Effect, since December 31, 2018, (i) none of East, any of the East Subsidiaries, nor, to the Knowledge of East, any East or East Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of East or any of the East Subsidiaries, has violated any applicable Anti-Corruption Law, Economic Sanctions/Trade Laws or Money-Laundering Laws; and (ii) none of East, any of the East Subsidiaries nor, to the Knowledge of East, any East or East Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of East or any of the East Subsidiaries, has offered, paid, given, promised or authorized the payment of, anything of value (including money, checks, wire transfers, tangible and intangible gifts, favors, services or entertainment and travel) directly or indirectly to any employee, officer, or representative of, or any Person otherwise acting in an official capacity for or on behalf of a Governmental Entity, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development) (any such Person, a “Government Official”) (A) for the purpose of (1) influencing any act or decision of a Government Official or any other Person in his or her official capacity, (2) inducing a Government Official or any other Person to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official or any other Person to influence or affect any act or decision of any Governmental Entity or (5) assisting East, any of the East Subsidiaries, or any East or East Subsidiary director, officer employee, agent, representative or any other Person acting on behalf of East or any of the East Subsidiaries in obtaining or retaining business or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.

(b)    Except as would not, individually or in the aggregate, be reasonably likely to have an East Material Adverse Effect, since December 31, 2018, East and the East Subsidiaries have implemented and have at all times maintained internal controls, policies and procedures reasonably designed to detect, prevent and deter violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money-Laundering Laws.

Section 2.28    No Additional Representations. Except for those representations and warranties expressly set forth in this Article II and except as otherwise expressly set forth in this Agreement, neither East nor any of the East Subsidiaries or other Person acting on behalf of East makes any representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement. Neither East nor any of the East Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, Central or Merger Sub or their Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of East and the East Subsidiaries or the future business and operations of East and the East Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF CENTRAL AND MERGER SUB

Except as disclosed in (a) the Central SEC Documents furnished to or filed with the SEC and available on EDGAR prior to the date hereof (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature (other than any historical factual information contained within such sections or statements)), where it is reasonably apparent on its face that such disclosure is applicable to the representation; or (b) the disclosure letter delivered by Central to East prior to the execution and delivery of this Agreement (the “Central Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), Central represents and warrants to East as follows:

Section 3.1    Due Organization; Subsidiaries.

(a)    Central is duly organized, validly existing and in good standing under the Laws of the State of Delaware. Central has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. Central is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(b)    Each of the Central Subsidiaries is a legal Entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, except where the failure to be so organized, existing or in good standing would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. Each of the Central Subsidiaries has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. Each of the Central Subsidiaries is qualified to do business and is in good standing as a foreign corporation or other legal Entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(c)    Central has delivered or made available to East accurate and complete copies of the certificate of incorporation and bylaws (or similar organizational documents) of Central and each Central Subsidiary that constitutes a “significant subsidiary” of Central as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC as of the date hereof (collectively, the “Central Organizational Documents”) and the certificate of incorporation and bylaws of Merger Sub.

(d)    Section 3.1(d) of the Central Disclosure Letter sets forth Central’s and any of Central Subsidiaries’ capital stock, equity interests or other direct or indirect ownership interests in any other Person other than capital stock, equity interests or other direct or indirect ownership interests or securities of direct or indirect wholly-owned Subsidiaries of Central. All such capital stock, equity interests or other direct or indirect ownership interests (i) have, to the Knowledge of Central, been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable Central Organizational Documents) and nonassessable (if such entity is a corporate entity) and (ii) are owned by Central, by one or more Subsidiaries of Central or by Central and one or more of the Central Subsidiaries, in each case free and clear of all Encumbrances.

Section 3.2    Authority; Binding Nature of Agreement.

(a)    Each of Central and Merger Sub has all requisite corporate power and authority to enter into and to perform their respective obligations under (i) this Agreement and, subject to the receipt of Central Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby, including the Stock Issuance and (ii) the Support Agreement. The execution and delivery of this Agreement by Central and Merger Sub and the consummation by Central and Merger Sub of the Merger and of the other transactions contemplated by this Agreement, including the Stock Issuance, have been duly authorized by all necessary corporate action on the part of Central and Merger Sub (other than, with respect to the Stock Issuance, the receipt of Central Stockholder Approval).

(b)    The Central Board has unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are in the best interests of, and are advisable to, Central and the Central Stockholders, (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) approved and declared advisable the Support Agreement and the transactions contemplated thereby and (iv) resolved to make the Central Recommendation. Except in connection with a Central Adverse Recommendation Change in accordance with Section 5.4, such resolutions of the Central Board have not been rescinded, modified or withdrawn in any way.

(c)    This Agreement has been duly executed and delivered by Central and Merger Sub and, assuming the due execution and delivery of this Agreement by East, constitutes the legal, valid and binding obligation of Central and Merger Sub, enforceable against Central and Merger Sub in accordance with its terms, subject to Enforceability Exceptions.

Section 3.3    Vote Required. The affirmative vote of the holders of a majority of votes cast at a meeting at which a majority of the outstanding shares of Central Common Stock are present and voting (the “Central Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of Central necessary to authorize the Stock Issuance under Sections 312.03(b), 312.03(c) and 312.07 of the NYSE Listed Company Manual (the “Central Proposal”).

Section 3.4    Capitalization.

(a)    The authorized capital stock of Central consists of 1,000,000,000 shares of Central Common Stock and 4,500,000 shares of preferred stock, $1.00 par value (the “Central Preferred Stock”). As of September 23, 2020, (i) 382,606,506 shares of Central Common Stock are issued and outstanding, including 5,699,874 shares subject to a restricted stock award under Central Benefit Plans, (ii) no shares of Central Common Stock are held in Central’s treasury or by any of the Central Subsidiaries, (iii) 2,002,606 shares of Central Common Stock are issuable pursuant to awards granted under the stock incentive plans of Central (“Central Stock Plans”), of which, 2,002,606 shares are issuable in respect of restricted stock units issued under a Central Stock Plan (“Central RSUs”), assuming, as applicable, a target level of achievement under performance awards, (iv) 25,405,777.12 shares are reserved for the grant of additional awards under Central Stock Plans and (v) no shares of Central Preferred Stock are issued, reserved for issuance or outstanding. All of the outstanding shares of capital stock of Central have been duly authorized and validly issued, and are fully paid and nonassessable and are not subject to any preemptive right, and all shares of Central Common Stock which may be issued pursuant to the exercise or vesting of Central RSUs will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right. Except as described in clause (iii) of this Section 3.4(a), there are not any phantom stocks or other contractual rights the value of which is determined in whole or in part by the value of any capital stock of Central and there are no outstanding stock appreciation rights with respect to the capital stock of Central. Other than Central Common Stock and Central Preferred Stock, there are no other authorized classes of capital stock of Central.

(b)    The shares of Central Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued and fully paid, and not subject to any preemptive right.

(c)    There are no voting trusts or other agreements or understandings to which Central, any of the Central Subsidiaries or, to the Knowledge of Central, any of their respective executive officers or directors is a party with respect to the voting of Central Common Stock or the capital stock or other equity interests of any of the Central Subsidiaries.

(d)    Other than Central RSUs, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which Central or any of the Central Subsidiaries is a party obligating Central or any of the Central Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Central or any of the Central Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests or (iv) provide a material amount of funds to, or make any material investment (in the form of loan, capital contribution or otherwise) in any of the Central Subsidiaries. At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which Central or any of the Central Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of Central or any of the Central Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or any other such securities or agreements.

(e)    Section 3.4(e) of the Central Disclosure Letter (i) lists each of the Central Subsidiaries and their respective jurisdictions of organization and (ii) designates which of the Central Subsidiaries are “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC. All of the outstanding shares of capital stock or other ownership interests of the Central Subsidiaries that are direct or indirect wholly-owned Subsidiaries of Central (A) have been validly issued and are fully paid (in the case of an interest in a limited partnership or a limited liability company, to the extent required under the applicable Central Organizational Documents) and nonassessable (if such entity is a corporate entity) and (B) are owned by Central, by one or more of the Central Subsidiaries or by Central and one or more of the Central Subsidiaries, in each case free and clear of all Encumbrances.

(f)    There are no outstanding bonds, debentures, notes or other Indebtedness of Central or any of the Central Subsidiaries having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter on which the stockholders or other equity holders of Central or any of the Central Subsidiaries may vote.

Section 3.5    Governmental Filings; No Violations.

(a)    Other than the filings, notices, waiting periods or approvals required by (i) Section 1.3, (ii) the HSR Act, (iii) the filing with the SEC of the registration statement on Form S-4 by Central in connection with the Stock Issuance pursuant to this Agreement (as amended or supplemented from time to time, the “Registration Statement”) and other filings required under federal or state securities laws and (iv) the NYSE rules and regulations, no consent, approval, Order, license, Permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to Central or Merger Sub in connection with the execution and delivery of this Agreement, the performance by each of Central and Merger Sub of its obligations under this Agreement and the consummation by Central and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(b)    The execution and delivery of this Agreement by Central and Merger Sub does not, and the consummation of the Merger and the other transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the Central Organizational Documents, (ii) subject to the filings, notices, waiting periods or approvals contemplated by Section 3.5(a) and obtaining the Central Stockholder Approval, violate or conflict with any Laws or any Order applicable to Central or any of the Central Subsidiaries or any of their respective assets or properties or (iii) subject to obtaining the third-party consents and approvals set forth in Section 3.5(b) of the Central Disclosure Letter, violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire Indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, guaranteed payment or acceleration of any obligation or the loss of a benefit under, or result in the creation of any Encumbrance upon any of the assets of Central or any of the Central Subsidiaries pursuant to any provisions of any mortgage, indenture, deed of trust, Permit, concession, lease, instrument, obligation or other Contract of any kind to which Central or any of the Central Subsidiaries is now a party or by which it or any of its assets may be bound, or (iv) result in the creation of any Encumbrance upon any of the properties or assets of Central or any of the Central Subsidiaries, except in the case of the foregoing clauses (ii), (iii) and (iv) for any breach, violation, conflict, termination, default, acceleration, creation, change, conflict or Encumbrance that would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

Section 3.6    SEC Filings; Financial Statements.

(a)    All forms, documents and reports, together with all exhibits, financial statements and schedules filed or furnished therewith, and all information, documents and agreements incorporated in any such form, document or report (but not including any document incorporated by reference into an exhibit), excluding the Joint Proxy Statement, required to have been filed with or furnished to the SEC by Central or any of the Central Subsidiaries since January 1, 2019 (the “Central SEC Documents”) have been timely filed or furnished, as the case may be. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Central SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the requirements of SOX and (ii) none of the Central SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    The financial statements (including related notes, if any) contained in the Central SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of Central and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Central and its consolidated Subsidiaries for the periods covered thereby. For purposes of this Agreement, “Central Balance Sheet” means that audited consolidated balance sheet (and notes thereto) of Central and its consolidated Subsidiaries as of December 31, 2019 (the “Central Balance Sheet Date”) set forth in Central’s Annual Report on Form 10-K filed with the SEC on February 19, 2020.

(c)    Central maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Central’s disclosure controls and procedures are designed to provide reasonable assurance that information required to be disclosed by Central is recorded and reported on a timely basis to the individuals responsible for the preparation of Central’s filings with the SEC and other public disclosure documents. Central maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Central’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Central, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Central are being made only in accordance with authorizations of management and directors of Central and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Central’s assets that could have a material effect on its financial statements. Central has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to Central’s auditors and the audit committee of the Central Board (A) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect Central’s ability to record, process, summarize and report financial information and has identified for Central’s auditors and the audit committee of the Central Board any material weaknesses in internal control over financial reporting and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Central’s internal control over financial reporting. Since January 1, 2019, any material change in internal control over financial reporting required to be disclosed in any Central SEC Document has been so disclosed.

(d)    Since the Central Balance Sheet Date, neither Central nor any of the Central Subsidiaries nor, to the Knowledge of Central, any director, officer, employee, auditor, accountant or representative of Central or any of the Central Subsidiaries has received or otherwise obtained Knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Central or any of the Central Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Central or any of the Central Subsidiaries has engaged in questionable accounting or auditing practices.

(e)    Section 3.6(e) of the Central Disclosure Letter contains a complete and accurate list of all Derivative Products entered into by Central or any of the Central Subsidiaries or for the account of any of its customers as of the date of this Agreement. All such Derivative Products were, and any Derivative Product entered into after the date of this Agreement will be, entered into in accordance in all material respects with applicable Laws, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Central and the Central Subsidiaries (collectively, the “Central Risk Policies”), and were, and will be, entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Product. Section 3.6(e) of the Central Disclosure Letter identifies any such counterparty as to which, to the Knowledge of Central, Central or any of the Central Subsidiaries has any reasonable concerns regarding financial responsibility with respect to any such Derivative Product. Central and each of the Central Subsidiaries have, and will have, duly performed in all material respects all of their respective obligations under the Derivative Product to the extent that such obligations to perform have accrued, and, to the Knowledge of Central, there are and will be no material breaches, violations, collateral deficiencies, requests for collateral or demands for payment, or defaults or allegations or assertions of such by any party thereunder. Since December 31, 2019, there have been no material violations of the Central Risk Policies.

Section 3.7    Absence of Changes. Since the Central Balance Sheet Date, (a) as of the date of this Agreement, Central and the Central Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, except for commercially reasonable actions taken outside the ordinary course of business or not consistent with past practice, in any such case, in response to material changes in commodity prices or the COVID-19 pandemic that did not have, and would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect (provided, that for purposes of this Section 3.7(a) only, the exceptions to the Central Material Adverse Effect definition set forth in clauses (1) and (5) thereof shall not apply), and (b) there has not been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

Section 3.8    Absence of Undisclosed Liabilities. Since the Central Balance Sheet Date, neither Central nor any of the Central Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities reflected or reserved against in Central’s consolidated balance sheets (or the notes thereto) included in the Central SEC Documents, (b) liabilities that have been incurred by Central or any of the Central Subsidiaries since the Central Balance Sheet Date in the ordinary course of business, (c) liabilities incurred in connection with the transactions contemplated by this Agreement and (d) liabilities which have not and would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. Neither Central nor any of the Central Subsidiaries is a party to, or has an commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among Central and any of the Central Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand) or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Central or any of the Central Subsidiaries, in Central’s consolidated financial statements or the Central SEC Documents.

Section 3.9    Compliance with Laws; Regulation.

(a)    Each of Central and the Central Subsidiaries and, with respect to any Oil and Gas Properties of Central and the Central Subsidiaries that are operated by third parties, to the Knowledge of Central, such third parties, are and, since December 31, 2017, have been conducting the businesses and operations of Central and the Central Subsidiaries in compliance with all applicable Laws (other than compliance with (i) Tax Laws, which is covered solely by Section 3.11, (ii) Environmental Laws, which is covered solely by Section 3.13 and (iii) Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money-Laundering Laws, which are covered solely by Section 3.26), except for instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. Since December 31, 2017, neither Central nor any of the Central Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, which has had or would reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(b)    Each of Central and the Central Subsidiaries is in possession of all Permits (other than Permits required under Environmental Laws, which are covered solely by Section 3.13) necessary for them to own, lease and (if applicable) operate their respective properties or otherwise to carry on their respective businesses as they are now being conducted (the “Central Permits”), and all such Central Permits are in full force and effect and no suspension, revocation, termination, cancellation, non-renewal, or modification not requested by Central of any of the Central Permits is pending or, to the Knowledge of Central, threatened, except where the failure to have, or the suspension, revocation, termination, non-renewal, cancellation or modification of, any of the Central Permits would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. Central and the Central Subsidiaries, and their respective businesses as currently conducted, are in compliance with the terms of the Central Permits, except failures so to comply that would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(c)    (i) Each of Central and the Central Subsidiaries and, to the Knowledge of Central, its and their respective directors and officers, is in compliance in all material respects with the provisions of SOX and the related rules and regulations promulgated thereunder or under the Exchange Act and (ii) Central is in compliance in all material respects with the listing and corporate governance rules and regulations of the NYSE, in each case in the foregoing clauses (i) and (ii) as such provisions, rules and regulations are applicable to such Person.

Section 3.10    Material Contracts.

(a)    All Contracts, including amendments thereto, required to be filed as an exhibit to any report of Central filed pursuant to the Exchange Act of the type described in Item 601(b)(10) of Regulation S-K under the Exchange Act have been so filed as of the date hereof, and no such Contract has been amended or modified(or further amended or modified, as applicable) since the date such Contract or amendment was filed.

(b)    Other than the Contracts set forth in clause (a) above which were filed in an unredacted form, Section 3.10(b) of the Central Disclosure Letter sets forth a correct and complete list, and Central has made available to East correct and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto), of each of the following Contracts to which Central or any of the Central Subsidiaries is a party or bound as of the date hereof:

(i)    each Contract containing any area of mutual interest, joint bidding area, joint acquisition area, or non-compete or similar type of provision that materially restricts the ability of Central or any of the Central Subsidiaries (including East and the East Subsidiaries following the Closing) to (A) compete in any line of business or geographic area or with any Person during any period of time after the Effective Time or (B) make, sell or distribute any products or services, or use, transfer or distribute, or enforce any of their rights with respect to, any of their material assets or properties;

(ii)    each Contract that creates, evidences, provides commitments in respect of, secures or guarantees (A) Indebtedness for borrowed money in any amount in excess of $50,000,000 or (B) other Indebtedness of Central or any of the Central Subsidiaries (whether incurred, assumed, guaranteed or secured by any asset) in excess of $50,000,000, other than agreements solely between or among Central and the Central Subsidiaries;

(iii)    each Contract for lease of personal property or real property (excluding Oil and Gas Leases) involving annual payments in excess of $25,000,000 or aggregate payments in excess of $50,000,000 that are not terminable without penalty or other liability to Central or any of the Central Subsidiaries (other than any ongoing obligation pursuant to such Contract that is not caused by any such termination) within sixty (60) days, other than Contracts related to drilling rigs;

(iv)    each Contract involving the pending acquisition, swap, exchange, sale or other disposition of (or option to purchase, acquire, swap, exchange, sell or dispose of) any Oil and Gas Properties of Central and the Central Subsidiaries for which the aggregate consideration (or the fair market value of such consideration, if non-cash) payable to or from Central or any Central Subsidiary exceeds $50,000,000, other than Contracts involving the acquisition or sale of (or option to purchase or sell) Hydrocarbons in the ordinary course of business;

(v)    each Contract for any Derivative Product;

(vi)    each material partnership, stockholder, joint venture, limited liability company agreement or other joint ownership agreement, other than with respect to arrangements exclusively among Central and/or its wholly-owned Subsidiaries and other than any customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of Central or any of the Central Subsidiaries;

(vii)    each joint development agreement, exploration agreement, participation, farmout, farm-in or program agreement or similar Contract requiring Central or any of the Central Subsidiaries to make annual expenditures in excess of $25,000,000 or aggregate payments in excess of $60,000,000 (in each case, net to the interest of Central and the Central Subsidiaries) following the date of this Agreement, other than customary joint operating agreements and continuous development obligations under Oil and Gas Leases;

(viii)    each agreement that contains any exclusivity, “most favored nation” or most favored customer provision, call or put option, preferential right or rights of first or last offer, negotiation or refusal, to which Central or any of the Central Subsidiaries or any of their respective Affiliates is subject, and, in each case, is material to the business of Central and the Central Subsidiaries, taken as a whole, in each case other than those contained in (A) any agreement in which such provision is solely for the benefit of Central or any of the Central Subsidiaries, (B) customary royalty pricing provisions in Oil and Gas Leases or (C) customary preferential rights in joint operating agreements or unit agreements affecting the business or the Oil and Gas Properties of Central or any of the Central Subsidiaries;

(ix)    any acquisition or divestiture Contract that contains “earn out” or other contingent payment obligations, or remaining indemnity or similar obligations (other than (A) asset retirement obligations or plugging and abandonment obligations set forth in the Central Reserve Report or (B) customary indemnity obligations with respect to the post-closing ownership and operation of acquired assets), that would reasonably be expected to result in (1) earn out payments, contingent payments or other similar obligations to a third party (but excluding indemnity payments) in any year in excess of $15,000,000 or (2) earn out payments, contingent payments or other similar obligations to a third party, including indemnity payments, in excess of $30,000,000 in the aggregate after the date hereof;

(x)    any Contract (other than any other Contract otherwise covered by this Section 3.10(b)) that creates future payment obligations (including settlement agreements or Contracts that require any capital contributions to, or investments in, any Person) of Central or any of the Central Subsidiaries outside the ordinary course of business, in each case, involving annual payments in excess of $25,000,000 or aggregate payments in excess of $50,000,000 (excluding, for the avoidance of doubt, customary joint operating agreements or unit agreements affecting the Oil and Gas Properties of Central or any of the Central Subsidiaries), or creates or would create an Encumbrance on any material asset or property of Central or any of the Central Subsidiaries (other than Permitted Encumbrances);

(xi)    any Contract that (A) provides for midstream services to, or the sale by, Central or any of the Central Subsidiaries of Hydrocarbons (1) in excess of 15,000 gross barrels of oil equivalent of Hydrocarbons per day (calculated on a per day yearly average basis) or (2) for a term greater than or equal to ten (10) years and (B) has a remaining term of greater than ninety (90) days and does not allow Central or the Central Subsidiaries to terminate it without penalty to Central or the Central Subsidiaries within ninety (90) days;

(xii)    any Contract that provides for a “take-or-pay” clause or any similar prepayment obligation, minimum volume commitments or capacity reservation fees to a gathering, transportation or other arrangement downstream of the wellhead, or similar arrangements that otherwise guarantee or commit volumes of Hydrocarbons from Central or any Central Subsidiary’s Oil and Gas Properties, which in each case, would reasonably be expected to involve payments (including penalty or deficiency payments) in excess of $10,000,000 during the twelve (12)-month period following the date of this Agreement or aggregate penalty or deficiency payments in excess of $20,000,000 during the two (2)-year period following the date of this Agreement;

(xiii)    any Labor Agreement;

(xiv)    any Contract (other than Oil and Gas Leases) pursuant to which Central or any of the Central Subsidiaries has paid amounts associated with any Production Burden in excess of $25,000,000 during the immediately preceding fiscal year or with respect to which Central reasonably expects that it and the Central Subsidiaries will make payments associated with any Production Burden in any of the next three (3) succeeding fiscal years that could, based on current projections, exceed $25,000,000 annually or $50,000,000 in the aggregate;

(xv)    any Contract which is between Central or any of the Central Subsidiaries, on the one hand, and any of their respective officers, directors or principals (or any such Person’s Affiliates) or any Person that holds or owns five percent (5%) or more of the shares of Central’s capital stock (or any affiliates of any such Person) on the other hand involving aggregate annual payments in excess of $120,000, other than compensation arrangements with the directors on the Central Board in their capacity as such; or

(xvi)    each Contract or Central Organizational Document that would, on or after the Closing Date, prohibit or restrict the ability of the Surviving Corporation or any of its Subsidiaries to declare and pay dividends or distributions with respect to their capital stock, pay any Indebtedness for borrowed money, obligations or liabilities from time to time owed to the Surviving Corporation or any of its Subsidiaries, make loans or advances or transfer any of its properties or assets.

(c)    The Contracts described in the foregoing clauses (a) and (b), together with all exhibits and schedules to such Contracts, as amended through the date hereof or as hereafter amended in accordance with Section 4.2 hereof, are referred to herein as “Central Material Contracts.”

(d)    Each Central Material Contract is valid and binding on Central or the Central Subsidiary party thereto, as the case may be, and, to the Knowledge of Central, each other party thereto, and is in full force and effect in accordance with its terms, except for (i) terminations or expirations at the end of the stated term or (ii) such failures to be valid and binding or to be in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect, in each case subject to Enforceability Exceptions.

(e)    Neither Central nor any of the Central Subsidiaries is in breach of, or default under the terms of, and, to the Knowledge of Central, no other party to any Central Material Contract is in breach of, or default under the terms of, any Central Material Contract, nor is any event of default (or similar term) continuing under any Central Material Contract, and, to the Knowledge of Central, there does not exist any event, condition or omission that would constitute such a default, breach or event of default (or similar term) (whether by lapse of time or notice or both) under any Central Material Contract, in each case where such breach, default or event of default (or similar term) would reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

Section 3.11    Tax Matters.

(a)    Except as would not have, individually or in the aggregate, a Central Material Adverse Effect:

(i)    all Tax Returns required to be filed by Central or any of the Central Subsidiaries on or prior to the date hereof have been timely filed (taking into account any valid extension of time within which to file), and all such Tax Returns were true, correct and complete in all respects;

(ii)    all Tax Returns required to be filed by Central or any of the Central Subsidiaries after the date hereof and prior to the Closing will be timely filed (taking into account any valid extension of time within which to file), and all such Tax Returns will be true, correct and complete in all respects;

(iii)    Central and each of the Central Subsidiaries has timely paid or withheld, or will timely pay or withhold, all Taxes required to be paid or withheld by it prior to the Closing;

(iv)    no deficiency for Taxes has been proposed, assessed or asserted in writing against Central or any of the Central Subsidiaries;

(v)    the Central Balance Sheet reflects an adequate reserve in accordance with GAAP for all Taxes payable by Central and the Central Subsidiaries for all taxable periods (and portions thereof) through the Central Balance Sheet Date;

(vi)     none of the Central Subsidiaries (A) have been a member of an affiliated, consolidated, combined or unitary group for any Tax purposes (other than a group of which Central was the common parent) or (B) have any material liability for the Taxes of any Person (other than Central or any of the Central Subsidiaries) arising under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), or as a transferee or successor by Contract (other than (x) any commercially reasonable agreements providing for the reallocation or payment of real property Taxes attributable to real property leased or occupied by Central or any of the Central Subsidiaries, (y) commercially reasonable agreements for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by Central or any of the Central Subsidiaries in the ordinary course of business and (z) commercially reasonable credit or other commercial agreements, the primary purposes of which do not relate to Taxes, that contain customary indemnifications for Taxes) or otherwise;

(vii)    no Taxes of Central or any of the Central Subsidiaries are being contested and there are no audits, claims, assessments, levies, or administrative or judicial proceedings pending or proposed in writing, against Central or any of the Central Subsidiaries in respect of Taxes;

(viii)    neither Central nor any of the Central Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business);

(ix)    there are no Encumbrances for Taxes on any of the assets of Central or any of the Central Subsidiaries other than Permitted Encumbrances; and

(x)    neither Central nor any of the Central Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period ending after the Closing Date of as a result of any (A) adjustment pursuant to Section 481 of the Code (or any analogous provision of state, local or foreign Law) for a taxable period ending on or before the Closing Date, (B) “closing agreement” as described in Section 7121 of the Code (or any analogous provision of state, local or foreign Law) executed on or prior to the Closing Date, (C) installment sale, intercompany transaction or open transaction disposition made on or prior to the Closing Date, or (D) prepaid amount received on or prior to the Closing Date.

(b)    Neither Central nor any of the Central Subsidiaries has been a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code (i) within the past two (2) years or (ii) as part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

(c)    Neither Central nor any of the Central Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4 (as in effect at the relevant time) (or any comparable Laws of any state, local or foreign jurisdiction).

(d)    No power of attorney with respect to any material Taxes of Central or any of the Central Subsidiaries has been filed or entered into with any Taxing Authority that remains in effect.

(e)    At the Effective Time, neither Central nor any of the Central Subsidiaries will be a party to, have any obligation under, or be bound by any material Tax allocation, Tax sharing, Tax indemnity or similar arrangement, understanding or agreement pursuant to which it will have any potential material liability to any

Person (other than Central or any of the Central Subsidiaries) after the Effective Time (other than any (x) commercially reasonable agreements providing for the reallocation or payment of real property Taxes attributable to real property leased or occupied by Central or any of the Central Subsidiaries, (y) commercially reasonable agreements for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by Central or any of the Central Subsidiaries in the ordinary course of business and (z) other commercially reasonable credit or other commercial agreements, the primary purposes of which do not related to Taxes, that contain customary indemnifications for Taxes).

(f)    Neither Central nor any of the Central Subsidiaries is a “U.S. shareholder” (within the meaning of Section 951(b) of the Code) of any foreign corporation which may be required to include in income any amounts under Section 951(a) of the Code.

(g)    After reasonable diligence, neither Central nor any of the Central Subsidiaries are aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(h)    No Central Subsidiary is a non-United States corporation.

Section 3.12    Employee and Labor Matters; Benefit Plans.

(a)    Section 3.12(a) of the Central Disclosure Letter lists as of the date of this Agreement (i) all material employee pension benefit plans (as defined in Section 3(2) of ERISA), (ii) all material employee welfare benefit plans (as defined in Section 3(1) of ERISA), (iii) all other material pension, bonus, commission, stock option, stock purchase, incentive, deferred compensation, supplemental retirement or retiree plans, programs or other retiree coverage or arrangements, fringe benefit and other benefit plans, programs, Contracts, arrangements or policies and (iv) any material employment, executive compensation, change in control or severance plans, programs, Contracts, arrangements or policies, in each case, that is sponsored or maintained by Central or any of the Central Subsidiaries or any other Entity (whether or not incorporated) which is treated as a single employer together with Central or any of the Central Subsidiaries within the meaning of Section 4001(b) of ERISA (each, a “Central ERISA Affiliate”) for the benefit of, or relating to, any former or current employee, officer or director of Central or any of the Central Subsidiaries or as to which Central or any Central ERISA Affiliate has any material liability (all such plans, programs, Contracts or policies as described in this Section 3.12(a), whether or not material, shall be collectively referred to as the “Central Benefit Plans”). Central has made available to East, true and complete copies of (i) the current plan document for each written material Central Benefit Plan, including all amendments thereto, and any related trust agreement currently in effect, (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments (including accountants’ opinions, if applicable), filed with respect to each Central Benefit Plan required to make such a filing, (iii) the most recent actuarial valuation for each Central Benefit Plan for which such a valuation was prepared and (iv) the most recent favorable determination letter issued for each Central Benefit Plan which is intended to be qualified under Section 401(a) of the Code.

(b)    Except as set forth on Section 3.12(b) of the Central Disclosure Letter: (i) none of the Central Benefit Plans promises or provides post-termination or retiree medical or life insurance benefits to any former or current employee of Central or any of the Central Subsidiaries (other than continuation coverage to the extent required by Law, whether pursuant to Section 4980B of the Code or other state Law); (ii) none of the Central Benefit Plans are, or within the past six plan years have been, subject to Section 302 of Title IV of ERISA or Section 412 or 430 of the Code, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code), a “multiemployer plan” (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or a cash balance pension plan or other hybrid plan that is an “applicable defined benefit plan” as defined in Section 203(f)(3) of ERISA; (iii) all of the Central Benefit Plans have been established, operated, funded and maintained in all material respects in compliance with their terms and all applicable Laws, including ERISA and the Code; (iv) each Central Benefit Plan subject to Section 409A of the Code has been maintained in substantial compliance with such provision; (v) each Central Benefit Plan which is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has received a favorable determination letter or may rely on an opinion letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code and to the Knowledge of Central, nothing has occurred since the issuance of such letter that would reasonably be expected to adversely affect the qualified status of such plan; (vi) no liability under Title IV of ERISA has been incurred by Central, any of the Central Subsidiaries, or any Central ERISA Affiliate that has not been satisfied in full when due, and no condition exists that is reasonably expected to result in the incurrence by Central, any of the Central Subsidiaries, or any Central ERISA Affiliate of a liability under Title IV of ERISA (other than for the timely payment of Pension Benefit Guaranty Corporation insurance premiums); (vii) no Central Benefit Plan that is subject to Section 412 of the Code or Section 302 of ERISA has incurred a “funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA; (viii) all material contributions required to be made with respect to any Central Benefit Plan on or before the date hereof have been made; (ix) there are no pending or, to the Knowledge of Central, threatened claims by or on behalf of any of the Central Benefit Plans or otherwise relating to any Central Benefit Plan (other than routine claims for benefits); and (x) no Central Benefit Plan is maintained for the benefit of employees, directors, or other individual service providers who work primarily outside of the United States.

(c)    Except as otherwise provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either solely as a result thereof or as a result of such transactions in conjunction with another event) (i) cause or result in an increase in the amount of compensation or benefits or timing of vesting or payment of any benefits or compensation payable in respect of any former or current employee, officer or director of Central or any of the Central Subsidiaries; or (ii) cause or result in an increase in the liabilities of East, Central, the Surviving Corporation or any of their respective Subsidiaries to any third Person on account of matters relating to compensation or benefits in respect of any former or current employee, officer or director of Central or any of the Central Subsidiaries.

(d)    No Central Benefit Plan provides for payments or benefits in connection with the transactions contemplated by this Agreement that, individually or in the aggregate, would reasonably be expected to give rise to the payment of any amount that would result in a loss of tax deductions pursuant to Section 280G of the Code.

(e)    Neither Central or any of the Central Subsidiaries is party to or is otherwise bound to or is in the process of negotiating any Labor Agreements. Neither Central nor any of the Central Subsidiaries has any unions, employee representative bodies or other labor organizations which, to the Knowledge of Central, represent any employees of Central or any of the Central Subsidiaries.

(f)    There is not now in existence, nor has there been since one (1) year prior to the date of this Agreement, any pending or, to the Knowledge of Central, written threat of any: (i) strike, slowdown, stoppage, picketing or lockout against or affecting Central or any of the Central Subsidiaries; or (ii) labor-related demand for representation. There is not now in existence any pending or, to the Knowledge of Central, threatened Legal Proceeding alleging or involving any violation of any employment-related, labor-related or benefits-related Law against, in respect of or relating to Central, any of the Central Subsidiaries or any Central Benefit Plan, including claims arising under any such Law by any independent contractor or leased personnel; in each case except for such Legal Proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(g)    To the Knowledge of Central, the relations between Central and the Central Subsidiaries, on the one hand, and each of their respective employees and the unions, employee representative bodies or other labor organizations representing any such employees, on the other hand, are satisfactory.

(h)    To the Knowledge of Central, no current or former employee of Central or any of the Central Subsidiaries at the level of Senior Vice President or above is in violation in any material respect, or has threatened a violation in any material respect, of any term or provision of any employment Contract, Labor Agreement, confidentiality or other proprietary information disclosure Contract arising out of or relating to such Person’s current or former employment or engagement by Central or any of the Central Subsidiaries.

(i)    To the Knowledge of Central, none of Central’s or the Central Subsidiaries’ employment, labor, benefits or other policies or practices applicable to any current or former employee, independent contractor or leased personnel of Central or any of the Central Subsidiaries are currently being audited or investigated by any Governmental Entity.

(j)    Neither Central nor any of the Central Subsidiaries has any employees employed outside of the United States.

(k)    None of Central or any of the Central Subsidiaries is party to a settlement agreement with a current or former officer, employee or independent contractor of Central or any of the Central Subsidiaries that involves allegations relating to sexual harassment by an officer or employee of Central or any of the Central Subsidiaries at the level of Senior Vice President or above. To the Knowledge of Central, in the last five (5) years, no allegations of sexual harassment have been made against any officer or employee of Central or the Central Subsidiaries at a level of Senior Vice President or above.

(l)    To the Knowledge of Central, each individual who is currently providing services to Central or any of the Central Subsidiaries, or who previously provided services to Central or any of the Central Subsidiaries, as an independent contractor or consultant is or was properly classified and properly treated as an independent contractor or consultant by Central or the Central Subsidiaries. Each individual who is currently providing services to Central or any of the Central Subsidiaries through a third-party service provider, or who previously provided services to Central or any of the Central Subsidiaries through a third-party service provider, is not or was not an employee of Central or any of the Central Subsidiaries. None of Central or any of the Central Subsidiaries has a single employer, joint employer, alter ego or similar relationship with any other company.

(m)    Central and the Central Subsidiaries have not engaged in layoffs, furloughs or employment terminations, whether temporary or permanent, since January 1, 2020, through the date hereof. Central and the Central Subsidiaries have no plans to engage in any layoffs, furloughs or employment terminations, whether temporary or permanent, within the next six (6) months. Central and the Central Subsidiaries, taken as a whole, have sufficient employees to operate the Central business as currently conducted and consistent with past practice.

(n)    Neither Central nor any of the Central Subsidiaries has applied for a PPP Loan. Central and the Central Subsidiaries have complied in all material respects as applicable with the requirements of (i) the FFCRA, (ii) any applicable federal, state or local stay-at-home orders (i.e., directives that order residents to stay at home unless performing certain essential activities) and (iii) any applicable provisions of the CARES Act.

Section 3.13    Environmental Matters.

(a)    Since December 31, 2015, each of Central and the Central Subsidiaries has been, and currently is in compliance with, all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Central and the Central Subsidiaries of all Permits required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for matters that have been fully resolved with the applicable Governmental Entity or where failure to be in compliance would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. Central and the Central Subsidiaries have not received any written communication from a Governmental Entity alleging that Central and the Central Subsidiaries are not in such compliance (giving effect to such qualifications), and, to the Knowledge of Central, there are no past or present activities, conditions or circumstances that would be reasonably likely to prevent or interfere with such compliance (giving effect to such qualifications) in the future to the extent such prevention or interference would be reasonably expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(b)    There has been no past or present Release of any Hazardous Material which could form the basis of any Environmental Claim against Central or any of the Central Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(c)    There is no Environmental Claim pending or, to the Knowledge of Central, threatened against Central or any of the Central Subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

Section 3.14    Reserve Report. The factual, non-interpretive data relating to the Oil and Gas Properties of Central and the Central Subsidiaries on which (i) Central’s estimate of the proved Hydrocarbon reserves of Central and the Central Subsidiaries with respect to the Oil and Gas Properties of Central and the Central Subsidiaries as of December 31, 2019, referred to in Central’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Central Reserve Report”), and (ii) the report of LaRoche Petroleum Consultants, Ltd. regarding its audit, as of December 31, 2019, of certain of the proved Hydrocarbon reserves of Central and the Central Subsidiaries referred to in Central’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Central LPC Report”) were based was complete and accurate at the time such data was used by Central in the preparation of the Central Reserve Report and provided to LaRoche Petroleum Consultants, Ltd. for use in the Central LPC Report, except for any incompleteness or inaccuracy that would not be reasonably expected to have, individually or in the aggregate, a Central Material Adverse Effect. To the Knowledge of Central, there are no material errors in the assumptions and estimates used by Central and the Central Subsidiaries in connection with the preparation of the Central Reserve Report or by LaRoche Petroleum Consultants, Ltd. in connection with the preparation of the Central LPC Report. The proved Hydrocarbon reserve estimates of Central and the Central Subsidiaries set forth in the Central Reserve Report fairly reflect, in all material respects, the proved Hydrocarbon reserves of Central and the Central Subsidiaries at the dates indicated therein and are in accordance with the rules promulgated by the SEC, as applied on a consistent basis throughout the periods reflected therein. Except for changes (including changes in Hydrocarbon commodity prices) generally affecting the oil and gas industry and normal depletion by production, there has been no change in respect of the matters addressed in the Central Reserve Report that would be reasonably expected to have, individually or in the aggregate, a Central Material Adverse Effect. The estimates of proved Hydrocarbon reserves used by Central and the Central Subsidiaries in connection with the preparation of the Central Reserve Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC, and the estimates of proved Hydrocarbon reserves provided to LaRoche Petroleum Consultants, Ltd. in connection with the preparation of the Central LPC Report complied in all material respects with Rule 4-10 of Regulation S-X promulgated by the SEC.

Section 3.15    Legal Proceedings; Orders. There is no pending Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 3.11, Section 3.12 and Section 3.13, respectively) and, within the past twelve (12) months, to the Knowledge of Central, no Person has threatened to commence any Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters, or environmental matters, which are covered solely by Section 3.11, Section 3.12 and Section 3.13, respectively), against Central or any of the Central Subsidiaries or any of the material assets owned or used by any of them, in each case which would reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect. There is no Order to which Central or any of the Central Subsidiaries, or any of the material assets owned or used by any of them, is subject which would reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

Section 3.16    Title to Properties.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect and except for any property (i) sold or otherwise disposed of in the ordinary course of business since the date of the Central Reserve Report relating to the interests of Central and the Central Subsidiaries referred to therein or (ii) reflected in the Central Reserve Report or in the Central SEC Documents as having been sold or otherwise disposed of, as of the date hereof, Central and the Central Subsidiaries have good and defensible title to all Oil and Gas Properties forming the basis for the reserves reflected in the Central Reserve Report and in each case as attributable to interests owned by Central and the Central Subsidiaries, free and clear of any Encumbrances, except for Permitted Encumbrances. For purposes of the foregoing sentence, “good and defensible title” means that Central’s or one or more of the Central Subsidiaries’, as applicable, title (as of the date hereof and as of the Closing), beneficially or of record, to each of the Oil and Gas Properties held or owned by them (or purported to be held or owned by them) that (A) entitles Central (or one or more of the Central Subsidiaries, as applicable) to receive (after satisfaction of all Production Burdens applicable thereto), not less than the net revenue interest share reflected in the Central Reserve Report of all Hydrocarbons produced from such Oil and Gas Properties throughout the life of such Oil and Gas Properties, (B) obligates Central (or one or more of the Central Subsidiaries, as applicable) to bear a percentage of the costs and expenses for the maintenance and development of, and operations relating to, such Oil and Gas Properties, of not greater than the working interest reflected in the Central Reserve Report for such Oil and Gas Properties (other than any increases that are accompanied by a proportionate (or greater) net revenue interest in such Oil and Gas Properties) and (C) is free and clear of all Encumbrances (other than Permitted Encumbrances).

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect and except to the extent that enforceability thereof may be limited by Enforceability Exceptions, each material Oil and Gas Lease of Central or any of the Central Subsidiaries (i) constitutes the valid and binding obligation of Central or the Central Subsidiaries and, to the Knowledge of Central, constitutes the valid and binding obligation of the other parties thereto, (ii) is in full force and effect and (iii) immediately after the Effective Time will continue to constitute a valid and binding obligation of Central or the Central Subsidiaries and, to the Knowledge of Central, each of the other parties thereto, in accordance with its terms. Each of Central and the Central Subsidiaries (to the extent it is a party thereto or bound thereby) and, to the Knowledge of Central, each other party thereto, has performed in all material respects all obligations required to be performed by it under each material Oil and Gas Lease of Central or any of the Central Subsidiaries. There is not, to the Knowledge of Central, under any Oil and Gas Lease of Central or any of the Central Subsidiaries, any material default or event which, with notice or lapse of time or both, would constitute a material default on the part of any of the parties thereto, or any notice of termination, cancellation or material modification, in each case, except such defaults, other events, notices or modifications as to which requisite waivers or consents have been obtained, and, to the Knowledge of Central, neither Central nor any of the Central Subsidiaries has received any notice of any material violation or breach of, material default under or intention to cancel, terminate, materially modify or not renew any material Oil and Gas Lease of Central or any of the Central Subsidiaries.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect, and with respect to clauses (i) and (ii) below, except with respect to any of the Oil and Gas Properties of Central or any of the Central Subsidiaries, (i) Central and the Central Subsidiaries have good, valid and defensible title to all real property owned by Central or any of the Central Subsidiaries (collectively, the “Central Owned Real Property”) and valid leasehold estates in all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by Central or any of the Central Subsidiaries (collectively, including the improvements thereon, the “Central Leased Real Property”, and, together with the Central Owned Real Property, the “Central Real Property”) free and clear of all Encumbrances, except Permitted Encumbrances, (ii) each Contract under which Central or any of the Central Subsidiaries is the landlord, sublandlord, tenant, subtenant or occupant with respect to Central Leased Real Property (each, a “Central Real Property Lease”), to the Knowledge of Central, is in full force and effect and is valid and enforceable against the parties thereto in accordance with its terms, subject, as to enforceability, to Enforceability Exceptions, and neither Central nor any of the Central Subsidiaries, or to the Knowledge of Central, any other party thereto, has received written notice of any default under any Central Real Property Lease and (iii) there does not exist any pending or, to the Knowledge of Central, threatened, condemnation or eminent domain proceedings that affect any of the Oil and Gas Properties of Central or any of the Central Subsidiaries, Central Owned Real Property or Central Leased Real Property.

(d)    There are no leases, subleases, licenses, rights or other agreements burdening or affecting any portion of the Central Real Property that would reasonably be expected, individually or in the aggregate, to materially adversely affect the existing use or value of such Central Real Property by Central and the Central Subsidiaries in the operation of their respective businesses thereon. Except for such arrangements solely between or among Central and the Central Subsidiaries, there are no outstanding options or rights of first refusal or first offer in favor of any other party to purchase any Central Owned Real Property or any portion thereof or interest therein that would reasonably be expected to materially adversely affect the existing use of the Central Owned Real Property by Central and the Central Subsidiaries in the operation of their respective businesses thereon. Neither Central nor any of the Central Subsidiaries is currently leasing, subleasing, licensing or otherwise granting any Person the right to use or occupy all or any portion of any Central Real Property that would reasonably be expected to materially adversely affect the existing use or value of such Central Real Property by Central and the Central Subsidiaries in the operation of their respective businesses thereon. The Central Real Property constitutes all of the real estate (other than, for the avoidance of doubt, Oil and Gas Properties) used in and necessary for the operation of the respective businesses of Central and the Central Subsidiaries.

(e)    Except (i) for amounts being held in suspense (by Central, any of the Central Subsidiaries, any third-party operator thereof or any other Person) in accordance with applicable Law, as reported in the Central SEC Documents or as a result of the ongoing preparation and approval of division order title opinions for recently drilled Wells or (ii) as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect, all proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties of Central and the Central Subsidiaries are being received by such selling Persons in a timely manner. Neither Central nor any of the Central Subsidiaries is obligated by virtue of a take-or-pay payment, advance payment, or similar payment (other than royalties, overriding royalties and similar arrangements established in the Oil and Gas Leases of Central or any of the Central Subsidiaries) to deliver Hydrocarbons or proceeds from the sale thereof, attributable to such Person’s interest in its Oil and Gas Properties at some future time without receiving payment therefor at the time of delivery, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(f)    Except as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect and to the Knowledge of Central, all Hydrocarbon Wells and all water, CO2 or injection Wells located on the Oil and Gas Leases of Central or any of the Central Subsidiaries have been drilled, completed and operated, as applicable, within the limits permitted by the applicable Contracts and applicable Law and all drilling and completion (and plugging and abandonment, including plugging and abandonment of permanently plugged wells located on the Oil and Gas Leases of Central or any of the Central Subsidiaries) of the Hydrocarbon Wells and such other Wells and all related development, production and other operations have been conducted in compliance with all applicable Law.

(g)    No Oil and Gas Properties of Central or any of the Central Subsidiaries is subject to any preferential purchase, consent, tag-along or similar right or obligation that would become operative or be required by Central or any of its Affiliates as a result of the transactions contemplated by this Agreement, except as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect.

(h)    As of the date of this Agreement, and except as provided for in the Central Budget, there is no outstanding authorization for expenditure or similar request or invoice for funding or participation under any Contracts which are binding on Central, the Central Subsidiaries or any of their respective Oil and Gas Properties and which Central reasonably anticipates will individually require expenditures by Central or any of the Central Subsidiaries in excess of $25,000,000 (net to the interest of Central and the Central Subsidiaries).

(i)    Except as would not reasonably be expected to have a Central Material Adverse Effect, to the Knowledge of Central, there are no Wells that constitute a part of the Oil and Gas Properties of Central or any of the Central Subsidiaries in respect of which Central or any of the Central Subsidiaries has received a notice, claim, demand or Order notifying, claiming, demanding or requiring that such Wells be temporarily or permanently plugged and abandoned.

Section 3.17    Intellectual Property; IT and Privacy.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect: (i) each of Central and the Central Subsidiaries owns or has a valid right to use, free and clear of all Encumbrances (other than Permitted Encumbrances), all Intellectual Property used or held for use in, or necessary to conduct, the business of Central and the Central Subsidiaries as currently conducted; (ii) to Central’s Knowledge, the conduct of the business of Central and the Central Subsidiaries, since December 31, 2017, has not infringed upon, misappropriated or otherwise violated, and is not infringing upon, misappropriating or otherwise violating any Intellectual Property of any other Person; and (iii) each of Central and the Central Subsidiaries takes and has taken actions to protect the proprietary rights in trade secrets included in its Intellectual Property and the trade secrets of other Persons possessed by Central and the Central Subsidiaries, and, since December 31, 2017, there has been no unauthorized loss of trade secret rights in any such trade secrets due to acts or omissions by Central or any of the Central Subsidiaries.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect, since December 31, 2017: (i) there has been no failure in, or disruptions of, its Software or IT assets (including, for clarity, with respect to any third-party providers of such Software and IT assets) that has not been remedied; (ii) each of Central and the Central Subsidiaries has been and is in compliance with its privacy policies and contractual obligations regarding data privacy and security; (iii) each of Central and the Central Subsidiaries has adopted and maintains commercially reasonable measures designed to protect its IT assets, personal information and material business information against reasonably anticipated threats, hazards and the unauthorized access, use or disclosure thereof; (iv) to the Knowledge of Central, no Person has committed an unauthorized access, use or exfiltration, including any such access, use or exfiltration that requires disclosure to a Governmental Entity under applicable Law, with respect to any IT asset of or used for Central or any of the Central Subsidiaries, or personal information or material business information possessed or controlled by or on behalf of Central or any of the Central Subsidiaries; and (v) since December 31, 2017, neither Central nor any of the Central Subsidiaries has provided breach notices required by applicable data privacy and security Laws to, nor received written notice of any claims by, any Governmental Entity, in the case of such notices alleging noncompliance with, or a violation by Central or any of the Central Subsidiaries of, any Laws directed to data privacy and security.

Section 3.18    Affiliate Transactions. Except for (i) Contracts filed or incorporated by reference as an exhibit to the Central SEC Documents and (ii) the Central Benefit Plans, Section 3.18 of the Central Disclosure Letter sets forth a true and complete list of the Contracts or understandings that are in existence as of the date of this Agreement between, on the one hand, Central or any of the Central Subsidiaries and, on the other hand, any (x) present executive officer or director of Central or any of the Central Subsidiaries or any Person that has served as an executive officer or director Central or any of the Central Subsidiaries within the last three (3) years or any of such officer’s or director’s immediate family members, (y) record or beneficial owner of more than five percent (5%) of the Central Common Stock as of the date of this Agreement or (z) to the Knowledge of Central, any Affiliate of any such officer, director or owner (other than Central or any of the Central Subsidiaries).

Section 3.19    Insurance. Section 3.19 of the Central Disclosure Letter sets forth (i) a list of the material insurance policies (including directors and officers liability insurance) covering Central and the Central Subsidiaries as of the date hereof and (ii) pending claims under such policies as of the date of this Agreement. Except for failures to maintain insurance that have not had and would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect, from December 31, 2017 through the date of this Agreement, each of Central and the Central Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for the nature of the property so insured and for companies in the United States conducting the business conducted by Central and the Central Subsidiaries during such time period. Neither Central nor any of the Central Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Central or any of the Central Subsidiaries.

Section 3.20    Information to be Supplied. None of the information supplied or to be supplied by or on behalf of Central for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the Central Stockholders, or at the time of the Central Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Central Stockholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Central makes no representation or warranty with respect to any information supplied by or to be supplied by East that is included or incorporated by reference in the foregoing documents.

Section 3.21    Regulatory Proceedings.

(a)    Central is not a “holding company,” a “subsidiary company” of a “holding company,” an affiliate of a “holding company,” a “public utility” or a “public-utility company,” as each such term is defined in the U.S. Public Utility Holding Company Act of 2005.

(b)    Except for certain facilities that are subject to Section 3.21(c), all properties and related facilities constituting Central’s and the Central Subsidiaries’ properties (including any facilities under development) are (i) exempt from regulation by the U.S. Federal Energy Regulatory Commission under applicable Law and (ii) not subject to rate regulation or comprehensive nondiscriminatory access regulation under the Laws of any state or other local jurisdiction.

(c)    Except for certain facilities, as described on Section 3.21(c) of the Central Disclosure Letter, used in the transport of Hydrocarbons which are subject to the Interstate Commerce Act and are subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission, and which are in substantial compliance with the applicable Laws, rules and regulations issued by any Governmental Entity, neither Central nor any of the Central Subsidiaries owns, controls, or has under development any (i) refining capacity or (ii) oil or gas transportation infrastructure (other than gathering facilities).

(d)    Central is not an “investment company” within the meaning of the U.S. Investment Company Act of 1940.

Section 3.22    Takeover Statutes. The approval by the Central Board referred to in Section 3.2(b) constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, and the Support Agreement, and the transactions contemplated thereby, for purposes of the DGCL and represents the only action necessary to ensure that any “business combination” (as defined in Section 203 of the DGCL) or other applicable provision of the DGCL does not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby or the Support Agreement or the transactions contemplated thereby. To the Knowledge of Central, no other Takeover Laws or any anti-takeover provision in the Central Organizational Documents are, or at the Effective Time will be, applicable to Central, the Merger, this Agreement, the Support Agreement or any of the transactions contemplated hereby and thereby.

Section 3.23    Financial Advisor. Except for J.P. Morgan Securities LLC (the fees and expenses of which will be paid by Central and are reflected in its engagement letter with Central), neither Central nor any of the

Central Subsidiaries has employed any financial advisor, investment bank, broker or finder who is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement. Central has furnished to East an accurate and complete copy of Central’s engagement letter with J.P. Morgan Securities LLC relating to the Merger.

Section 3.24    Opinion of Financial Advisor. J.P. Morgan Securities LLC, Central’s financial advisor, has delivered to the Central Board on or prior to the date of this Agreement its opinion in writing or orally, in which case such opinion will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to Central as of the date of this Agreement.

Section 3.25    [Reserved]

Section 3.26    Regulatory Matters.

(a)    Except as would not, individually or in the aggregate, be reasonably likely to have a Central Material Adverse Effect, since December 31, 2018, (i) none of Central, any of the Central Subsidiaries, nor, to the Knowledge of Central, any Central or Central Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of Central or any of the Central Subsidiaries, has violated any applicable Anti-Corruption Law, Economic Sanctions/Trade Laws or Money-Laundering Laws; or (ii) none of Central, any of the Central Subsidiaries nor, to the Knowledge of Central, any Central or Central Subsidiary director, officer, employee, representative, agent or any other Person acting on behalf of Central or any of the Central Subsidiaries, has offered, paid, given, promised or authorized the payment of, anything of value (including money, checks, wire transfers, tangible and intangible gifts, favors, services or entertainment and travel) directly or indirectly to any Government Official (A) for the purpose of (1) influencing any act or decision of a Government Official or any other Person in his or her official capacity, (2) inducing a Government Official or any other Person to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official or any other Person to influence or affect any act or decision of any Governmental Entity or (5) assisting Central, any of the Central Subsidiaries, or any Central or Central Subsidiary director, officer employee, agent, representative or any other Person acting on behalf of Central or any of the Central Subsidiaries in obtaining or retaining business or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.

(b)     Except as would not, individually or in the aggregate, be reasonably likely to have an East Material Adverse Effect, since December 31, 2018, Central and the Central Subsidiaries have implemented and have at all times maintained internal controls, policies and procedures reasonably designed to detect, prevent and deter violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money-Laundering Laws.

Section 3.27    No Additional Representations. Except for those representations and warranties expressly set forth in this Article III and except as otherwise expressly set forth in this Agreement, neither Central nor any of the Central Subsidiaries or other Person acting on behalf of Central makes any representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement. Neither Central nor any of the Central Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, East or its Affiliates of future revenues, future production, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Central and the Central Subsidiaries or the future business and operations of Central and the Central Subsidiaries.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1    Covenants of East.

(a)    Except (i) as provided in Section 4.1(a) of the East Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted by this Agreement, (iv) with the prior written consent of Central (which consent shall not be unreasonably delayed, withheld or conditioned), or (v) as expressly provided for in East’s capital budget (the “East Budget”), a correct and complete copy of which has been made available to Central, from the date hereof until the earlier of the Effective Time or the date this Agreement shall be terminated in accordance with Article VII (the “Pre-Closing Period”), East (which for purposes of this Section 4.1 shall include the East Subsidiaries) shall, (A) conduct the business and operations of East and the East Subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to (v) preserve intact the current business organizations of East and the East Subsidiaries, (w) maintain in effect all existing material East Permits, (x) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, (y) maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect and (z) maintain their existing relations and goodwill with Governmental Entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with them; provided that this Section 4.1(a) shall not prohibit East and any of the East Subsidiaries from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to (I) changes or developments resulting from (1) material changes in commodity prices or (2) the COVID-19 pandemic; provided, further, however, that prior to taking any such action outside of the ordinary course or that is not consistent with past practice, East shall consult with Central and consider in good faith the views of Central regarding any such proposed action, unless clause (II) of this proviso also applies, in which case no such prior consultation shall be required, or (II) an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, further, however, that East shall, as promptly as reasonably practicable, inform Central of such condition and any such actions taken pursuant to this clause (II).

(b)    Except as (x) contemplated by this Agreement, the East Budget or as set forth on Section 4.1(b) of the East Disclosure Letter or (y) required by Law, during the Pre-Closing Period, East shall not and shall not permit any of the East Subsidiaries, without the prior written consent of Central (which consent shall not be unreasonably delayed, withheld or conditioned, and which for purposes solely of this Section 4.2(b) may consist of an email consent from an executive officer of Central) to:

(i)    (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, East or any of the East Subsidiaries, except for dividends or distributions by a wholly-owned Subsidiary of East to East or another wholly-owned Subsidiary of East; (B) split, combine or reclassify any capital stock of, or other equity interests in, East or any of the East Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, East or any of the East Subsidiaries, except as required by the terms of any capital stock or equity interest of any East Subsidiary or as contemplated or permitted by the terms of any East Benefit Plan in effect as of the date hereof (including any award agreement applicable to any East Stock Option or East RSU outstanding on the date hereof or issued in accordance with this Agreement);

(ii)    except for (A) issuances of shares of East Common Stock in respect of any exercise of East Stock Options and settlement of any East RSUs outstanding on the date hereof, (B) the sale of shares of East Common Stock issued pursuant to the exercise of options to purchase East Common Stock or vesting of

East RSUs, in each case, if necessary to effectuate exercise or the withholding of Taxes and (C) transactions solely between or among East and its wholly-owned Subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in East or any of the East Subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;

(iii)    except as required by the terms of any East Benefit Plan, (A) enter into, adopt or terminate any material East Benefit Plan, other than entering into employment agreements in the ordinary course of business that can be terminated within thirty (30) days without penalty or payment of severance, (B) amend any East Benefit Plan, other than amendments in the ordinary course of business (including, for the avoidance of doubt, annual renewals of welfare benefit plans) that do not materially increase the cost to East of maintaining such East Benefit Plan, (C) increase the compensation payable to any current or former employee or director, except in the ordinary course of business consistent with past practice in respect of employees whose annual base salary is less than $250,000 or with a title below Vice President, (D) grant or award, or pay or award, any severance or termination pay, bonuses, retention or incentive compensation, to any current or former employee or director, (E) hire or terminate the employment of any employee with an annual base salary greater than or equal to $250,000 or with a title equal to Vice President or above, other than terminations for cause, (F) recall any laid off or furloughed employees to the workplace, or return any employees to the workplace, other than in compliance with applicable Laws, (G) implement any layoffs, furloughs or reductions in hours with respect to any officers or employees of East or any of the East Subsidiaries, (H) modify, extend or enter into any Labor Agreements or (I) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of East or any of the East Subsidiaries;

(iv)    waive the restrictive covenant obligations of any employee of East or any of the East Subsidiaries;

(v)    (A) in the case of East, amend or permit the adoption of any amendment to the East Organizational Documents or (B) in the case of any of the East Subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to the East Organizational Documents;

(vi)    (A) merge, consolidate, combine or amalgamate with any Person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the Merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among East and its wholly-owned Subsidiaries or between or among wholly-owned Subsidiaries of East, (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts which are listed in Section 4.1(b)(vi) or 2.11(b)(iv) of the East Disclosure Letter or (3) acquisitions where no Indebtedness is assumed and for which the consideration is equal to or less than $25,000,000 (for any single transaction) or $50,000,000 in the aggregate for all such transactions;

(vii)    consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of East or any of the East Subsidiaries, or a restructuring, recapitalization or other reorganization of East or any of the East Subsidiaries of a similar nature;

(viii)    authorize, make or commit to make capital expenditures that are in the aggregate greater than one hundred and five percent (105%) of the aggregate amount of capital expenditures set forth in the East Budget, except to the extent such operations are specifically further described in Section 4.1(b)(viii) of the East Disclosure Letter, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

(ix)     sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a Contract of East or any of the East Subsidiaries in effect on the date of this Agreement and listed in Section 4.1(b)(ix) of the East Disclosure Letter, (B) among East and its wholly-owned Subsidiaries or among wholly-owned Subsidiaries of East, (C) sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $25,000,000 (for any individual transaction) or $50,000,000 (in the aggregate for all such transactions), (D) sales of Hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment or (F) the expiration of any Oil and Gas Lease in accordance with its terms and in the ordinary course of business consistent with past practice;

(x)    fail to maintain material Intellectual Property owned by East or any of the East Subsidiaries, or maintain rights in material Intellectual Property, in the ordinary course of business, provided that the foregoing shall not require East or any of the East Subsidiaries to take any action to alter the terms of any license or other Contract with respect to Intellectual Property;

(xi)    (A) incur, create or suffer to exist any Encumbrance other than (1) Encumbrances in existence on the date hereof or (2) Permitted Encumbrances, or (B) incur, create, assume (including pursuant to an acquisition permitted by Section 4.1(b)(vi)) or guarantee any Indebtedness, other than (1) incurrences in the ordinary course of business under the East Credit Agreement in an aggregate amount under this clause (xi)(B)(1) that would not cause outstanding borrowings of East under the East Credit Agreement to exceed $100,000,000, (2) transactions solely between or among East and its wholly-owned Subsidiaries or solely between or among wholly-owned Subsidiaries of East, and in each case guarantees thereof, (3) debt incurred in connection with hedging activities (including pursuant to any Derivative Product) in the ordinary course consistent with past practices and consistent with the parameters set forth on Schedule 4.1(b)(xi) of the East Disclosure Letter, or (4) debt incurred under the East Credit Agreement to fund the purchase price of any acquisition permitted under Section 4.1(b)(vi), provided that in the case of each of foregoing clauses (1) through (4), such Indebtedness does not (x) impose or result in any additional restrictions or limitations in any material respect on East or any of the East Subsidiaries or (y) subject East or any of the East Subsidiaries, or, following the Closing, Central or any of the Central Subsidiaries, to any additional covenants or obligations in any material respect (other than the obligation to make payments on such Indebtedness);

(xii)    other than the settlement of any Legal Proceedings reflected or reserved against on the East Balance Sheet or the Felix Balance Sheet (or, in each case, in the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any Legal Proceeding (excluding (A) any audit, claim or Legal Proceeding in respect of Taxes, which shall be governed exclusively by Section 4.1(b)(xv) and (B) any shareholder litigation against East, Central or their respective directors or officers relating to the Merger and the other transactions contemplated by this Agreement, which shall be governed exclusively by Section 5.16) involving solely the payment of monetary damages by East or any of the East Subsidiaries of any amount exceeding $25,000,000 in the aggregate (but excluding any amounts paid on behalf of East or any of the East Subsidiaries by any applicable insurance policy maintained by East or any of the East Subsidiaries); provided, however, that neither East nor any of the East Subsidiaries shall settle or compromise any Legal Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by East or any of the East Subsidiaries or (3) has a materially restrictive impact on the business of East or any of the East Subsidiaries;

(xiii)    change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of East and the East Subsidiaries, except as required by GAAP or applicable Law;

(xiv)    (A) enter into any lease for real property (excluding, for the avoidance of doubt, Oil and Gas Leases) that would be a material East Real Property Lease if entered into prior to the date hereof or (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any material East Real Property Lease;

(xv)    (A) make (other than in the ordinary course of business consistent with past practice), change or rescind any material election relating to Taxes (including any such election for any joint venture, partnership, limited liability company or other investment where East has the authority to make such binding election), (B) amend any Tax Return that is reasonably likely to result in a material increase to a Tax liability (other than any amendment to claim a benefit provided by the CARES Act), (C) settle or compromise any Tax claim or assessment by any Taxing Authority, or surrender any right to claim a refund, offset or other reduction in Tax liability, except where the amount of any such settlements or compromises or foregone refunds does not exceed $25,000,000 in the aggregate, (D) change any material method of Tax accounting from those employed in the preparation of its Tax Returns that have been filed for prior taxable years or (E) fail to timely pay any material Tax or file any material Tax Return when due (taking into account any valid extension of time within which to pay or file);

(xvi)    except as expressly permitted in this Section 4.1 and other than in the ordinary course of business consistent with past practice, (A) enter into or assume any Contract that would have been an East Material Contract (excluding any East Benefit Plan) had it been entered into prior to the date of this Agreement or (B) terminate, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under or waive or accelerate any material rights or defer any material liabilities under any East Material Contract (excluding any East Benefit Plan) or any Contract (excluding any East Benefit Plan) that would have been an East Material Contract had it been entered into prior to the date of this Agreement, excluding any termination upon expiration of a term in accordance with the terms of such East Material Contract;

(xvii)    fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of East and the East Subsidiaries to the extent commercially reasonable in East’s business judgment in light of prevailing conditions in the insurance market;

(xviii)    take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(xix)    agree to take any action that is prohibited by this Section 4.1(b).

Section 4.2    Covenants of Central.

(a)    Except (i) as provided in Section 4.2(a) of the Central Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted by this Agreement, (iv) with the prior written consent of East (which consent shall not be unreasonably delayed, withheld or conditioned), or (v) as expressly provided for in Central’s capital budget (the “Central Budget”), a correct and complete copy of which has been made available to Central, from the date hereof until the earlier of the Effective Time or the Pre-Closing Period, Central (which for purposes of this Section 4.2(a) shall include the Central Subsidiaries) shall, (A) conduct the business and operations of Central and the Central Subsidiaries, taken as a whole, in all material respects in the ordinary course consistent with past practice and (B) use commercially reasonable efforts to (v) preserve intact the current business organizations of Central and the Central Subsidiaries, (w) maintain in effect all existing material Central Permits, (x) maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, (y) maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect and (z) maintain their existing relations and goodwill with Governmental Entities, key employees, lessors, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees and other Persons having business relationships with them; provided that this Section 4.2(a) shall not prohibit Central and any of the Central Subsidiaries from taking commercially reasonable actions outside of the ordinary course or not consistent with past practice in response to (I) changes or developments resulting from (1) material changes in commodity prices or (2) the COVID-19 pandemic; provided, further, however, that prior to taking any such action outside of the ordinary course or that is not consistent with past practice, Central shall consult with East and consider in good faith the views of East regarding any such proposed action, unless clause (II) of this proviso also applies, in which case no such prior consultation shall be required, or (II) an emergency condition that presents, or is reasonably likely to present, a significant risk of imminent harm to human health, any material property or asset or the environment; provided, further, however, that Central shall, as promptly as reasonably practicable, inform East of such condition and any such actions taken pursuant to this clause (II).

(b)    Except as (x) contemplated by this Agreement, the Central Budget or as set forth on Section 4.2(b) of the Central Disclosure Letter or (y) required by Law, during the Pre-Closing Period, Central shall not and shall not permit any of the Central Subsidiaries, without the prior written consent of East (which consent shall not be unreasonably delayed, withheld or conditioned, and which for purposes solely of this Section 4.2(b) may consist of an email consent from an executive officer of East) to:

(i)    (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding capital stock of, or other equity interests in, or other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of specific events) into or exchangeable for any shares of capital stock of, Central or any of the Central Subsidiaries, except for (1) regular quarterly cash dividends payable by Central in respect of shares of Central Common Stock not exceeding $0.11 per share of Central Common Stock and in accordance with Central’s current dividend policy and (2) dividends or distributions by a wholly-owned Subsidiary of Central to Central or another wholly-owned Subsidiary of Central; (B) split, combine or reclassify any capital stock of, or other equity interests in, Central or any of the Central Subsidiaries; or (C) purchase, redeem or otherwise acquire, or offer to purchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Central or any of the Central Subsidiaries, except as required by the terms of any capital stock or equity interest of any Central Subsidiary or as contemplated or permitted by the terms of any Central Benefit Plan in effect as of the date hereof (including any award agreement applicable to any equity award of Central outstanding on the date hereof or issued in accordance with this Agreement);

(ii)    except for (A) issuances of shares of Central Common Stock in respect of any settlement of any Central RSUs outstanding on the date hereof, (B) the sale of shares of Central Common Stock issued pursuant to the exercise of options to purchase Central Common Stock or vesting of Central RSUs, in each case, if necessary to effectuate exercise or the withholding of Taxes and (C) transactions solely between or among Central and its wholly-owned Subsidiaries, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (x) any shares of its capital stock or other ownership interest in Central or any of the Central Subsidiaries, (y) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest and (z) any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities;

(iii)    except as required by the terms of any Central Benefit Plan, (A) enter into, adopt or terminate any material Central Benefit Plan, other than entering into employment agreements in the ordinary course of business that can be terminated within thirty (30) days without penalty or payment of severance, (B) amend any Central Benefit Plan, other than amendments in the ordinary course of business (including, for the avoidance of doubt, annual renewals of welfare benefit plans) that do not materially increase the cost to Central of maintaining such Central Benefit Plan, (C) increase the compensation payable to any current or former employee or director, except in the ordinary course of business consistent with past practice in respect of employees whose annual base salary is less than $250,000 or with a title below Vice President, (D) grant or award, or pay or award, any severance or termination pay, bonuses, retention or incentive compensation, to any current or former employee or director, (E) hire or terminate the employment of any employee with an annual base salary greater than or equal to $250,000 or with a title equal to Vice President or above, other than terminations for cause, (F) recall any laid off or furloughed employees to the workplace, or return any employees to the workplace, other than in compliance with applicable Laws, (G) implement any layoffs, furloughs or reductions in hours with respect to any officers or employees of Central or any of the Central Subsidiaries, (H) modify, extend or enter into any Labor Agreements or (I) recognize or certify any unions, employee representative bodies or other labor organizations as the bargaining representative for any employees of Central or any of the Central Subsidiaries;

(iv)    waive the restrictive covenant obligations of any employee of Central or any of the Central Subsidiaries;

(v)    (A) in the case of Central, amend or permit the adoption of any amendment to the Central Organizational Documents or (B) in the case of any of the Central Subsidiaries, except for amendments that would not materially restrict the operation of their businesses, amend or permit the adoption of any amendment to the Central Organizational Documents;

(vi)    (A) merge, consolidate, combine or amalgamate with any Person or announce, authorize, propose or recommend any such merger, consolidation, combination or amalgamation (other than the Merger) or (B) acquire or agree to acquire (including by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, exchanging, licensing or by any other manner), any properties, assets, business or any corporation, partnership, association or other business organization or division thereof, in each case other than (1) any such action solely between or among Central and its wholly-owned Subsidiaries or between or among wholly-owned Subsidiaries of Central, (2) acquisitions of inventory or other assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts which are listed in Section 4.2(b)(vi) or 3.10(b)(iv) of the Central Disclosure Letter or (3) acquisitions where no Indebtedness is assumed and for which the consideration is equal to or less than $25,000,000 (for any single transaction) or $50,000,000 in the aggregate for all such transactions;

(vii)    consummate, authorize, recommend, propose or announce any intention to adopt a plan of complete or partial liquidation or dissolution of Central or any of the Central Subsidiaries, or a restructuring, recapitalization or other reorganization of Central or any of the Central Subsidiaries of a similar nature;

(viii)    (viii) authorize, make or commit to make capital expenditures that are in the aggregate greater than one hundred and five percent (105%) of the aggregate amount of capital expenditures set forth in the Central Budget, except to the extent such operations are specifically further described in Section 4.2(b)(viii) of the Central Disclosure Letter, except, in each case, for capital expenditures to repair damage resulting from insured casualty events or capital expenditures required on an emergency basis or for the safety of individuals, assets or the environment;

(ix)    sell, lease, exchange or otherwise dispose of, or agree to sell, lease, exchange or otherwise dispose of, any of its assets or properties, other than (A) pursuant to a Contract of Central or any of the Central Subsidiaries in effect on the date of this Agreement and listed in Section 4.2(b)(ix) of the Central Disclosure Letter, (B) among Central and its wholly-owned Subsidiaries or among wholly-owned Subsidiaries of Central, (C) sales, leases, exchanges or dispositions for which the consideration (or fair value if the consideration is non-cash) of less than $25,000,000 (for any individual transaction) or $50,000,000 (in the aggregate for all such transactions), (D) sales of Hydrocarbons made in the ordinary course of business, (E) sales of obsolete or worthless equipment or (F) the expiration of any Oil and Gas Lease in accordance with its terms and in the ordinary course of business consistent with past practice;

(x)    fail to maintain material Intellectual Property owned by Central or any of the Central Subsidiaries, or maintain rights in material Intellectual Property, in the ordinary course of business; provided that the foregoing shall not require Central or any of the Central Subsidiaries to take any action to alter the terms of any license or other Contract with respect to Intellectual Property;

(xi)    (A) incur, create or suffer to exist any Encumbrance other than (1) Encumbrances in existence on the date hereof or (2) Permitted Encumbrances, or (B) incur, create, assume (including pursuant to an acquisition permitted by Section 4.2(b)(vi)) or guarantee any Indebtedness, other than

(1) incurrences in the ordinary course of business under the Central Credit Agreement in an aggregate amount under this clause (x)(B)(1) that would not cause outstanding borrowings of Central under the Central Credit Agreement to exceed $100,000,000, (2) transactions solely between or among Central and its wholly-owned Subsidiaries or solely between or among wholly-owned Subsidiaries of Central, and in each case guarantees thereof, (3) debt incurred in connection with hedging activities (including pursuant to any Derivative Product) in the ordinary course consistent with past practices and consistent with the parameters set forth in Section 4.2(b)(xi) of the Central Disclosure Letter, or (4) debt incurred under the Central Credit Agreement to fund the purchase price of any acquisition permitted under Section 4.2(b)(vi), provided that in the case of each of foregoing clauses (1) through (4), such Indebtedness does not (x) impose or result in any additional restrictions or limitations in any material respect on Central or any of the Central Subsidiaries or (y) subject Central or any of the Central Subsidiaries to any additional covenants or obligations in any material respect (other than the obligation to make payments on such Indebtedness);

(xii)    other than the settlement of any Legal Proceedings reflected or reserved against on the Central Balance Sheet (or in the notes thereto) for an amount not in excess of such reserve, settle or offer or propose to settle, any Legal Proceeding (excluding (A) any audit, claim or Legal Proceeding in respect of Taxes, which shall be governed exclusively by Section 4.2(b)(xv) and (B) any shareholder litigation against East, Central or their respective directors or officers relating to the Merger and the other transactions contemplated by this Agreement, which shall be governed exclusively by Section 5.16) involving solely the payment of monetary damages by Central or any of the Central Subsidiaries of any amount exceeding $25,000,000 in the aggregate (but excluding any amounts paid on behalf of Central or any of the Central Subsidiaries by any applicable insurance policy maintained by Central or any of the Central Subsidiaries); provided, however, that neither Central nor any of the Central Subsidiaries shall settle or compromise any Legal Proceeding if such settlement or compromise (1) involves a material conduct remedy or material injunctive or similar relief, (2) involves an admission of criminal wrongdoing by Central or any of the Central Subsidiaries or (3) has a materially restrictive impact on the business of Central or any of the Central Subsidiaries;

(xiii)    change in any material respect any of its financial accounting principles, practices or methods that would materially affect the consolidated assets, liabilities or results of operations of Central and the Central Subsidiaries, except as required by GAAP or applicable Law;

(xiv)    (A) enter into any lease for real property (excluding, for the avoidance of doubt, Oil and Gas Leases) that would be a material Central Real Property Lease if entered into prior to the date hereof or (B) terminate, amend, assign, transfer, modify, supplement, deliver a notice of termination under, fail to renew or waive or accelerate any rights or defer any liabilities under any material Central Real Property Lease;

(xv)    (A) make (other than in the ordinary course of business consistent with past practice), change or rescind any material election relating to Taxes (including any such election for any joint venture, partnership, limited liability company or other investment where Central has the authority to make such binding election), (B) amend any Tax Return that is reasonably likely to result in a material increase to a Tax liability (other than any amendment to claim a benefit provided by the CARES Act), (C) settle or compromise any Tax claim or assessment by any Taxing Authority, or surrender any right to claim a refund, offset or other reduction in Tax liability, except where the amount of any such settlements or compromises or foregone refunds does not exceed $25,000,000 in the aggregate, (D) change any material method of Tax accounting from those employed in the preparation of its Tax Returns that have been filed for prior taxable years or (E) fail to timely pay any material Tax or file any material Tax Return when due (taking into account any valid extension of time within which to pay or file);

(xvi)    except as expressly permitted in this Section 4.2 and other than in the ordinary course of business consistent with past practice, (A) enter into or assume any Contract that would have been a Central Material Contract (excluding any Central Benefit Plan) had it been entered into prior to the date of this Agreement or (B) terminate, materially amend, assign, transfer, materially modify, materially supplement, deliver a notice of termination under, or waive or accelerate any material rights or defer any material liabilities under Central Material Contract (excluding any Central Benefit Plan) or any Contract (excluding any Central Benefit Plan) that would have been a Central Material Contract had it been entered into prior to the date of this Agreement, excluding any termination upon expiration of a term in accordance with the terms of such Central Material Contract;

(xvii)    fail to maintain in full force and effect in all material respects, or fail to replace or renew, the material insurance policies of Central and the Central Subsidiaries to the extent commercially reasonable in Central’s business judgment in light of prevailing conditions in the insurance market;

(xviii)    take any action, cause any action to be taken, knowingly fail to take any action or knowingly fail to cause any action to be taken, which action or failure to act would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; or

(xix)    agree to take any action that is prohibited by this Section 4.2(b).

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

Section 5.1    Investigation.

(a)    Each of East and Central shall afford to the other party and to the directors, officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ personnel and properties (to the extent and only to the extent East or Central, as applicable, or its respective Subsidiaries has to right to permit access to such properties), Contracts, commitments, books and records and any report, schedule or other documents filed or received by it pursuant to the requirements of applicable Laws and with such additional financing, operating and other data and information regarding East and the East Subsidiaries, as Central may reasonably request in connection with activities related to the completion of the transactions contemplated by this Agreement (collectively, the “Activities”), or regarding Central and the Central Subsidiaries, as East may reasonably request in connection with the Activities, as the case may be, provided, however, that in no event shall access be provided to conduct any invasive sampling, monitoring or other investigations, including any Phase II assessments or investigations. Notwithstanding the foregoing, neither East nor Central nor their respective Subsidiaries shall be required to afford such access if it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a violation of any applicable Law, Contract or obligation of confidentiality to which such party or any of its Subsidiaries is a party (provided that Central or East, as the case may be, has used its reasonable best efforts to find an alternative way to provide the access or information contemplated by this Section 5.1), cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law.

(b)    The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be subject to the terms of that certain Confidentiality Agreement, effective as of July 30, 2020, between East and Central (the “Confidentiality Agreement”).

Section 5.2    Registration Statement and Proxy Statement for Stockholder Approval.

(a)    As soon as practicable following the execution of this Agreement, Central and East shall jointly prepare and each shall file with the SEC a joint proxy statement in preliminary form, which shall contain each of the Central Recommendation and the East Recommendation (unless, in either case, a Central Adverse Recommendation Change or an East Adverse Recommendation Change, as applicable, occurs) and comply with applicable Laws (the “Joint Proxy Statement”), and Central shall prepare and file with the SEC (a) a Registration Statement on Form S-4, in which the Joint Proxy Statement will be included, and (b) a prospectus relating to the Central Common Stock to be offered and sold pursuant to this Agreement and the Merger. Central and East shall use their respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing. Each of Central and East shall use its reasonable best efforts to mail the Joint Proxy Statement to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Central shall also use its reasonable best efforts to take any action required to be taken under any applicable state securities Laws and other applicable Laws in connection with the issuance of shares of Central Common Stock pursuant to this Agreement, and each party shall furnish all information concerning East, Central and the holders of capital stock of East and Central, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Registration Statement will be made by Central, or with respect to the Joint Proxy Statement will be made by East, Central or any of their Subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Central will advise East, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Central Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Central and East shall advise the other party, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to East or Central, or any of their respective Affiliates, officers or directors, is discovered by East or Central which should be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to either the Central Stockholders or the East Stockholders, as applicable.

Section 5.3    Stockholders Meetings.

(a)    East shall take all action necessary in accordance with applicable Laws and the East Organizational Documents to duly give notice of, convene and hold a meeting of the East Stockholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to consider the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger (the “East Stockholders’ Meeting”). Subject to Section 5.4(b) and (c), East will, through the East Board, recommend that the East Stockholders adopt this Agreement and will use commercially reasonable efforts to solicit from the East Stockholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of the East Stockholders required by the rules of the NYSE or applicable Laws to obtain such approvals. Without limiting the generality of the foregoing, East agrees that (i) its obligations pursuant to the first sentence of this Section 5.3(a) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to East of any Acquisition Proposal with respect to East or (B) any East Adverse Recommendation Change and (ii) no Acquisition Proposal with respect to East shall be presented to the East Stockholders for approval at the East Stockholders’ Meeting or any other meeting of the East Stockholders; provided that, nothing set forth in this Section 5.3 shall prohibit East or the East Board from disclosing to the East Stockholders the existence of, or any terms or provisions of, any Acquisition Proposal with respect to East or any of the modifications thereto. Notwithstanding anything to the contrary contained in this Agreement, East (i) shall be required to adjourn or postpone the East Stockholders’ Meeting (A) to the extent necessary to ensure that any legally required supplement or amendment to the Joint Proxy Statement is provided to the East Stockholders or (B) if, as of the time for which the East Stockholders’ Meeting is scheduled, there are insufficient shares of East Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such East Stockholders’ Meeting and (ii) may adjourn or postpone the East Stockholders’ Meeting if, as of the time for which the East Stockholders’ Meeting is scheduled, there are insufficient shares of East Common Stock represented (either in person or by proxy) to obtain the East Stockholders’ Approval; provided, however, that the East Stockholders’ Meeting shall not be adjourned or postponed to a date on or after two (2) Business Days prior to the Termination Date.

(b)    Central shall take all action necessary in accordance with applicable Laws and the Central Organizational Documents to duly give notice of, convene and hold a meeting of the Central Stockholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to vote upon the Central Proposal (the “Central Stockholders’ Meeting”). Subject to Section 5.4(e) and (f), Central will, through the Central Board, recommend that the Central Stockholders approve the Central Proposal and will use commercially reasonable efforts to solicit from the Central Stockholders proxies in favor of the Central Proposal and to take all other action necessary or advisable to secure the vote or consent of the Central Stockholders required by the rules of the NYSE or applicable Laws to obtain such approvals. Without limiting the generality of the foregoing, Central agrees that (i) its obligations pursuant to the first sentence of this Section 5.3(b) shall not be affected by (A) the commencement, public proposal, public disclosure or communication to Central of any Acquisition Proposal with respect to Central or (B) any Central Adverse Recommendation Change and (ii) no Acquisition Proposal with respect to Central shall be presented to the Central Stockholders for approval at the Central Stockholders’ Meeting or any other meeting of the East Stockholders; provided that, nothing set forth in this Section 5.3 shall prohibit Central or the Central Board from disclosing to the Central Stockholders the existence of, or any terms or provisions of, any Acquisition Proposal with respect to Central or any of the modifications thereto. Notwithstanding anything to the contrary contained in this Agreement, Central (i) shall be required to adjourn or postpone the Central Stockholders’ Meeting (A) to the extent necessary to ensure that any legally required supplement or amendment to the Joint Proxy Statement is provided to the Central Stockholders or (B) if, as of the time for which the Central Stockholders’ Meeting is scheduled, there are insufficient shares of Central Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such Central Stockholders’ Meeting and (ii) may adjourn or postpone the Central Stockholders’ Meeting if, as of the time for which the Central Stockholders’ Meeting is scheduled, there are insufficient shares of Central Common Stock represented (either in person or by proxy) to obtain the Central Stockholders’ Approval; provided, however, that the Central Stockholders’ Meeting shall not be adjourned or postponed to a date on or after two (2) Business Days prior to the Termination Date.

Section 5.4    Non-Solicitation.

(a)    East agrees that, except as expressly contemplated by this Agreement, neither it nor any of the East Subsidiaries shall, and East shall use its reasonable best efforts, and shall cause each of the East Subsidiaries to use their respective reasonable best efforts to, cause their respective Representatives not to (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to East or any of the East Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to East, (ii) other than clarifying terms of the Acquisition Proposal in accordance with the penultimate sentence of this Section 5.4(a), participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to East or any of the East Subsidiaries or afford access to the properties, books or records of East or any of the East Subsidiaries to any Person that has made an Acquisition Proposal with respect to East or to any Person in contemplation of making an Acquisition Proposal with respect to East, or (iii) accept an Acquisition Proposal with respect to East or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to East (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.4) or (B) requiring, intending to cause, or which could reasonably be expected to cause East to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (each, an “East Acquisition Agreement”). Any violation of the foregoing restrictions by the East Subsidiaries or by any Representatives of East or any of the East Subsidiaries, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of East or any of the East Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by East. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the East Stockholder Approval, East and the East Board may take any actions described in clause (ii) in the first sentence of this Section 5.4(a) with respect to a third party if (w) after the date of this Agreement, East receives a written Acquisition Proposal with respect to East from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by East or any of the East Subsidiaries or any of their respective Representatives), (x) East provides Central the notice required by Section 5.4(g) with respect to such Acquisition Proposal, (y) the East Board determines in good faith (after consultation with East’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal with respect to East, and (z) the East Board determines in good faith (after consultation with East’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that East shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party. Notwithstanding the limitations set forth in this Section 5.4(a) and subject to compliance with East’s obligations contained in Section 5.4(g), if East receives, following the date hereof and prior to the East Stockholders’ Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a knowing and intentional breach of this Section 5.4, East and its Representatives may contact the Person or any of such Person’s Representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that East may inform itself about such Acquisition Proposal. Nothing contained in this Section 5.4 shall prohibit East or the East Board from taking and disclosing to the East Stockholders a position with respect to an Acquisition Proposal with respect to East pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law.

(b)    Neither (i) the East Board nor any committee thereof shall directly or indirectly (A) withhold or withdraw (or amend, modify or qualify in a manner adverse to Central or Merger Sub), or publicly propose or announce any intention to withhold or withdraw (or amend, modify or qualify in a manner adverse to Central or Merger Sub), the East Recommendation or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to East (any action described in this clause (i) being referred to as an “East Adverse Recommendation Change”) nor (ii) shall East or any of the East Subsidiaries execute or enter into an East Acquisition Agreement. Notwithstanding the foregoing, at any time prior to obtaining the East Stockholder Approval, and subject to East’s compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Superior Proposal with respect to East that was not initiated, solicited, knowingly encouraged or knowingly facilitated by East or any of the East Subsidiaries or any of their respective Representatives, the East Board may make an East Adverse Recommendation Change; provided, however, that East shall not be entitled to exercise its right to make an East Adverse Recommendation Change in response to a Superior Proposal with respect to East (x) until three (3) Business Days after East provides written notice to Central (an “East Notice”) advising Central that the East Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal, (y) if during such three (3) Business Day period, Central proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the East Board determines in good faith (after consultation with East’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to East and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new East Notice and a new two (2) Business Day period under this Section 5.4(b)) and (z) unless the East Board, after consultation with outside legal counsel, determines that the failure to make an East Adverse Recommendation Change would be inconsistent with its fiduciary duties.

(c)    Notwithstanding the first sentence of Section 5.4(b), at any time prior to obtaining the East Stockholder Approval, and subject to East’s compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to an East Intervening Event, the East Board may make an East Adverse Recommendation Change described in clause (A) of the definition thereof if the East Board (i) determines in good faith, after consultation with East’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such East Adverse Recommendation Change would be inconsistent with its fiduciary duties, (ii) determines in good faith that the reasons for making such East Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to East and (iii) provides written notice to Central (an “East Notice of Change”) advising Central that the East Board is contemplating making an East Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the East Board may not make such an East Adverse Recommendation Change until the third Business Day after receipt by Central of the East Notice of Change and (y) during such three (3) Business Day period, at the request of Central, East shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the East Board not to make such East Adverse Recommendation Change consistent with its fiduciary duties.

(d)    Central agrees that, except as expressly contemplated by this Agreement or Section 5.4(d) of the Central Disclosure Letter, neither it nor any of the Central Subsidiaries shall, and Central shall use its reasonable best efforts, and shall cause each of the Central Subsidiaries to use their respective reasonable best efforts to, cause their respective Representatives not to (i) directly or indirectly initiate or solicit, or knowingly encourage or knowingly facilitate (including by way of furnishing non-public information relating to Central or any of the Central Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Central, (ii) other than clarifying terms of the Acquisition Proposal in accordance with the penultimate sentence of this Section 5.4(d), participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Central or any of the Central Subsidiaries or afford access to the properties, books or records of Central or any of the Central Subsidiaries to any Person that has made an Acquisition Proposal with respect to Central or to any Person in contemplation of making an Acquisition Proposal with respect to Central, or (iii) accept an Acquisition Proposal with respect to Central or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Central (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.4) or (B) requiring, intending to cause, or which could reasonably be expected to cause Central to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (each, a “Central Acquisition Agreement”). Any violation of the foregoing restrictions by any of the Central Subsidiaries or by any Representatives of Central or any of the Central Subsidiaries, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of Central or any of the Central Subsidiaries or otherwise, shall be deemed to be a breach of this Agreement by Central. Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Central Stockholder Approval, Central and the Central Board may take any actions described in clause (ii) in the first sentence of this Section 5.4(d) with respect to a third party if (w) after the date of this Agreement, Central receives a written Acquisition Proposal with respect to Central from such third party (and such Acquisition Proposal was not initiated, solicited, knowingly encouraged or knowingly facilitated by Central or any of the Central Subsidiaries or any of their respective

Representatives), (x) Central provides East the notice required by Section 5.4(g) with respect to such Acquisition Proposal, (y) the Central Board determines in good faith (after consultation with Central’s financial advisors and outside legal counsel) that such proposal constitutes or could reasonably be expected to lead to a Superior Proposal with respect to Central, and (z) the Central Board determines in good faith (after consultation with Central’s outside legal counsel) that the failure to participate in such discussions or negotiations or to disclose such information or data to such third party would be inconsistent with its fiduciary duties; provided that Central shall not deliver any information to such third party without first entering into an Acceptable Confidentiality Agreement with such third party. Notwithstanding the limitations set forth in this Section 5.4(d), and subject to compliance with Central’s obligations contained in Section 5.4(g), if Central receives, following the date hereof and prior to the Central Stockholders’ Meeting, an unsolicited bona fide written Acquisition Proposal that did not result from a knowing and intentional breach of this Section 5.4, Central and its Representatives may contact the Person or any of such Person’s Representatives who has made such Acquisition Proposal solely to clarify the terms of such Acquisition Proposal so that Central may inform itself about such Acquisition Proposal. Nothing contained in this Section 5.4 shall prohibit Central or the Central Board from taking and disclosing to the Central Stockholders a position with respect to an Acquisition Proposal with respect to Central pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law.

(e)    Neither (i) the Central Board nor any committee thereof shall directly or indirectly (A) withhold or withdraw (or amend or modify or qualify in a manner adverse to East), or publicly propose or announce any intention to withhold or withdraw (or amend or modify or qualify in a manner adverse to East), the Central Recommendation or the Central Proposal or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Central (any action described in this clause (i) being referred to as a “Central Adverse Recommendation Change”) nor (ii) shall Central or any of the Central Subsidiaries execute or enter into, a Central Acquisition Agreement. Notwithstanding the foregoing, at any time prior to obtaining the Central Stockholder Approval, and subject to Central’s compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Superior Proposal with respect to Central, that was not initiated, solicited, knowingly encouraged or knowingly facilitated by Central or any of the Central Subsidiaries or any of their respective Representatives, the Central Board may make a Central Adverse Recommendation Change; provided, however, that Central shall not be entitled to exercise its right to make a Central Adverse Recommendation Change in response to a Superior Proposal with respect to Central (x) until three (3) Business Days after Central provides written notice to East (a “Central Notice”) advising East that the Central Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal, (y) if during such three (3) Business Day period, East proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Central Board determines in good faith (after consultation with Central’s financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation of such alternative transaction proposal) that such alternative transaction proposal is not at least as favorable to Central and its stockholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Central Notice and a new two (2) Business Day period under this Section 5.4(e)) and (z) unless the Central Board, after consultation with outside legal counsel, determines that the failure to make a Central Adverse Recommendation Change would be inconsistent with its fiduciary duties.

(f)    Notwithstanding the first sentence of Section 5.4(e), at any time prior to obtaining the Central Stockholder Approval, and subject to Central’s compliance in all material respects at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Central Intervening Event, the Central Board may make a Central Adverse Recommendation Change described in clause (A) of the definition thereof if the Central Board (i) determines in good faith, after consultation with Central’s outside legal counsel and any other advisor it chooses to consult, that the failure to make such Central Adverse Recommendation Change would be inconsistent with its fiduciary duties, (ii) determines in good faith that the reasons for making such Central Adverse Recommendation Change are independent of any Acquisition Proposal (whether pending, potential or otherwise) with respect to Central and (iii) provides written notice to East (a “Central Notice of Change”) advising East that the Central Board is contemplating making a Central Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Central Board may not make such a Central Adverse Recommendation Change until the third Business Day after receipt by East of the Central Notice of Change and (y) during such three (3) Business Day period, at the request of East, Central shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Central Board not to make such Central Adverse Recommendation Change consistent with its fiduciary duties.

(g)    The parties agree that in addition to the obligations of East and Central set forth in the foregoing paragraphs (a) through (f) of this Section 5.4, as promptly as practicable (and in any event within twenty-four (24) hours) after receipt thereof, East or Central, as applicable, shall advise Central or East, respectively, in writing of any request for information or any Acquisition Proposal with respect to such party received from any Person, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal with respect to such party, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and East or Central, as applicable, shall promptly provide to Central or East, respectively, copies of any written materials received by East or Central, as applicable, in connection with any of the foregoing, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of East and Central agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to the other. East and Central shall keep Central and East, respectively, fully informed of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of East and Central agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party; provided, however, that prior to, but not after, obtaining the East Stockholder Approval or Central Stockholder Approval (as applicable), if, in response to an unsolicited request from a third party to waive any “standstill” or similar provision, the East Board or Central Board (as applicable) determines in good faith after consultation with East’s or Central’s (as applicable) outside legal counsel that the failure to take such action would be inconsistent with its fiduciary duties, East or Central (as applicable) shall be permitted to waive, without the other’s prior written consent, such standstill or similar provision solely to the extent necessary to permit such third party to make an Acquisition Proposal to East or Central (as applicable), on a confidential basis, provided, however, that East or Central (as applicable) shall advise the other party in writing at least two (2) calendar days prior to taking such action.

(h)    Immediately after the execution and delivery of this Agreement, each party hereto will, and will cause its Subsidiaries and their respective Representatives to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore relating to any possible Acquisition Proposal with respect to such party. Each party agrees that it shall (i) take the necessary steps to promptly inform its Representatives involved in the transactions contemplated by this Agreement of the obligations undertaken in this Section 5.4 and (ii) promptly request each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of acquiring such party or any material portion thereof to return or destroy all confidential information heretofore furnished to such Person by or on its behalf.

Section 5.5    Consummation of the Merger; Additional Agreements.

(a)    As promptly as reasonably practicable (but in no event later than ten (10) Business Days following the date of this Agreement), following the date of this Agreement, East and Central each shall file with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) Notification and Report Forms relating to the transactions contemplated herein to the extent any such filing is required by the HSR Act. East and Central shall each use reasonable best efforts to obtain early termination of any waiting period under the HSR Act and East and Central shall each promptly, subject to confidentiality provisions of the Confidentiality Agreement, (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.5(a) so as to preserve any applicable privilege.

(b)    Each of East and Central shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all other notices, reports and other documents required to be filed with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Each of Central and East shall promptly, subject to confidentiality provisions of the Confidentiality Agreement, (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by a Governmental Entity of any jurisdiction and which the parties may reasonably deem appropriate. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 5.5(b) so as to preserve any applicable privilege. No party shall independently participate in any meeting, or engage in any substantive meeting, with any Governmental Entity in respect to any filings, investigation or other inquiry without giving the other party prior notice of the meeting and, unless prohibited by such Governmental Entity, the opportunity to attend or participate. The parties will consult and cooperate with one another and permit the other party or its counsel to review in advance any proposed communication by such party to any Governmental Entity in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act, other antitrust Laws or any applicable state Laws in connection with the Merger and the other transactions contemplated by this Agreement. The parties shall discuss in advance and jointly determine the strategy and timing for obtaining any clearances required or advisable under any applicable Law in connection with this Agreement or the transactions contemplated by this Agreement.

(c)    Each of East and Central shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat and (iii) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated by this Agreement and promptly inform the other party of any communication to or from any Governmental Entity regarding the Merger.

(d)    Subject to the conditions and upon the terms of this Agreement, each of Central and East shall use reasonable best efforts to take, or cause to be taken, all actions necessary to carry out the intent and purposes of this Agreement and to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to the conditions and upon the terms of this Agreement, each party to this Agreement shall (i) reasonably cooperate with the other party, execute and deliver such further documents, certificates, agreements and instruments and take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (iii) use reasonable best efforts to obtain each approval, consent, ratification, permission, waiver of authorization (including any authorization of a Governmental Entity) required to be obtained from parties to any material Contracts (if any) or required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement (provided, however, that Central, Merger Sub and East shall not be required to pay any fees or make any other payments to any such Person in order to obtain any such approval, consent, ratification, permission, waiver or authorization (other than normal filing fees imposed by Law)); and (iv) use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger.

(e)    Notwithstanding anything to the contrary contained in this Agreement, (i) neither East nor Central shall, nor shall it permit any of its Subsidiaries to, without the prior written consent of the other party, divest or hold separate or otherwise take or commit to take any action that limits its freedom, or after the Merger, the freedom of action of Central or any of Central’s Affiliates with respect to, or its ability to retain, East and the East Subsidiaries, Central or the Central Subsidiaries, or any of the respective businesses or assets of Central, East or any of their respective Subsidiaries or Affiliates and (ii) neither Central nor East, nor any of their respective Affiliates, shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, East and the East Subsidiaries, Central or the Central Subsidiaries, or any of the respective businesses or assets of Central, East or any of their respective Subsidiaries or Affiliates, in each case if such divestiture or other action with respect thereto would, individually or in the aggregate, reasonably be expected to impair the benefits of the Merger to Central or to have an East Material Adverse Effect or a Central Material Adverse Effect.

Section 5.6    East Equity Awards.

(a)    East Stock Options. At the Effective Time, each stock option issued under an East Benefit Plan (an “East Stock Option”) that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the Closing shall, by virtue of the occurrence of the Closing and without any action by Central, Merger Sub, East or the holder thereof, cease to represent an option to purchase East Common Stock and be converted into an option to purchase a number of shares of Central Common Stock (such option, a “Converted Stock Option”) equal to the product (with the result rounded down to the nearest whole number) of (i) the number of shares of East Common Stock subject to each such East Stock Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per East Common Stock of such East Stock Option immediately prior to the Effective Time divided by (B) the Exchange Ratio; provided, however, that the exercise price and the number of shares of Central Common Stock purchasable pursuant to the Converted Stock Option shall be determined in a manner consistent with the requirements of Section 409A of the Code and, as applicable, Section 422 of the Code. Immediately following the Effective Time, each Converted Stock Option otherwise shall continue to be governed by the same terms and conditions (including vesting, forfeiture and exercisability terms) as were applicable to the corresponding East Stock Option immediately prior to the Effective Time.

(b)    East RSUs. At the Effective Time, each restricted stock unit (including those subject to performance-based vesting conditions) under an East Benefit Plan (an “East RSU”) that is outstanding immediately prior to the Effective Time and that by its terms does not settle by reason of the occurrence of the Closing shall, by virtue of the occurrence of the Closing and without any action by Central, Merger Sub, East or the holder thereof, be assumed by Central and converted into a number of restricted stock units with respect to shares (rounded to the nearest number of whole shares) of Central Common Stock (such restricted stock unit, a “Converted RSU”) equal to the product of the number of East Common Stock subject to the East RSU immediately prior to the Effective Time multiplied by the Exchange Ratio. Immediately following the Effective Time, each Converted RSU otherwise shall continue to be governed by the same terms and conditions (including vesting and forfeiture) as were applicable to the corresponding East RSU immediately prior to the Effective Time, except that any performance-based vesting condition that applied to the East RSU immediately prior to the Effective Time will be treated as having been attained based on actual results measured using the average five (5) day closing price of East Common Stock ending on the day immediately preceding the Closing Date as determined by the Compensation Committee of the East Board, so that such East RSU will remain solely subject to the time-based vesting requirements in effect for the East RSU immediately prior to the Effective Time.

(c)    East Restricted Stock. At the Effective Time, each restricted stock award under an East Benefit Plan (“East RSA”) that is outstanding immediately prior to the Effective Time and that by its term does not vest by reason of the occurrence of the Closing shall, by virtue of the occurrence of the Closing and without any action by Central, Merger Sub, East or the holder thereof, be converted pursuant to Section 1.6(a)(ii) into shares of Central Common Stock and assumed by Central, except the number of shares subject to such award will be rounded to the nearest number of whole shares (such restricted stock award, a “Converted RSA”). Immediately following the Effective Time, each Converted RSA otherwise shall continue to be governed by the same terms and conditions (including vesting, forfeiture and transferability terms) as were applicable to the corresponding East RSA immediately prior to the Effective Time.

(d)    ESPP. East’s 2011 Employee Stock Purchase Plan (the “ESPP”) shall terminate as of immediately prior to the Closing Date. For any offering period in effect under the ESPP prior to the Closing, East shall establish a new exercise date to be set under the ESPP, which date shall be no later than five (5) Business Days prior to the Effective Time (the “ESPP Exercise Date”), with the automatic purchase of East Common Stock with respect to accumulated employee contributions of each participant under the ESPP in respect of such offering period to occur on such date. East shall prohibit participants in the ESPP from altering their payroll deductions from those in effect on the date of this Agreement (other than to discontinue their participation in the ESPP in accordance with the terms and conditions of the ESPP). The amount of the accumulated contributions of each participant under the ESPP as of immediately prior to the ESPP Exercise Date shall, to the extent not used to purchase East Common Stock in accordance with the terms and conditions of the ESPP and this Section 5.6(d), be refunded to such participant as promptly as practicable following the Effective Time (without interest).

(e)    Section 409A. To the extent that any award described in this Section 5.6 constitutes nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated hereby with respect to such award shall be made in accordance with this Agreement and the applicable award’s terms or, if later, at the earliest time permitted under the terms of such award that will not result in the application of a tax or penalty under Section 409A of the Code.

(f)    Required Actions. Prior to the Effective Time, the East Board (or, if appropriate, any committee thereof administering any East Benefit Plan) shall take all such actions as are necessary to approve and effectuate the foregoing provisions of this Section 5.6, including making any determinations or adopting resolutions of the East Board or a committee thereof or any administrator of an East Benefit Plan as may be necessary. Central shall take such actions as are necessary for the conversion of the East RSUs, East RSAs and East Stock Options pursuant to this Section 5.6, including reservation, issuance and listing of shares of Central Common Stock as are necessary to effectuate the transactions contemplated by this Section 5.6. Central shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the shares of Central Common Stock subject to the Converted Stock Options, Converted RSAs and Converted RSUs and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective as of the Effective Time and to maintain the effectiveness of such registration statement covering the Converted Stock Options, Converted RSAs and Converted RSUs (and to maintain the current status of the prospectus contained therein) for so long as the Converted Stock Options, Converted RSAs and Converted RSUs remain outstanding.

Section 5.7    Employee and Labor Matters.

(a)    The following provisions shall apply with respect to the compensation and benefits to be provided after the Effective Time in respect of individuals who are employees of East or any of the East Subsidiaries as of the Effective Time (the “East Employees”) and to individuals who are employees of Central or any of the Central Subsidiaries as of the Effective Time (the “Central Employees” and, together with the East Employees, the “Employees”):

(i)    East and Central have agreed that, consistent with the current practices of East and Central, East and Central will seek after the Effective Time to attract and retain superior quality executive, managerial, technical and administrative personnel in every market in which they conduct activities and will generally implement compensation and benefit plans and policies necessary or appropriate to achieve this objective. It is the specific intention that, in each of the markets in which they operate, the compensation and benefit programs of East and Central will be competitive with those provided generally in their industry, both with respect to the type and variety of programs as well as the level of benefits afforded.

(ii)    Without limiting the generality of clause (i), above, except as otherwise expressly set forth herein, and subject to applicable Law and any obligations under any Labor Agreement, East and Central agree that, unless otherwise mutually determined before the Effective Time, (I) for the period beginning at the Effective Time and ending one (1) year following the Effective Time, the base pay and post termination severance pay, respectively, of the Employees shall not be reduced, (II) for the period beginning at the Effective Time and ending on December 31, 2021, the target incentive compensation opportunities of the Employees shall not be reduced, (III) for the period beginning at the Effective Time and ending on December 31, 2021, (A) each East Employee shall be provided employee benefits that are substantially no less favorable in the aggregate than either those provided to such East Employee immediately before the Effective Time or those provided from time to time to similarly situated Central Employees and (B) each Central Employee shall be provided employee benefits that are substantially no less favorable in the aggregate than either those provided to such Central Employee immediately before the Effective Time or those provided from time to time to similarly situated East Employees.

(iii)    East and Central agree that, for the period beginning at the Effective Time and ending on December 31, 2021, East Employees will continue to receive or be entitled to receive an annual employer charitable matching contribution of up to $10,000 per East Employee (less any amount matched by East or any East Subsidiary prior to the Closing Date during such year).

(b)    Subject to applicable Law and any obligations under any Labor Agreement, for all purposes under the benefit and compensation plans of Central and the Central Subsidiaries providing benefits to any Employees after the Effective Time (the “New Plans”), each East Employee shall be credited with his or her years of service with East and the East Subsidiaries before the Effective Time, and each Central Employee shall be credited with his or her years of service with Central and the Central Subsidiaries before the Effective Time, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar East Benefit Plan or Central Benefit Plan, as applicable; provided that such service crediting shall not be required (i) to the extent it would result in a duplication of benefits, nor (ii) to the extent East Employees and Central Employees are affected without regard to whether employment before the Effective Time was with East and the East Subsidiaries or Central and the Central Subsidiaries (for example, in the event a New Plan is adopted for East Employees and Central Employees under which no participants receive credit for service before the effective date of the New Plan). In addition, and without limiting the generality of the foregoing provisions of this paragraph (b): (i) each Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable East Benefit Plan or Central Benefit Plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical or vision benefits to any Employee, Central shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Central shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c)    Except as otherwise expressly provided in this Agreement, from and after the Effective Time, East and Central shall honor, and shall cause their Subsidiaries to honor, in accordance with its terms (including terms related to the amendment or termination thereof), each employment, severance and termination agreement between East or Central, or any of their respective Subsidiaries, and any current or former officer, director or employee of any such company, to the extent such terms are in effect on the date hereof.

(d)    Nothing contained in this Section 5.7 (whether express or implied) shall (i) create or confer any rights, remedies or claims upon any employee, director, officer, or individual service provider or any right of employment or engagement or continued employment or engagement or any particular term or condition of employment or engagement for any Employee or any other Person, (ii) be considered or deemed to establish, amend, or modify any Central Benefit Plan, East Benefit Plan, New Plan, or any other benefit or compensation plan, program, policy, agreement, arrangement, or contract, or (iii) confer any rights or benefits (including any third-party beneficiary rights) on any Person other than the parties to this Agreement. The provisions of this Section 5.7 shall not be construed to prevent the termination of employment of any Employee or the amendment or termination of any particular East Benefit Plan or Central Benefit Plan to the extent permitted by its terms and subject to compliance with the terms of this Section 5.7.

(e)    Prior to making any broad-based communication or written communications pertaining to compensation or benefit matters that are affected by the transactions contemplated in this Agreement (including any schedules hereto), each party shall provide the other party with a copy of the intended communication, and such other party shall have a reasonable period of time to review and comment on the communication. East and Central shall cooperate in providing any such mutually agreeable communication.

(f)    It is acknowledged and agreed that the consummation of the transactions contemplated hereby will constitute a “change of control” (or “change in control” or transaction of similar import) for purposes of the arrangements identified on Section 5.7(f) of the East Disclosure Letter or Central Disclosure Letter, as the case may be.

(g)    Prior to the Closing, Central and East shall cooperate in good faith to determine the timing and manner in which Central or East, or their respective Subsidiaries, utilize or waive the employment tax deferral or employee retention credit relief provided under Sections 2301, 2302 and 3606 of the CARES Act, as applicable.

Section 5.8    Indemnification of Officers and Directors.

(a)    From and after the Effective Time, to the fullest extent permitted by Law, each of Central and the Surviving Corporation agrees that it shall jointly and severally indemnify, defend and hold harmless (and advance expenses in connection therewith) each present and former director and officer of (i) East or any of the East Subsidiaries or (ii) any other Entity that was serving in such capacity at East’s request (in each case, when acting in such capacity) (the “Indemnified Parties”), against any costs or expenses (including attorneys’ and other professionals’ fees and disbursements), judgments, fines, penalties, losses, claims, damages or liabilities or amounts that are paid in settlement, of or incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative to which such Indemnified Party is a party or is otherwise involved (including as a witness), and arises out of or pertains to the fact that the Indemnified Party is or was an officer or director of East or any of the East Subsidiaries, with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement, the Merger and the other transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time.

(b)    For a period of six (6) years from the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification and advancement of expenses of individuals who were directors and officers prior to the Effective Time than are set forth, as of the date of this Agreement, in East’s certificate of incorporation and bylaws.

(c)    The Surviving Corporation (or Central on the Surviving Corporation’s behalf) shall, in its sole discretion, either (i) continue to maintain in effect for a period of at least six (6) years from and after the Effective Time for the Persons who, as of the date of this Agreement, are covered by East’s directors’ and officers’ liability insurance (the, “D&O Insurance”) with recognized insurance companies and with terms, conditions, retentions and levels of coverage at least as favorable as provided in East’s existing policies as of the date of this Agreement, or, if such insurance is unavailable, the Surviving Corporation or Central on the Surviving Corporation’s behalf shall purchase the best available D&O Insurance from a recognized insurance company for such six-year period with terms, conditions, retentions and with levels of coverage at least as favorable as provided in East’s existing policies as of the date of this Agreement, or (ii) obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time with recognized insurance companies for the Persons who, as of the date of this Agreement, are covered by East’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as East’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby), with respect to East’s D&O Insurance. Notwithstanding anything to the contrary in the foregoing, in no event shall Central or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by East for such insurance; and provided further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation (or Central on the Surviving Corporation’s behalf) shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d)    In the event of any claim, action, suit, proceeding or investigation in which any claims are made in respect of which such Indemnified Party would be entitled to indemnification pursuant to this Section 5.8(d), any Indemnified Party wishing to claim such indemnification shall promptly notify Central thereof in writing, but the failure to so notify shall not relieve Central or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices Central or the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation: (i) Central or the Surviving Corporation shall have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Central nor the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party’s entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Central or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Central or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to Central and to the provider of any insurance obtained in accordance with the foregoing Section 5.8(c), and Central or the Surviving Corporation shall pay all reasonable and documented fees, costs and expenses of such legal counsel for the Indemnified Party as statements therefor are received; provided, however, that (1) Central and the Surviving Corporation shall be obligated pursuant to this Section 5.8(d) to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest (in which case the fewest number of legal counsels necessary to avoid conflicts of interest shall be used) and (2) the Indemnified Party shall have made an undertaking to repay all such fees, costs or expenses paid by Central or the Surviving Corporation if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment that the Indemnified Party is not entitled to be indemnified by Central or the Surviving Corporation; (ii) the Indemnified Parties shall cooperate in the defense of any such matter if Central or the Surviving Corporation elects to assume such defense; (iii) Central and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent and the prior written consent of the provider of any insurance obtained in accordance with the foregoing Section 5.8(c), in each case if Central or the Surviving Corporation elects not to assume such defense; and (iv) Central and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. Notwithstanding anything herein to the contrary, neither Central nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any claim, action, suit or other Legal Proceeding (and in which indemnification could be sought by Indemnified Parties hereunder), unless such settlement, compromise or consent includes an unconditional release of such

Indemnified Party from all liability arising out of such claim, action, suit or other Legal Proceeding or such Indemnified Party otherwise consents in writing.

(e)    If Central or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or Entity and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other Entity, then, and in each such case, proper provisions shall be made (whether by operation of law or otherwise) so that the successors and assigns of Central or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.8.

(f)    The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective successors, heirs and legal representatives, shall be binding on all successors and assigns of Central and the Surviving Corporation and shall not be amended in any manner that is adverse to the Indemnified Parties (including their successors, heirs and legal representatives) without the written consent of the Indemnified Party (including the successors, heirs and legal representatives) affected thereby.

(g)    The rights of the Indemnified Parties under this Section 5.8 shall be in addition to any rights such Indemnified Parties may have under the East Organizational Documents or under any applicable Contracts or Laws in effect on the date of this Agreement and, in the case of such documents and Contracts, disclosed to Central prior to the execution hereof, and Central shall, and shall cause the Surviving Corporation to, honor and perform under all indemnification agreements entered into by East or any of the East Subsidiaries in effect on the date of this Agreement and disclosed to Central prior to the execution hereof, and any provisions under any such applicable Contracts (including such indemnification agreements) shall not be amended, repealed or otherwise modified in any manner that would materially adversely affect the rights thereunder of any such individual.

Section 5.9    Public Disclosure. The initial press release relating to this Agreement shall be a joint press release and thereafter Central and East shall consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated by this Agreement; provided, however, that no such consultation shall be required if, prior to the date of such release or public statement, an East Adverse Recommendation Change or a Central Adverse Recommendation Change shall have occurred in compliance in all respects with the terms of Section 5.4 of this Agreement. No provision of this Agreement shall prohibit either East or Central from issuing any press release or public statement in the event of an East Adverse Recommendation Change or a Central Adverse Recommendation Change that is in either case in compliance in all respects with the terms of Section 5.4 of this Agreement.

Section 5.10    NYSE Listing of Additional Shares; Delisting.

(a)    Central shall, in accordance with the requirements of the NYSE, use its reasonable best efforts to file with the NYSE a subsequent listing application (“Subsequent Listing Application”) covering the shares of Central Common Stock to be issued to East Stockholders pursuant to this Agreement, subject to official notice of issuance, prior to the Closing Date.

(b)    Prior to the Closing, upon Central’s request, East shall take all actions necessary to be taken prior to Closing to cause the delisting of East Common Stock from the NYSE and the termination of East’s registration of East Common Stock under the Exchange Act, in each case, as soon as practicable following the Effective Time, subject to compliance with East’s obligations under the Exchange Act.

Section 5.11    Takeover Laws. If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Central, East, the Central Board and the East Board, to the extent permissible under applicable Laws, will grant such approvals and take such actions, in accordance with the terms of this Agreement, as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and otherwise, to the extent permissible under applicable Laws, act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

Section 5.12    Section 16. Central shall, prior to the Effective Time, cause the Central Board to approve the issuance of Central equity securities in connection with the Merger with respect to any employees of East who, as a result of their relationship with Central as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the East Board shall approve the disposition of East equity securities (including derivative securities) in connection with the Merger by those directors and officers of East subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

Section 5.13    Notice of Changes. Each of East and Central shall give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon it obtaining Knowledge of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article VI not being able to be satisfied prior to the Termination Date.

Section 5.14    Tax Matters.

(a)    Each of East and Central will (i) use its reasonable best efforts to cause the Merger to qualify, and (ii) not take (and will prevent any Affiliate of such party from taking) any actions that could reasonably be expected to prevent the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code (the “Reorganization Treatment”).

(b)    East and Central will use commercially reasonable efforts to cooperate with one another in connection with the issuance of any opinion of counsel relating to the Reorganization Treatment (including in connection with the filing or effectiveness of the Registration Statement), including using commercially reasonable efforts to deliver to the relevant counsel certificates (dated as of the necessary date and signed by an officer of East or Central, as applicable) substantially in the form attached hereto as Exhibit G (the “East Officer’s Certificate”) or Exhibit H (the “Central Officer’s Certificate”), as applicable.

(c)    Each of East and Central will notify the other party promptly after becoming aware of any reason to believe that the Merger may not qualify for the Reorganization Treatment.

(d)    This Agreement is intended to constitute and be adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations §§ 1.368-2(g) and 1.368-3(a).

(e)    For the avoidance of doubt, each party acknowledges and agrees that its obligations to effect the Merger is not subject to any condition or contingency with respect to the Merger qualifying for the Reorganization Treatment.

Section 5.15    Treatment of Existing Indebtedness.

(a)    Prior to or at the Closing, East shall deliver to Central an executed payoff letter (each, a “Payoff Letter”), in a form and substance reasonably acceptable to Central, from the lenders, or the administrative agent (or similar Person) on behalf of the lenders, under each of (i) the East Credit Agreement and (ii) the East Loan Agreement (in each case, a draft of which shall be provided to Central no less than two (2) Business Days prior to the anticipated Closing Date). Such Payoff Letter shall (a) confirm the aggregate outstanding amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs or any other outstanding and unpaid Indebtedness under the East Credit Agreement or the East Loan Agreement, as applicable, as of the anticipated Closing Date (and the daily accrual of interest thereafter), (b) contain payment instructions and (c) evidence the satisfaction, release and discharge of the Indebtedness under the East Credit Agreement or the East Loan Agreement, as applicable, and the agreement by such administrative agent or lenders to the release of all Encumbrances (including mortgages) upon the payment of such amount in accordance with the payment instructions. Prior to or at the Closing, East shall have (a) delivered (by the applicable date required under the terms of the East Credit Agreement or the East Loan Agreement, as applicable) any notices necessary to permit the prepayment, payoff, discharge and termination in full at the Closing of all Indebtedness under each of the East Credit Agreement and the East Loan Agreement, in each case, on the Closing Date and (b) obtained such documents (including an authorization to file the Uniform Commercial Code termination statements upon the payment in full of the outstanding amounts under each of the East Credit Agreement and the East Loan Agreement, as applicable) and releases as are reasonably necessary to release all Encumbrances (including mortgages) created in connection with each of the East Credit Agreement and the East Loan Agreement, as applicable.

(b)    If requested by Central, East shall, and shall cause its controlled Affiliates and Representatives to use its and their reasonable best efforts to reasonably cooperate with Central with respect to the Existing East Notes and the related indentures (as amended or supplemented prior to the date hereof), to (i) commence any of (1) one or more offers to purchase any or all of the outstanding series of Existing East Notes for cash (the “Offers to Purchase”) or (2) one or more offers to exchange any or all of the outstanding Existing East Notes for securities issued by Central or any of its controlled Affiliates (the “Offers to Exchange”) and (ii) conduct consent solicitations to obtain from the requisite holders thereof consent to certain amendments to such indentures (the “Consent Solicitations” and, together with the Offers to Purchase and Offers to Exchange, if any, the “East Note Offers and Consent Solicitations”); provided that any such transaction shall be funded using consideration provided by Central, Central shall be responsible for all other liabilities, fees and expenses incurred by East or any East Subsidiary in connection with any East Notes Offers and Consent Solicitations and no Offer to Purchase or Offer to Exchange shall be consummated prior to Closing. Any East Note Offers and Consent Solicitations shall be made on customary terms and conditions (including price to be paid and conditionality) as are reasonably proposed by Central, are reasonably acceptable to East and are permitted or required by the terms of such Existing East Notes, the applicable indentures and applicable Laws, including applicable rules and regulations of the SEC. Subject to the receipt of the requisite consents, in connection with any or all of the Consent Solicitations, East shall execute supplemental indentures to the applicable Existing East Notes indentures in accordance with the terms thereof amending the terms and provisions of such indentures in a form as reasonably requested by Central and reasonably acceptable to East, which supplemental indentures shall not become effective until Closing. At Central’s expense, East shall, and shall cause the East Subsidiaries to, and shall use reasonable best efforts to cause its and their respective controlled Affiliates and Representatives to, on a timely basis, upon the reasonable request of Central, provide reasonable assistance and cooperation in connection with any East Note Offers and Consent Solicitations, including but not limited to using reasonable best efforts to (i) cause East’s independent accountants (and certified independent auditors of any Entity recently acquired or whose acquisition by East is pending of whose financial statements would be required to be included in order for a registration statement on Form S-1 filed by East to be declared effective) to provide customary consents for use of their reports and to provide customary comfort letters (including “negative assurances” comfort) for the financial information relating to East and the East Subsidiaries (including any Entity recently acquired by East or whose acquisition by East is pending), in each case, to the extent required in connection with any East Note Offers and Consent Solicitations, (ii) cause East’s Representatives to furnish any customary certificates, legal opinions or negative assurance letters in connection with the East Note Offers and Consent Solicitations, (iii) provide reasonable cooperation to the underwriters, dealer managers or similar agents in any East Note Offers and Consent Solicitations in connection with their related diligence activities, including providing access to documentation reasonably requested by such persons, and (iv) provide reasonable assistance in the preparation of customary documentation, including prospectuses, offers to purchase or similar documents (which may incorporate, by reference, periodic and current reports filed by East with the SEC). The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with any East Note Offers and Consent Solicitations will be selected by the Central and be reasonably acceptable to East and the fees and expenses of such agents will be paid directly by Central.

Section 5.16    Shareholder Litigation. East shall give Central a reasonable opportunity to participate in the defense or settlement of any shareholder litigation against East or its directors or officers relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Central, which consent shall not be unreasonably withheld, conditioned or delayed. Central shall give East a reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Central or its directors or officers relating to the Merger and the other transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of East, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting in any way the parties’ obligations under Section 5.5, each of Central and East shall cooperate, shall cause their respective Subsidiaries, as applicable, to cooperate and shall use its reasonable best efforts to cause its Representatives to cooperate in the defense against such litigation.

Section 5.17    Cooperation. Each of East and Central will, and will cause its Subsidiaries and Representatives to, use its reasonable best efforts, subject to applicable Law, to cooperate with the other party in connection with planning the integration of the business operations of East and Central and their respective Subsidiaries.

Section 5.18    Governance.

Prior to the Effective Time, Central shall take:

(a)     all actions as may be necessary to cause (A) the number of directors constituting the Central Board as of the Effective Time to be 12, and (B) the Central Board as of the Effective Time to be composed of (i) 7 directors currently serving on the Central Board designated by Central prior to the Effective Time (at least 5 of whom shall meet the independence standards of the NYSE with respect to Central), (ii) 5 directors currently serving on the East Board designated by East prior to the Effective Time (at least 4 of whom shall meet the independence standards of the NYSE with respect to Central (and of which one of whom shall be nominated pursuant to the New Felix Stockholders’ Agreement)), (iii) the President and Chief Executive Officer of Central immediately prior to the Effective Time, and (iv) the Chairman and Chief Executive Officer of East immediately prior to the Effective Time;

(b)    all actions as may be necessary to cause (i) each of the Audit, Compensation and Reserves committees of the Central Board as of the Effective Time to be composed of three (3) directors designated by Central and two (2) directors designated by East, and (ii) the Governance committee of the Central Board as of the Effective Time to be composed of two (2) directors designated by Central and two (2) directors designated by East; and

(c)    such other action as is identified in Section 5.18 of the Central Disclosure Letter.

Section 5.19    Corporate Governance Policy. On or prior to the Closing, Central shall take all actions (including holding a meeting of the Central Board (or a duly authorized committee thereof)) to approve and adopt the Corporate Governance Policy. For a period of two years following the Effective Time (the “Governance Period”), unless required by applicable Law or stock exchange rule or listing standard (as determined in good faith by the Central Board after consultation with outside legal counsel), Central shall not amend, modify or terminate or agree to amend, modify or terminate the Corporate Governance Policy or take any action, or agree to take any action that would have the effect of causing Central to no longer be bound by the Corporate Governance Policy, except as approved by at least 75% of the Central Board or in compliance with the terms of the Corporate Governance Policy. Throughout the duration of the Governance Period, unless required by applicable Law or stock exchange rule or listing standard (as determined in good faith by the Central Board after consultation with outside legal counsel), Central shall comply in all material respects with the Corporate Governance Policy. It is expressly agreed that, notwithstanding any other provision of this Agreement that may be to the contrary, (i) each non-management director designated by East and non-management director designated by Central shall be an express third party beneficiary of this Section 5.19 and (ii) this Section 5.19 shall survive consummation of the Merger until the expiration of the Governance Period and shall be enforceable against Central by any non-management director designated by East who is, at the time of such enforcement action, a director of Central; provided, however that none of such persons shall be entitled to bring any claim for damages or other remedies at law or equity except for claims for injunctive relief to specifically perform this Section 5.19.

Section 5.20    Charitable Contributions. Following the Effective Time, Central shall provide, directly or indirectly, charitable contributions and community support within the Tulsa, Oklahoma area, in accordance with Section 5.20 of the East Disclosure Letter.

Section 5.21    New Felix Agreements. Central agrees that at or prior to the Effective Time, it will enter into the New Felix Stockholders’ Agreement and the New Felix Registration Rights Agreement.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1    Conditions to Each Party’s Obligation. The respective obligations of East, Central and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by each party on or prior to the Effective Time, of each of the following conditions:

(a)    The East Stockholder Approval shall have been obtained;

(b)    The Central Stockholder Approval shall have been obtained;

(c)    No provision of any applicable Law and no Order (preliminary or otherwise) shall be in effect that prohibits the consummation of the Merger;

(d)    Any waiting period (and any extension of such period) under the HSR Act applicable to the transactions contemplated hereby shall have expired or otherwise been terminated;

(e)    The Registration Statement shall have become effective under the Securities Act and no stop order suspending the use of the Registration Statement or the Joint Proxy Statement shall have been issued by the SEC nor shall proceedings seeking a stop order have been initiated or, to the Knowledge of East or Central, as the case may be, be threatened by the SEC; and

(f)    Central shall have filed with the NYSE the Subsequent Listing Application with respect to the shares of Central Common Stock issued or issuable pursuant to this Agreement and such shares of Central Common Stock shall have been approved and authorized for listing on the NYSE, subject to official notice of issuance.

Section 6.2    Additional Conditions to Central’s and Merger Sub’s Obligations. The respective obligations of Central and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by Central and Merger Sub on or prior to the Effective Time of each of the following conditions:

(a)    East shall have performed or complied in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

(b)    The representations and warranties of East contained (i) in the first sentence of Section 2.1(a), Section 2.1(c), Section 2.2 and Section 2.4 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except for de minimis inaccuracies, (ii) Section 2.8(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) in this Agreement (other than the representations and warranties of East set forth in the first sentence of Section 2.1(a), Section 2.1(c), Section 2.2, Section 2.4 and Section 2.8(b)) shall be true and correct (without giving effect to any limitation as to “materiality” or “East Material Adverse Effect” set forth in any individual such representation or warranty) as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (in the case of this clause (iii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “East Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, an East Material Adverse Effect; and

(c)    Central shall have received a certificate from a duly authorized officer of East certifying as to the matters set forth in foregoing paragraphs (a) and (b) of this Section 6.2.

The foregoing conditions are for the sole benefit of Central and Merger Sub and may, subject to the terms of this Agreement, be waived by Central and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Central and Merger Sub. The failure by Central and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

Section 6.3    Additional Conditions to East’s Obligations. The obligations of East to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by East on or prior to the Effective Time of each of the following conditions:

(a)    Each of Central and Merger Sub shall have performed or complied in all material respects with its respective covenants, obligations or agreements required to be performed or complied with under the Agreement prior to the Effective Time;

(b)    The representations and warranties of Central contained (i) in the first sentence of Section 3.1(a), Section 3.1(c), Section 3.2 and Section 3.4 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except for de minimis inaccuracies, (ii) Section 3.7(b) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date) and (iii) in this Agreement (other than the representations and warranties of Central set forth in the first sentence of Section 3.1(a), Section 3.1(c), Section 3.2, Section 3.4 and Section 3.7(b)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Central Material Adverse Effect” set forth in any individual such representation or warranty) as of the date of this Agreement and as of the Closing Date, as if made as of such date (except to the extent expressly made as of an earlier date, in which case as of such date), except (in the case of this clause (iii)) where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Central Material Adverse Effect” set forth in any individual such representation or warranty) would not reasonably be expected to have, individually or in the aggregate, a Central Material Adverse Effect; and

(c)    East shall have received a certificate from a duly authorized officer of Central as to the matters set forth in foregoing paragraphs (a) and (b) of this Section 6.3.

The foregoing conditions are for the sole benefit of East and may, subject to the terms of this Agreement, be waived by East, in whole or in part at any time and from time to time, in the sole discretion of East. The failure by East at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

ARTICLE VII

TERMINATION

Section 7.1    Termination. This Agreement may be terminated prior to the Effective Time, whether before or after adoption of this Agreement by East Stockholders or approval of the Central Proposal by the Central Stockholders, in the following circumstances:

(a)    by mutual written consent of Central and East;

(b)    by either Central or East if:

(i)    the Merger shall not have been consummated on or prior to March 26, 2021 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a material breach of this Agreement by such party;

(ii)    a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided, however, the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations pursuant to Section 5.5 resulted in the entry of the Order or the taking of such other action;

(iii)    the required approval of East Stockholders contemplated by this Agreement at the East Stockholders’ Meeting (or at any adjournment thereof) shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to East where the failure to obtain the required approval of the East Stockholders shall have been caused by the action or failure to act of East and such action or failure to act constitutes a material breach by East of this Agreement; or

(iv)    the required approval of the Central Stockholders contemplated by this Agreement at the Central Stockholders’ Meeting (or any adjournment thereof) shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to Central where the failure to obtain the required approval of the Central Stockholders shall have been caused by the actions or failure to act of Central and such action or failure to act constitutes a material breach by Central of this Agreement;

(c)    by Central:

(i)    at any time prior to the Effective Time, if any of East’s covenants, representations or warranties contained in this Agreement (other than those set forth in Section 5.4) shall have been breached or, any of East’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied, and such breach (i) is incapable of being cured by East or (ii) shall not have been cured within thirty (30) days of receipt by East of written notice of such breach describing in reasonable detail such breach;

(ii)    at any time prior to the receipt of the East Stockholder Approval, if the East Board or any committee thereof (A) shall make an East Adverse Recommendation Change, (B) shall approve or adopt or recommend the approval or adoption of any Acquisition Proposal with respect to East or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to East (other than any Acceptable Confidentiality Agreement permitted by Section 5.4(a)), (C) shall not include the East Recommendation in the Joint Proxy Statement or (D) shall resolve, agree to, publicly propose to or allow East to publicly propose to take any of the actions in the foregoing clauses (A)-(C);

(iii)    at any time prior to the receipt of the East Stockholder Approval, if East materially breaches Section 5.4, other than in the case where (A) such material breach is a result of an isolated action by a Person that is a Representative of East, (B) East uses reasonable best efforts to remedy such material breach and (C) Central is not significantly harmed as a result thereof.

(d)    by East:

(i)    at any time prior to the Effective Time, if any of Central’s or Merger Sub’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Central’s and Merger Sub’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.3(a) or Section 6.3(b) of this Agreement would not be satisfied, and such breach (i) is incapable of being cured by Central or Merger Sub, as the case may be, or (ii) shall not have been cured within thirty (30) days of receipt by Central of written notice of such breach describing in reasonable detail such breach;

(ii)    at any time prior to the receipt of the Central Stockholder Approval, if the Central Board, or any committee thereof (A) shall make a Central Adverse Recommendation Change, (B) shall approve or adopt or recommend the approval or adoption of any Acquisition Proposal with respect to Central or the execution of a definitive agreement in connection with an Acquisition Proposal with respect to Central (other than any Acceptable Confidentiality Agreement permitted by Section 5.4(d)), (C) shall not include the Central Recommendation in the Joint Proxy Statement or (D) shall resolve, agree to, publicly propose to or allow Central to publicly propose to take any of the actions in the foregoing clauses (A)-(C); or

(iii)    at any time prior to the receipt of the Central Stockholder Approval, if Central materially breaches Section 5.4, other than in the case where (A) such material breach is a result of an isolated action by a Person that is a Representative of Central, (B) Central uses reasonable best efforts to remedy such material breach and (C) East is not significantly harmed as a result thereof.

Section 7.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1 of this Agreement, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2, Section 7.3 and Article VIII of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement shall not relieve any party from any liability or damages resulting from fraud or any Willful and Material Breach of any provision contained in this Agreement.

Section 7.3    Expenses; Termination Fees.

(a)    Expenses.

(i)    Except as provided below, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne solely and entirely by the party incurring such expenses, whether or not the Merger is consummated.

(ii)    In the event that this Agreement is terminated by either Central or East pursuant to Section 7.1(b)(iii) [No East Stockholder Approval], then East shall pay to Central the Expenses. Any Expenses due under this Section 7.3(a)(ii) shall be paid no later than three (3) Business Days after receipt of documentation supporting such Expenses.

(iii)    In the event that this Agreement is terminated by either Central or East pursuant to Section 7.1(b)(iv) [No Central Stockholder Approval], then Central shall pay to East the Expenses. Any Expenses due under this Section 7.3(a)(iii) shall be paid no later than three (3) Business Days after receipt of documentation supporting such Expenses.

(b)    Termination Fee.

(i)    In the event that this Agreement is terminated by East pursuant to Section 7.1(d)(ii) [Central Adverse Recommendation Change] or Section 7.1(d)(iii) [Central Material Breach of Non-Solicitation], then Central shall pay to East the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(ii)    In the event that this Agreement is terminated by Central pursuant to Section 7.1(c)(ii) [East Adverse Recommendation Change] or Section 7.1(c)(iii) [East Material Breach of Non-Solicitation], then East shall pay to Central the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(iii)    In the event that (A) prior to the East Stockholders’ Meeting, an Acquisition Proposal with respect to East is publicly proposed or publicly disclosed after the date of this Agreement , (B) this Agreement is terminated by Central or East pursuant to Section 7.1(b)(i) [Termination Date], Section 7.1(b)(iii) [No East Stockholder Approval] or Section 7.1(c)(i) [East Breach], and (C) concurrently with or within nine (9) months after any such termination described in clause (B), East or any of the East Subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to East (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(iii)), then East shall pay to Central the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal.

(iv)    In the event that (A) prior to the Central Stockholders’ Meeting, an Acquisition Proposal with respect to Central is publicly proposed or publicly disclosed after the date of this Agreement, (B) this Agreement is terminated by Central or East pursuant to Section 7.1(b)(i) [Termination Date], Section 7.1(b)(iv) [No Central Stockholder Approval] or Section 7.1(d)(i) [Central Breach], and (C) concurrently with or within nine (9) months after any such termination described in clause (B), Central or any of the Central Subsidiaries enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Central (substituting fifty percent (50%) for the fifteen percent (15%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(iv)), then Central shall pay to East the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal.

(v)     In the event that this Agreement is terminated by either party pursuant to Section 7.1(b)(i) [Termination Date] and at the time of such termination, (A) the East Stockholder Approval shall not have been obtained and (B) Central would have been permitted to terminate this Agreement pursuant to Section 7.1(c)(ii) [East Adverse Recommendation Change] or Section 7.1(c)(iii) [East Material Breach of Non-Solicitation], then East shall pay to Central the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(vi)    In the event that this Agreement is terminated by either party pursuant to Section 7.1(b)(i) [Termination Date] and at the time of such termination, (A) the Central Stockholder Approval shall not have been obtained and (B) East would have been permitted to terminate this Agreement pursuant to Section 7.1(d)(ii) [Central Adverse Recommendation Change] or Section 7.1(d)(iii) [Central Material Breach of Non-Solicitation], then Central shall pay to East the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following such termination.

(vii)    As used in this Agreement:

(1)    “Termination Fee” shall mean $75,000,000.

(2)    “Expenses” shall mean reasonable and documented out-of-pocket fees and expenses incurred or paid by or on behalf of the party receiving payment thereof and its Affiliates in connection with the Merger or the other transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case including all reasonable and documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to such party and its Affiliates; provided that the aggregate amount of Expenses reimbursable shall not exceed $20,000,000.

(viii)    Upon payment of the Termination Fee, the paying party shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the other party (provided that nothing herein shall release any party from liability for fraud or Willful and Material Breach). The parties acknowledge and agree that in no event shall either party be required to pay the Termination Fee or the Expenses, as applicable, on more than one occasion.

(ix)    Notwithstanding anything to the contrary contained in this Section 7.3, if East or Central receives a Termination Fee, then such Person will not be entitled to also receive a payment for the Expenses and if the Termination Fee is payable at such time as such Person has already received payment or concurrently receives payment in respect of the Expenses, the amount of the Expenses received by (or on behalf of) such Person shall be deducted from the Termination Fee.

(x)    Each of the parties hereto acknowledges and agrees: (A) the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement and (B) that the Termination Fee and the Expenses, as applicable, are not intended to be a penalty, but rather are liquidated damages in a reasonable amount that will compensate a party hereto in the circumstances in which such payment is due and payable and which do not involve fraud or a Willful and Material Breach, for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision. If East or Central, as applicable, fails to pay in a timely manner any amount due pursuant to this Section 7.3, then (1) East or Central, as applicable, shall reimburse the other for all costs and expenses (including disbursements and reasonable fees of counsel) incurred in the collection of such overdue amount, including in connection with any related actions commenced and (2) East or Central, as applicable, shall pay to the other interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made plus 2%.

(xi)    The parties agree that the monetary remedies set forth in this Section 7.3 and the specific performance remedies set forth in Section 8.11 shall be the sole and exclusive remedies of (A) East and its Subsidiaries against Central and Merger Sub and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated and upon payment of such amount, none of Central or Merger Sub or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the transactions contemplated by this Agreement; provided, however, that no such payment shall relieve East of any liability or damages to Central or Merger Sub as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only East shall be liable for damages for such fraud or Willful and Material Breach); and (B) Central and Merger Sub against East and its Subsidiaries and any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates for any loss suffered as a result of the failure of the Merger to be consummated and upon payment of such amount, none of East and its Subsidiaries or any of their respective former, current or future directors, officers, stockholders, Representatives or Affiliates shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or the transactions contemplated by this Agreement; provided, however, that no such payment shall relieve Central and Merger Sub of any liability or damages to East as a result of fraud or a Willful and Material Breach of any covenant, agreement or obligation (in which case only Central and Merger Sub shall be liable for damages for such fraud or Willful and Material Breach).

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1    Amendment. This Agreement may be amended with the approval of the respective Boards of Directors of East, Merger Sub and Central at any time (whether before or after any required approval by the East Stockholders or the Central Stockholders); provided, however, that after the receipt of East Stockholder Approval, no amendment shall be made which by applicable Laws or the rules of the NYSE requires further approval of East Stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 8.2    Waiver.

(a)    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b)    No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 8.3    No Survival of Representations and Warranties. None of the representations, warranties or agreements contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Effective Time, except for agreements which expressly by their terms survive the Effective Time.

Section 8.4    Entire Agreement; Counterparts. This Agreement (and the Confidentiality Agreement and the East Disclosure Letter and Central Disclosure Letter) constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Section 8.5    Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees that any action, suit or other Legal Proceeding arising out of the transactions contemplated by this Agreement (a “Proceeding”) shall be commenced and conducted exclusively in the federal or state courts of the State of Delaware, and each of the parties hereby irrevocably and unconditionally: (a) consents to submit to the exclusive jurisdiction of the federal and state courts in the State of Delaware for any Proceeding (and each party agrees not to commence any

Proceeding, except in such courts); (b) waives any objection to the laying of venue of any Proceeding in the federal or state courts of the State of Delaware; (c) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any federal or state court of the State of Delaware has been brought in an improper or otherwise inconvenient forum; and (d) waives, and agrees not to plead or to make, any claim that any Proceeding shall be transferred or removed to any other forum. Each of the parties hereto hereby irrevocably and unconditionally agrees: (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clauses (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

Section 8.6    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7    Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect.

Section 8.8    No Third-Party Beneficiaries. Except for (a) the right to receive the Merger Consideration as provided in Article I and the provisions of Section 5.6 (including, for the avoidance of doubt, the rights of the former holders of East Common Stock or, where applicable, Converted RSAs, to receive the Merger Consideration) but only from and after the, and subject to the occurrence of, Effective Time, (b) the right of the Indemnified Parties to enforce the provisions of Section 5.8 only (which from and after the Effective Time is intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and Representatives) but only from and after, and subject to the occurrence of, the Effective Time, and (c) the rights of the non-management directors in Section 5.19, Central and East agree that (i) their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement and (ii) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 8.9    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or the first Business Day following such receipt if the transmission is after 5 p.m. Central Time on such date or if the date is not a Business Day) of transmission by electronic mail, or (c) on the date of confirmation of receipt (or the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address or electronic mail set forth beneath the name of such party below (or to such other address or electronic mail as such party shall have specified in a written notice given to the other parties hereto):

If to Central or Merger Sub:

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102

Attention: Jeffrey L. Ritenour; Lyndon C. Taylor; Edward Highberger

Email: Jeff.Ritenour@dvn.com; lyndon.taylor@dvn.com;

Edward.Highberger@dvn.com

with a copy to (which copy shall not constitute notice hereunder):

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana Street

Suite 6800

Houston, Texas 77002

Attention: Frank Ed Bayouth II

Email: Frank.Bayouth@skadden.com;

If to East:

WPX Energy, Inc.

One Williams Center, Suite 3800

Tulsa, Oklahoma 74172

Attention: Dennis Cameron

Email: Dennis.Cameron@wpxenergy.com

with a copy to (which copy shall not constitute notice hereunder):

Kirkland & Ellis LLP

609 Main Street

Houston, Texas 77002

Attention: Sean T. Wheeler; Debbie Yee

Email: sean.wheeler@kirkland.com; debbie.yee@kirkland.com;

Kirkland & Ellis LLP

1601 Elm Street

Dallas, Texas 75201

Attention: Kevin T. Crews

Email: kevin.crews@kirkland.com

Section 8.10    Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (b) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement; provided that the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

Section 8.11    Specific Performance. The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. The parties agree that, in the event of any breach by the other party of any covenant or obligation contained in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.11 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.12    Construction.

Unless expressly provided for elsewhere in this Agreement, this Agreement will be interpreted in accordance with the following provisions:

(a)    for purposes of this Agreement, whenever the context requires: the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders;

(b)    the parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement;

(c)    examples are not to be construed to limit, expressly or by implication, the matter they illustrate;

(d)    the word “including” and its derivatives means “including without limitation” and is a term of illustration and not of limitation;

(e)    all definitions set forth herein are deemed applicable whether the words defined are used herein in the singular or in the plural and correlative forms of defined terms have corresponding meanings;

(f)    the word “or” is not exclusive, and has the inclusive meaning represented by the phrase “and/or”;

(g)    a defined term has its defined meaning throughout this Agreement and each exhibit and schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(h)    all references to prices, values or monetary amounts refer to United States dollars;

(i)    this Agreement has been jointly prepared by the parties hereto, and this Agreement will not be construed against any Person as the principal draftsperson hereof or thereof and no consideration may be given to any fact or presumption that any party had a greater or lesser hand in drafting this Agreement;

(j)    the captions of the articles, sections or subsections appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section, or in any way affect this Agreement;

(k)    any references herein to a particular Section, Article, Annex or Schedule means a Section or Article of, or an Annex or Schedule to, this Agreement unless otherwise expressly stated herein;

(l)    the Annexes and Schedules attached hereto are incorporated herein by reference and will be considered part of this Agreement;

(m)    all references to a Person includes such Person’s predecessors and permitted successors and assigns;

(n)    unless otherwise specified herein, all accounting terms used herein will be interpreted, and all determinations with respect to accounting matters hereunder will be made, in accordance with GAAP, applied on a consistent basis;

(o)    all references to days mean calendar days unless otherwise provided;

(p)    all references to time mean Oklahoma City, Oklahoma time; and

(q)    all references to “the date of this Agreement,” “date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 26, 2020.

Section 8.13    Certain Definitions.

(a)    As used in this Agreement, the following terms have the following meanings:

(i)    “Acceptable Confidentiality Agreement” shall mean (a) a confidentiality agreement on terms no less favorable to East or Central, as applicable, than the terms of the Confidentiality Agreement and (b) such confidentiality agreement shall not prohibit compliance by Central or East, as applicable, with any of the provisions of Section 5.4 as between Central, on the one hand, and East, on the other hand.

(ii)    “Acquisition Proposal” shall mean any bona fide proposal, whether or not in writing, for the (i) direct or indirect acquisition or purchase of a business or assets that constitutes fifteen percent (15%) or more of the net revenues, net income or the assets (based on the fair market value thereof) of such party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of fifteen percent (15%) or more of any class of equity securities or capital stock of such party or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or Persons beneficially owning fifteen percent (15%) or more of any class of equity securities of such party or any of its Subsidiaries whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement.

(iii)    “Affiliate” shall have the meaning as defined in Rule 12b-2 under the Exchange Act.

(iv)    “Anti-Corruption Laws” shall mean any applicable law for the prevention or punishment of public or commercial corruption and bribery, including the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010 and any applicable anti-corruption or anti-bribery law of any other applicable jurisdiction.

(v)    “Book-Entry Common Share” shall mean each uncertificated share of East Common Stock.

(vi)    “Business Day” shall mean any day, other than a Saturday, a Sunday or a day on which banking and savings and loan institutions in New York or Oklahoma are authorized or required by Law to be closed.

(vii)    “Central Credit Agreement” shall mean that certain Credit Agreement, dated as of October 5, 2018, among Central, as borrower, Bank of America, N.A., as administrative agent, swing line lender and a letter of credit issuer, and the lenders and letter of credit issuers from time to time party thereto, as amended by that First Amendment to Credit Agreement and Extension Agreement, dated as of December 13, 2019, and as further amended, restated, supplemented or otherwise modified from time to time.

(viii)    “Central Intervening Event” shall mean a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the Central Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the Central Board prior to obtaining the Central Stockholder Approval. Notwithstanding the foregoing, in no event shall the following events, changes or developments constitute a Central Intervening Event: changes in the market price or trading volume of Central Common Stock, East Common Stock or any other securities of Central or East, or any change in credit rating of Central or East or the fact that Central or East meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may constitute a Central Intervening Event).

(ix)    “Central Material Adverse Effect” shall mean, when used with respect to Central and the Central Subsidiaries, (A) a material adverse effect on the ability of Central and the Central Subsidiaries to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof, or (B) any changes, events, developments, conditions, occurrences, effects or combination of the foregoing that materially adversely affects the business, results of operations or financial condition of Central and the Central Subsidiaries, taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not a Central Material Adverse Effect has occurred:

(1)    changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

(2)    changes in general economic conditions in the:

(A)    oil and gas exploration and production industry;

(B)    the oil and gas gathering, compressing, treating, processing and transportation industry generally;

(C)    the natural gas liquids fractionating and transportation industry generally;

(D)    the crude oil and condensate logistics and marketing industry generally; and

(E)    the natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

(3)    the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

(4)    any hurricane, tornado, flood, earthquake or other natural disaster;

(5)    any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

(6)    the identity of, or actions or omissions of, East and its respective Affiliates, or any action taken pursuant to or in accordance with this Agreement or at the request of or with the consent of East; provided that the exception in this clause (6) shall not apply to references to “Central Material Adverse Effect” in the representations and warranties set forth in Section 3.5(b) and, to the extent related thereto, the condition set forth in Section 6.3(b);

(7)    the announcement or pendency of this Agreement (including, for the avoidance of doubt, compliance with or performance of obligations under this Agreement or the transactions contemplated hereby); provided that the exception in this clause (7) shall not apply to references to “Central Material Adverse Effect” in the representations and warranties set forth in Section 3.5(b) and, to the extent related thereto, the condition set forth in Section 6.3(b);

(8)    any change in the market price or trading volume of the common stock of Central (it being understood and agreed that the exception in this clause (8) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Central Material Adverse Effect);

(9)    any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (9) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Central Material Adverse Effect);

(10)    any downgrade in rating of any Indebtedness or debt securities of Central or any of the Central Subsidiaries (it being understood and agreed that the exception in this clause (10) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, a Central Material Adverse Effect);

(11)    changes in any Laws or regulations applicable to Central or any of Central’s Subsidiaries or their respective assets or operations;

(12)    changes in applicable accounting regulations or the interpretations thereof; and

(13)    any Legal Proceedings commenced by or involving any current or former director or stockholder of Central (on its own behalf or on behalf of Central) arising out of or related to this Agreement or the Merger or other transactions contemplated hereby.

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing clauses (1), (2), (3), (4), (5) or (12) will, unless otherwise excluded, be taken into account for purposes of determining whether a Central Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects Central and the Central Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Central and the Central Subsidiaries operate.

(x)     “Cleanup” shall mean all actions required to be taken under or pursuant to any Environmental Law to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

(xi)    “Contract” shall mean any legally binding written or oral agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature, excluding any Permit.

(xii)     “Corporate Governance Policy” means the amended Corporate Governance Guidelines of Central to be adopted by Central in accordance with Section 5.19 and appended to this Agreement as Exhibit D.

(xiii)    “Derivative Product” shall mean each Contract for any futures transaction, swap transaction, collar transaction, floor transaction, cap transaction, option, warrant, forward purchase or sale transaction relating to one or more currencies, commodities (including Hydrocarbons), interest rates, bonds, equity securities, loans, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(xiv)    “DTC” means The Depositary Trust Company.

(xv)    “East Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of March 18, 2016, among East, as borrower, Wells Fargo Bank, National Association, as administrative agent and swingline lender, and the lenders from time to time party thereto, as amended by that certain Second Amendment to Second Amended and Restated Credit Agreement and First Amendment to Guaranty and Collateral Agreement, dated as of April 17, 2018, as further amended by that certain Third

Amendment to Second Amended and Restated Credit Agreement, dated as of April 22, 2019, as further amended by that certain Fourth Amendment to Second Amended and Restated Credit Agreement, dated as of September 16, 2019, and as further amended, restated, supplemented or otherwise modified from time to time.

(xvi)    “East Intervening Event” shall mean a material event, fact, circumstance, development or occurrence not related to an Acquisition Proposal that is not known or reasonably foreseeable (or if known or reasonably foreseeable, the probability or magnitude of consequences of which were not known or reasonably foreseeable) to or by the East Board as of the date of this Agreement, which event, fact, circumstance, development or occurrence becomes known to the East Board prior to obtaining the East Stockholder Approval. Notwithstanding the foregoing, in no event shall the following events, changes or developments constitute an East Intervening Event: changes in the market price or trading volume of Central Common Stock, East Common Stock or any other securities of Central or East, or any change in the credit rating of Central or East or the fact that Central or East meets, fails to meet, or exceeds internal or published estimates, projections, forecasts or predictions for any period (it being understood that the underlying cause thereof may constitute an East Intervening Event).

(xvii)    “East Loan Agreement” shall mean that certain Loan Agreement, by and among WXP Energy Headquarters, LLC, as borrower, the lenders from time to time party thereto, and BOKF, NA dba Bank of Oklahoma, as administrative agent, dated as of January 13, 2020, and as further amended, restated, supplemented or otherwise modified from time to time.

(xviii)    “East Material Adverse Effect” shall mean, when used with respect to East and the East Subsidiaries, (A) a material adverse effect on the ability of East and the East Subsidiaries to perform or comply with any material obligation under this Agreement or to consummate the transactions contemplated hereby in accordance with the terms hereof, or (B) any changes, events, developments, conditions, occurrences, effects or combination of the foregoing that materially adversely affects the business, results of operations or financial condition of East and the East Subsidiaries, taken as a whole, but none of the following changes, events, developments, conditions, occurrences or effects (either alone or in combination) will be taken into account for purposes of determining whether or not an East Material Adverse Effect has occurred:

(1)    changes in the general economic, financial, credit or securities markets, including prevailing interest rates or currency rates, or regulatory or political conditions and changes in oil, natural gas, condensate or natural gas liquids prices or the prices of other commodities, including changes in price differentials;

(2)    changes in general economic conditions in the:

(A)    oil and gas exploration and production industry;

(B)    the oil and gas gathering, compressing, treating, processing and transportation industry generally;

(C)    the natural gas liquids fractionating and transportation industry generally;

(D)    the crude oil and condensate logistics and marketing industry generally; and

(E)    the natural gas marketing and trading industry generally (including in each case changes in law affecting such industries);

(3)    the outbreak or escalation of hostilities or acts of war or terrorism, or any escalation or worsening thereof;

(4)    any hurricane, tornado, flood, earthquake or other natural disaster;

(5)    any epidemic, pandemic or disease outbreak (including the COVID-19 virus), or other public health condition, or any other force majeure event, or any escalation or worsening thereof;

(6)    the identity of, or actions or omissions of, Central, Merger Sub or their respective Affiliates, or any action taken pursuant to or in accordance with this Agreement or at the request of or with the consent of Central; provided that the exception in this clause (6) shall not apply to references to “East Material Adverse Effect” in the representations and warranties set forth in Section 2.5(b) and, to the extent related thereto, the condition set forth in Section 6.2(b);

(7)    the announcement or pendency of this Agreement (including, for the avoidance of doubt, compliance with or performance of obligations under this Agreement or the transactions contemplated hereby); provided that the exception in this clause (7) shall not apply to references to “East Material Adverse Effect” in the representations and warranties set forth in Section 2.5(b) and, to the extent related thereto, the condition set forth in Section 6.2(b);

(8)    any change in the market price or trading volume of the common stock of East (it being understood and agreed that the exception in this clause (8) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such change (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, an East Material Adverse Effect);

(9)    any failure to meet any financial projections or estimates or forecasts of revenues, earnings or other financial metrics for any period (it being understood and agreed that the exception in this clause (9) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such failure (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, an East Material Adverse Effect);

(10)    any downgrade in rating of any Indebtedness or debt securities of East or any of the East Subsidiaries (it being understood and agreed that the exception in this clause (10) shall not preclude, prevent or otherwise affect a determination that the facts, circumstances, changes, events, developments, conditions, occurrences or effects giving rise to such downgrade (unless excepted under the other clauses of this definition) should be deemed to constitute, or be taken into account in determining whether there has been, an East Material Adverse Effect);

(11)    changes in any Laws or regulations applicable to East or any of East’s Subsidiaries or their respective assets or operations;

(12)    changes in applicable accounting regulations or the interpretations thereof; and

(13)    any Legal Proceedings commenced by or involving any current or former director or stockholder of East (on its own behalf or on behalf of East) arising out of or related to this Agreement or the Merger or other transactions contemplated hereby.

provided, however, that any change, event, development, circumstance, condition, occurrence or effect referred to in the foregoing clauses (1), (2), (3), (4), (5) or (12) will, unless otherwise excluded, be taken into account for purposes of determining whether an East Material Adverse Effect has occurred if and to the extent that such change, event, development, circumstance, condition, occurrence or effect disproportionately affects East and the East Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which East and the East Subsidiaries operate.

(xix)     “Economic Sanctions/Trade Laws” shall mean all applicable laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by any governmental body, agency, authority or Entity targeting certain countries, territories, entities or Persons. For the avoidance of doubt, the applicable laws referenced in the foregoing sentence include (A) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of the U.S.

Treasury Department Office of Foreign Assets Controls “OFAC”, or any export control law applicable to U.S.-origin goods, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (B) any U.S. sanctions related to or administered by the U.S. Department of State and (C) any sanctions measures or embargoes imposed by the United Nations Security Council, Her Majesty’s Treasury or the European Union.

(xx)    “EDGAR” means the Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.

(xxi)     “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, easement, title defect, lease, sublease, claim, infringement, interference, option, right of first refusal or preemptive right (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

(xxii)    “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

(xxiii)    “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice by any Person alleging potential liability (including potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by East or Central, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

(xxiv)    “Environmental Law” shall mean any applicable Law that relates to:

(1)    the protection of the environment (including air, surface water, groundwater, surface land, subsurface land, plant and animal life or any other natural resource), human health or safety (to the extent related to exposure to Hazardous Materials); or

(2)    the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, or Release of Hazardous Materials, in each case as in effect on or prior to the date of this Agreement.

(xxv)    “executive officers” shall have the meaning given to such term in Rule 3b-7 under the Exchange Act.

(xxvi)    “Existing East Notes” shall mean East’s 6.000% Senior Notes due 2022, 8.250% Senior Notes due 2023, 5.250% Senior Notes due 2024, 5.750% Senior Notes due 2026, 5.250% Senior Notes due 2027, 4.500% Senior Notes due 2030 and 5.875% Senior Notes due 2028.

(xxvii)    “Felix” shall mean Felix Energy Holdings II, LLC, a Delaware limited liability company and shall be treated as a wholly-owned Subsidiary of East for all purposes under this Agreement.

(xxviii)    “Felix Balance Sheet” shall means that audited consolidated balance sheet (and notes thereto) of Felix and its consolidated Subsidiaries as of December 31, 2019 set forth in the East March 20 8-K/A.

(xxix)    “Felix Stockholders’ Agreement” means that certain stockholders agreement, dated as of March 6, 2020, by and among East, Felix Investments Holdings II, LLC and solely for certain purposes, EnCap Energy Capital Fund X, L.P., Skye Callantine and Michael Horton.

(xxx)    “GAAP” shall mean generally accepted accounting principles, as in effect in the United States of America.

(xxxi)    “Governmental Entity” shall mean any federal, state, tribal, municipal, local or foreign government or any instrumentality, subdivision, court, arbitral body (public or private), administrative agency or commission or other authority thereof.

(xxxii)    “Hazardous Materials” shall mean any substance, material or waste that is listed, defined, designated or classified or otherwise regulated as hazardous, toxic, radioactive, dangerous or a “pollutant” or “contaminant” or words of similar import pursuant to any Environmental Law, including Hydrocarbons and greenhouse gases or any hazardous substance as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq., as amended, and any similar term used in any similar state authority.

(xxxiii)    “Hydrocarbons” shall mean crude oil, natural gas, condensate, drip gas and natural gas liquids (including coalbed gas), ethane, propane, iso-butane, nor-butane, gasoline, scrubber liquids and other liquids or gaseous hydrocarbons or other substances (including minerals or gases), or any combination thereof, produced or associated therewith.

(xxxiv)    “Indebtedness” of any Person shall mean:

(1)    indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of property of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property) or payment obligations issued or incurred by such Person in substitution or exchange for payment obligations for borrowed money;

(2)    obligations of such Person to pay the deferred purchase or acquisition price for any property of such Person or any services received by such Person, including, in any such case, “earnout” payments;

(3)    obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person;

(4)    obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property to such Person to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP;

(5)    payment obligations secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Encumbrance other than a Permitted Encumbrance, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed;

(6)    obligations to repay deposits or other amounts advanced by and therefore owing to any party that is not an Affiliate of such Person; and

(7)    obligations of such Person under any Derivative Product; and

(8)    indebtedness of others as described in the foregoing clauses (1) through (7) above in any manner guaranteed by such Person or for which such Person is or may become contingently liable; but Indebtedness does not include accounts payable to trade creditors, or accrued expenses arising in the ordinary course of business consistent with past practice, in each case, that are not yet due and payable, or are being disputed in good faith, and the endorsement of negotiable instruments for collection in the ordinary course of business.

(xxxv)    “Intellectual Property” shall mean all intellectual property rights recognized throughout the world, including all U.S. and foreign (i) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, names, corporate names, trade names, domain names, social media accounts, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iv) proprietary rights in computer programs (whether in source code, object code, or other form), databases, algorithms, compilations and other collections of data (including geophysical data), and in all documentation, including user manuals and training materials, related to any of the foregoing (collectively, “Software”), (v) trade secrets and other confidential information, including ideas, know-how, inventions, proprietary processes, formulae, models and methodologies and (vi) all applications and registrations for the foregoing.

(xxxvi)    “Knowledge” shall mean with respect to any party hereto shall mean the actual knowledge of such party’s executive officers.

(xxxvii)    “Law” shall mean any applicable federal, state, local, municipal, foreign or other law, act, Order, statute, constitution, principle of common law, resolution, ordinance, code, edict, rule, regulation or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(xxxviii)    “Legal Proceeding” shall mean any action, suit, litigation, arbitration, grievance, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any Person, any court or other Governmental Entity or any arbitrator or arbitration panel, or any union, employee representative body or other labor organization.

(xxxix)    “Mineral Interest” shall mean any fee mineral interests or an undivided fee mineral interest, mineral interests, non-participating royalty interests, term mineral interests, coalbed methane interests, oil interests, gas interests, reversionary interests, reservations, concessions, executive rights or other similar interests in Hydrocarbons in place or other fee interests in Hydrocarbons.

(xl)     “Money-Laundering Laws” shall mean any law governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, and any applicable money laundering-related laws of other jurisdictions where East or Central, as applicable, and their respective Subsidiaries conduct business, conduct financial transactions or own assets.

(xli)    “New Felix Registration Rights Agreement” means that certain registration rights agreement, effective from and after the Effective Time, by and between Central and Felix Investments Holdings II, LLC substantially in the form attached hereto as Exhibit E.

(xlii)    “New Felix Stockholders’ Agreement” means that certain stockholders agreement, effective from and after the Effective Time, by and among Central, Felix Investments Holdings II, LLC and solely for certain purposes, EnCap Energy Capital Fund X, L.P., substantially in the form attached hereto as Exhibit F.

(xliii)    “Oil and Gas Leases” shall mean, with respect to a Person, all Hydrocarbon and mineral leases and subleases, royalties, overriding royalties, net profits interests, Mineral Interests, carried interests, and other rights to Hydrocarbons in place, and mineral servitudes, and all leases, subleases, licenses or other occupancy or similar agreements under which such Person acquires or obtains operating rights in and to Hydrocarbons.

(xliv)    “Oil and Gas Properties” shall mean (a) all direct and indirect interests in and rights with respect to Hydrocarbon, mineral, water and similar properties of any kind and nature, including all Oil and Gas Leases and the interests in lands covered thereby or included in Units with which the Oil and Gas Leases may have been pooled, communitized or unitized, working, leasehold and Mineral Interests and estates and operating rights and royalties, overriding royalties, production payments, net profit interests, carried interests, non-participating royalty interests and other non-working interests and non-operating interests (including all Oil and Gas Leases, operating agreements, unitization, communitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, and in each case, interests thereunder), fee interests, reversionary interests, back-in interests, reservations, and concessions, (b) all Wells located on or producing from any of the Oil and Gas Leases, Units, or Mineral Interests and the rights to all Hydrocarbons and other minerals produced therefrom (including the proceeds thereof), (c) all surface interests, easements, surface use agreements, rights-of-way, licenses and Permits, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons, (d) all interests in machinery, equipment (including Well equipment and machinery), production, completion, injection, disposal, gathering, transportation, transmission, treating, processing, and storage facilities (including tanks, tank batteries, pipelines, flow lines, gathering systems and metering equipment), rigs, pumps, water plants, electric plants, platforms, processing plants, separation plants, refineries, testing and monitoring equipment, and other personal property used, in each case, in connection with Oil and Gas Leases, the drilling of Wells or the production, gathering, processing, storage, disposition, transportation or sale of Hydrocarbons and (e) all other interests of any kind or character associated with, appurtenant to, or necessary for the operation of any of the foregoing.

(xlv)    “Order” shall mean any: (A) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Entity or any arbitrator or arbitration panel; or (B) Contract with any Governmental Entity entered into in connection with any Legal Proceeding.

(xlvi)    “Permit” shall mean any franchise, grant, authorization, license, establishment registration, product listing, permit, easement, variance, exception, consent, certificate, clearance, approval or order of any Governmental Entity.

(xlvii)    “Permitted Encumbrance” shall mean:

(1)     to the extent waived prior to the Effective Time, preferential purchase rights, rights of first refusal, purchase options and similar rights granted pursuant to any Contracts, including joint operating agreements, joint ownership agreements, stockholders agreements, organizational documents and other similar agreements and documents;

(2)    contractual or statutory mechanic’s, materialmen’s, warehouseman’s, journeyman’s and carrier’s Encumbrances and other similar Encumbrances arising in the ordinary course of business for amounts not yet delinquent and Encumbrances for Taxes or assessments that are not yet delinquent or that are being contested in good faith and in each case for which adequate reserves have been established in accordance with GAAP by the party responsible for payment thereof;

(3)    lease burdens payable to third parties which are deducted in the calculation of discounted present value in the East Reserve Report, the Felix Reserve Report or the Central Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(4)    (i) contractual or statutory Encumbrances securing obligations for labor, services, materials and supplies furnished to Mineral Interests, (ii) Encumbrances on pipeline or pipeline facilities which arise out of operation of Law, or (iii) Encumbrances arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, Oil and Gas Leases, farm-out agreements, division orders, contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements which are customary in the oil and gas business; provided, however, that, in the case of any Encumbrance described in the foregoing clauses (i), (ii) or (iii), such Encumbrance (A) secures obligations that are not Indebtedness and are not delinquent and (B) has no material adverse effect on the value, use or operation of the property encumbered thereby;

(5)    Encumbrances incurred in the ordinary course of business on cash or securities pledged in connection with workmen’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for Indebtedness) entered into in the ordinary course of business (including lessee and operator obligations under statute, governmental regulations or instruments related to the ownership, exploration and production of oil, gas and minerals on state, federal or foreign lands or waters) or to secure obligations on surety or appeal bonds;

(6)    customary Encumbrances for the fees, costs and expenses of trustees and escrow agents pursuant to the indenture, escrow agreement or other similar agreement establishing such trust or escrow arrangement;

(7)    such title defects as (A) Central (in the case of title defects with respect to properties or assets of East or any of the East Subsidiaries) may have expressly waived in writing or (B) East (in the case of title defects with respect to properties or assets of Central or any of the Central Subsidiaries) may have expressly waived in writing;

(8)    rights reserved to or vested in any Governmental Entity to control or regulate any of East’s or Central’s or their respective Subsidiaries’ properties or assets in any manner;

(9)    all easements, covenants, restrictions (including zoning restrictions), rights-of-way, servitudes, Permits, surface leases and other similar rights or restrictions in respect of surface operations, and easements for pipelines, streets, alleys, highways, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the East Owned Real Property or Central Owned Real Property or the properties of East or Central or any of their respective Subsidiaries that are of record and customarily granted in the oil and gas industry and (i) do not materially interfere with the operation, development, exploration or use of the property or asset affected or (ii) increase the burdens payable to third parties that are deducted in the calculation of discounted present value in the East Reserve Report, the Felix Reserve Report or the Central Reserve Report, as applicable, including any royalty, overriding royalty, net profits interest, production payment, carried interest or reversionary working interest;

(10)    any Encumbrances discharged at or prior to the Effective Time;

(11)    with respect to the East Real Property or the Central Real Property (as applicable), but excluding any Oil and Gas Properties, all other Encumbrances, liens, charges, defects and irregularities not arising in connection with Indebtedness, and any encroachments, overlapping improvements, and other state of facts as would be shown on a current and accurate survey of any East Real Property or Central Real Property, as applicable, that in each case does not materially interfere with the operation, value, development, exploration or use of the property or asset affected; and

(12)    nonexclusive licenses with respect to Intellectual Property in the ordinary course of business.

(xlviii)    “Person” shall mean any individual, Entity or Governmental Entity.

(xlix)    “Production Burdens” shall mean all royalty interests, overriding royalty interests, production payments, reversionary interests, net profit interests, production payments, carried interests, non-participating royalty interests, royalty burdens or other similar interests or encumbrances that constitute a burden on, and are measured by or are payable out of, the production of Hydrocarbons from, or allocated to, any Oil and Gas Properties or the proceeds realized from the sale or other disposition thereof (including any amounts payable to publicly traded royalty trusts), other than Taxes and assessments of Governmental Entities.

(l)    “Release” shall mean any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, seeping, dumping or disposing.

(li)    “Sanctions Target” shall mean (A) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, including, as of the date of this Agreement, Iran, Cuba, Syria, the Crimea region of Ukraine, and North Korea; (B) a Person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctions Persons lists published by OFAC, or any equivalent list of sanctioned Persons issued by the U.S. Department of State; (C) a Person that is located in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws; or (D) an entity owned fifty percent (50%) or more or controlled by a country or territory identified in clause (A) or Person in clause (B) above.

(lii)    “Subsidiary” of any Person shall mean (i) a corporation more than fifty percent (50%) of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership, (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the managing member or has the power to direct the policies, management and affairs of such company or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

(liii)    “Superior Proposal” shall mean, with respect to a party hereto, any bona fide written Acquisition Proposal with respect to such party made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (A) all or substantially all of the assets of such party and its Subsidiaries, taken as a whole, or (B) all or substantially all of the common equity securities of such party, in each case on terms which a majority of the board of directors of such party determines in good faith (after consultation with its financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by the other party hereto pursuant to Section 5.4, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be more favorable to such party and its stockholders (in their capacity as stockholders) as compared to the transactions contemplated hereby and to any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party hereto pursuant to Section 5.4.

(liv)    “Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” or “Business Combination Statute or Regulation” or other similar state antitakeover Laws.

(lv)    “Tax Return” shall mean any return, declaration, statement, report or similar filing (including the attached schedules) filed or required to be filed with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes.

(lvi)    “Taxes” shall mean any and all domestic or foreign, federal, state, local or other taxes and similar charges, fees and assessments of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added.

(lvii)    “Taxing Authority” shall mean the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration or collection of any Taxes.

(lviii)    “Treasury Regulations” shall mean the regulations promulgated under the Code.

(lix)    “Unit” shall mean each separate pooled, communitized or unitized acreage unit which includes all or any portion of any Oil or Gas Leases or other Oil and Gas Properties.

(lx)    “Wells” shall mean Hydrocarbon wells, CO2 wells, saltwater disposal wells, injection wells and storage wells, whether producing, operating, shut-in or temporarily abandoned, located on any real property associated with an Oil and Gas Property of East or Central, as applicable, or any of their Subsidiaries.

(lxi)    “Willful and Material Breach” including the correlative term “Willfully and Materially Breach,” shall mean a material breach that is a consequence of an intentional act or failure to take an act by the breaching party with the Knowledge that the taking of such act (or the failure to take such act) may constitute a breach of this Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DEVON ENERGY CORPORATION

By:	/s/ David A. Hager
Name: David A. Hager
Title: President and Chief Executive Officer

EAST MERGER SUB, INC.

By:	/s/ David A. Hager
Name: David A. Hager
Title: President and Chief Executive Officer

WPX ENERGY, INC.

By:	/s/ Richard E. Muncrief
Name: Richard E. Muncrief
Title: Chief Executive Officer

SIGNATURE PAGE TO

AGREEMENT AND PLAN OF MERGER

Annex B

September 26, 2020

The Board of Directors

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to Devon Energy Corporation (the “Company”) of the Exchange Ratio (as defined below) in the proposed merger (the “Transaction”) of a wholly-owned, direct, subsidiary of the Company, East Merger Sub, Inc. (“Merger Sub”), with WPX Energy, Inc. (the “Merger Partner”). Pursuant to the Agreement and Plan of Merger, dated as of September 26, 2020 (the “Agreement”), among the Company, Merger Sub and the Merger Partner, the Merger Partner will become a wholly-owned, direct, subsidiary of the Company, and each outstanding share of common stock, par value $0.01 per share, of the Merger Partner (the “Merger Partner Common Stock”), other than shares of Merger Partner Common Stock held by the Company, Merger Sub or any of the Company’s other subsidiaries or by the Merger Partner or any of the Merger Partner’s subsidiaries, will be converted into the right to receive 0.5165 shares (the “Exchange Ratio”) of the Company’s common stock, par value $0.10 per share (the “Company Common Stock”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Merger Partner and the Company and the industries in which they operate; (iii) compared the financial and operating performance of the Merger Partner and the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Merger Partner Common Stock and the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business, as well as projections relating to the Merger Partner’s business, provided by the management of the Company; (v) reviewed the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the “Synergies”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Merger Partner and the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Merger Partner and the Company, the financial condition and future prospects and operations of the Merger Partner and the Company, the effects of the Transaction on the financial condition and future prospects of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Merger Partner and the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Merger Partner or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Merger Partner and the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and the Merger Partner in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Merger Partner or the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of the Exchange Ratio to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Merger Partner Common Stock or the Company Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Merger Partner for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and bookrunner on the Company’s credit facility which closed in October 2018, financial advisor to the Company in connection with its disposition of a business which closed in June 2019, joint lead arranger and bookrunner on offerings of debt securities of the Merger Partner which closed in September 2019, January 2020 and June 2020, respectively, and in various roles for certain affiliates of Encap Investments LP, a material shareholder of the Merger Partner (the “Shareholder”), unrelated to the Transaction. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain affiliates of the Shareholder, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Merger Partner. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Merger Partner for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the Company.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

V607855

ANNEX C—OPINION OF WPX’S FINANCIAL ADVISOR

Opinion of Citigroup Global Markets Inc.

September 26, 2020

The Board of Directors

WPX Energy, Inc.

3500 One Williams Center

Tulsa, Oklahoma 74172

The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to holders of the common stock of WPX Energy, Inc. (“WPX Energy”), other than such holders as specified herein, of the Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among Devon Energy Corporation (“Devon Energy”), East Merger Sub, Inc., a wholly owned subsidiary of Devon Energy (“Merger Sub”), and WPX Energy. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into WPX Energy (the “Merger”), and (ii) each outstanding share of the common stock, par value $0.01 per share, of WPX Energy (“WPX Energy Common Stock”) will be converted into the right to receive 0.5165 (the “Exchange Ratio”) of a share of the common stock, par value $0.10 per share, of Devon Energy (“Devon Energy Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

In arriving at our opinion, we reviewed a draft, dated September 26, 2020, of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of WPX Energy and certain senior officers and other representatives and advisors of Devon Energy concerning the businesses, operations and prospects of WPX Energy and Devon Energy. We reviewed certain publicly available and other business and financial information relating to WPX Energy and Devon Energy provided to or discussed with us by the respective managements of WPX Energy and Devon Energy, including certain financial forecasts, engineering and other technical estimates, future commodity price estimates and assumptions and other information and data relating to WPX Energy and Devon Energy provided to or discussed with us by the management of WPX Energy and certain information and data provided to or discussed with us by the managements of WPX Energy and Devon Energy relating to potential cost savings, strategic implications and financial and operational benefits (including the amount, timing and achievability thereof) anticipated by such managements to result from the Merger. We also reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices of WPX Energy Common Stock and Devon Energy Common Stock; the financial condition and certain historical and projected financial and other operating data of WPX Energy and Devon Energy; and the capitalization of WPX Energy and Devon Energy. We analyzed certain financial, stock market and other publicly available information relating to the businesses of certain other companies whose operations we considered relevant in evaluating those of WPX Energy and Devon Energy. We also reviewed, for informational reference, certain potential pro forma financial effects of the Merger relative to WPX Energy and Devon Energy each on a standalone basis utilizing the financial forecasts and other information and data relating to WPX Energy and Devon Energy and the potential cost savings, strategic implications and financial and operational benefits referred to above. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the managements and other representatives of WPX Energy and Devon Energy that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts, engineering and other technical estimates,

The Board of Directors

WPX Energy, Inc.

September 26, 2020

future commodity price estimates and assumptions and other information and data that we have been directed to utilize in our analyses, we have been advised by the management of WPX Energy and we have assumed, with your consent, that such financial forecasts, engineering and other technical estimates, future commodity price estimates and assumptions and other information and data have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of WPX Energy as to, and are a reasonable basis upon which to evaluate, the future financial performance of WPX Energy and Devon Energy, the potential pro forma financial effects of the Merger and the other matters covered thereby. We also have been advised by the managements of WPX Energy and Devon Energy and we have assumed, with your consent, that the potential cost savings, strategic implications and financial and operational benefits anticipated by such managements to result from the Merger (including the amount, timing and achievability thereof) that we have been directed to utilize in our analyses have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of WPX Energy and Devon Energy as to, and are a reasonable basis upon which to evaluate, such potential cost savings, strategic implications and financial and operational benefits. We express no view or opinion as to any financial forecasts and other information or data (or underlying assumptions on which any such financial forecasts and other information or data are based) provided to or otherwise reviewed by or discussed with us and we have assumed, with your consent, that the financial results, including with respect to the potential cost savings, strategic implications and financial and operational benefits anticipated to result from the Merger, reflected in such financial forecasts and other information and data will be realized in the amounts and at the times projected.

We have relied, at your direction, upon the assessments of the management of WPX Energy as to, among other things, (i) the oil, natural gas and natural gas liquids reserves, geological and technical reservoir characteristics, undeveloped well inventory, drilling and well development, gathering and transportation, and other exploration, development and production activities, of WPX Energy and Devon Energy, and related costs and expenditures and capital funding requirements, (ii) the potential impact on WPX Energy and Devon Energy of macroeconomic, geopolitical, market, competitive, seasonal, cyclical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the oil, natural gas and natural gas liquids industry, including with respect to the geographical regions and basins in which WPX Energy and Devon Energy operate, environmental regulations and commodity pricing and supply and demand for oil, natural gas and natural gas liquids, which are subject to significant volatility and which, if different than as assumed, could have a material impact on our analyses or opinion, (iii) WPX Energy’s and Devon Energy’s respective existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, service providers, derivatives counterparties and other commercial relationships, and (iv) the ability to integrate the businesses and operations of WPX Energy and Devon Energy. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on WPX Energy, Devon Energy or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

We have not made or, except for certain reserve reports relating to WPX Energy and Devon Energy, been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of WPX Energy, Devon Energy or any other entity nor have we made any physical inspection of the properties or assets of WPX Energy, Devon Energy or any other entity. We express no view or opinion as to reserve quantities, or the exploration, development or production (including, without limitation, as to the feasibility or timing thereof and associated expenditures), of any properties of WPX Energy, Devon Energy or any other entity. We have not evaluated the solvency or fair value of WPX Energy, Devon Energy or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We express no view or opinion as to the potential impact on WPX Energy, Devon Energy or any other

The Board of Directors

WPX Energy, Inc.

September 26, 2020

entity of any actual or potential litigation, claims or governmental, regulatory or other proceedings, enforcement actions, consent or other orders or investigations. We were not requested to, and we did not, participate in the negotiation or structuring of the Merger nor were we requested to, and we did not, solicit third-party indications of interest in the acquisition of all or a part of WPX Energy.

We have assumed, with your consent, that the Merger will be consummated in accordance with its terms and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger or otherwise, no delay, limitation, restriction, condition or other action, including any divestiture or other requirements, amendments or modifications, will be imposed or occur that would have an adverse effect on WPX Energy, Devon Energy or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes. Representatives of WPX Energy have advised us, and we further have assumed, that the final terms of the Merger Agreement will not vary materially from those set forth in the draft reviewed by us. Our opinion, as set forth herein, relates to the relative values of WPX Energy and Devon Energy. We are not expressing any view or opinion as to the actual value of Devon Energy Common Stock when issued as contemplated in the Merger or the prices at which WPX Energy Common Stock, Devon Energy Common Stock or any other securities will trade or otherwise be transferable at any time, including following the announcement or consummation of the Merger. We also are not expressing any view or opinion with respect to accounting, tax, regulatory, legal or similar matters, including, without limitation, as to tax or other consequences of the Merger or otherwise or changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting WPX Energy, Devon Energy or the Merger (including the contemplated benefits thereof), and we have relied, with your consent, upon the assessments of representatives of WPX Energy as to such matters.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Exchange Ratio (to the extent expressly specified herein), without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of WPX Energy held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness. Our opinion does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any support agreement, stockholders’ agreement, governance matters or other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of WPX Energy to effect or enter into the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for WPX Energy or the effect of any other transaction which WPX Energy might engage in or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other consideration to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Exchange Ratio or otherwise. Our opinion is necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to us as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion. As you are aware, the credit, financial and stock markets, the industry in which WPX Energy and Devon Energy operate and the respective securities of WPX Energy and Devon Energy have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on WPX Energy, Devon Energy or the Merger (including the contemplated benefits thereof).

The Board of Directors

WPX Energy, Inc.

September 26, 2020

Citigroup Global Markets Inc. has acted as financial advisor to WPX Energy in connection with the proposed Merger and will receive a fee for such services, of which a portion is payable upon the delivery of this opinion and the principal portion is contingent upon consummation of the Merger. We also may be entitled to an additional fee payable, at WPX Energy’s discretion, upon consummation of the Merger. WPX Energy also has agreed to reimburse our expenses and to indemnify us against certain liabilities arising from our engagement.

As you are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to WPX Energy and/or certain of its affiliates unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, during the approximately past two years, having acted or acting as (i) joint book-running manager in connection with certain debt offerings of WPX Energy and (ii) a lender under certain credit facilities of WPX Energy. As you also are aware, we and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other similar financial services to Devon Energy and/or certain of its affiliates, for which services we and our affiliates have received and expect to receive compensation, including, during the approximately past two years, having acted or acting as (i) financial advisor to Devon Energy in connection with a divestiture transaction, and (ii) joint lead arranger, bookrunner and syndication agent in connection with, and as a lender and letter of credit issuer under, certain credit facilities of Devon Energy and/or certain of its affiliates. In the ordinary course of business, we and our affiliates may actively trade or hold the securities or financial instruments (including loans and other obligations) of WPX Energy, Devon Energy and/or their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position or otherwise effect transactions in such securities or financial instruments. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with WPX Energy, Devon Energy, and/or their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of WPX Energy (the “Board”), in its capacity as such, in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation as to how the Board or any securityholder should vote or act on any matters relating to the proposed Merger or otherwise.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to holders of WPX Energy Common Stock (other than, as applicable, Devon Energy, Merger Sub and their respective affiliates).

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

Annex D

Execution Version

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is dated as of September 26, 2020, by and among each stockholder of WPX Energy, Inc., a Delaware corporation (the “Company”), set forth on Schedule A hereto (each, a “Stockholder” and collectively, the “Stockholders”), and Devon Energy Corporation, a Delaware corporation (“Parent”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and East Merger Sub, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”), providing that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will be merged (the “Merger”) with Merger Sub, and each outstanding share of common stock, par value $0.01 per share, of the Company (“Company Common Stock”) will be converted into shares of common stock, par value $0.10 per share, of Parent (“Parent Common Stock”) as provided in the Merger Agreement;

WHEREAS, each Stockholder beneficially owns such number of shares of Company Common Stock set forth opposite such Stockholder’s name on Schedule A hereto (collectively, such shares of Company Common Stock are referred to herein as the “Subject Shares”); and

WHEREAS, as a condition and inducement to Parent to enter into the Merger Agreement, Parent has required that the Stockholders enter into this Agreement.

NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the promises and the representations, warranties and agreements contained herein and therein, the parties, intending to be legally bound hereby, agree as follows:

1.    Representations and Warranties of each Stockholder. Each Stockholder hereby represents and warrants to Parent, severally and not jointly, as of the date hereof as follows:

(a)    Due Organization. Such Stockholder is an entity duly formed under the laws of its jurisdiction of formation and is validly existing and in good standing under the laws thereof.

(b)    Authority; No Violation. Such Stockholder has full organizational power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly and validly approved by the governing authority of such Stockholder and no other organizational proceedings on the part of such Stockholder are necessary to approve this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to the Enforceability Exceptions. Neither the execution and delivery of this Agreement by such Stockholder, nor the consummation by such Stockholder of the transactions contemplated hereby, nor compliance by such Stockholder with any of the terms or provisions hereof, will (x) violate any provision of the governing documents of such Stockholder, (y) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to such Stockholder, or any of its properties or assets, or (z) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, claim, mortgage, encumbrance, pledge, deed of trust, security interest, equity or charge of any kind (each, a “Lien”) upon any of the Subject Shares pursuant to any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which it or any of its properties or assets may be bound or affected, except, in the case of this clause (z), for such matters that would not, individually or in the aggregate, impair the ability of such Stockholder to perform its obligations under this Agreement.

(c)    The Subject Shares. As of the date of this Agreement, such Stockholder is the beneficial owner of and, together with the applicable controlling entity or entities of such Stockholder set forth on Schedule A hereto (as applicable, the “Controlling Entities”), has the sole right to vote and dispose of the Subject Shares set forth opposite such Stockholder’s name on Schedule A hereto, free and clear of any Liens whatsoever, except for any Liens which arise hereunder, in each case except as disclosed in any Schedule 13D filed by such Stockholder prior to the date hereof. Other than that certain stockholders agreement, dated as of March 6, 2020, by and among the Company, Felix Investments Holdings II, LLC, and solely for certain purposes, EnCap Energy Capital Fund X, L.P., Skye Callantine and Michael Horton (the “Stockholders’ Agreement”), none of the Subject Shares is subject to any voting trust or other similar agreement, arrangement or restriction, except as contemplated by this Agreement. Without limiting the generality of the foregoing, other than the Stockholders’ Agreement (i) there are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to sell, transfer (including by tendering into any tender or exchange offer), assign, grant a participation interest in, option, pledge, hypothecate or otherwise dispose of or encumber, including by operation of law or otherwise (each, a “Transfer”), or cause to be Transferred, any of the Subject Shares, other than a Transfer, such as a hedging or derivative transaction, with respect to which such Stockholder (and/or its Controlling Entities) retains its Subject Shares and the sole right to vote, dispose of and exercise dissenters’ rights with respect to its Subject Shares during the Applicable Period (as defined below), and (ii) no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. Other than the Subject Shares, such Stockholder does not own any equity interests or other equity-based securities in the Company or any of its Subsidiaries.

(d)    Absence of Litigation. There is no litigation, suit, claim, action, proceeding or investigation pending, or to the knowledge of such Stockholder, threatened against such Stockholder, or any property or asset of such Stockholder, before any Governmental Entity that seeks to delay or prevent the consummation of the transactions contemplated by this Agreement.

(e)    No Consents Required. No consent of, or registration, declaration or filing with, any Person or Governmental Entity is required to be obtained or made by or with respect to such Stockholder in connection with the execution, delivery and performance of this Agreement and except for any applicable requirements and filings with the SEC, if any, under the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Stockholder of such Stockholder’s obligations under this Agreement in any material respect.

(f)    Reliance. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement.

(g)    Stockholder Has Adequate Information. Such Stockholder is a sophisticated seller with respect to the Subject Shares and has adequate information concerning the business and financial condition of Parent to make an informed decision regarding the Merger and the transactions contemplated thereby and has independently and without reliance upon Parent and based on such information as such Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Stockholder acknowledges that Parent has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in the Merger Agreement and this Agreement. Notwithstanding the foregoing, and for the elimination of doubt, such Stockholder is not waiving and is expressly preserving any claims that might arise in connection with the Registration Statement contemplated to be filed in connection with the Merger.

2.    Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder as of the date hereof as follows:

(a)    Due Organization. Parent is a corporation duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws thereof.

(b)    Authority; No Violation. Parent has full corporate power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement have been duly and validly approved by the Board of Directors of Parent and no other corporate proceedings on the part of Parent are necessary to approve this Agreement. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by the Stockholders) this Agreement constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to the Enforceability Exceptions. Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the terms or provisions hereof, will (x) violate any provision of the governing documents of Parent or the certificate of incorporation, bylaws or similar governing documents of any of Parent’s Subsidiaries, (y) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Parent or any of Parent’s Subsidiaries, or any of their respective properties or assets, or (z) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of Parent’s Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of Parent’s Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected.

3.    Covenants of Each Stockholder. Each Stockholder, severally and not jointly, agrees as follows; provided that all of the following covenants shall apply solely to actions taken by such Stockholder in its capacity as a stockholder of the Company:

(a)    Agreement to Vote Subject Shares. During the Applicable Period, at any meeting of the stockholders of the Company, however called, or at any postponement or adjournment thereof, or in any other circumstance upon which a vote or other approval of all or some of the stockholders of the Company is sought, such Stockholder shall, and shall cause any holder of record of its Subject Shares on any applicable record date to, vote: (i) in favor of adoption of the Merger Agreement and approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the Merger; (ii) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale or transfer of a material amount of assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any of its Subsidiaries that is prohibited by the Merger Agreement (unless, in each case, such transaction is approved in writing by Parent) or any Acquisition Proposal with respect to the Company; and (iii) against any amendment of the Company’s certificate of incorporation or bylaws or other proposal or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal or transaction would in any manner delay, impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the transactions contemplated by the Merger Agreement or change in any manner the voting rights of any outstanding class of capital stock of the Company. During the Applicable Period, such Stockholder (and/or its Controlling Entities) shall retain at all times the right to vote all of its Subject Shares in such Stockholder’s sole discretion and without any other limitation on those matters other than those set forth in this Section 3(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally. During the Applicable Period, in the event that any meeting of the stockholders of the Company is held, such Stockholder shall (or shall cause the holder of record on any applicable record date to) appear at such meeting or otherwise cause all of its Subject Shares to be counted as present thereat for purposes of establishing a quorum. During the

Applicable Period, such Stockholder further agrees not to commit or agree, and to cause any record holder of its Subject Shares not to commit or agree, to take any action inconsistent with the foregoing during the Applicable Period. “Applicable Period” means the period from and including the date of this Agreement to and including the date of the termination of this Agreement.

(b)    No Transfers. Except as provided in the last sentence of this Section 3(b), such Stockholder agrees not to, and to cause any record holder of its Subject Shares, not to, in any such case directly or indirectly, during the Applicable Period (i) Transfer or enter into any agreement, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any of its Subject Shares (or any interest therein) to any Person, other than the exchange of its Subject Shares for Parent Common Stock in accordance with the Merger Agreement or (ii) grant any proxies, or deposit any of its Subject Shares into any voting trust or enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to its Subject Shares, other than pursuant to this Agreement. Subject to the last sentence of this Section 3(b), such Stockholder further agrees not to commit or agree to take, and to cause any record holder of any of its Subject Shares not to commit or agree to take, any of the foregoing actions during the Applicable Period. Notwithstanding the foregoing, such Stockholder shall have the right to (a) Transfer its Subject Shares to an Affiliate if and only if such Affiliate shall have agreed in writing, in a manner acceptable in form and substance to Parent, (i) to accept such Subject Shares subject to the terms and conditions of this Agreement, and (ii) to be bound by this Agreement as if it were “a Stockholder” for all purposes of this Agreement; provided, however, that no such transfer shall relieve such Stockholder from its obligations under this Agreement with respect to any Subject Shares or (b) Transfer its Subject Shares in a transaction, such as a hedging or derivative transaction, with respect to which such Stockholder retains the sole right to vote, dispose of and exercise dissenters’ rights with respect to its Subject Shares during the Applicable Period; provided that no such transaction shall (x) in any way limit any of the obligations of such Stockholder under this Agreement, or (y) have any adverse effect on the ability of the Stockholders to perform their obligations under this Agreement.

(c)    Reserved.

(d)    Adjustment to Subject Shares. In case of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in such transaction.

(e)    Non-Solicitation. Except to the extent that the Company or its Board of Directors is permitted to do so under the Merger Agreement, but subject to any limitations imposed on the Company or its Board of Directors under the Merger Agreement, such Stockholder agrees, solely in its capacity as a stockholder of the Company, that it shall not, and shall cause its Affiliates and shall use its reasonable best efforts to cause its and their respective Representatives not to (i) directly or indirectly initiate or solicit, or knowingly encourage or facilitate (including by way of furnishing non-public information relating to the Company or any of its Subsidiaries) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to the Company, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to the Company or any of its Subsidiaries to any Person that has made an Acquisition Proposal with respect to the Company or to any Person in contemplation of making an Acquisition Proposal with respect to the Company, or (iii) approve, endorse or recommend (or publicly propose to approve, endorse or recommend) an Acquisition Proposal with respect to the Company or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to the Company or (B) requiring, intending to cause, or which could reasonably be expected to cause the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by the Merger Agreement. Each Stockholder will, and will cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal with respect to the Company. Nothing contained in this Section 3(e) shall prevent any Person affiliated with such Stockholder who is a director or officer of the Company or designated by such Stockholder as a director of officer of the Company from taking actions in his capacity as a director or officer of the Company, including taking any actions permitted under Section 5.4 of the Merger Agreement.

4.    Additional Covenants of the Parties.

(a)    On or prior to the Closing Date, the Stockholders shall take all actions as may be necessary to (A) enter into (i) the stockholders agreement, substantially in the form attached hereto as Exhibit A (the “New Stockholders Agreement”), effective as of the Closing Date and (ii) the registration rights agreement, substantially in the form attached hereto as Exhibit B (the “New Registration Rights Agreement”), effective as of the Closing Date and (B) terminate that certain registration rights agreement, dated as of March 6, 2020, by and among the Company, Felix Investments Holdings II, LLC and the other holders from time to time parties thereto.

(b)    On or prior to the Closing Date, the Parent shall take all actions as may be necessary to enter into (i) the New Stockholders Agreement, effective as of the Closing Date and (ii) the New Registration Rights Agreement, effective as of the Closing Date.

5.    Assignment; No Third-Party Beneficiaries. Except as provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties hereto, except that Parent may assign, it its sole discretion, any or all of its rights, interest and obligations hereunder to any direct or indirect wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

6.    Termination. This Agreement and the covenants and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon the earliest to occur of: (a) the termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) as to a Stockholder, the date of any modification, waiver or amendment to the Merger Agreement effected without such Stockholder’s consent that (y) decreases the amount or changes the form of consideration payable to all of the stockholders of the Company pursuant to the terms of the Merger Agreement as in effect on the date of this Agreement or (z) otherwise materially adversely affects the interests of such Stockholder; (d) the mutual written consent of the parties hereto and (e) the Termination Date. In the event of termination of this Agreement pursuant to this Section 6, this Agreement shall become void and of no effect with no liability on the part of any party; provided, however, that no such termination shall relieve any party from liability for any breach hereof prior to such termination.

7.    General Provisions.

(a)    Amendments. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b)    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or the first Business Day following such receipt if the transmission is after 5 p.m. Central Time on such date or if the date is not a Business Day) of transmission by electronic mail, or (c) on the date of confirmation of receipt (or the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address or electronic mail set forth beneath the name of such party below (or to such other address or electronic mail as such party shall have specified in a written notice given to the other parties hereto):

(i)    If to the Stockholders, to:

EnCap Investments L.P.

1100 Louisiana, Suite 4900

Houston, Texas 77002

Facsimile: (713) 659-6130

Attention:          Douglas E. Swanson, Jr.

Email:               dswanson@encapinvestments.com

With copies (which shall not constitute notice) to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention:          W. Matthew Strock; Doug McWilliams

Facsimile:          (713) 615-5650; (713) 615-5725

Email:                mstrock@velaw.com; dmcwilliams@velaw.com

(ii)    If to Parent, to:

Devon Energy Corporation

333 West Sheridan Avenue

Oklahoma City, Oklahoma 73102

Attention:          Jeffrey L. Ritenour; Lyndon C. Taylor; Edward Highberger

Email:               Jeff.Ritenour@dvn.com; lyndon.taylor@dvn.com; Edward.Highberger@dvn.com

With copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana St., Suite 6800

Houston, TX 77002

Attention:          Frank E. Bayouth

Email:                 Frank.Bayouth@skadden.com

(c)    Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section in this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to September 26, 2020.

(d)    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

(e)    Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof.

(f)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.

(g)    Severability. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction and (b) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement; provided that the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith in general fashion to modify this Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

(h)    Waiver.

(i)    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(ii)    No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(i)    Further Assurances. Each Stockholder will, from time to time, (i) at the request of Parent take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties hereto in doing, all things reasonably necessary, proper or advisable to carry out the intent and purposes of this Agreement and (ii) execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the intent and purposes of this Agreement.

(j)    Publicity. Except as otherwise required by law (including securities laws and regulations) and the regulations of any national stock exchange, so long as this Agreement is in effect, no Stockholder shall issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement or the Merger Agreement, without the consent of Parent, which consent shall not be unreasonably withheld.

(k)    Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement. Notwithstanding the foregoing, the term “Affiliate” as used in Section 3(e) of this Agreement shall not include (i) the Company and any of its Subsidiaries or (ii) any portfolio company of EnCap Investments L.P. or its affiliated investment funds, except for any portfolio company taking any action that would otherwise be prohibited by Section 3(e) at the direction or encouragement of any Stockholder or Controlling Entity.

8.    Stockholder Capacity. Each Stockholder signs solely in its capacity as the beneficial owner of its Subject Shares and nothing contained herein shall limit or affect any actions taken by any officer, director, partner, Affiliate or representative of such Stockholder who is or becomes an officer or a director of the Company in his or her capacity as an officer or director of the Company, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement. Each Stockholder signs individually solely on behalf of itself and not on behalf of any other Stockholder.

9.    Enforcement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that money damages would not be a sufficient remedy of any such breach. It is accordingly agreed that, in addition to any other remedy to which they are entitled at law or in equity, the parties hereto shall be entitled to specific performance and injunctive or other equitable relief, without the necessity of proving the inadequacy of money damages. Notwithstanding the foregoing, Parent agrees that with respect to any damage claim that might be brought against any Stockholder or any of its Affiliates under this Agreement, and without regard to whether such claim sounds in contract, tort or any other legal or equitable theory of relief, that damages are limited to actual damages and expressly waive any right to recover special damages, including, without limitation, lost profits as well as any punitive or exemplary damages. In the event of any litigation over the terms of this Agreement, the prevailing party in any such litigation shall be entitled to reasonable attorneys’ fees and costs incurred in connection with such litigation. The parties hereto further agree that any action or proceeding relating to this Agreement or the transactions contemplated hereby shall be brought and determined in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the matter that is the subject of the action or proceeding is vested exclusively in the federal courts of the United States of America, the federal court of the United States of America sitting in the district of Delaware) and any appellate court from any thereof. In addition, each of the parties hereto (a) consents that each party hereto irrevocably submits to the exclusive jurisdiction and venue of such courts listed in this Section 9 in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (b) agrees that each party hereto irrevocably waives the defense of an inconvenient forum and all other defenses to venue in any such court in any such action or proceeding, and (c) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE ANY OF SUCH WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.

10.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any other Person any direct or indirect ownership or incidence of ownership of, or with respect to, any Subject Shares. Subject to the restrictions and requirements set forth in this Agreement, all rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder, and this Agreement shall not confer any right, power or authority upon Parent or any other Person to direct the Stockholders in the voting of any of the Subject Shares (except as otherwise specifically provided for herein).

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

Devon Energy Corporation

By:	/s/ David Hager
Name: David A. Hager
Title: President and Chief Executive Officer

[Signature Page Support Agreement]

Felix Investments Holdings II, LLC

By:	/s/ John D. McCready
Name: John D. McCready
Title: Chief Executive Officer

Felix Energy Investments II, LLC

By:	/s/ John D. McCready
Name: John D. McCready
Title: Chief Executive Officer

EnCap Energy Capital Fund X, L.P.

By:	EnCap Equity Fund X GP, L.P.,
its General Partner

By:	EnCap Investments L.P.,
its General Partner

By:	EnCap Investments GP, L.L.C.,
its General Partner

By:	/s/ Douglas E. Swanson, Jr.
Name: Douglas E. Swanson, Jr.
Title: Managing Director

EnCap Partners GP, LLC

By:	/s/ Douglas E. Swanson, Jr.
Name: Douglas E. Swanson, Jr.
Title: Managing Director

[Signature Page Support Agreement]

Schedule A

Name of Stockholder	No. Shares of Company Common Stock
Felix Investments Holdings II, LLC	152,910,532
Felix Energy Investments II, LLC	*
EnCap Energy Capital Fund X, L.P.	*
EnCap Partners GP, LLC	*

*

Felix Energy Investments II, LLC, EnCap Energy Capital Fund X, L.P. and EnCap Partners GP, LLC share voting and dispositive power over the shares of Company Common Stock held by Felix Investments Holdings II, LLC as further described in the Schedule 13D filed March 16, 2020.

Schedule - A

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

Devon is incorporated under the laws of the state of Delaware.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Sections 145(a) and (b) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of directors who are not a party to the action at issue (even though less than a quorum), or (2) by a majority vote of a designated committee of these directors (even though less than a quorum), or (3) if there are no such directors, or these directors authorize, by the written opinion of independent legal counsel, or (4) by the stockholders.

Section 145(c) of the DGCL provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) or (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in

Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for (a) a breach of the director’s duty of loyalty to the corporation or its stockholders, (b) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) a violation of Section 174 of the DGCL (unlawful dividends) or (d) any transaction from which the director derived an improper personal benefit.

Article VIII of Devon’s restated certificate of incorporation eliminates the personal liability of Devon’s directors to the fullest extent permitted by the DGCL. Such section eliminates the personal liability of a director to Devon or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to Devon or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (unlawful dividends) or (d) for any transaction from which the director derived an improper personal benefit. Under the Devon Bylaws, Devon agrees that it is the indemnitor of first resort to provide advancement of expenses or indemnification to directors and officers.

Article VIII of the Devon Bylaws provides that Devon will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Devon) by reason of the fact that such person is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Devon and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Article VIII of the Devon Bylaws also provides that Devon will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Devon to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director, officer, employee or agent of another corporation, partnership, joint venture, trust employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Devon; except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to

Devon unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court will deem proper.

Devon is also authorized under the Devon Bylaws to purchase and maintain insurance on behalf of any person who is or was a director or officer of Devon, or is or was a director or officer of Devon serving at the request of Devon as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Devon would have the power or the obligation to indemnify such person against such liability under the provisions of Article VIII of the Devon Bylaws.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index which is hereby incorporated by reference.

The exhibits contain representations, warranties and covenants that were made by the parties to the applicable agreement only for purposes of such agreement and as of specific dates; were made solely for the benefit of the contracting parties; may be subject to limitations agreed upon by the contracting parties, including being qualified by any applicable confidential disclosures exchanged between such parties in connection with the execution of such agreement (which disclosures may include information that has been included in such parties’ public disclosures, as well as additional non-public information); may have been made for the purposes of allocating contractual risk between the contracting parties instead of establishing these matters as facts; and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Additionally, the representations, warranties, covenants, conditions and other terms of such agreements may be subject to subsequent waiver or modification. For the foregoing reasons, one should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the contracting parties or any of their respective subsidiaries or affiliates, which are disclosed in the other information provided elsewhere in the registration statement or incorporated by reference herein.

Devon and WPX acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, they are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in the registration statement not misleading. Additional information about Devon and WPX may be found elsewhere in the registration statement and Devon’s and WPX’s other public filings, which are available without charge through the SEC’s website at www.sec.gov. See “Where You Can Find More Information” beginning on page 214.

ITEM 22.	UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i).	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii).

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii).

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i).	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii).	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii).

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv).	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for the purpose of determining liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) (i).

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(ii).

That every prospectus (a) that is filed pursuant to paragraph (7)(i) above or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(b)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective. of the applicable form.

EXHIBIT INDEX

Exhibit No.	Description

2.1†	Agreement and Plan of Merger, by and among Devon Energy Corporation, East Merger Sub, Inc. and WPX Energy, Inc., dated September 26, 2020 (attached as Annex A to the joint proxy statement/prospectus that forms a part of this registration statement).

3.1	Devon’s Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of Devon’s Form 10-K filed February 21, 2013; File No. 001-32318).

3.2	Devon’s Bylaws (incorporated by reference to Exhibit 3.1 of Devon’s Form 8-K filed January 27, 2016; File No. 001-32318).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the validity of securities being registered.

8.1	Opinion of Kirkland & Ellis LLP regarding tax matters.

10.1	Support Agreement, dated as of September 26, 2020, by and among Devon Energy Corporation and certain affiliates of EnCap Investments L.P. (attached as Annex D to the joint proxy statement/prospectus that forms a part of this registration statement).

10.2	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and David A. Hager (incorporated by reference to Exhibit 10.2 of Devon’s Form 8-K filed September 28, 2020; File No. 001-32318).

10.3	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and Richard E. Muncrief (incorporated by reference to Exhibit 10.3 of Devon’s Form 8-K filed September 28, 2020; File No. 001-32318).

10.4	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and Clay M. Gaspar (incorporated by reference to Exhibit 10.4 of Devon’s Form 8-K filed September 28, 2020; File No. 001-32318).

10.5	Employment Letter Agreement, dated as of September 26, 2020, by and between Devon Energy Corporation and Dennis C. Cameron (incorporated by reference to Exhibit 10.5 of Devon’s Form 8-K filed September 28, 2020; File No. 001-32318).

21	List of subsidiaries of Devon Energy Corporation (incorporated by reference to Exhibit 21 of Devon’s Form 10-K filed February 19, 2020; File No. 001-32318).

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm for Devon Energy Corporation.

23.2	Consent of Ernst & Young LLP., Independent Registered Public Accounting Firm for WPX Energy, Inc.

23.3	Consent of Moss Adams LLP, accountant for Felix Energy Holdings II, LLC.

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom (included in Exhibit 5.1).

23.5	Consent of Kirkland & Ellis LLP (included in Exhibit 8.1).

23.6	Consent of LaRoche Petroleum Consultants, Ltd. – Devon Energy Corporation.

23.7	Consent of Netherland, Sewell, & Associates, Inc. – WPX Energy, Inc.

23.8	Consent of Netherland, Sewell, & Associates, Inc. – Felix Energy Holdings II, LLC

24.1	Power of Attorney (included on the signature page to Form S-4).

Exhibit No.	Description

99.1	Consent of J.P. Morgan Securities LLC.

99.2	Consent of Citigroup Global Markets Inc.

99.3	Consent of Richard E. Muncrief to be named as a director upon the completion of the merger.

99.4	Consent of Kelt Kindick to be named as a director upon the completion of the merger.

99.5	Consent of Karl F. Kurz to be named as a director upon the completion of the merger.

99.6	Consent of Valerie M. Williams to be named as a director upon the completion of the merger.

99.7	Consent of D. Martin Phillips to be named as a director upon the completion of the merger.

99.8*	Form of Proxy Card for Special Meeting of Devon Energy Corporation.

99.9*	Form of Proxy Card for Special Meeting of WPX Energy, Inc.

†	Pursuant to Item 601(b)(2) of Regulation S-K, Devon agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.
*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on November 4, 2020.

DEVON ENERGY CORPORATION

/s/ David A. Hager
David A. Hager President and Chief Executive Officer

POWER OF ATTORNEY

The undersigned do hereby constitute and appoint David A. Hager, David G. Harris, Jeffrey L. Ritenour and Lyndon C. Taylor, or any one of them acting alone, our true and lawful attorneys and agents, to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents required in connection therewith, and to do any and all acts and things in our names and in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations, and requirements of the Securities Exchange Commission, in connection with this Registration Statement; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below on November 4, 2020.

Signatures	Title

/s/ David A. Hager David A. Hager	President, Chief Executive Officer and Director (principal executive officer)

/s/ Jeffrey L. Ritenour Jeffrey L. Ritenour	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Jeremy D. Humphers Jeremy D. Humphers	Senior Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Duane C. Radtke Duane C. Radtke	Chairman of the Board of Directors

/s/ Barbara M. Baumann Barbara M. Baumann	Director

/s/ John E. Bethancourt John E. Bethancourt	Director

/s/ Ann G. Fox Ann G. Fox	Director

Signatures	Title

/s/ John Krenicki Jr. John Krenicki Jr.	Director

/s/ Robert H. Henry Robert H. Henry	Director

/s/ Michael M. Kanovsky Michael M. Kanovsky	Director

/s/ Robert A. Mosbacher, Jr. Robert A. Mosbacher, Jr.	Director

/s/ Keith O. Rattie Keith O. Rattie	Director

/s/ Mary P. Ricciardello Mary P. Ricciardello	Director